   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1996.


                                                      REGISTRATION NO. 333-02627

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                                   AMRE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                              1761                       75-2041737
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

                            8585 N. STEMMONS FREEWAY
                                  SOUTH TOWER
                              DALLAS, TEXAS 75247
                           TELEPHONE: (214) 658-6300
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT M. SWARTZ
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            8585 N. STEMMONS FREEWAY
                                  SOUTH TOWER
                            DALLAS, TEXAS 75247-3805
                           TELEPHONE: (214) 658-6300
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
           INCLUDING AREA CODE, OF AGENT FOR SERVICE FOR REGISTRANT)
                             ----------------------
                                   Copies to:
         GARY M. LAWRENCE, P.C.                     D.S. BERENSON, ESQ.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.        GRIFFIN, BERENSON & MURPHY
     1700 PACIFIC AVENUE, SUITE 4100               1912 SUNDERLAND PLACE
        DALLAS, TEXAS 75201-4618                WASHINGTON, D.C. 20036-1608
             (214) 969-2800                            (202) 429-9000
                             ----------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                             ----------------------
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                   AMRE, INC.


                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

ITEM
 NO.     ITEM IN FORM S-4                                                    LOCATION OR HEADING IN PROSPECTUS
- -----    ----------------                                                    ---------------------------------
         A. INFORMATION ABOUT THE TRANSACTION

1.       Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus . . . . . . . .         Facing Page of Registration Statement; Cross-
                                                                        Reference Sheet; Outside Front Cover Page of
                                                                        Prospectus

2.       Inside Front and Outside Back Cover Pages
         of Prospectus  . . . . . . . . . . . . . . . . . . . .         Available Information; Incorporation of
                                                                        Documents by Reference; Table of Contents

3.       Risk Factors, Ratio of Earnings to Fixed Charges
         and Other Information  . . . . . . . . . . . . . . . .         Outside Front Cover Page of Prospectus; Summary;
                                                                        Risk Factors; Market and Market Prices of AMRE
                                                                        Common Stock; Special Factors; Facelifters
                                                                        Consolidated Financial Statements; Congressional
                                                                        Financial Statements; AMRE, Inc. Unaudited Pro
                                                                        Forma Condensed Combined Financial Statements

4.       Terms of the Transaction . . . . . . . . . . . . . . .         Summary; Special Factors; The Merger Agreement;
                                                                        Comparison of Shareholder Rights

5.       Pro Forma Financial Information  . . . . . . . . . . .         Summary; AMRE, Inc. Unaudited Pro Forma
                                                                        Condensed Combined Financial Statements

6.       Material Contacts With the Company Being Acquired  . .         Summary; Special Factors; Risk Factors; Recent
                                                                        Developments

7.       Additional Information Required For Reoffering by
         Persons and Parties Deemed to be Underwriters  . . . .         Not applicable

8.       Interests of Named Experts and Counsel . . . . . . . .         Summary; Special Factors; Legal Matters; Experts
9.       Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities . . . . . . . . . . . .         Not applicable

         B. INFORMATION ABOUT THE REGISTRANT

10.      Information With Respect to S-3 Registrants  . . . . .         Outside Front Cover Page of Prospectus; Inside
                                                                        Front Cover Page of Prospectus; Summary; Risk
                                                                        Factors; Special Factors; Century 21 License
                                                                        Agreement; AMRE, Inc. Unaudited Pro Forma
                                                                        Condensed Combined Financial Statements; Recent
                                                                        Developments; Management Information of AMRE;
                                                                        Security Ownership; Executive Compensation;
                                                                        Certain Relationships and Related Transactions

11.      Incorporation of Certain Information by Reference  . .         Inside front cover page of prospectus

ITEM
 NO.     ITEM IN FORM S-4                                                    LOCATION OR HEADING IN PROSPECTUS
- -----    ----------------                                                    ---------------------------------
12.      Information With Respect to S-2 or S-3
         Registrants  . . . . . . . . . . . . . . . . . . . . .         Not applicable

13.      Incorporation of Certain Information by
         Reference  . . . . . . . . . . . . . . . . . . . . . .         Not applicable

14.      Information With Respect to Registrants Other
         Than S-2 or S-3 Registrants  . . . . . . . . . . . . .         Not applicable

         C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information With Respect to S-3 Companies  . . . . . .         Not applicable

16.      Information With Respect to S-2 or S-3
         Companies  . . . . . . . . . . . . . . . . . . . . . .         Not applicable

17.      Information With Respect to Companies Other Than
         S-2 or S-3 Companies . . . . . . . . . . . . . . . . .         Outside Front Cover Page of Prospectus; Summary;
                                                                        Special Factors; Comparative Per Share Data;
                                                                        Unaudited Pro Forma Condensed Combined Financial
                                                                        Statements; Congressional Management's
                                                                        Discussion and Analysis of Financial Condition
                                                                        and Results of Operations; Description of
                                                                        Congressional Capital Stock; Business of
                                                                        Congressional; Congressional Financial
                                                                        Statements; Recent Developments

         D. VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or Authorizations
         are to be Solicited  . . . . . . . . . . . . . . . . .         Not applicable

19.      Information if Proxies, Consents or Authorizations
         are not to be Solicited in an Exchange Offer . . . . .         Notice of Special Meeting of Shareholders;
                                                                        Outside Front Cover Page of Prospectus; Summary;
                                                                        The Special Meeting; Special Factors; The Merger
                                                                        Agreement; Recent Developments; Comparison of
                                                                        Shareholder Rights; Management Information of
                                                                        AMRE; Security Ownership; Executive Compensation

20.      Indemnification of Officers and Directors  . . . . . .         Special Factors; Comparison of Shareholder
                                                                        Rights; Part II of the Registration Statement

21.      Exhibits and Financial Statement Schedules . . . . . .         Financial Statements; Exhibits

22.      Undertakings . . . . . . . . . . . . . . . . . . . . .         Part II of the Registration Statement

                              [CONGRESSIONAL LOGO]

                                 April 25, 1996


Dear shareholders of Congressional Construction Corporation ("Congressional") and participants in the Congressional Construction Corporation Employee Stock Ownership Plan and Trust (the "ESOP"):


    Attached is a Notice of Special Meeting of Shareholders for Congressional and an accompanying Information Statement/Prospectus which describes the matters to be acted upon at a special meeting of the shareholders of Congressional. At the meeting, shareholders of Congressional will be asked to consider and vote upon a proposal to (i) approve the Agreement and Plan of Merger, dated December 30, 1995, by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE-Congressional Acquisition, Inc., a Delaware corporation and a newly-formed, wholly owned subsidiary of AMRE ("Merger Sub"), Kenwood Financial, Inc., John B. Nunez and Congressional, as amended by Amendment No. 1 to Merger Agreement dated as of April 17, 1996 (as so amended, the "Merger Agreement") and the transactions contemplated thereby, including the merger of Merger Sub with and into Congressional (the "Merger"), and (ii) amend Congressional's Articles of Incorporation to delete the provision requiring that substantially all of the capital stock of Congressional be owned by its employees, the ESOP or the participants in the ESOP (the "Charter Amendment"), as is more fully discussed in the accompanying Information Statement/Prospectus. As the corporation surviving the Merger, Congressional will become a direct wholly owned subsidiary of AMRE. A copy of the Merger Agreement is attached to the Information Statement/Prospectus as Annex A.



    Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Charter Amendment, requires the affirmative vote of more than two-thirds of the outstanding shares of common stock, par value $1.00 per share ("Congressional Common Stock") and more than two-thirds of the shares of convertible preferred stock, without par value ("Congressional Preferred Stock"), voting as separate classes. The ESOP holds 100% of the outstanding Congressional Preferred Stock. The substitute trustee of the ESOP (the "Substitute Trustee") shall vote all allocated shares of Congressional Preferred Stock in accordance with confidential voting instructions received from participants in the ESOP. Any allocated shares of Congressional Preferred Stock with respect to which confidential voting instructions are not received from ESOP participants, and any shares of Congressional Preferred Stock which are not allocated to ESOP participants' accounts as of December 31, 1995 shall be voted in the manner determined by the Substitute Trustee that is consistent with the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended.


    In the Merger, each outstanding share of Congressional Common Stock and each outstanding share of Congressional Preferred Stock (subject to certain rounding provisions with respect to fractional shares) will be converted into
601.20 shares and 857.14 shares, respectively, of AMRE Common Stock. An aggregate of approximately 900,000 shares of AMRE Common Stock is expected to be issued to holders of Congressional Common Stock and Congressional Preferred Stock upon consummation of the Merger.

    The proposed Merger requires, among other conditions, the approval by the shareholders of Congressional of the matters described in the Information Statement/Prospectus. Shareholders are urged to review carefully the attached Information Statement/Prospectus.

    AS DESCRIBED IN THE ATTACHED INFORMATION STATEMENT/PROSPECTUS, THE BOARD OF DIRECTORS OF CONGRESSIONAL HAS APPROVED BY UNANIMOUS VOTE THE MERGER AGREEMENT, THE MERGER AND THE CHARTER AMENDMENT.


    Although the Congressional Board of Directors has unanimously approved the Merger Agreement, including the transactions contemplated thereby, and the Charter Amendment, the Board has determined not to make a recommendation to its shareholders and the ESOP participants on how they should vote on the proposal to be presented at the Special Meeting. Recent court decisions regarding confidential voting instructions by employee stock ownership plan participants on corporate matters have held that recommendations made by boards of directors to participants may be construed to be coercive to employees. To avoid any such appearance, the confidential voting instructions by ESOP participants will be sent to an independent third party who will confidentially tally the ESOP participants' votes. The Congressional Board will not make any recommendation to the Congressional shareholders on how they should vote or to the ESOP participants as to how they should instruct the Substitute Trustee as to voting the allocated Congressional Preferred Stock. ACCORDINGLY, THE ESOP PARTICIPANTS SHOULD CAREFULLY REVIEW

THE INFORMATION CONTAINED HEREIN AND THE CONFIDENTIAL INSTRUCTIONS AND SUPPLEMENTAL INFORMATION PROVIDED BY THE SUBSTITUTE TRUSTEE BEFORE INSTRUCTING THE SUBSTITUTE TRUSTEE AS TO VOTING ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.


    WE ARE NOT ASKING CONGRESSIONAL SHAREHOLDERS FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. IN ADDITION TO THE ENCLOSED INFORMATION STATEMENT/PROSPECTUS, THE ESOP PARTICIPANTS WILL RECEIVE A SEPARATE LETTER, A CONFIDENTIAL VOTING SHEET AND SUPPLEMENTAL INFORMATION FROM THE SUBSTITUTE TRUSTEE AS TO THE MERGER AND AS TO COMPLETING CONFIDENTIAL VOTING INSTRUCTIONS WITH RESPECT TO THEIR ALLOCATED CONGRESSIONAL PREFERRED STOCK.


                                Sincerely yours,

                                 JOHN B. NUNEZ
                                   President
                     Congressional Construction Corporation

                     CONGRESSIONAL CONSTRUCTION CORPORATION
                             11216 WAPLES MILL ROAD
                                   SUITE 101
                            FAIRFAX, VIRGINIA 22030

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 28, 1996

To the shareholders of Congressional Construction Corporation and participants in the Congressional Construction Corporation Employee Stock Ownership Plan and Trust (the "ESOP"):

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Congressional Construction Corporation, a Virginia corporation
("Congressional"), will be held on May 28, 1996, commencing at 8:00 a.m., local time, at Congressional's corporate offices, 11216 Waples Mill Road, Suite 101, Fairfax, Virginia 22030 for the following proposal which is described in more detail in the accompanying Information Statement/Prospectus:

         To consider and vote, as a single proposal, upon


         (a) the proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 30, 1995, by and among Congressional, AMRE, Inc., a Delaware corporation ("AMRE"), and AMRE-Congressional Acquisition, Inc., a Delaware corporation ("Merger Sub"), and for the limited purposes stated therein, Kenwood Financial, Inc. and John B. Nunez, as amended by Amendment No. 1 to Merger Agreement dated as of April 17, 1996 (as so amended, the "Merger Agreement"), and the transactions contemplated thereby, including the merger of Merger Sub with and into Congressional (the "Merger"), and


         (b) in connection with the consummation of the Merger, an amendment to Congressional's Articles of Incorporation to delete the provision requiring substantially all of the capital stock of Congressional to be owned by its employees, the ESOP or the participants in the ESOP.

         No other business will be transacted at the special meeting other than matters incidental to the conduct of such meeting.

    The close of business on April 1, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Participants in the ESOP are entitled to give confidential voting instructions to D.S. Berenson, as appointed substitute trustee of the ESOP (the "Substitute Trustee"), to vote any shares of Congressional Preferred Stock allocated to their account in the ESOP as of December 31, 1995. Holders of Congressional Common Stock and Congressional Preferred Stock will have certain dissenters' appraisal rights if they comply with the Virginia Stock Corporation Act in respect of the Merger.

                                        By Order of the Board of Directors
                                        CONGRESSIONAL CONSTRUCTION
                                        CORPORATION


                                        Melvin H. Rosenblatt

April 24, 1996                          Secretary

                     CONGRESSIONAL CONSTRUCTION CORPORATION

                             INFORMATION STATEMENT

                             ---------------------

                                   AMRE, INC.

                                   PROSPECTUS


    This Information Statement/Prospectus is being furnished to holders of common stock, par value $1.00 per share ("Congressional Common Stock") and to the Congressional Construction Corporation Employee Stock Ownership Plan and Trust (the "ESOP"), the holder of convertible preferred stock, without par value ("Congressional Preferred Stock"), of Congressional Construction Corporation, a Virginia corporation ("Congressional"), in connection with a special meeting of shareholders of Congressional (the "Special Meeting") to be held on May 28, 1996, at Congressional's corporate offices, 11216 Waples Mill Road, Suite 101, Fairfax, Virginia 22030, commencing at 8:00 a.m., local time, and at any adjournment or postponement thereof. At the Special Meeting, shareholders of Congressional will vote upon a proposal to (i) approve the Agreement and Plan of Merger, dated as of December 30, 1995 by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE-Congressional Acquisition, Inc., a Delaware corporation ("Merger Sub"), Kenwood Financial, Inc. ("Kenwood"), and John B. Nunez, and Congressional, as amended by Amendment No. 1 to Merger Agreement dated as of April 17, 1996 (as so amended, the "Merger Agreement), and the transactions contemplated therein including the merger of Merger Sub with and into Congressional (the "Merger" or the "Congressional Merger") and
(ii) amend Congressional's Articles of Incorporation (the "Congressional Articles") to delete the provision requiring that substantially all of the capital stock of Congressional be owned by its employees, the ESOP or the participants in the ESOP (the "Charter Amendment").


    Holders of Congressional Common Stock and Congressional Preferred Stock may have dissenters' appraisal rights in respect of the Merger. See "The Merger and the Merger Agreement -- Appraisal Rights" and Article 15 of the Virginia Stock Corporation Act (the "Virginia Act") attached hereto as Annex B.

    This Information Statement/Prospectus also constitutes a prospectus of AMRE with respect to shares of common stock of AMRE, $0.01 par value ("AMRE Common Stock"), to be issued in the Merger in exchange for outstanding shares of Congressional Common Stock and Congressional Preferred Stock. Holders of AMRE Common Stock do not have dissenters' appraisal rights in respect of the Merger.

    An aggregate of approximately 900,000 shares of AMRE Common Stock are expected to be issued to former holders of Congressional Common Stock and Congressional Preferred Stock upon consummation of the Merger.

    The shares of AMRE Common Stock offered hereby have been approved for listing on the New York Stock Exchange, Inc. (the "NYSE") subject to notice of issuance and requisite approvals by Congressional's shareholders. FOR A DISCUSSION OF CERTAIN CONSIDERATIONS REGARDING THE BUSINESS, OPERATIONS AND OTHER FACTORS OF AMRE AND CONGRESSIONAL THAT SHOULD BE EVALUATED BEFORE VOTING ON THE PROPOSALS DESCRIBED HEREIN AT THE SPECIAL MEETING, SEE "RISK FACTORS" BEGINNING ON PAGE 23.

                             ---------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS INFORMATION STATEMENT/PROSPECTUS
     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
             COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION
               STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


    This Information Statement/Prospectus is first being mailed to shareholders of Congressional on or about April 25, 1996. The Substitute Trustee has advised AMRE that he will mail the Information Statement/Prospectus, accompanying confidential voting sheet and supplemental information regarding the Merger to the ESOP participants on or about the same date.



      The date of this Information Statement/Prospectus is April 24, 1996.

                             AVAILABLE INFORMATION

    AMRE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, information statements and other information filed by AMRE with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp, Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. AMRE Common Stock is listed on the NYSE. Reports, proxy and information statements and other information relating to AMRE can be inspected at the offices of the NYSE at 11 Wall Street, New York, New York 10005.

    AMRE has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Merger Agreement. This Information Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Information Statement/Prospectus or in any document incorporated by reference in this Information Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits filed as a part thereof, are available for inspection and copying at the Commission's offices as described above.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by AMRE (File No. 1-9632) pursuant to the Exchange Act are incorporated by reference in this Information Statement/Prospectus:

         1. AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2. AMRE's Reports on Form 8-K, dated April 28, 1995, June 19, 1995, October 17, 1995 and October 31, 1995; and

         3. AMRE's Form 8-A, dated July 16, 1987, as amended by Amendment No. 1 to Form 8-A, dated July 28, 1987.

    All reports subsequently filed by AMRE pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Information Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Information Statement/Prospectus and to be part hereof from the date of filing of such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so superseded, to constitute a part of this Information Statement/Prospectus.

    THIS INFORMATION STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION

STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO AMRE, INC. CORPORATE SECRETARY, 8585 N. STEMMONS FREEWAY, SOUTH TOWER DALLAS, TEXAS, 75247-3805, (214) 658-6300. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUESTS SHOULD BE MADE BY MAY 10, 1996.


    EXCEPT AS INDICATED HEREIN, NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMRE, CONGRESSIONAL OR ANY OTHER PERSON. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, IN ANY JURISDICTION IN WHICH SUCH OFFER IS UNLAWFUL OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER IN SUCH JURISDICTION.

                               TABLE OF CONTENTS



                                                   Page                                                   Page
                                                   ----                                                   ----
AVAILABLE INFORMATION . . . . . . . . . . . . . . .   2       Manner and Basis of Converting Shares   . .   44
                                                              Terms of the Merger Agreement   . . . . . .   45
INCORPORATION OF DOCUMENTS BY REFERENCE . . . . . .   2       Amendment to the Merger Agreement . . . . .   49

SUMMARY . . . . . . . . . . . . . . . . . . . . . .   6     CENTURY 21 LICENSE AGREEMENT  . . . . . . . .   50
  General   . . . . . . . . . . . . . . . . . . . .   6       Congressional Century 21 License Agreement    50
  The Parties   . . . . . . . . . . . . . . . . . .   6       Facelifters Century 21 License Agreement  .   51
  Reasons for the Merger  . . . . . . . . . . . . .   7
  The Special Meeting   . . . . . . . . . . . . . .   8     CONGRESSIONAL CHARTER AMENDMENT . . . . . . .   51
  Congressional Board Approval  . . . . . . . . . .   9
  The Merger and the Merger Agreement   . . . . . .   9     RECENT DEVELOPMENTS . . . . . . . . . . . . .   52
  Security Ownership of Management and Certain Other          Facelifters Merger  . . . . . . . . . . . .   52
     Persons  . . . . . . . . . . . . . . . . . . .  12       AMRE Charter Amendment  . . . . . . . . . .   52
  Interests of Certain Persons in the Merger  . . .  12       Resignation of Chairman   . . . . . . . . .   53
  Charter Amendment   . . . . . . . . . . . . . . .  12       AMRE Future Taxable Income  . . . . . . . .   53
  Recent Developments   . . . . . . . . . . . . . .  12       AMRE's First Quarter Outlook  . . . . . . .   54
  Market and Market Prices of                                 Congressional's First Quarter Outlook   . .   55
                   AMRE Common Stock  . . . . . . .  15
  Summary Selected Historical Consolidated Financial        CONGRESSIONAL MANAGEMENT'S DISCUSSION AND
     Data . . . . . . . . . . . . . . . . . . . . .  16       ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  Selected Unaudited Pro Forma Condensed Combined             OPERATIONS  . . . . . . . . . . . . . . . .   56
     Financial Data . . . . . . . . . . . . . . . .  18       Results of Operations   . . . . . . . . . .   56
  Comparative Per Share Data  . . . . . . . . . . .  20       Liquidity and Capital Resources   . . . . .   58

RISK FACTORS  . . . . . . . . . . . . . . . . . . .  23     DESCRIPTION OF CONGRESSIONAL CAPITAL STOCK  .   60
  Management of Combined Company; Operating Losses   23       In General  . . . . . . . . . . . . . . . .   60
  Dependence on the CENTURY 21 Home Improvements              Congressional Common Stock  . . . . . . . .   60
     Name . . . . . . . . . . . . . . . . . . . . .  23       Congressional Preferred Stock   . . . . . .   60
  New Marketing Strategies  . . . . . . . . . . . .  23
  Costs Relating to Brand Transition, Consummation          COMPARISON OF SHAREHOLDER RIGHTS  . . . . . .   62
     of License Agreement and the Merger  . . . . .  24       Authorized Stock  . . . . . . . . . . . . .   62
  Liquidity   . . . . . . . . . . . . . . . . . . .  24       Possible Anti-Takeover Provisions   . . . .   62
  Integration of the Business   . . . . . . . . . .  25       Directors   . . . . . . . . . . . . . . . .   62
  Accounting Treatment  . . . . . . . . . . . . . .  25       Shareholder Action by Written Consent; Special
  AMRE Future Taxable Income  . . . . . . . . . . .  25         Meetings of Stockholders  . . . . . . . .   63
  Dependence on Century 21 License Agreement  . . .  26       Amendment to Certificate  . . . . . . . . .   63
  Volatility of Stock Price   . . . . . . . . . . .  26       Amendment to Bylaws   . . . . . . . . . . .   64
  Seasonality   . . . . . . . . . . . . . . . . . .  26       Liability of Directors; Indemnification   .   64
  Suspension of Dividends   . . . . . . . . . . . .  26
  Dilution  . . . . . . . . . . . . . . . . . . . .  26     BUSINESS OF CONGRESSIONAL . . . . . . . . . .   66
  Service Mark and Trade Name Infringement Claim  .  27       General   . . . . . . . . . . . . . . . . .   66
  Competition   . . . . . . . . . . . . . . . . . .  27       Company Products  . . . . . . . . . . . . .   66
  Congressional ESOP Matters  . . . . . . . . . . .  27       Marketing and Sales   . . . . . . . . . . .   66
                                                              Compliance with Government Regulations  . .   68
THE SPECIAL MEETING . . . . . . . . . . . . . . . .  28       Trademarks and Service Marks  . . . . . . .   68
  Matters to be Considered at the Special Meeting    28       Seasonality   . . . . . . . . . . . . . . .   68
  Voting at Special Meeting   . . . . . . . . . . .  28       Inflation   . . . . . . . . . . . . . . . .   68

SPECIAL FACTORS . . . . . . . . . . . . . . . . . .  29     MANAGEMENT INFORMATION OF AMRE  . . . . . . .   69
  Background of the Merger  . . . . . . . . . . . .  29       Directors of AMRE   . . . . . . . . . . . .   69
  Reasons for the Merger; Approvals of the AMRE               Executive Officers of AMRE  . . . . . . . .   71
     Board and the Congressional Board  . . . . . .  30
  Effects of the Merger   . . . . . . . . . . . . .  32     SECURITY OWNERSHIP  . . . . . . . . . . . . .   73
  Interests of Certain Persons in the Merger  . . .  32       Ownership of AMRE Securities  . . . . . . .   73
  Description of ESOP   . . . . . . . . . . . . . .  33       Ownership of Congressional Securities   . .   75
  Fairness Opinion for ESOP   . . . . . . . . . . .  34
  Accounting Treatment  . . . . . . . . . . . . . .  38     AMRE EXECUTIVE COMPENSATION . . . . . . . . .   76
  Certain Federal Income Tax Consequences   . . . .  39       Summary Compensation Table  . . . . . . . .   76
  Regulatory Approvals  . . . . . . . . . . . . . .  41       Stock Options   . . . . . . . . . . . . . .   77
  Federal Securities Laws Consequences  . . . . . .  41       Compensation of Directors   . . . . . . . .   79
  Listing on the New York Stock Exchange  . . . . .  42       Executive Severance Plan  . . . . . . . . .   79
  Appraisal Rights  . . . . . . . . . . . . . . . .  42       Employment Agreements   . . . . . . . . . .   79
                                                              Compensation Committee Interlocks and Insider
THE MERGER AGREEMENT  . . . . . . . . . . . . . . .  44         Participation   . . . . . . . . . . . . .   80
  The Merger  . . . . . . . . . . . . . . . . . . .  44
  Effective Time of the Merger  . . . . . . . . . .  44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . .  80

INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . .  81

LEGAL MATTERS . . . . . . . . . . . . . . . . . . .  81

EXPERTS . . . . . . . . . . . . . . . . . . . . . .  81

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . .   F-1

MERGER AGREEMENT  . . . . . . . . . . . . . . . Annex A

ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION
  ACT -- APPRAISAL RIGHTS   . . . . . . . . . . Annex B

FORM OF NUNEZ EMPLOYMENT AGREEMENT  . . . . . . Annex C

FORM OF AFFILIATE LETTER  . . . . . . . . . . . Annex D

OPINION OF ERNST & YOUNG LLP  . . . . . . . . . Annex E

FORM OF OPINION OF BARRY GOODMAN LIMITED  . . . Annex F

                                    SUMMARY

    The following is only a summary of certain information contained elsewhere in this Information Statement/Prospectus and does not purport to be complete. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement/Prospectus, including the attached Annexes and in documents incorporated herein by reference. As used in this Information Statement/Prospectus, the terms "AMRE" and "Congressional" refer to such corporations, respectively, and, except where the context otherwise requires, such entities and their respective predecessors and subsidiaries. All information concerning AMRE included in this Information Statement/Prospectus has been furnished by AMRE, and all information concerning Congressional or the ESOP included in this Information Statement/Prospectus has been furnished by Congressional. Unless otherwise defined herein, capitalized terms used in this Summary have the meanings ascribed to them elsewhere in this Information Statement/Prospectus. Unless otherwise indicated, year end financial information and other information referencing a particular year with respect to AMRE is as of and for the year ended December 31, and with respect to Congressional, is for the year ended March 31 (for and prior to 1993), for the nine months ended December 31, 1993 and for the years ended December 31, 1994 and 1995. Shareholders are urged to read this Information Statement/Prospectus and the Annexes attached hereto in their entirety.

                                    GENERAL

    At the Special Meeting, holders of Congressional Common Stock and Congressional Preferred Stock (referred to in certain discussions herein collectively as the "Congressional Shareholders") will be asked to act upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger of Merger Sub with and into Congressional and the Charter Amendment, which are more particularly described herein. A copy of the Merger Agreement is attached hereto and incorporated herein by reference as Annex A. If the Merger and related proposals are approved by the requisite votes of the Congressional Shareholders, Merger Sub will be merged with and into Congressional, and Congressional will become a wholly owned subsidiary of AMRE. For a description of certain important federal income tax consequences of the Merger, see "Summary -- The Merger and the Merger Agreement"; "-- Certain Federal Income Tax Consequences"; and "Special Factors -- Certain Federal Income Tax Consequences."

    As of April 15, 1996, 14,127,791 shares of AMRE Common Stock were outstanding. If the matters described in this Information Statement/Prospectus are approved by the requisite votes of the Congressional Shareholders, AMRE will issue approximately 900,000 new shares of AMRE Common Stock in exchange for all shares of Congressional Common Stock and Congressional Preferred Stock then outstanding.

                                  THE PARTIES

AMRE

     AMRE is a direct marketing, in-home sales and installation company providing quality home improvement products. AMRE commenced business under the laws of Texas in 1980 and was reincorporated under the laws of Delaware in February 1987. At December 31, 1995, AMRE had 61 branch offices located in 50 cities in 35 states, and one manufacturing facility. AMRE's principal executive offices are located at 8585 N. Stemmons Freeway, South Tower, Dallas, Texas 75247, and its telephone number is (214) 658-6300.

    From 1981 until December 1995, AMRE generated virtually all of its revenues through direct consumer marketing and the in-home sale and installation of certain home improvement products under an annually renewable license agreement (collectively, the "AMRE Sears License Agreement"), between American Remodeling, Inc., a wholly owned subsidiary of AMRE ("ARI"), and Sears, Roebuck and Co. ("Sears"). ARI, and thereby AMRE, did not renew the AMRE Sears License
Agreement when it expired on December 31, 1995.   On October 17, 1995, TM
Acquisition Corp. and Century 21 Real Estate Corporation (collectively referred to herein as "Century 21"), subsidiaries of HFS Incorporated ("HFS"), and ARI, entered into a license agreement (the "Century 21 License Agreement"), pursuant to which Century 21(R) has granted to ARI an exclusive 20 year license to operate under the name "CENTURY 21 Home Improvements(SM)" ("CENTURY 21 Home Improvements") for the marketing, sale and installation of certain home improvement products. ARI also has the right to grant sublicenses under the Century 21 License Agreement. See "Century 21 License Agreement" and "Risk Factors -- Dependence on the CENTURY 21 Home Improvements Name"; "-- New Marketing Strategies"; "-- Dependence on Century 21 License Agreement."

AMRE-CONGRESSIONAL ACQUISITION, INC.

    AMRE-Congressional Acquisition, Inc. is a wholly owned subsidiary of AMRE that was formed in order to facilitate the consummation of the Merger and has conducted no activities other than in connection with the Merger and the Merger Agreement. The principal executive offices of AMRE-Congressional Acquisition, Inc. are located at 8585 N. Stemmons, South Tower, Dallas, Texas, 75247, and its telephone number is (214) 658-6300.

CONGRESSIONAL

    Congressional markets, sells, furnishes and installs throughout the mid-Atlantic region, through its employees and through independent contractors, vinyl and aluminum siding, wooden decks, replacement vinyl windows, chain link and vinyl fencing, roofing and patio enclosures. Congressional was incorporated under the laws of the Commonwealth of Virginia in 1982. Congressional's principal offices are located at 11216 Waples Mill Road, Suite 101, Fairfax, Virginia 22030, and its telephone number is (703) 934-1000. Congressional has branch offices in Baltimore, Maryland; Fairfax, Virginia; Laurel, Maryland; Hagerstown, Maryland; Salisbury, Maryland; Richmond, Virginia; Norfolk, Virginia; and Trevose, Pennsylvania.


    From 1984 through 1995, Congressional sold, furnished and installed home improvement products under the Sears brand name pursuant to annually renewable license agreements (collectively, the "Congressional Sears License Agreement"). Congressional has entered into a three-year sublicense agreement with ARI to sell, furnish and install home improvement products under the CENTURY 21 Home Improvements name, commencing January 1, 1996 (the "Congressional Century 21 License Agreement"). Upon consummation of the Merger, the Congressional Century 21 License Agreement will be terminated automatically. If the Merger is not consummated, the Congressional Century 21 License Agreement will continue in effect, with Congressional operating as a sublicensee of AMRE under the Century 21 License Agreement for the remaining term of the Congressional Century 21 License Agreement. For additional information regarding Congressional, see "Business of Congressional."


                             REASONS FOR THE MERGER

    The respective Boards of Directors of AMRE and Congressional have unanimously approved the Merger Agreement. The principal factors considered by the AMRE Board and Congressional Board in approving the transaction, are set forth below.

AMRE

    The Board of Directors of AMRE (the "AMRE Board") approved the Merger Agreement and the Merger and determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of AMRE and its shareholders. The AMRE Board considered a combination of AMRE and Congressional to be an attractive method to take advantage of the strength of each of the companies and to expand the combined entity's business. The AMRE Board approved the Merger Agreement and the transactions contemplated thereby for the following additional reasons: (i) merging with Congressional is a cost-effective means of expanding AMRE's existing core siding and window replacement lines into the mid-Atlantic region; (ii) Congressional's operations complement the mid-Atlantic operations of Facelifters, the leading cabinet refacing company on the east coast, which AMRE anticipates acquiring through a merger on or about April 25, 1996; (iii) the Merger should facilitate the development and expansion of the CENTURY 21 Home Improvements name and related home improvement products in the mid-Atlantic region; and (iv) Congressional's divisional management structure and discrete marketing territory create a favorable environment for AMRE to test new product lines and marketing programs.

CONGRESSIONAL

    The terms of the Merger Agreement are the result of arms' length negotiations between representatives of Congressional, the ESOP and AMRE.
After consideration of various factors, including but not limited to, (i) the size and market presence of the combined entity; (ii) the market liquidity afforded by the exchange of Congressional Common Stock and Congressional Preferred Stock for AMRE Common Stock; (iii) the expectation that the Merger will be a tax-free reorganization for federal income taxation purposes for the Congressional Shareholders and the ESOP participants (other than in respect to cash paid to any Congressional Shareholders who properly exercise their dissenters' rights); and (iv) the fact that the due diligence examination conducted by representatives of Congressional indicated that AMRE has strong management, revenue and earnings potential, the Board of Directors of Congressional (the "Congressional Board") has unanimously approved the Merger Agreement and the Merger. The consummation of the Merger is conditioned on the receipt by the Trustees administering the ESOP (the "ESOP Trustees") of the ESOP Opinion as defined herein. See "Special Factors -- Fairness Opinion for ESOP."

    In evaluating the information summarized above, shareholders should carefully consider the matters described under "Special Factors -- Reasons for the Merger"; "Approvals of the AMRE Board and the Congressional Board" and "Risk Factors."

                              THE SPECIAL MEETING

PURPOSES OF THE SPECIAL MEETING

    The purpose of the Special Meeting is to consider and vote, as a single proposal, upon (i) the approval and adoption of the Merger Agreement and approval and adoption of the transactions contemplated thereby, including the Merger, and (ii) in connection with the consummation of the Merger, the Charter Amendment, which provides for the deletion of the provision requiring that substantially all of the capital stock of Congressional be owned by its employees, the ESOP or the participants in the ESOP.

DATE, TIME AND PLACE

    The Special Meeting will be held on May 28, 1996, at Congressional's corporate offices, 11216 Waples Mill Road, Suite 101, Fairfax, Virginia 22030 at 8:00 a.m., local time.

RECORD DATE; SHARES ENTITLED TO VOTE

    The Congressional Board has established April 1, 1996 as the record date for the determination of Congressional Shareholders entitled to notice of and to vote at the Special Meeting. Each share of Congressional Common Stock is entitled to one vote, and each share of Congressional Preferred Stock is entitled to 0.7 of a vote at the Special Meeting. On the record date, there were 499 shares of Congressional Common Stock and 700 shares of Congressional Preferred Stock outstanding. All 700 shares of Congressional Preferred Stock are held by the ESOP. D.S. Berenson, appointed as the substitute trustee of the ESOP (the "Substitute Trustee"), shall vote all allocated shares of Congressional Preferred Stock for which instructions are received in accordance with the confidential voting instructions received from the ESOP participants. Any allocated shares of Congressional Preferred Stock with respect to which confidential voting instructions are not received from ESOP participants and any shares which are not allocated to ESOP participants' accounts as of December 31, 1995 shall be voted in the manner determined by the Substitute Trustee that is consistent with the Internal Revenue Code of 1986 (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "Special Factors--Description of ESOP."

VOTE REQUIRED

    The affirmative vote of the holders of more than two-thirds of the issued and outstanding shares of Congressional Common Stock and more than two-thirds of the issued and outstanding shares of Congressional Preferred Stock, voting as separate classes, will be required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Charter Amendment.

    No vote of AMRE stockholders is required to approve and adopt the Merger Agreement.

    For additional information concerning the Special Meeting, see "The Special Meeting." For information concerning the security ownership of AMRE and Congressional management and certain other persons, see "Special Factors -- Interests of Certain Persons in the Merger" and "Security Ownership."

                          CONGRESSIONAL BOARD APPROVAL

    The Congressional Board has unanimously approved the Merger Agreement and the other transactions contemplated thereby, including the Merger and the Charter Amendment. See "Special Factors -- Reasons for the Merger; Approvals of the AMRE Board and the Congressional Board."

                      THE MERGER AND THE MERGER AGREEMENT

THE MERGER AGREEMENT

     Pursuant to the Merger Agreement, at the Effective Time (as defined herein), Merger Sub will merge with and into Congressional, and Congressional shall continue as the surviving corporation (the "Surviving Corporation") in the Merger. Ernst & Young has opined that the transaction will qualify as a tax-free reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code. See "Special Factors -- Certain Federal Income Tax Consequences."

CONVERSION OF CONGRESSIONAL COMMON STOCK AND CONGRESSIONAL PREFERRED STOCK

    Pursuant to the Merger Agreement, each share of Congressional Common Stock and Congressional Preferred Stock (other than shares held by dissenting Congressional Shareholders who properly exercise their dissenters' rights or shares held in treasury) will, at the Effective Time and thereafter, with no action on the part of the holder thereof, be converted into 601.20 shares and
857.14 shares, respectively, of AMRE Common Stock. No fractional shares of AMRE Common Stock will be issued. In lieu of any fractional shares, one additional share of AMRE Common Stock shall be issued for any fractional interests that otherwise would have been issued. For additional information on the conversion of shares of Congressional Common Stock and Congressional Preferred Stock, see "The Merger Agreement -- Manner and Basis of Converting Shares."

EXCHANGE OF CONGRESSIONAL COMMON STOCK AND CONGRESSIONAL PREFERRED STOCK FOR AMRE COMMON STOCK

    Promptly after consummation of the Merger, The Bank of New York (the "Exchange Agent") will mail a letter of transmittal with instructions to each holder of record of Congressional Common Stock and Congressional Preferred Stock immediately before the Effective Time for use in exchanging certificates representing shares of Congressional Common Stock and Congressional Preferred Stock for certificates representing shares of AMRE Common Stock. Certificates should not be surrendered by the holders of Congressional Common Stock until they have received a letter of transmittal from the Exchange Agent. See "The Merger Agreement -- Manner and Basis of Converting Shares."


    AMRE Common Stock is listed for trading on the NYSE. The shares of AMRE Common Stock to be issued in connection with the Merger have been approved for listing on the NYSE subject to notice of issuance.


CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to the satisfaction of a number of conditions to the obligations of the parties to the Merger Agreement. See "The Merger Agreement -- Terms of the Merger Agreement -- Conditions to the Merger"; "-- Additional Conditions to the Obligations of Congressional"; and " -- Additional Conditions to the Obligations of AMRE."

EFFECTIVE TIME OF THE MERGER


    The Merger will become effective upon the later to occur of (i) the filing of Articles of Merger with and the issuance of a Certificate of Merger by the State Corporation Commission of the Commonwealth of Virginia, (ii) the filing of a Certificate of Merger with the Secretary of State of Delaware and (iii) the effective time set forth in such filings (the "Effective Time"). Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Special Meeting.


TERMINATION OF THE MERGER AGREEMENT


    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Congressional Shareholders, (i) by mutual written consent of the boards of AMRE, Merger Sub and Congressional;
(ii) by either of the boards of directors of Merger Sub or Congressional if the Effective Time shall not have occurred on or before June 30, 1996 and the failure of the Effective Time occurring on or before such date is not due to any action of the terminating party; (iii) if an order, decree or ruling shall have been issued by a court of competent jurisdiction or governmental, regulatory or administrative agency or commission, or other action is taken which permanently restrains, enjoins, or otherwise prohibits the transactions contemplated in the Merger Agreement, and such order, decree, ruling or action becomes final and nonappealable; or (iv) by Congressional, in the event a third party makes a bona fide offer to acquire substantially all of the assets of Congressional, to merge, consolidate or otherwise enter into a combination of interests. If the Merger Agreement is terminated pursuant to clause (iv) of the preceding sentence, Congressional will be required to pay AMRE a termination fee of $500,000 (the "Termination Fee"). If the Merger Agreement is terminated (a) pursuant to clause (ii) above or (b) if the Effective Time shall not have occurred on or before June 30, 1996, and for reasons other than the failure to meet the general conditions and AMRE's additional conditions to effect the Merger, as set forth under the Merger Agreement, AMRE shall pay Congressional the Termination Fee.


AMENDMENT TO THE MERGER AGREEMENT


    The Merger Agreement may be amended at any time by the boards of directors of AMRE, Merger Subs and Congressional; provided that, after any shareholder approval is obtained as described herein, no amendment may be made that changes the form or reduces the amount of consideration to be paid to the Congressional Shareholders or that in any other way materially adversely affects the rights of such Congressional Shareholders (other than the termination of the Merger Agreement in accordance with its provisions) without further shareholder approval. Prior to the Effective Time, any provision of the Merger Agreement may be waived in writing by the party entitled to the benefits thereof. As of April 17, 1996 the parties amended the Merger Agreement to, among other things, extend the termination date from April 30, 1996 to June 30, 1996. Neither AMRE nor Congressional has any current intention to seek a further amendment to or waiver of any provision of the Merger Agreement. See "The Merger Agreement -- Terms of the Merger Agreement and -- Amendment to the Merger Agreement."


FAIRNESS OPINION FOR ESOP


    The consummation of the Merger is conditioned upon the receipt at the Effective Time by the Substitute Trustee of an opinion (the "ESOP Opinion") from Barry Goodman Limited or another such qualified independent appraiser, that (i) the exchange of the Congressional Preferred Stock for AMRE Common Stock by the ESOP is for adequate consideration (as defined in Section 3(18) of ERISA and the proposed regulations thereunder) and (ii) the transactions contemplated by the Merger Agreement (including such exchange) are fair to the ESOP from a financial point of view. On November 17, 1995, Barry Goodman Limited conducted a preliminary appraisal of the fair market value of the Congressional Common Stock and Congressional Preferred Stock for the ESOP Trustees. The form of the ESOP Opinion is attached to this Information Statement/Prospectus as Annex F. The ESOP participants should read the ESOP Opinion in its entirety. See "Special Factors -- Fairness Opinion for ESOP."

ACCOUNTING TREATMENT


    It is the intent of the parties that the transaction be treated as a pooling of interests for accounting purposes. In that regard, the parties have agreed to not (and to not knowingly permit any of their respective affiliates to) take any action or fail to take any reasonable action that would jeopardize the treatment of the Merger as a pooling of interests in accordance with generally accepted accounting principles. If, prior to the Effective Time, the parties become aware of any circumstance that would prevent the Merger from being treated as a pooling of interests for accounting purposes, Congressional shareholder approval will be resolicited. For a discussion of the effect of the application of pooling of interests to this transaction, see "Special Factors -- Accounting Treatment."


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    Congressional has obtained an opinion (the "Ernst & Young Opinion") from Ernst & Young LLP ("Ernst & Young") as to certain of the expected federal income tax consequences of the Merger. The Ernst & Young Opinion is attached to this Information Statement/Prospectus as Annex E. AMRE and Congressional have been advised that the Internal Revenue Service (the "IRS") no longer issues rulings in connection with Section 368(a)(1)(A) reorganizations and none has been requested.


    Subject to the conditions, qualifications and representations contained herein and in the Ernst & Young Opinion, Ernst & Young has opined that each of the following income tax consequences will result (i) the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code; (ii) AMRE, Merger Sub and Congressional will each be a party to the reorganization within the meaning of
Section 368(b) of the Code; (iii) the Merger will not result in the recognition of gain or loss to AMRE, Merger Sub, Congressional or the Congressional Shareholders, except for any cash paid in connection with the exercise of dissenters' rights; (iv) the adjusted basis of each former Congressional shareholder in the AMRE Common Stock received in the Merger will be the same as the adjusted basis of the Congressional stock surrendered in exchange therefor; and (v) the holding period of the AMRE Common Stock received by Congressional Shareholders will include the holding period of the Congressional stock surrendered in exchange therefor.

    The Ernst & Young Opinion is based on significant representations made by the parties to the Merger Agreement. If such representations are not accurate, it is possible that the Merger will instead be treated as a taxable acquisition of Congressional stock by AMRE. In that event, one consequence would be that each of the Congressional Shareholders would recognize gain or loss equal to the difference between the fair market value of the AMRE Common Stock received and such shareholder's adjusted basis in its Congressional stock.

    This summary is based on the Code, Treasury Regulations promulgated thereunder, administrative rulings, pronouncements of the IRS and judicial decisions, all as of the date of the Ernst & Young Opinion, and all of which are subject to change, possibly retroactively. Ernst & Young has no duty to update its opinion following the effective date of the Merger. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER, THE HOLDING AND DISPOSITION OF THE SECURITIES OFFERED HEREIN, AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. For a discussion of these and other federal income tax considerations in connection with the Merger, see "Special Factors -- Certain Federal Income Tax Consequences."

APPRAISAL RIGHTS


    Holders of Congressional Common Stock and Congressional Preferred Stock who properly dissent and vote against or abstain from voting with respect to the Merger shall be entitled to receive payment from the Surviving Corporation of the fair value of such holders' shares pursuant to the Merger Agreement and under Article 15 of the Virginia Act attached hereto as Annex B. The Substitute Trustee has informed AMRE that the Substitute Trustee will assert dissenters' rights on behalf of any ESOP participant, as to allocated Congressional Preferred Stock beneficially owned by such ESOP particpant, upon receipt of timely notice thereof from such person in conformity with the
Article 15 requirements of the Virginia Act. Notwithstanding the foregoing, to perfect its dissenter's rights such ESOP participant must continue to comply with Article 15 of the Virginia Act following such notice. See "Special Factors -- Appraisal Rights" and "The Merger Agreement." Holders of AMRE Common Stock are not entitled to dissenters' appraisal rights under the Delaware General Corporation Law (the "Delaware Act") or otherwise.


           SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

AMRE

    As of April 15, 1996, directors and executive officers of AMRE and their affiliates beneficially owned approximately 6.8% of the outstanding shares of AMRE Common Stock. See "Security Ownership -- Ownership of AMRE Securities."

CONGRESSIONAL

    As of April 15, 1996, directors and executive officers of Congressional and their affiliates beneficially owned approximately 80.0% of the outstanding shares of Congressional Common Stock and were beneficial indirect owners through accounts held by the ESOP of approximately .026% of the outstanding shares of Congressional Preferred Stock. See "Security Ownership -- Ownership of Congressional Securities."

    For additional information on share ownership of Congressional and Congressional's directors and officers, see "Special Factors -- Interests of Certain Persons in the Merger."

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER


    At the Effective Time, John B. Nunez, the President of Congressional, will enter into an employment agreement with AMRE regarding the continuing management of the business conducted by Congressional. A copy of the form of employment agreement for Mr. Nunez, the execution of which is contemplated by the Merger Agreement, is attached hereto as Annex C.



    Mr. Nunez, an officer and director of Congressional, by virtue of his share ownership in Congressional and participation in the ESOP, will receive AMRE Common Stock upon consummation of the Merger.


    For a more detailed description of the foregoing transactions, see "Special Factors -- Interests of Certain Persons in the Merger -- Employment Agreement"; "-- Background of the Merger"; "-- Interests of Certain Persons in the Merger"; and "-- Effects of the Merger."

                               CHARTER AMENDMENT

    If approved by the Congressional Shareholders at the Special Meeting, the Charter Amendment will allow for the consummation of the Merger by deleting the provision that currently requires substantially all of the capital stock of Congressional to be owned by its employees, the ESOP or the participants in the ESOP. See "Congressional Charter Amendment."

                              RECENT DEVELOPMENTS

Facelifters Merger

    On October 31, 1995, AMRE entered into an Agreement and Plan of Merger (the "Facelifters Merger Agreement") with Facelifters Home Systems, Inc., a Delaware corporation ("Facelifters"), Facelifters Home Systems, Inc., a New York corporation, and AMRE Acquisition Inc., a newly-formed wholly owned subsidiary of AMRE ("Facelifters Merger Sub"). Pursuant to the Facelifters Merger Agreement, Facelifters Merger Sub will merge with and into Facelifters (the "Facelifters Merger"). The Joint Proxy Statement/Prospectus filed in connection with the Facelifters Merger became effective on March 27, 1996, and the related special meeting of stockholders for each of AMRE and Facelifters is scheduled for April 25, 1996. As the corporation surviving the Facelifters Merger, Facelifters will become a direct, wholly owned subsidiary of AMRE. In the Facelifters Merger, each outstanding share of common stock of Facelifters, $0.01 par value per share (the "Facelifters Common Stock"), will be converted into one share of AMRE Common Stock. Based on the number of shares of Facelifters Common Stock outstanding on March 4, 1996, an aggregate of approximately 3,565,680 shares of AMRE Common Stock are expected to be issued to holders of Facelifters Common Stock upon consummation of the Facelifters Merger. In addition, AMRE will reserve approximately 407,791 shares of AMRE Common Stock for issuance upon the exercise of outstanding options to acquire Facelifters Common Stock. In connection with the Facelifters Merger, AMRE incurred certain nonrecurring charges in the quarter ended December 31, 1995. For additional information on the Facelifters Merger, see "Recent Developments -- the Facelifters Merger" and "Selected Unaudited Pro Forma Condensed Combined Financial Data."

    In connection with the Facelifters Merger and upon approval of shareholders holding a majority of AMRE Common Stock, the Certificate of Incorporation of AMRE (the "AMRE Certificate") shall be amended to provide for an increase in the number of authorized shares of AMRE Common Stock from 20 million to 40 million. See "Recent Developments -- AMRE Charter Amendment."

Wagner Resignation

    On December 1, 1995, Ronald I. Wagner announced his resignation as Chairman of the Board of the AMRE Board. In connection therewith, Mr. Wagner entered into certain agreements with AMRE relating to his resignation. As a result, AMRE incurred a nonrecurring charge to operations of approximately $3.9 million in the quarter ended December 31, 1995. For additional information on Mr. Wagner's resignation, see "Recent Developments -- Resignation of Chairman."

Election of New Chairman

    On December 4, 1995, AMRE announced that Mr. John D. Snodgrass had been selected as the new Chairman of the AMRE Board. For biographical information on Mr. Snodgrass, see "Management Information of AMRE -- Directors of AMRE."

AMRE's First Quarter Outlook

    While the Sears License Agreement was in effect in 1995, AMRE received approximately 20.0% of its leads through AMRE employees working in the Sears retail stores. These Sears "in-store leads" will have to be replaced under the Century 21 License Agreement, and to this end AMRE opened in 1996 approximately 100 free standing kiosks in major shopping malls across the country and will increase its presence at home shows. AMRE also plans to substantially increase its reliance on telemarketing as a lead source and opened two outbound telemarketing centers in December 1995 and January 1996 in order to accomplish this objective. In addition, AMRE is working with Century 21 to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that AMRE will be successful in replacing its prior Sears in-store lead source and the failure to replace such leads would have an adverse impact on AMRE's operating results.

    Pursuant to the Sears License Agreement, AMRE was required to deliver to Sears in January 1996, all of the leads it generated under the Sears name through December 31, 1995. Thus, in January 1996, AMRE had to quickly generate as many leads as possible and had to do so without Sears in-store leads, a major 1995 lead source. The new outbound telemarketing centers, the in-mall program and the Century 21 lead referral program may not produce any significant amount of cost-effective leads for several months. Therefore, lead generation in early 1996 will emphasize quick response media, such as television and radio, as well as telemarketing leads purchased from a third party vendor, which will increase lead generation costs. In addition, AMRE will pay license fees to Sears at the 12.0% rate on installed revenue resulting from the installation of the December 31, 1995 production backlog of $22.3 million which should occur in the 1996 first quarter. As a result of these factors, AMRE expects to have a significant decline in installed revenues in the first quarter of 1996, as compared to the same period of 1995, and will incur a loss from operations. Furthermore, because of the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements name, AMRE's ability to generate significant amounts of cost-effective leads and the integration of the companies resulting from the Congressional and Facelifters mergers, it is not possible to estimate when AMRE will return to profitability.

    AMRE's cash and marketable securities totaled $19.1 million at December 31, 1995. AMRE's management believes that existing cash and marketable securities, available capacity under its $4.0 million revolving line of credit with HFS and cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration of the companies resulting from the mergers, will require substantial attention from management. In addition, there can be no assurance that AMRE will successfully integrate the operations of the individual companies upon consummation of the mergers, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. To ensure that adequate capital is available to complete the brand name transition and the mergers, AMRE has engaged in discussions with several investment banking and other firms regarding the possible sale of AMRE securities to raise additional capital. These discussions include the possibility of selling up to 2.0 million shares of AMRE Common Stock in a private placement with registration rights. However, these discussions are still in their formative stages, and there can be no assurance that additional sources of capital will be available to AMRE. Historically, AMRE has relied on cash flow from operations to finance both short and long term capital needs. Management believes that once the brand name transition has been completed, this will once again be the case in the future. See "Risk Factors -- New Market Strategies"; "-- Costs Relating to Brand Transition, Consummation of License Agreement and the Merger"; "-- Integration of the Business"; and "-- Seasonality."

Congressional's First Quarter Outlook

    While the Sears License Agreement was in effect in 1995, Congressional received approximately 40.0% of its leads through Congressional employees working in the Sears retail stores. This Sears "in-store lead" source will have to be replaced under the Century 21 License Agreement, and to this end Congressional increased its reliance on telemarketing as a lead source and opened a second outbound telemarketing center in February 1996, in order to accomplish this objective. Congressional also increased its expenditures on television and mail marketing lead sources. In addition, Congressional is working to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that Congressional will be successful in replacing its prior Sears in-store lead source and the failure to replace such leads would have an adverse impact on Congressional's operating results.

    Pursuant to the Sears License Agreement, Congressional was required to deliver to Sears in January 1996, all of the leads it generated under the Sears name through December 31, 1995. Thus, in January 1996, Congressional had to generate leads without the benefit of in-store leads, a major 1995 lead source. The new outbound telemarketing center, the increased expenditures on television and mail marketing and the Century 21 lead referral program may not produce any significant amount of cost-effective leads for several months. In addition, Congressional will pay license fees to Sears at a blended 13.5% rate on the installed revenue resulting from the installation of the December 31, 1995 production backlog of approximately $1.9 million which was completed in the 1996 first quarter. As a result of these factors, Congressional had a significant decline in installed revenues in the first quarter of 1996, as compared to the same period of 1995, and incurred a loss from operations. Furthermore, because of the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements name, Congressional's ability to generate significant amounts of cost-effective leads and the integration of the companies resulting from the Merger, it is not possible to estimate if or when Congressional will return to profitability.

    Congressional's management believes that cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration with AMRE resulting from the Congressional Merger, will require substantial attention from management. In addition, there can be no assurance that AMRE and Congressional will successfully integrate the operations of the individual companies upon consummation of the Merger, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. See "Risk Factors -- New Marketing Strategies;" "-- Costs Relating to Brand Transition -- Consummation of License Agreement and the Merger;" "-- Integration of the Business;" and "-- Seasonality."

                          MARKET AND MARKET PRICES OF
                               AMRE COMMON STOCK


    AMRE Common Stock is traded on the NYSE under the symbol AMM. The information presented in the table below represents the high and low sale prices per share on the NYSE for AMRE Common Stock for the periods indicated. On November 29, 1995, the last full trading day prior to the public announcement of the Merger, the last sale price for AMRE Common Stock was $12 1/2, and on April 23, 1996, the last full trading day for which quotations were available as of the date of this Information Statement/Prospectus, the last sale price for AMRE Common Stock was $19 3/4. Following the Merger, AMRE Common Stock will continue to be traded on the NYSE.



                                                                              AMRE COMMON STOCK
                                                                          --------------------------
Calendar
  Year                                                                       High           Low
- --------                                                                     ----           ---
1994
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 4 5/8          $ 3 1/2
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 4 1/8          $ 3 1/8
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 4 1/2          $ 3 1/8
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 5 7/8          $ 4

1995
  First Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 5 5/8          $ 4 1/8
  Second Quarter  . . . . . . . . . . . . . . . . . . . . .               $ 4 7/8          $ 3 7/8
  Third Quarter   . . . . . . . . . . . . . . . . . . . . .               $ 4 1/2          $ 3 1/8
  Fourth Quarter  . . . . . . . . . . . . . . . . . . . . .               $15              $ 4 1/4

1996
  First Quarter . . . . . . . . . . . . . . . . . . . . . .               $21 7/8          $14 3/8

  Second Quarter (through April 23, 1996) . . . . . . . . .               $19 3/4          $17 3/4




         CONGRESSIONAL SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE AMRE COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF THE AMRE COMMON STOCK BEFORE OR AFTER THE DATE ON WHICH THE MERGER IS CONSUMMATED. THE MARKET PRICE OF THE AMRE COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS INFORMATION STATEMENT/PROSPECTUS AND THE DATE ON WHICH THE MERGER IS CONSUMMATED AND THEREAFTER.


                 CONGRESSIONAL COMMON STOCK AND PREFERRED STOCK


         There is no established public trading market for either Congressional Common Stock or Congressional Preferred Stock.

            SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following tables set forth certain selected historical consolidated financial data for AMRE and Congressional. The financial data for the periods indicated have been derived from the AMRE historical consolidated financial statements incorporated by reference in this Information Statement/Prospectus and from the Congressional historical financial statements included elsewhere in this Information Statement/Prospectus. The information below should also be read in conjunction with AMRE Consolidated Financial Statements and related notes incorporated by reference in this Information Statement/Prospectus and Congressional Financial Statements and related notes included elsewhere in this Information Statement/Prospectus.

                                        AMRE, INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     For the
                                                                   Years Ended
                                  -----------------------------------------------------------------------
                                  December 31,  December 31,    December 31,  December 31,   December 31,
                                      1995           1994           1993          1992           1991
                                   ----------      ---------     ----------     ---------     ----------
Summary of Operations
 (For the Period):
  Revenue   . . . . . . . . .     $271,337         $ 285,930     $ 260,692     $ 274,268      $294,716
  Income (loss) from
     continuing operations. .      (22,385)            1,459           856         8,240         5,251
  Income (loss) from
     continuing operations
     per share  . . . . . . .        (1.73)              .11           .07           .59           .37
  Weighted average shares . .       12,903            13,031        13,120        13,928        13,879

Financial Position (At
 Period End):
  Total assets  . . . . . . .     $ 54,314         $  68,827     $  70,581     $  71,289      $ 83,760
  Working capital   . . . . .          189            11,862         9,556         8,404         3,849
  Long-term debt  . . . . . .          241                --            --            --            --
  Redeemable preferred stock         3,000                --            --            --            --
  Stockholders' equity  . . .       13,345            33,410        33,493        34,624        28,535

                    CONGRESSIONAL CONSTRUCTION CORPORATION

                      SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                   For the Year         For the Nine              For the Fiscal
                                      Ended             Months Ended                Year Ended
                                   December 31,         December 31,                March 31,
                             ----------------------     -------------      -----------------------------
                               1995          1994           1993             1993                 1992
                             -------        -------       --------         --------             --------
Summary of Operations
 (For the Period)
  Revenue . . . . . . . . .  $18,818     $  17,520       $ 10,460         $  13,579           $  10,597
  Income (loss) from
    continuing operations .    (209)           235          (143)               (9)                  38
  Income (loss) from
    continuing operations
    per share . . . . . . .     (336)          412           (143)               (9)                 38
  Weighted average shares .     .623          .570              1                 1                   1

Financial Position (at
 Period End):
    Total assets  . . . . .    1,426         1,832          1,074               956               1,242
    Working capital . . . .    (808)         (369)           (407)              236                 265
    Long-term debt  . . . .    4,808         5,364          6,178                10                  17
    Shareholders' equity  .   (5,347)       (5,546)        (6,503)              303                 312

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

         The following selected unaudited pro forma condensed combined financial data present (1) the Congressional Merger and (2) the Facelifters Merger, assuming such mergers are consummated. The data are presented assuming the Congressional Merger and the Facelifters Merger will be treated as poolings of interests for accounting purposes. The Financial Position data reflect the combined historical data of AMRE, Congressional and Facelifters at December 31, 1995. The unaudited pro forma condensed combined summary of operations data were derived from the consolidated financial statements of AMRE for the years ended December 31, 1995, 1994 and 1993; the financial statements of Congressional for the twelve months ended December 31, 1995 and 1994, the nine months ended December 31, 1993, and the fiscal year ended March 31, 1993; and the consolidated financial statements of Facelifters for the nine months ended December 31, 1995 and 1994 and the fiscal years ended March 31, 1995, 1994 and 1993. The consolidated financial statements of Congressional and Facelifters have been recast to a calendar year to conform with AMRE's fiscal year in computing the unaudited pro forma condensed combined summary of operations data for all periods presented.

         The unaudited pro forma condensed combined financial data are not necessarily indicative of the operating results that would have been achieved had the Congressional Merger and the Facelifters Merger been in effect on the date indicated or as of the beginning of the periods presented and should not be construed as representative of future operations.

                                  AMRE, INC.

                    SELECTED UNAUDITED PRO FORMA CONDENSED
                           COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              For the Years Ended December 31,
                                                        ------------------------------------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
AMRE AND CONGRESSIONAL

SUMMARY OF OPERATIONS (FOR THE PERIOD):
  Revenue . . . . . . . . . . . . . . . . . . . .       $  290,155       $  303,450        $ 273,601
  Income (loss) from continuing operations  . . .          (22,594)           1,694               79
  Income (loss) from continuing operations per
    share   . . . . . . . . . . . . . . . . . . .            (1.65)             .10             (.01)
  Weighted average shares . . . . . . . . . . . .           13,803           13,931           14,020

FINANCIAL POSITION (AT PERIOD END):
  Total assets  . . . . . . . . . . . . . . . . .       $   55,740
  Working capital . . . . . . . . . . . . . . . .             (869)
  Long-term debt  . . . . . . . . . . . . . . . .            5,049
  Redeemable preferred stock  . . . . . . . . . .            3,000
  Stockholders' equity  . . . . . . . . . . . . .            7,748

AMRE, CONGRESSIONAL AND FACELIFTERS

SUMMARY OF OPERATIONS (FOR THE PERIOD):
  Revenue . . . . . . . . . . . . . . . . . . . .       $  339,907       $  337,608        $ 299,375
  Income (loss) from continuing operations  . . .          (23,862)           2,025            1,451
  Income (loss) from continuing operations
    per share   . . . . . . . . . . . . . . . . .            (1.40)             .10              .07
  Weighted average shares . . . . . . . . . . . .           17,194           17,108           18,181

FINANCIAL POSITION (AT PERIOD END):
  Total assets  . . . . . . . . . . . . . . . . .       $   68,086
  Working capital . . . . . . . . . . . . . . . .             (518)
  Long-term debt  . . . . . . . . . . . . . . . .            6,120
  Redeemable preferred stock  . . . . . . . . . .            3,000
  Stockholders' equity  . . . . . . . . . . . . .           10,665

                           COMPARATIVE PER SHARE DATA
                                  (unaudited)

  The following tables set forth certain historical per share data of AMRE and Congressional and combined per share data of (i) AMRE and Congressional, (ii) AMRE and Facelifters, and (iii) AMRE, Congressional and Facelifters and combined equivalent per share data of (i) AMRE and Congressional and (ii) AMRE, Congressional and Facelifters on an unaudited pro forma basis after giving effect to the Congressional Merger and Facelifters Merger as poolings of interests assuming (i) the issuance of 900,000 shares of AMRE Common Stock in the Congressional Merger for all of the outstanding Congressional Preferred Stock and Congressional Common Stock and (ii) the issuance of one share of AMRE Common Stock in the Facelifters Merger in exchange for each share of Facelifters Common Stock. This data should be read in conjunction with the summary selected historical consolidated financial data, the unaudited pro forma condensed combined financial statements included elsewhere in the Information Statement/Prospectus, AMRE consolidated financial statements and related notes incorporated by reference in this Information Statement/Prospectus and Congressional financial statements and related notes and Facelifters consolidated financial statements and related notes included elsewhere in this Information Statement/Prospectus.

                                                                For the Years Ended December 31,
                                                        ------------------------------------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
HISTORICAL AMRE
  Income (loss) from continuing
    operations per share  . . . . . . . . . . . .       $    (1.73)      $      .11        $     .07
  Cash dividends declared per share . . . . . . .       $      .06       $      .12        $     .12
  Book value per share(1) . . . . . . . . . . . .       $     1.00


                                                             For the Years Ended        For the Nine Months
                                                                 December 31,           Ended December 31,
                                                        ------------------------------  -------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
HISTORICAL CONGRESSIONAL
  Income (loss) from continuing
    operations per share  . . . . . . . . . . . .       $     (209)      $      235        $    (143)
  Cash dividends declared per share . . . . . . .       $       --       $        -        $       -
  Book value per share(1) . . . . . . . . . . . .       $   (5,347)


                                                                For the Years Ended December 31,
                                                        ------------------------------------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
AMRE AND CONGRESSIONAL(2)
Pro Forma Combined
  Income (loss) from continuing
    operations per share(3)   . . . . . . . . . .       $   (1.65)       $      .10        $   (.01)
  Cash dividends declared per share(6)  . . . . .       $      .05       $      .11        $     .11
  Book value per share(3) . . . . . . . . . . . .       $      .56

                                                                For the Years Ended December 31,
                                                        ------------------------------------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
AMRE AND FACELIFTERS(2)
PRO FORMA COMBINED
  Income (loss) from continuing
    operations per share(4)   . . . . . . . . . .       $    (1.47)      $      .10        $     .12
  Cash dividends declared per share(7)  . . . . .       $      .05       $      .10        $     .10
  Book value per share(4) . . . . . . . . . . . .       $      .97


                                                                For the Years Ended December 31,
                                                        ------------------------------------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
AMRE, CONGRESSIONAL AND FACELIFTERS(2)
PRO FORMA COMBINED

  Income (loss) from continuing
    operations per share(5)   . . . . . . . . . .       $    (1.40)      $      .10        $     .07
  Cash dividends declared per share(8)  . . . . .       $      .05       $      .09        $     .09
  Book value per share(5) . . . . . . . . . . . .       $      .60


                                                                For the Years Ended December 31,
                                                        ------------------------------------------------
                                                             1995            1994              1993
                                                        -------------   --------------    --------------
AMRE AND CONGRESSIONAL(2)
EQUIVALENT PRO FORMA COMBINED(9)
  Income (loss) from continuing
    operations per share  . . . . . . . . . . . .       $  (967.93)      $    60.12        $   (6.01)
  Cash dividends declared per share . . . . . . .       $    30.36       $    66.13        $   66.13
  Book value per share  . . . . . . . . . . . . .       $   336.67

AMRE, CONGRESSIONAL AND FACELIFTERS(2)
EQUIVALENT PRO FORMA COMBINED(9)
  Income (loss) from continuing
    operations per share  . . . . . . . . . . . .       $  (841.68)      $    60.12        $   42.08
  Cash dividends declared per share . . . . . . .       $    30.06       $    54.11        $   60.12
  Book value per share  . . . . . . . . . . . . .       $   372.74


(1) The historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding (in thousands) on the face of each company's balance sheet included in Form 10-K, Form 10-Q or herein, as appropriate, as of the date indicated.

(2) For purposes of the Pro Forma Combined and the Equivalent Pro Forma Combined Data, Congressional and Facelifters data has been recast to a calendar year to conform with AMRE's fiscal year end for all periods presented.

(3) AMRE and Congressional Pro Forma Combined per share data is computed after giving effect to the issuance of 900,000 shares of AMRE Common Stock for all of the outstanding shares of Congressional Preferred Stock and Congressional Common Stock to effect the Congressional Merger. For all periods presented, the earnings (loss) per share from continuing operations gives effect to the dividends on the AMRE Senior Convertible Preferred Stock (as defined herein) ($240,000 annually) issued incident to the Century 21 License Agreement; however, the AMRE Senior Convertible Preferred Stock was not considered a common stock equivalent for any of the periods presented.

(4) AMRE and Facelifters Pro Forma Combined per share data is computed after giving effect to the issuance of one share of AMRE Common Stock for each share of Facelifters Common Stock to effect the Facelifters Merger. For all periods presented, the earnings (loss) per share from continuing operations gives effect to the dividends on the AMRE Senior Convertible Preferred Stock (as defined herein) ($240,000 annually) issued incident to the Century 21 License Agreement; however, the AMRE Senior Convertible Preferred Stock was not considered a common stock equivalent for any of the periods presented.

(5) AMRE, Congressional and Facelifters Pro Forma Combined per share data is computed after giving effect to the transactions in Footnotes 3 and 4 above.

(6) For purposes of the Pro Forma Combined data, cash dividends per share is computed by dividing the total cash dividends paid by the Pro Forma shares outstanding after giving effect to the transactions described in Footnote 3.

(7) For purposes of the Pro Forma Combined data, cash dividends per share is computed by dividing the total cash dividends paid by the Pro Forma shares outstanding after giving effect to Footnote 4 described above.

(8) For purposes of the Pro Forma Combined data, cash dividends per share is computed by dividing the total cash dividends paid by the Pro Forma shares outstanding after giving effect to Footnote 5 described above.

(9) The Equivalent Pro Forma Combined data equates the Pro Forma Combined per share amounts to the respective values per share of Congressional Common Stock and is calculated by multiplying the respective Pro Forma Combined data by the number of shares of AMRE Common Stock into which each share of Congressional Common Stock is being converted.

                                  RISK FACTORS

    The following factors should be considered carefully by the Congressional Shareholders in connection with voting upon the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Charter Amendment, in addition to other matters as set forth herein or incorporated hereby by reference. This Information Statement/Prospectus contains certain forward looking statements about the business, operations and financial condition of AMRE and Congressional, including various statements contained in "Summary -- Recent Developments"; "Recent Developments"; and "Congressional Management's Discussion and Analysis of Financial Condition and Results of Operations;" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is incorporated herein by reference from AMRE's Annual Report on Form 10-K for the year ended December 31, 1995. The actual results of AMRE and Congressional could differ materially from those forward looking statements. The following information sets forth certain factors that could cause the actual results of each of AMRE and Congressional (and AMRE and Congressional as a combined company) to differ materially from those contained in the forward looking statements.

MANAGEMENT OF COMBINED COMPANY; OPERATING LOSSES

    The integration of both Facelifters and Congressional into AMRE, as well as the conversion to the CENTURY 21 Home Improvements name, will require substantial attention from management. In addition, AMRE and Congressional incurred operating losses for the fourth quarter and for the 1995 year, and Facelifters incurred operating losses for the nine- month period ending December 31, 1995 and expects to incur a loss for the year ended March 31, 1996. The diversion of management attention and any other difficulties encountered in the conversion or transition process or continued losses by AMRE, Facelifters and Congressional could have an adverse effect on the business, financial condition and results of operations of the combined company.

DEPENDENCE ON THE CENTURY 21 HOME IMPROVEMENTS NAME

    The Sears brand name is widely recognized and accepted in the home improvement industry and has significant brand name appeal to a wide variety of customers. Although the CENTURY 21 Home Improvements name was not used in the home improvement industry before 1996 at which time AMRE began using the name, AMRE's management believes such brand name will also be well recognized; however, there can be no assurance that revenues under the CENTURY 21 Home Improvements name will be similar to or greater than those under the Sears brand name. In addition, neither Facelifters nor Congressional renewed their respective Sears License Agreements. Congressional and Facelifters entered into sublicenses under AMRE's Century 21 License Agreement and thus, their businesses will be subject to substantially the same risks as AMRE in operating under the CENTURY 21 Home Improvements name. If the CENTURY 21 Home Improvements name does not result in advertising response rates and sales rates equal to or better than those experienced under the Sears brand name, it will likely have an adverse effect on the business, operating results and financial condition of the combined company.

NEW MARKETING STRATEGIES

    Leads on potential customers are critically important to AMRE's business, and under the terms of the AMRE Sears License Agreement, AMRE was required to deliver to Sears all customer leads generated through December 31, 1995. Thus, in January 1996, AMRE had to quickly generate as many leads as possible.

    Under the Sears brand name, AMRE generated 80.0% of its leads for potential customers through television, radio, direct mail, telemarketing and alternative media sources. AMRE now conducts this advertising using the CENTURY 21 Home Improvements name. There is no way to estimate the time required to build brand awareness of the CENTURY 21 Home Improvements name or whether AMRE will receive advertising response rates similar to those experienced under the Sears brand name. While the AMRE Sears License Agreement was in effect, AMRE received approximately 20.0% of its leads through AMRE employees working in the Sears retail stores. This Sears in-store lead source will have to be replaced under the Century 21 License Agreement, and to this end AMRE has opened approximately 100 free standing kiosks in major shopping malls across the country and intends to increase its presence at home shows. The mall kiosk program required a capital investment of approximately $750,000 and future annual operating lease rentals are estimated to be $2.0 million for the initial approximately 100 locations. AMRE will periodically evaluate the in-mall program and may open additional locations during 1996. AMRE also plans to substantially increase its reliance on telemarketing as a lead source and has opened two outbound telemarketing centers since December 1995 in order to accomplish this objective. In addition, AMRE is working with Century 21 to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that AMRE will be successful in replacing its prior Sears in-store leads, and the failure to replace such leads will have an adverse impact on the operating results of the combined company.

COSTS RELATING TO BRAND TRANSITION, CONSUMMATION OF LICENSE AGREEMENT AND THE MERGER

    In an effort to begin operations under the CENTURY 21 Home Improvements name on January 1, 1996 with an adequate supply of leads, AMRE incurred significant marketing costs in the quarter ended December 31, 1995 to build brand identity and provide leads under the CENTURY 21 Home Improvements name. An additional approximately $3.2 million was spent in this regard. AMRE also incurred a nonrecurring charge to operations of approximately $5.1 million in the quarter ended December 31, 1995 to reflect costs associated with consummating the Century 21 License Agreement. In addition to the costs expensed in 1995, AMRE and Congressional expect additional nonrecurring charges to operations currently estimated to be approximately $250,000 during 1996, to reflect transition and other costs associated with combining operations of the two companies. Although management of AMRE and Congressional are not aware of any circumstances or conditions that could make consummation of the Merger or integration of their businesses unusually difficult, if AMRE and Congressional encounter unexpected difficulties in the consummation of the Merger or in the integration of their businesses, the transaction fees and expenses incident to the Merger, such as legal and accounting fees, could increase. There can be no assurance that the combined company will not incur charges in subsequent quarters to reflect additional costs which could have an adverse effect on AMRE's business, financial condition and results of operations.

LIQUIDITY

    AMRE's cash and marketable securities totaled $19.1 million at December 31, 1995. AMRE's management believes that existing cash and marketable securities, available capacity under its $4.0 million revolving line of credit with HFS and cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration of the companies resulting from the Facelifters and Congressional Mergers, will require substantial attention from management. In addition, there can be no assurance that AMRE will successfully integrate the operations of the individual companies upon consummation of the mergers, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. To ensure that adequate capital is available to complete the brand name transition and the mergers, AMRE has engaged in discussions with several investment banking and other firms regarding the possible sale of AMRE securities to raise additional capital. These discussions include the possibility of selling up to 2.0 million shares of AMRE Common Stock in a private placement with registration rights. However, these discussions are still in their formative stages, and there can be no assurance that additional sources of capital will be available to AMRE. Historically, AMRE has relied on cash flow from operations to finance both short and long term capital needs. Management believes that if the brand name transition is successful, this will once again be the case in the future. See "Risk Factors -- New Marketing Strategies"; "-- Costs Relating to Brand Transition, Consummation of License Agreement and the Merger"; "-- Integration of the Business;" and "-- Seasonality."

INTEGRATION OF THE BUSINESS

    The Merger involves the integration of two companies that have previously operated independently. As soon as practicable following the Merger, AMRE intends to integrate certain aspects of the operations of the combined company. However, there can be no assurance that AMRE will successfully integrate the operations of Congressional with those of AMRE or that all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that AMRE or Congressional will not experience the loss of key personnel. AMRE expects to encounter similar integration issues in the event that the Facelifters Merger is consummated. Among the factors considered by the AMRE Board and Congressional Board in connection with their approval of the Merger Agreement were the opportunities for economies of scale and operating efficiencies that are expected to result from the Merger. While AMRE and Congressional expect to achieve savings in operating costs as a result of the Merger, there can be no assurance that such savings will be realized.

ACCOUNTING TREATMENT

    The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. However, the consummation of the Merger is not conditional upon the Merger being treated as a pooling of interests for accounting purposes. Nonetheless, if, prior to the Effective Time, the parties become aware of any circumstance that would prevent the Merger from being treated as a pooling of interests for accounting purposes, Congressional shareholder approval will be resolicited. Certain events may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes.


    Pursuant to the Merger Agreement, AMRE and Congressional have agreed not to (and to not knowingly permit any of their respective affiliates to) take any action, or fail to take any reasonable action, that would jeopardize the treatment of the Merger as a pooling of interests. In the event the Merger does not qualify as a pooling of interests, it would be accounted for under the purchase method of accounting which would result in the recording of a significant amount of goodwill (the excess of the value of AMRE Common Stock exchanged in the Merger over the fair value of the net assets of Congressional). Depending upon the actual amount of goodwill recorded and the amortization period selected, the future operating income of the combined company would be reduced by $0.5 million to $1.0 million per year under the purchase method of accounting.


AMRE FUTURE TAXABLE INCOME

    AMRE has recorded a valuation allowance to reflect the uncertainties associated with the ultimate realization of its deferred tax asset. A valuation reserve is required when management determines that it is more likely than not that the deferred tax asset will not be realized. Management periodically reviews the expected realization of AMRE's deferred tax asset and makes adjustments to the valuation allowance, as appropriate, when existing conditions change the probability of ultimate realization. AMRE established a valuation allowance of $5.9 million at December 31, 1995 which equals 100% of its deferred tax asset.

    Management's evaluation as to the deferred tax asset takes into consideration available evidence, both positive and negative, regarding ultimate realization. Negative evidence considered by management included (1) a significant operating loss in 1995, (2) operating losses in two of the last three years, (3) the expected short-term decline in revenues and first quarter 1996 operating loss, (4) the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements name and AMRE's ability to generate significant amounts of cost-effective leads and the process of integrating the companies if the mergers are consummated make it difficult to estimate when AMRE will return to profitability and (5) costs relating to brand transition and the mergers.

    Positive evidence considered by management include (1) a 3.0% license fee (subject to an $11.0 million minimum in 1996) to be paid for use of the CENTURY 21 Home Improvements name as compared to a 12.0% license fee paid to Sears in 1995 and (2) expanded geographic and product opportunities under the Century 21 License Agreement.

    Until the Century 21 License Agreement is in operation for a period of time, there is no historical or objective evidence to determine its impact on taxable income. Therefore, based on the existing objective evidence, management believes it is more likely than not that AMRE will be unable to generate sufficient taxable income to utilize the deferred tax asset and that the entire deferred tax asset should be reserved for as of December 31, 1995. Management will review the valuation allowance in the future as the results and impact of the Century 21 License Agreement are known.

DEPENDENCE ON CENTURY 21 LICENSE AGREEMENT

    The combined company will market and sell its products under the Century 21 License Agreement, and its revenues will be dependent upon the continued existence of such license agreement. AMRE is obligated to make certain minimum royalty payments under the Century 21 License Agreement. The license has a 20 year term, but may be terminated earlier by the licensor in the event of default by AMRE, including the failure to make the minimum royalty payments as provided therein. If the Century 21 License Agreement is terminated early, such termination will likely have an adverse effect on AMRE's business.

VOLATILITY OF STOCK PRICE

    The market price for AMRE Common Stock is volatile and could be subject to additional significant fluctuations in response to variations in AMRE's operating results and other factors, including among others, investor perceptions of AMRE and the industry in which it operates, developments in AMRE's relationship with Century 21 and its customers and general market conditions. Consequently, there can be no assurance that the market value of shares of AMRE Common Stock will be maintained subsequent to the Merger.

SEASONALITY

    Historically, AMRE's business has been subject to seasonal fluctuations. Although some products sold by AMRE and Congressional are interior products, extreme winter weather conditions can have an adverse effect on scheduling sales appointments and installations. Products such as siding and windows usually cannot be installed in inclement weather. In addition, the home improvement industry is affected by economic factors, including, among others, interest rates, the availability of financing and general economic conditions. AMRE has historically incurred losses in the first quarter of the year, and will incur a loss in the first quarter of 1996.

SUSPENSION OF DIVIDENDS

    AMRE had paid a quarterly dividend on AMRE Common Stock from December 18, 1987 until September 22, 1995, at which time the quarterly dividend was suspended. AMRE's ability to pay dividends is restricted under the terms of AMRE's existing credit agreement. There can be no assurance that AMRE will pay any dividends in the future.

DILUTION


    In connection with the Merger, Congressional Shareholders will be issued approximately 900,000 shares of AMRE Common Stock or approximately 6.0% of the outstanding AMRE Common Stock based on the number of shares of AMRE Common Stock outstanding on April 15, 1996 and taking into account the shares anticipated to be issued to Congressional shareholders in connection with the contemplated Congressional Merger. In the event that the Facelifters Merger is consummated, Facelifters shareholders will be issued 3,565,680 shares of AMRE Common Stock, in which case the approximately 900,000 shares of AMRE Common Stock to be issued to Congressional Shareholders will equal approximately 4.8% of the outstanding AMRE Common Stock as of April 15, 1996 based on the number of shares of AMRE Common Stock outstanding on April 15, and taking into account the shares anticipated to be issued in connection with the contemplated Facelifters Merger and the Merger. If the AMRE Charter Amendment is approved, the AMRE Board shall be able to issue additional shares of AMRE Common Stock without obtaining prior shareholder approval. Although the AMRE Board will authorize such issuances only when it considers doing so to be in the best interest of the shareholders, the issuance of additional AMRE Common Stock may, among other things, have a dilutive effect on earnings and earnings per share of AMRE Common Stock and on the voting rights of holders of shares of AMRE Common Stock. See "Recent Developments -- AMRE Charter Amendment."


SERVICE MARK AND TRADE NAME INFRINGEMENT CLAIM

    AMRE has been named as a defendant in a proceeding filed on February 29, 1996 in the Superior Court of California by a party who claims ownership of a registered service mark and trade name styled "21st Century Home Improvement." The plaintiff alleges, among other things, that the CENTURY 21 Home Improvements name is an infringement of the plaintiff's trade name and registered mark and constitutes an unfair business practice. The plaintiff seeks a preliminary and permanent injunction enjoining AMRE from operating under the Century 21 Home Improvements name, general damages according to proof, all profits realized by AMRE from operating under the Century 21 Home Improvements name in California and costs and attorneys' fees.

    AMRE has been advised by Century 21, the owner of the CENTURY 21 Home Improvements name, that it gave notice to counsel for the owner of the "21st Century Home Improvement" mark that the latter mark infringed on Century 21's federally registered mark. AMRE has further been advised by Century 21 that:
(i) it is its policy and practice to vigorously defend its trade name, (ii) Century 21 has successfully litigated in the past to protect its trade name and federally registered mark, and (iii) it has obtained a number of judgments against such entities which had used "21st CENTURY" or marks containing the word "CENTURY" in connection with remodeling or home construction services.
In addition, Century 21 has advised AMRE that Century 21's federal registration predates the use of the "21st Century Home Improvement" mark, and for the above-listed reasons, AMRE believes at this time that it is legally entitled to use the CENTURY 21 Home Improvements name in California.

COMPETITION

    AMRE operates in an industry that is highly fragmented. Although AMRE believes it is the largest company in the nation involved in the direct marketing, in-home sale and installation of home improvement products, AMRE competes with numerous contractors in each of the territories in which it operates, with reputation, price, workmanship and services being the principal competitive factors. These contractors typically conduct operations in a single metropolitan area. In certain of the territories in which it operates, AMRE also competes against retail stores that may have greater financial or other resources than AMRE and that sell similar products in the stores as well as offer installation services, and will compete with contractors that are Sears licensees.

CONGRESSIONAL ESOP MATTERS


    At the Effective Time of the Merger, the Surviving Corporation will be entitled to and will appoint new ESOP Trustees. In addition, AMRE currently intends to cause the Surviving Corporation to terminate the ESOP. Upon the termination of the ESOP, the newly appointed ESOP Trustees may work with the Surviving Corporation to effect the termination of the ESOP and the liquidation of its assets. Shortly after the termination of the ESOP, it is anticipated that the new ESOP Trustees would distribute to the ESOP participants all of their allocated shares of AMRE Common Stock received in the Merger. According to ERISA, the new ESOP Trustees must exercise their discretion, however, in compliance with all of their obligations under ERISA, in determining the most appropriate means of disposing of the ESOP's unallocated assets. Depending upon, among other things, the character, timing and sequence of such termination and disposition of unallocated assets, including any disposition of the ESOP's unallocated AMRE Common Stock which the new ESOP Trustees may determine appropriate, the value ultimately received by the ESOP participants in connection with the Merger and the timing of distribution of unallocated assets could be affected. See "Special Factors -- Description of the ESOP."

                              THE SPECIAL MEETING


    This Information Statement/Prospectus is being furnished to the holders of Congressional Common Stock and the ESOP as the holder of Congressional Preferred Stock in connection with the Special Meeting to be held on May 28, 1996, at Congressional's corporate offices, 11216 Waples Mill Road, Suite 101, Fairfax, Virginia 22030, commencing at 8:00 a.m. local time, and at any adjournment or postponement thereof.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, holders of Congressional Common Stock and Congressional Preferred Stock will consider and vote upon the single proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger and the Charter Amendment. No other business will be presented at the Special Meeting other than those matters incidental to the conduct of the Special Meeting.

    THE CONGRESSIONAL BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER AND CHARTER AMENDMENT.

VOTING AT SPECIAL MEETING

    The Congressional Board has established April 1, 1996, as the record date for the determination of Congressional Shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of Congressional Common Stock or Congressional Preferred Stock at the close of business on such date are entitled to vote at the Special Meeting. The approval of Congressional's Shareholders of the Merger and the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Charter Amendment will require the affirmative vote of the holders of record of more than two-thirds of the issued and outstanding shares of Congressional Common Stock and more than two- thirds of the issued and outstanding Congressional Preferred Stock, voting as separate classes. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against the proposal.


    On the record date, Congressional had outstanding and entitled to vote 499 shares of Congressional Common Stock, each of which is entitled to one vote per share, and 700 shares of Congressional Preferred Stock, each of which is entitled to 0.7 votes per share. Participants in the ESOP, which holds 100.0% of the outstanding shares of Congressional Preferred Stock, will be entitled to confidentially direct the manner in which shares of Congressional Preferred Stock allocated to their respective ESOP accounts are to be voted by delivering confidential voting instructions to the Substitute Trustee. Each ESOP participant shall be provided with a cover letter explaining the vote pass-through process, supplemental information and a confidential voting instruction sheet pursuant to which confidential voting directions may be given to an independent third party (designated by the Substitute Trustee) who will confidentially tabulate votes and provide instructions to the Substitute Trustee as to the voting of such shares as so directed. The third party shall not disclose the confidential voting directions of any individual ESOP participant to Congressional or the Substitute Trustee. Any allocated shares of Congressional Preferred Stock with respect to which confidential voting instructions are not received from the ESOP participants and any shares of Congressional Preferred Stock which are not allocated to ESOP participants' accounts as of December 31, 1995 shall be voted in the manner determined by the Substitute Trustee that is consistent with the Code and ERISA. See "Special Factors -- Description of ESOP."


    Mr. John B. Nunez and Mr. Melvin H. Rosenblatt, Trustees of the ESOP, have determined that their participation in presenting the ESOP's vote on the Merger, as directed by the ESOP participants, might represent a conflict of interest, as the transactions contemplated by the Merger Agreement will have a financial impact on each of the Trustees personally. As such, they have removed themselves from participation in presenting the ESOP's vote and have appointed D.S. Berenson to act as Substitute Trustee for the ESOP participants.

    No matters other than those referred to in this Information
Statement/Prospectus will be brought before the Special Meeting, except for matters incidental to the conduct of the Special Meeting.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

    Both AMRE and Congressional have had a long-standing familiarity with one another. Both companies have been engaged in the same general line of home improvement business, and both companies have been licensees of Sears. Because of this familiarity, senior management of both companies recognized that Congressional's home improvement business and strength in marketing would complement AMRE's existing business.

    On October 17, 1995, AMRE announced that it had entered into the Century 21 License Agreement and was not going to renew the AMRE Sears License Agreement.


    On November 1, 1995, Mr. Robert Swartz, the Chief Executive Officer and a director of AMRE, and Mr. Dennis Constantine, then the Vice President of Operations of AMRE, met with several companies engaged in businesses similar to AMRE's in order to present them with background information regarding AMRE and to describe to them possible synergies with AMRE. Mr. Melvin Rosenblatt, the Chairman of the Board and Secretary of Congressional, and Mr. D.S. Berenson, corporate counsel of Congressional, attended the meeting.


    On November 6, 1995, Mr. Berenson sent a letter to AMRE's senior management describing the historical business of Congressional, and on November 13, 1995, he sent another letter describing the structure for a possible business combination transaction between AMRE and Congressional.

    On November 14, 1995, Mr. Constantine, Mr. John Vanecko, the Chief Financial Officer and Vice President of AMRE, and their financial advisors, travelled to Congressional's corporate headquarters in Fairfax, Virginia to begin a financial and operational due diligence investigation of Congressional. Messrs. Vanecko and Constantine also met with Messrs. Nunez, Rosenblatt and Berenson to discuss the possibility of a business combination.

    On November 15, 1995, Mr. Berenson sent AMRE's senior management certain financial information regarding Congressional's business. On the same date, the ESOP engaged Barry Goodman Limited to conduct a preliminary appraisal of the Congressional Preferred Stock owned by the ESOP, assuming the existence of a willing purchaser of the Congressional Preferred Stock or of all of the outstanding stock of Congressional and to deliver the ESOP Opinion. Mr. Berenson provided Mr. Barry Goodman of Barry Goodman Limited with general and financial information with respect to Congressional in order to complete such appraisal.


    On November 16, 1995, Mr. Goodman orally conveyed to the ESOP through Mr. Berenson an appraisal for the Congressional Preferred Stock of $5,722,794 ($8,175.42 per share of Congressional Preferred Stock), assuming the existence of a willing purchaser of the Congressional Preferred Stock or of all the outstanding capital stock of Congressional.



    On November 17, 1995, representatives of AMRE and of Congressional conducted several conference calls throughout the day to discuss the possible structure of the transaction and the type of consideration to be provided therefor. The parties discussed a tax-free reorganization pursuant to which shares of Congressional Common Stock and Congressional Preferred Stock would be exchanged for AMRE Common Stock. The parties discussed the valuation of Congressional, the structure of the transaction with respect to its intended treatment as a pooling of interests and various issues relating to the ESOP.


    On November 18 and 19, 1995, Messrs. Swartz and Constantine participated in several telephone conversations with Mr. Berenson regarding the number of shares of AMRE Common Stock to be issued to the ESOP and the Congressional Common Shareholders in the proposed transaction.

    On the same date, Mr. Berenson met with the Congressional Board and the ESOP Board of Trustees. Mr. Berenson presented the appraisal of the Congressional Preferred Stock communicated to him by Mr. Goodman. The ESOP Board of Trustees removed themselves from participating on behalf of the ESOP in any vote regarding a business combination between Congressional and AMRE due to concerns of possible conflicts of interest. The ESOP Board of Trustees nominated Mr. Berenson to act as Substitute Trustee in the event a vote of the Congressional Preferred Stock held by the ESOP was required. The Congressional Board discussed the economic conditions affecting Congressional, including Congressional's relationship with Sears and the Congressional Sears License Agreement, the possible risks and benefits of a relationship with AMRE and Century 21, and the price and volume history of AMRE Common Stock. Following these discussions, the Congressional Board unanimously approved continuing negotiations with AMRE regarding a possible business combination, subject to shareholder approval, due diligence and acceptable terms.

    On November 21, 1995, Messrs. Rosenblatt, Nunez and Berenson, representing Congressional and the ESOP, and Messrs. Swartz, Constantine, Vanecko, and their legal and financial advisors, met in Dallas, Texas to conduct negotiations of the proposed transaction. As a result of such negotiations, a preliminary term sheet was drafted.

    On November 29, 1995, representatives of Congressional and AMRE drafted a final term sheet, pursuant to which the parties agreed to, among other things,
(i) the merger of Congressional with a subsidiary of AMRE; (ii) the issuance of 900,000 shares of AMRE Common Stock in connection with the merger; (iii) the execution of a sublicense agreement relating to the CENTURY 21 Home Improvements name by and between Congressional and ARI; (iv) the execution of an employment agreement between Mr. Nunez and AMRE; and (v) the merger being contingent upon the completion and satisfactory results in due diligence investigations.

    On December 5, 1995, the AMRE Board conducted a meeting during which the AMRE Board discussed with senior management of AMRE the background for the proposed transaction, including the benefits to its shareholders of a stock-for-stock tax-free business combination, a summary of the financial analysis of the transaction and the valuation of Congressional. The AMRE Board unanimously approved the terms of the transaction, as set forth in the draft of the Merger Agreement presented to the AMRE Board.

    On December 6, 1995, attorneys for AMRE delivered the first draft of the Merger Agreement to Congressional. Negotiations with respect to certain of the terms of such document continued through December 30, 1995, including matters concerning the ESOP, the ESOP fiduciary and related issues. The parties conducted expedited due diligence regarding each other throughout this period.

    On December 30, 1995, the Congressional Board met and discussed in detail the terms of the transactions as set forth in a draft of the Merger Agreement presented, and the Merger Agreement, and the transactions set forth therein and contemplated thereby, including the Merger, were unanimously approved. See "Special Factors -- Reasons for the Merger"; "Approvals of the AMRE Board and the Congressional Board."

REASONS FOR THE MERGER; APPROVALS OF THE AMRE BOARD AND THE CONGRESSIONAL BOARD

    The respective Boards of Directors of AMRE and Congressional have unanimously approved the Merger Agreement.

    AMRE. The AMRE Board believes that the Merger with Congressional is in the best interests of AMRE and its stockholders for the following reasons:

    o Merging with Congressional is a cost effective means of expanding AMRE's existing core siding and replacement window product lines into the mid-Atlantic region. AMRE was previously precluded under its agreement with Sears from marketing its core products in the mid-Atlantic states. Currently, AMRE is free to market its products throughout North America under the CENTURY 21 Home Improvements name and AMRE's growth strategy includes expanding its core product lines into newly licensed geographic markets. AMRE has determined that acquiring an existing regional siding and window operation is a desirable means of accessing the mid-Atlantic region given the high initial investment associated with the alternative of developing a new sales, administration and installation infrastructure in the region.

    o Congressional's operations complement the mid-Atlantic operations of Facelifters, the leading cabinet refacing company on the east coast, which AMRE anticipates acquiring through a merger on or about April 25, 1996. AMRE determined that its core product group would be well represented in the mid-Atlantic region through a combined regional marketing, manufacturing and installation organization offering both Facelifter's cabinet refacing products and services as well as Congressional's siding and replacement window products and services. Congressional was chosen as a merger candidate because of its strong market position, experienced management, compatible operating philosophy, and its commitment to the CENTURY 21 Home Improvements concept.

    o The Merger is intended to facilitate the development and expansion of the CENTURY 21 Home Improvements name and related home improvement products by expanding the name into the mid-Atlantic region with respect to AMRE's core siding and replacement window products.

    o Congressional's divisional management structure and discrete marketing territory create a favorable environment for AMRE to test new product lines and marketing programs, as well as for implementing new management and administrative structures.

    Congressional. In reaching its conclusion to unanimously approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Charter Amendment necessary for consummation of the Merger, the Congressional Board considered a number of factors. The Congressional Board did not assign any relative or specific weights to the factors considered. Among other things, the Congressional Board considered the following:

    o the combined entity, operating under the Century 21 License Agreement, was anticipated to be the largest home improvement company in the United States;


    o the market liquidity afforded by the listing on the NYSE of the additional common stock of AMRE to be issued to the Congressional Shareholders compared to the closely held restricted stock they currently hold;


    o    the ESOP Opinion;

    o the Congressional Board's review with its legal advisors of the provisions of the Merger Agreement;

    o    the price and volume history of AMRE Common Stock on the NYSE;


    o the fact that the Merger was expected to be a tax-free reorganization for federal income tax purposes for the holders of Congressional Common Stock and ESOP participants (other than in respect to cash paid to Congressional Shareholders and ESOP participants who properly exercise their dissenters' rights); and


    o the fact that the due diligence examination of AMRE conducted by representatives of Congressional indicated that AMRE has strong management and the potential for strong capital, revenue and earnings; the Congressional Board's belief that holders of Congressional Common Stock and Congressional Preferred Stock who exchange their shares may have enhanced prospects for long-term growth in their investment in Congressional; and the financial condition, results of operations, current business and expansion opportunities and constraints, and prospects of future performance and earnings of Congressional on a stand-alone basis.

         Although the Congressional Board of Directors has unanimously approved the Merger Agreement, including the transactions contemplated thereby, and the Charter Amendment, the Board has determined not to make a recommendation to its shareholders and the ESOP participants on how they should vote on the proposal to be presented at the Special Meeting. Recent court decisions regarding confidential voting instructions by employee stock ownership plan participants on corporate matters have held that recommendations made by boards of directors to participants may be construed to be coercive to employees. To avoid any such appearance, the ESOP participants' confidential voting instructions will be sent to an independent third party who will confidentially tally the ESOP participants' votes. The Congressional Board will not make any recommendation to the Congressional shareholders on how they should vote or to the ESOP participants as to how they should instruct the Substitute Trustee as to voting the Congressional Preferred Stock. ACCORDINGLY, THE CONGRESSIONAL BOARD RECOMMENDS THAT ESOP PARTICIPANTS CAREFULLY REVIEW THE INFORMATION CONTAINED HEREIN AND THE CONFIDENTIAL INSTRUCTIONS AND SUPPLEMENTAL INFORMATION PROVIDED BY THE SUBSTITUTE TRUSTEE BEFORE INSTRUCTING THE SUBSTITUTE TRUSTEE AS TO VOTING THE ALLOCATED CONGRESSIONAL PREFERRED STOCK ON THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.


EFFECTS OF THE MERGER

    Conversion of Congressional Common Stock and Congressional Preferred Stock. Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into Congressional, and Congressional will become a wholly owned subsidiary of AMRE. In the Merger, each outstanding share of Congressional Common Stock and Congressional Preferred Stock (other than shares held by dissenting Congressional Shareholders who properly exercise their dissenters' rights or shares held in treasury by Congressional) will be converted into
601.20 shares and 857.14 shares, respectively, of AMRE Common Stock. See "The Merger Agreement."


    Dilution. Immediately subsequent to the Merger, former Congressional Shareholders will hold an aggregate of approximately 900,000 shares of AMRE Common Stock, representing approximately 6.0% of the outstanding AMRE Common Stock based on the number of shares of AMRE Common Stock outstanding on April 15, 1996 and taking into account the shares anticipated to be issued to Congressional shareholders in connection with the contemplated Congressional Merger. See "Risk Factors -- Dilution".


INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Congressional Shareholders. In considering the approval of the Congressional Board with respect to the Merger Agreement, Congressional Shareholders should be aware that as of December 31, 1995 the following member of the Congressional Board was the beneficial owner of the following shares of Congressional Common Stock and Congressional Preferred Stock:

                                                        Shares of Congressional      Shares of Congressional
Name of                                                       Common Stock              Preferred Stock
Beneficial Owner                                           Beneficially Owned          Beneficially Owned
- ----------------                                        -----------------------      ----------------------
John B. Nunez . . . . . . . . . . . . . . . . . . . . .             400                    18.60955


    Employment Agreement. In connection with the consummation of the Merger, AMRE will enter into an employment agreement with John B. Nunez, the President of Congressional (the "Nunez Employment Agreement"), attached hereto as Annex
C. The Nunez Employment Agreement provides that Nunez will be employed by AMRE for an initial term of two years. Mr. Nunez shall serve as a Vice President of AMRE and shall have such additional appropriate responsibilities and authority, if any, as may be designated by the Chief Executive Officer of AMRE, at a salary of $150,000 per annum plus a $500 per month automobile allowance and certain other benefits. Mr. Nunez shall also be eligible to receive an annual bonus calculated with reference to the projected annual earnings before interest and taxes of the Surviving Corporation in the Merger. Mr. Nunez's employment will terminate upon his death, disability for three consecutive months or for "cause," which includes, among other things, continued failure to perform his duties, negligence or gross misconduct that is materially injurious to AMRE or a felony conviction. Mr. Nunez may terminate his employment if his health becomes impaired to the extent that continued performance of his duties is hazardous to his physical or mental health despite reasonable accommodation therefor or for "good reason," which includes the failure of AMRE to obtain a satisfactory agreement from a successor to Mr. Nunez, or AMRE's non-compliance with any material provisions of the Nunez Employment Agreement that is not cured after 30-days' notice is provided to AMRE.

DESCRIPTION OF ESOP


    The ESOP was formed on June 30, 1993. As of December 31, 1995, there were 58 participants in the ESOP. In connection with the ESOP's initial purchase of 700 shares of Congressional Preferred Stock (the "ESOP Shares"), Congressional borrowed $7.0 million (the "NationsBank Loan") from a predecessor of NationsBank, N.A. ("NationsBank") and in turn loaned the entire loan proceeds to the ESOP on substantially similar terms (the "Mirror Loan") in order to facilitate the purchase of the ESOP Shares. Congressional estimates that the NationsBank loan had an outstanding balance of approximately $5.4 million as of December 31, 1995, the date of the most recent allocation of ESOP Shares. As of that date, Congressional estimates that there were 192.5921 ESOP Shares allocated to the accounts of ESOP participants and 507.4079 ESOP Shares remaining unallocated.



    At the Effective Time, each ESOP Share will be exchanged for 857.14 shares of AMRE Common Stock (the "ESOP AMRE Shares"). The ESOP AMRE Shares received in exchange for the allocated ESOP Shares will be allocated to each ESOP participant's stock account on a pro rata basis in an amount equal to the fair market value of the allocated ESOP Shares in such participant's stock account at the Effective Time. The ESOP AMRE Shares received in exchange for the unallocated ESOP Shares will continue to secure the ESOP Loan. In addition, at the Effective Time, the current ESOP Board of Trustees, including the Substitute Trustee, will resign their positions, and a new ESOP Board of Trustees will be appointed by the Surviving Corporation.



    Pursuant to the Merger Agreement, the respective obligations of the parties to effect the Merger is subject to the fulfillment of the conditions that, among other things, Kenwood, a shareholder of Congressional, and Norman Rales, the principal individual shareholder of Kenwood, shall have been released from any liability in connection with the NationsBank Loan. In addition, the obligation of AMRE and Merger Sub to effect the Merger is further conditioned upon the receipt by AMRE and Congressional of a written consent of NationsBank to the Merger. NationsBank and AMRE are currently negotiating the terms upon which NationsBank would consent to the Merger, grant the requested release of liability and agree to certain amendments to the existing NationsBank Loan documents. AMRE anticipates that any agreements with NationsBank with respect to such amendments will provide, among other things, that the unallocated ESOP Shares securing the NationsBank Loan will be replaced by the unallocated ESOP AMRE Shares.



   At the Effective Time of the Merger, the Surviving Corporation will be entitled to and will appoint new ESOP Trustees. In addition, AMRE currently intends to cause the Surviving Corporation to terminate the ESOP. Upon the termination of the ESOP, the newly appointed ESOP Trustees may work with the Surviving Corporation to effect the termination of the ESOP and the liquidation of its assets. Shortly after the termination of the ESOP, it is expected that the new ESOP Trustees would distribute to the ESOP participants all of their allocated shares of AMRE Common Stock received in the Merger. The new ESOP Trustees must exercise their discretion, in compliance with all of their obligations under ERISA, in determining the most appropriate disposition of the ESOP's unallocated assets. Depending upon, among other things, the character, timing and sequence of such termination and disposition of unallocated assets, including any disposition of the ESOP's unallocated AMRE Common Stock which the new ESOP Trustees may determine appropriate, the value ultimately received by the Congressional Shareholders and the ESOP participants in connection with the Merger and the timing of distribution of the unallocated assets could be affected.


    Pursuant to the terms of the Merger Agreement, AMRE has covenanted not to cause Congressional or a fiduciary of the ESOP to take any action that does not comply in all material respects with ERISA, the Code and the ESOP.
Furthermore, AMRE has covenanted that following the Merger, it will not permit any unallocated ESOP AMRE Shares to be allocated to individuals other than those who are participants in the ESOP as of the Effective Time.

FAIRNESS OPINION FOR ESOP


    The ESOP has received a form of opinion from Barry Goodman Limited ("BGL") which will be issued as of the Effective Time that (i) the exchange of the Congressional Preferred Stock for AMRE Common Stock by the ESOP is for adequate consideration (as defined in Section 3(18) of ERISA and the proposed regulations thereunder), and (ii) the terms and conditions of the transactions contemplated by the Merger Agreement are fair to the ESOP from a financial point of view.




    As a condition to the consummation of the Merger, BGL will render the ESOP Opinion (including the above opinions) to D.S. Berenson as the Substitute Trustee and to the ESOP participants as of the Effective Time of the Merger.
No limitations will be imposed upon BGL with respect to the investigations made or procedures followed in rendering the ESOP Opinion.


    The ESOP Trustees engaged BGL because of its record and experience in making independent valuations for ESOPs. BGL is a business valuation consultant which regularly engages in rendering fairness opinions. In connection with its engagement, BGL entered into its customary fee arrangement with the ESOP and Congressional. BGL's compensation is not contingent on an action or event resulting from the analyses, opinions or conclusions in or the use of the ESOP Opinion. BGL is also employed by the ESOP Trustees to perform the annual valuation for the ESOP.



    The form of the ESOP Opinion which sets forth certain assumptions which will be made, matters considered and limits on the review undertaken by BGL, is attached hereto as Annex F. The ESOP participants are urged to read the ESOP Opinion in its entirety. The following summary of the procedures and analysis performed and assumptions used by BGL is qualified in its entirety by reference to the text of such ESOP Opinion. The ESOP Opinion is directed to the Substitute Trustee and the ESOP participants only and is directed only to the Exchange Ratio and the fairness of the transactions contemplated by the Merger and does not constitute a recommendation to the Substitute Trustee or the ESOP participants as to how they should direct the Substitute Trustee to vote at Congressional's upcoming shareholder meeting with regard to the Merger and related matters.


    The analysis and underlying assumptions included herein were derived by BGL, based partially upon information provided by the management of Congressional and AMRE as well as BGL's own assessment of general economic and market conditions. No other experts named elsewhere herein have been involved in or consulted with respect to such assumptions.

    In arriving at its opinions, BGL will review and analyze, among other things, the following:

    1.   The Merger Agreement;

    2. Congressional's Audited Financial Statements for the fiscal years ended March 31, 1986 through March 31, 1993 and nine months ended December 31, 1993, and twelve months ended December 31, 1994 and December 31, 1995;

    3.   The annual reports of AMRE for the years 1986 through 1995;

    4.   Financial statements for AMRE for the calendar year 1995;


    5. The registration statement on Form S-4, as filed with the Securities and Exchange Commission on April 18, 1996;


    6. Various articles and reports about AMRE from professional and business journals;

    7. Various articles and other sources regarding the financial condition of the home improvement industry;

    8. Certain other publicly available financial and other information concerning Congressional and AMRE;

    9. Publicly available information concerning other companies in the remodeling business and possible mergers and acquisitions in the same or similar business;

    10.  The license that AMRE has with Century 21 through its ARI subsidiary;


    11. ESOP plan and trust documents and Amendments No. 1 and 2 and proposed Amendment No. 3 to the ESOP;


    12. Certain Congressional Board Minutes related to the Merger and related matters; and


    13.  Certain Proposed ESOP Trustees resolutions.



    In conducting its review and in arriving at its opinions, BGL will rely upon and assume the accuracy and completeness of the financial and other information provided to it or publicly available and will not attempt independently to verify the same. BGL will not make or obtain any evaluations or appraisals of the properties of Congressional or AMRE. For purposes of its opinions, BGL will assume that the Merger will have the tax accounting and legal effects (including, without limitation, that the Merger will be accounted for as a pooling of interests) described in the Merger Agreement. BGL's ESOP Opinion is limited to the fairness, from a financial point of view, to the ESOP participants of the Exchange Ratio and other aspects of the exchange of Congressional Preferred Stock for AMRE Common Stock, and does not address Congressional's and AMRE's underlying business decisions to proceed with the Merger. BGL did not participate in any negotiations with respect to the amount of AMRE Common Stock to be exchanged for the Congressional Preferred Stock held by the ESOP and the Congressional Common Stock.


    The scope of BGL's work included the following and other factors:

    1. Analysis of information provided by Congressional's management regarding Congressional's products, services, customers and markets, history and background and other related data, along with discussions with Congressional's management on related topics;

    2. A review and analysis of the historical financial performance and condition of Congressional;

    3. A study of the general and specific economic factors that have impacted and, in all likelihood, will continue to impact the financial performance of Congressional;

    4. The determination of the cost of capital that stockholders of corporations use in the pricing of their securities;

    5. The identification and review of firms in the same or similar business with specific emphasis on how they have performed relative to Congressional; and

    6. A similar review of AMRE with respect to the items listed in 1 - 5 above.

    In connection with rendering the ESOP Opinion to the Substitute Trustee and the ESOP participants, BGL has performed and will perform certain financial analyses, which are summarized below. BGL believes that its analysis must be considered as a whole and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying BGL's ESOP Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, BGL will make numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Congressional or AMRE. Any estimates contained in BGL's analyses are not necessarily indicative of future results or values, which may be substantially more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. BGL further assumes and will assume that the public market for the AMRE Common Stock is sufficiently efficient to estimate the fair market value of that stock except that BGL has considered and will consider the volatility of the AMRE Common Stock just prior to the Effective Time of the Merger. None of the financial analyses performed by BGL was assigned or will be assigned a greater significance by BGL than any other.


    Set forth below is a brief summary of the analyses that will be performed by BGL in preparation of the ESOP Opinion. BGL will assume for purposes of its opinions that the Merger will be accounted for as a pooling of interests transaction under generally accepted accounting principles. Unless otherwise noted in this summary, BGL will use an exchange ratio of 857.14:1 as the Exchange Ratio for Congressional's Preferred Stock which is owned by the ESOP. BGL also will assume that the exchange ratio of Congressional Common Stock for AMRE Common Stock will be 601.2:1. These exchange ratios assume that the Effective Time of the Merger and of the exchange will be the date of the ESOP Opinion pursuant to the Merger Agreement.

    Because the Congressional Preferred Stock held by the ESOP is convertible into Congressional Common Stock at a rate of 0.7 shares for each share of Congressional Preferred Stock, BGL has to estimate the value of the Congressional Common Stock, on a fully-diluted basis, before estimating the value of the Congressional Preferred Stock.

The estimation of the fair market value of Congressional's Common Stock.

    The valuation of Congressional Common Stock will involve the use of two valuation methods -- a discounted future income (or cash flow) method and a capitalization of income method. BGL also will consider the publicly-traded values of AMRE and Facelifters in the valuation process. Both of the valuation methods used will be applied on a "debt-free basis." BGL will consider the high debt level, the poor financial position of Congressional because of the ESOP loan (for which it was responsible), the preferred stock dividends, the termination of the Congressional Sears License Agreement and the recent decline in Congressional's profitability before choosing the capitalization and discount rates to be applied in the valuation analysis. BGL will also consider the fact that Congressional Common Stock is not publicly-traded, the requirement that Congressional make a market for the ESOP's stock upon distribution to participants and that the ESOP's stock represents a large minority interest (assuming a full conversion of the Preferred Stock to Common Stock). Based upon this methodology, which BGL will use to determine the fair market value of the Congressional Common Stock as of the Effective Time of the Merger, on a non-controlling and fully-diluted basis, BGL already determined that such stock was valued at $5,288.17 per share at December 31, 1995.

The estimation of the fair market value of the ESOP's Congressional Preferred Stock.


    Based upon the above estimate of the value of Congressional's Common Stock, BGL also determined that the fair market value of the Congressional Preferred Stock held by the ESOP as of December 31, 1995, was approximately $7,814.11 per share. This computation is shown below:.

                     SUMMARY OF PREFERRED VALUE CALCULATION


    Face value of each preferred share                                   $10,000
    Market preferred yield without conversion                               9.5%
    Marketability adjustment                                                0.5%
    Adjusted market preference                                             10.0%
    Preferred stock dividend rate                                          6.78%
    Yield on preferred                                                     6.78%
    Value as a preferred without conversion                               $6,780
    Value per share of common, fully-diluted                           $5,288.17
    Conversion premium-market value of preferred                          111.1%
    Total dividend                                                      $474,600
    Common shares conversion                                               0.700
    Common value of preferred                                             $3,702
    Exercise price                                                       $10,000
    Value as a preferred without conversion                               $6,780
    Conversion value of preferred only                                 $1,034.11
    Total value of preferred                                           $7,814.11
    Price paid by ESOP per share                                         $10,000
    Total shares purchased by ESOP                                           700
    Conversion premium upon purchase                                      170.12
    ESOP loan amount                                                  $7,000,000
    Total value of preferred shares purchased                         $5,469,877
    Common stock convertible into                                            490
    If converted, percent of total common                                 49.54%

    As can be seen above, the face amount of the Congressional Preferred Stock is $10,000. BGL will value the preferred stock in two portions. First, the preferred stock will be valued without the conversion right, then the conversion right will be valued separately. In valuing the Congressional Preferred Stock without the conversion right, BGL must compare the Congressional Preferred Stock dividend rate of 6.78% to the rate that the market would demand for a non- convertible preferred stock issued by Congressional.

    In order to estimate what this market dividend rate would be, BGL has reviewed and will review yields on publicly- traded preferred stock. BGL believes that the Congressional Preferred Stock, even considering the small size of Congressional and the lack of the marketability of its preferred shares, would be investment grade.(1) Conservatively, BGL believes that Congressional Preferred Stock could be equal to utility securities rated baa by Moody's Investors Services ("Moody's"). Moody's describes this rating as follows:

    An issue which is rated baa is considered to be medium grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.(2)

    According to Moody's, utility preferreds with this rating were yielding 8.00% at the end of 1995. BGL then increased this yield to 9.50% because of the additional risk brought on by the ESOP's debt and the other risk factors mentioned above. In consideration for the fact that the Congressional Preferred Stock held by the ESOP is not publicly- traded, BGL made a 5.00% marketability adjustment to the comparable yield which resulted in a comparable yield of 10.00% Dividing the actual rate paid of 6.78% by the market rate of 10.00%, and multiplying the quotient by the face value of the Congressional Preferred Stock, BGL has arrived





________________________

(1) Investment grade includes the top four ratings from the major rating services.

(2)  Moody's Bond Record, (New York: Moody's Investor's Service, January,
     1996), p. 336.

at a preliminary preferred value of $6,780.00 per share as of December 31, 1995, and will use this same method in arriving at a final preferred value as of the Effective Time of the Merger. Using the Black-Scholes and Shelton option valuation methods, BGL also has determined that the conversion rights had a fair market value of $1,034.11 per share as of December 31, 1995. BGL also will use this same method in arriving at a final value for the conversion rights as of the Effective Time of the Merger. Adding the pure preferred value to the value of the conversion right, BGL determined that the total value of the Congressional Preferred Stock held by the ESOP as of December 31, 1995, was $7,814.11 per share.

    Based upon this estimated value per share of $7,814.11, the total value of the 700 shares of Congressional Preferred Stock held by the ESOP would be approximately $5,469,877. Given the Exchange Rate, the ESOP will receive a total of 599,998 shares of AMRE Common Stock in the Merger. The fair market value of AMRE Common Stock, as traded on the NYSE, at April 13, 1996, was
18.375. The total fair market value of the AMRE Common Stock to be received by the ESOP, therefore, in exchange for the Congressional Preferred Stock would be approximately $11,024,963. In analyzing the appropriate factors discussed above, it is BGL's opinion, and will likely be its opinion as of the Effective Time of the Merger (which is a condition to the consummation of the Merger), that the ESOP will be receiving at least "adequate consideration" (as defined in Section 3(18) of ERISA) for the Congressional Preferred Stock it exchanges for AMRE Common Stock in the Merger.

    In rendering its opinions that the value of the 599,998 shares of AMRE Common Stock received by the ESOP in exchange for the Congressional Preferred Stock will constitute "adequate consideration" within the meaning of Section 3(18) of ERISA and that the terms and conditions of the transactions contemplated by the Merger will be fair to the ESOP, its participants and their beneficiaries, from a financial point of view, BGL will not, however, be making any recommendation as to how ESOP participants should direct the Substitute Trustee to vote the allocated shares of Congressional Preferred Stock or as to whether the ESOP and/or the ESOP participants should hold or sell the AMRE Common Stock after the Merger.

ACCOUNTING TREATMENT

    The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of AMRE and Congressional will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of AMRE and Congressional for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for the fiscal years prior to the Merger will be adjusted to a calendar year to conform with AMRE's fiscal year and will be combined and reported as the results of operations of the combined company.

    Pursuant to the Merger Agreement, AMRE and Congressional have agreed to not (and to not knowingly permit any of their respective affiliates to) take any action, or fail to take any reasonable action, that would jeopardize the treatment of the Merger as a pooling of interests. In the event such an action occurred, the Merger would not qualify as a pooling of interests and, rather, would be accounted for under the purchase method which would result in the recording of a significant amount of goodwill (the excess of the value of AMRE Common Stock exchanged in the Merger over the fair value of the net assets of Congressional). Depending upon the amount of goodwill recorded and the amortization period selected, the future operating income of the combined company would be reduced by $0.5 million to $1.0 million per year under the purchase method of accounting. If, prior to the Effective Time, the parties become aware of any circumstance that would prevent the Merger from being treated as a pooling of interests for accounting purposes, Congressional shareholder approval will be resolicited. See "The Merger Agreement" and "Special Factors -- Federal Securities Laws Consequences."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    This section summarizes the material federal income tax consequences which are expected to result from the Merger and the issuance of the securities offered by this Information Statement/Prospectus. It is impracticable to comment on all aspects of federal, state, local and foreign laws that may affect the tax consequences of the transactions contemplated hereby as they relate to the particular circumstances of each shareholder or potential shareholder. The federal income tax discussion set forth below applies only to holders of shares of AMRE, Merger Sub, Surviving Corporation or Congressional who hold such shares as capital assets. The federal income tax consequences to any particular shareholder may be affected by matters not discussed below. For example, certain types of holders (including foreign persons, life insurance companies, tax exempt organizations and taxpayers who may be subject to the alternative minimum tax) may be subject to special rules not addressed herein. Furthermore, the discussion may not be applicable with respect to shares received pursuant to the exercise of employee stock options or otherwise as compensation.

    This summary is based on the current provisions of the Code, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to changes that may or may not be retroactively applied. Many of the provisions of the Code which have been recently enacted or amended have not been interpreted by the courts or the IRS.

    No assurance can be provided that opinions and statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or would be sustained by a court if so challenged.

    THE DISCUSSION SET FORTH BELOW ADDRESSES CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY WHICH ARE EXPECTED TO RESULT FROM THE MERGER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE MERGER, THE HOLDING AND DISPOSITION OF THE SECURITIES OFFERED HEREIN, AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES.

    General. Congressional has obtained the Ernst & Young Opinion as to certain of the expected federal income tax consequences of the Merger, a copy of which is attached as Annex E hereto. Congressional selected Ernst & Young on the basis of its national reputation and perceived expertise in connection with federal income tax matters, including tax- free reorganizations. In rendering the Ernst & Young Opinion, Ernst & Young has relied, as to factual matters, solely on the present and continuing accuracy of (i) the description of the facts relating to the Merger contained in this Information Statement/Prospectus, (ii) the factual representations contained in the Merger Agreement and related documents, and (iii) certain factual matters addressed by representations made by certain executive officers of AMRE and Congressional as well as Congressional Shareholders, as further described in the Ernst & Young Opinion.

    Subject to the conditions, qualifications and representations contained herein (and as further described below) and in the Ernst & Young Opinion, Ernst & Young has opined that each of the following income tax consequences will result (i) the Merger will constitute a reorganization within the meaning of
Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code;
(ii) AMRE, Merger Sub, and Congressional will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) the Merger will not result in the recognition of a gain or loss to AMRE, Merger Sub, Congressional, or the Congressional Shareholders except for any cash paid in connection with the exercise of dissenters' rights; (iv) the adjusted basis of each former Congressional Shareholder in the AMRE Common Stock received in the Merger will be the same as the adjusted basis of the Congressional stock surrendered in exchange therefor; and (v) the holding period of the AMRE Common Stock received by Congressional Shareholders will include the holding period of the Congressional stock surrendered in exchange therefor. The Ernst & Young Opinion represents only Ernst & Young's best judgment as to the expected federal income tax consequences of the Merger and is not binding on the IRS. The IRS may challenge the conclusions stated therein, and Congressional Shareholders may incur the cost and expense of defending positions taken by them with respect to the Merger.

    The Ernst & Young Opinion states that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code and is based on a representation that, as at the Effective Time, there is no plan or intention by the ESOP participants and Congressional Shareholders to sell, exchange or dispose of their AMRE Common Stock received in the Merger or upon distribution from the ESOP. If the above- described representation is not accurate, it is possible that the Merger will instead be treated as a taxable acquisition of Congressional stock by AMRE. See "-- Consequences of Failed Reorganization" below.

    Distribution by ESOP. In the event of the termination of the ESOP, the tax treatment of the resulting distribution of AMRE Common Stock by the ESOP to the ESOP participants is described below. (This information is not part of the Ernst & Young opinion.)

    A distribution of the AMRE Common Stock in a participant's account in the ESOP as a result of a termination of the ESOP will likely qualify for treatment as an eligible rollover distribution. A participant may elect a direct rollover to an individual retirement account ("IRA") or another qualified plan of all or any portion of an eligible rollover distribution. A direct rollover amount is not subject to taxation until the participant later receives a distribution from the IRA or qualified plan. If a participant's distribution exceeds $500, he may elect a direct rollover of only a part of the distribution, provided the portion directly rolled over is at least $500. If the distribution is $500 or less, the participant must elect either a direct rollover of the entire amount or payment of the entire amount.

    The portion of a distribution from the ESOP which a participant elects to receive is taxable to the participant unless, within 60 days, he rolls over the distribution to an IRA or to another employer plan. The taxable portion of a distribution is subject to 20.0% federal income tax withholding. A participant may not waive this withholding. However, the amount withheld cannot exceed the amount of cash (or property other than AMRE Common Stock) he receives. If the distribution is entirely in the form of AMRE Common Stock, withholding does not apply. There also is no withholding if the participant receives, in addition to AMRE Common Stock, no more than $200 in cash, in lieu of fractional stock.

    If a participant receives payment of his distribution from the ESOP, he still may roll over all or any portion of the distribution to an IRA or another qualified plan that accepts rollovers within 60 days of the participant's receipt of the payment. The portion of the distribution which the participant elects to roll over is not subject to taxation until the participant receives distributions from the IRA or qualified plan. A participant may roll over 100.0% of his eligible rollover distribution even though the employer or plan administrator of the ESOP has withheld 20.0% of the distribution for income tax withholding. If a participant elects to roll over 100.0% of the distribution, the participant must obtain other money within the 60-day period to contribute to the IRA or qualified plan to replace the 20.0% withheld. If he elects to roll over only the 80.0% received, the 20.0% withheld will be subject to taxation.

    If a participant receives a distribution from the ESOP before he reaches age 59 1/2 and he does not roll over the distribution, the distribution is subject to a 10.0% penalty tax in addition to any federal income taxes, unless an exception applies.

    If a distribution from the ESOP is a "lump sum distribution," and the participant receiving it was born before 1936, he may elect special treatment, but only if the participant does not roll over any part of the lump sum distribution. A lump sum distribution is a distribution, within one calendar year, of a participant's entire vested account balance (including the nontaxable portion of distribution) under the ESOP. The distribution must occur after the participant attains age 59 1/2 or after he has separated from service.

    A participant must have completed at least five years of active participation in the ESOP for income averaging to apply to the distribution. As a general rule, a participant may not elect income averaging for a lump sum distribution if he elected income averaging with respect to a prior lump sum distribution received after December 31, 1986, or after he attains the age of 59 1/2.

    The Code provides a special rule for a distribution which includes employer stock such as the AMRE Common Stock. In order to take advantage of this special rule, the distribution must qualify as a lump sum distribution. Under this rule, a participant has the option of not paying the tax on the "net unrealized appreciation" of the stock until he sells the stock. Net unrealized appreciation generally is the increase in the value of the stock while the ESOP held the stock. If the participant elects not to apply the special rule, his net unrealized appreciation is taxable in the year of distribution, unless the participant rolls over the stock to an IRA or to another qualified plan as described above.

    Consequences of Failed Reorganization. If the Merger does not qualify as a reorganization under Section 368 of the Code, the transaction will be treated for federal income tax purposes as a purchase of Congressional stock from the Congressional Shareholders by AMRE in exchange for AMRE Common Stock. In such event, each of the Congressional Shareholders, other than the ESOP, would recognize gain or loss equal to the difference between the fair market value of the AMRE Common Stock received and each such shareholder's adjusted basis in its Congressional stock, which gain or loss would be long-term capital gain or loss if such stock has been held for more than one year, provided the stock has been held as a capital asset. Additionally, Congressional Shareholders would recognize income or gain to the extent they receive any cash in connection with the exercise of dissenter's rights. Neither AMRE nor Congressional would recognize gain or loss in such event.

    Backup Withholding. Federal income tax law requires that a holder of Congressional stock provide the Exchange Agent with its correct taxpayer identification number, which, in the case of a shareholder who is an individual, is his social security number, or, in the alternative, establish a basis for exemption from backup withholding. Exempt holders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. If the correct taxpayer identification number or an adequate basis for exemption is not provided, the shareholder will be subject to withholding of 31.0% of the cash (if any) received with respect to dividends paid or the proceeds of a sale, exchange or redemption of AMRE Common Stock.

    To prevent backup withholding, each shareholder must complete the Substitute Form W-9 provided by the Exchange Agent with the transmittal letter and certify under penalties of perjury (i) that the taxpayer identification number provided is correct (or that such shareholder is awaiting a taxpayer identification number), and (ii) that the shareholder is not subject to backup withholding because (a) such shareholder is exempt from backup withholding, (b) the shareholder has not been notified by the IRS that such shareholder is subject to backup withholding as a result of the failure to report all interest or dividends, or (c) the IRS has notified such shareholder that it is no longer subject to backup withholding. The Substitute Form W-9 should be completed, signed, and returned to the Exchange Agent. In order for a shareholder who is a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from Congressional.

REGULATORY APPROVALS

    Based on information available to them, AMRE and Congressional believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such challenge were made, AMRE or Congressional would prevail or would not be required to accept certain conditions possibly including certain divestitures in order to consummate the Merger. See "The Merger Agreement -- Terms of the Merger Agreement -- Conditions to the Merger."

FEDERAL SECURITIES LAWS CONSEQUENCES

    All shares of AMRE Common Stock received or held by Congressional Shareholders in connection with the Merger will be freely transferable under the federal securities laws, except that shares of AMRE Common Stock received or held by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Congressional prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of AMRE) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of AMRE or Congressional generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires Congressional to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any shares of AMRE Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

LISTING ON THE NEW YORK STOCK EXCHANGE


    AMRE Common Stock is currently listed for trading on the NYSE, and it is anticipated that such stock will continue to be traded thereon immediately following consummation of the Merger. The AMRE Common Stock to be issued upon consummation of the Merger has been approved for listing on the NYSE, subject to notice of issuance.


APPRAISAL RIGHTS


    The Merger Agreement provides that upon approval of the Merger by Congressional Shareholders, Congressional shall send to each of the Congressional Shareholders notice as to the Effective Time of the Merger and the availability of appraisal rights under the Virginia Act. Holders of Congressional Common Stock and Congressional Preferred Stock who wish to object to the Merger and exercise dissenters' rights must comply with the provisions of Article 15 of the Virginia Act, a copy of which is attached as Annex B. The Substitute Trustee has informed AMRE that he will assert dissenters' rights on behalf of any ESOP participant, as to allocated preferred shares beneficially owned by such ESOP participant, upon timely receipt of notice from such ESOP participant in conformity with the requirements of Article 15 of the Virginia Act. Notwithstanding the foregoing, participants in the ESOP who wish to exercise dissenters' rights under Article 15 of the Virginia Act by virtue of their beneficial interest in Congressional Preferred Stock allocated to their ESOP accounts must continue to comply with Article 15 of the Virginia Act following such notice.



    To exercise their dissenters' rights, a holder must (i) prior to the vote taking place, deliver to Congressional, at the address shown on the Notice of Special Meeting, a written notice of intent to demand payment for his shares pursuant to Article 15 of the Virginia Act if the Merger is effectuated and
(ii) not vote his shares in favor of the Merger. The demand notice should specify the holder's name and mailing address, the number of shares owned and that the holder is demanding dissenters' rights. A VOTE AGAINST THE MERGER WILL NOT IN ITSELF CONSTITUTE SUCH WRITTEN NOTICE, AND A FAILURE TO VOTE WILL NOT CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT.


    A record holder of Congressional Common Stock or Congressional Preferred Stock may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies Congressional in writing of the name and address of each person on whose behalf the holder is asserting dissenters' rights. The rights of a partial dissenter will be determined as if the shares as to which such holder is dissenting and such holder's other shares were registered in the names of different shareholders. A beneficial owner of Congressional Common Stock or Congressional Preferred Stock may assert dissenters' rights as to shares held on such beneficial owner's behalf only if:
(i) such beneficial owner submits to Congressional the record holder's written consent to the dissent not later than the time the beneficial owner asserts dissenters' rights; and (ii) the beneficial owner does so with respect to all shares of which he is a beneficial owner or over which he has power to direct the vote.

    Within ten days after the Effective Date of the Merger, the Surviving Corporation is required to deliver a dissenters' notice in writing to each holder of Congressional Common Stock or Congressional Preferred Stock who has filed such written notice of intent to demand payment for his shares and who has not voted such shares in favor of the Merger that (i) states where the payment demand shall be sent and where and when certificates shall be deposited and includes the information set forth in Article 15 of the Virginia Act; (ii) supplies a form for demanding payment; (iii) sets a date by which the Surviving Corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date of delivery of the dissenters' notice; and (iv) is accompanied by a copy of Article 15 of the Virginia Act. A dissenting shareholder must (i) deposit his certificates in accordance with the terms of the notice and (ii) send in the form for demanding payment within the time period specified by the dissenters' notice, or such dissenting holder will not be entitled to payment for his shares under Article 15.

    Within 30 days after receipt of a payment demand, the Surviving Corporation must pay a dissenting holder of Congressional shares the amount the Surviving Corporation estimates to be the fair value of the shares, plus accrued interest. The payment must be accompanied by financial statements of Congressional, an explanation of how the Surviving Corporation estimated the fair value of the shares and calculated the interest, a statement of the holder's right to demand payment as provided in Article 15 of the Virginia Act (as described below) if dissatisfied with the offer of payment and a copy of
Article 15. The Surviving Corporation may elect to withhold payment from a dissenting holder of Congressional Common Stock or Congressional Preferred Stock who was not the beneficial owner of the holder's shares on November 30, 1995, the date of the first publication in the news media of the terms of the proposed Merger. To the extent the Surviving Corporation withholds payment, it must estimate the fair value of the Congressional shares, plus accrued interest, and must offer to pay this amount to each dissenting holder of Congressional shares who agrees to accept such amount in the full satisfaction of such holder's demand.

    If a dissenting holder believes that the amount paid or offered by the Surviving Corporation is less than the fair value of his shares or that the interest due is incorrectly calculated, within 30 days after the date the Surviving Corporation makes or offers to make payment to the dissenting holder, such holder may notify the Surviving Corporation in writing of his own estimate of the fair value of his shares and amount of interest due and, (i) in the case of a payment by the Surviving Corporation, demand payment of his estimate, less the payment made by the Surviving Corporation or, (ii) in the case of an offer by the Surviving Corporation, reject the Surviving Corporation's offer and demand payment of the fair value of his shares and interest due. Such holder waives his right to demand payment under Article 15 of the Virginia Act if he does not notify the Surviving Corporation in writing as set forth in (i) or
(ii) above within 30 days after the Surviving Corporation makes or offers payment for his shares of Congressional Common Stock or Congressional Preferred Stock.

    If a demand for payment under the preceding paragraph remains unsettled, within 60 days after receiving a payment demand from a dissenting holder of Congressional Common Stock or Congressional Preferred Stock, the Surviving Corporation must either commence a proceeding in the Circuit Court of the City of Norfolk to determine the fair value of such holder's shares and accrued interest, or it must pay each dissenting shareholder whose demand remains unsettled the amount demanded.


    The statements made in this summary are qualified in their entirety by reference to Article 15 of the Virginia Act, a copy of which is attached hereto as Annex B. The provisions of Article 15 are technical in nature and complex. IT IS SUGGESTED THAT ANY BENEFICIAL OR RECORD HOLDER OF CONGRESSIONAL COMMON STOCK OR CONGRESSIONAL PREFERRED STOCK WHO DESIRES TO EXERCISE A RIGHT TO DISSENT SHOULD CONSULT SUCH HOLDER'S COUNSEL BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF ARTICLE 15 MAY DEFEAT DISSENTERS' RIGHTS.

                              THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement, the full text of which is attached hereto and incorporated herein by reference as Annex A. The following discussion is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

    The Merger Agreement provides that, subject to the terms and conditions thereof, at the Effective Time, Merger Sub will be merged with and into Congressional, and the separate corporate existence of Merger Sub shall thereupon cease. Congressional will be the Surviving Corporation in the Merger and will continue to be governed by the laws of the Commonwealth of Virginia, and the separate corporate existence of Congressional with all of its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as set forth in the Merger Agreement. The Merger will have the effect specified in the Virginia Act.

EFFECTIVE TIME OF THE MERGER


    The Merger Agreement provides that the Merger will become effective at the later of (i) the time Articles of Merger are filed with the State Corporation Commission of Virginia (the "Virginia Commission"), and the Virginia Commission issues a Certificate of Merger, (ii) Articles of Merger are filed with the Delaware Secretary of State and (iii) the effective time set forth in such filings. It is anticipated that, if the Merger Agreement and the transactions contemplated thereby, including the Merger, are approved and adopted at the Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur as soon as practicable after the date of the Special Meeting.


MANNER AND BASIS OF CONVERTING SHARES

    At the Effective Time, each outstanding share of Congressional Common Stock and Congressional Preferred Stock (other than shares held by dissenting Congressional Shareholders who properly exercise their dissenters' rights or shares of Congressional Common Stock or Congressional Preferred Stock held in the treasury of Congressional, which shares will be canceled at the Effective
Time) will be converted into 601.20 shares and 857.14 shares of AMRE Common Stock, respectively.


    Promptly following the Effective Time, AMRE will cause the Exchange Agent to mail to each record holder of Congressional Common Stock and the holder of Congressional Preferred Stock immediately prior to the Effective Time a letter of transmittal and other information advising such holder of the consummation of the Merger and for use in exchanging certificates representing Congressional Common Stock or Congressional Preferred Stock for certificates representing AMRE Common Stock. After the Effective Time, there will be no further registration of transfers on the stock transfer books of Congressional of shares of Congressional Common Stock or Congressional Preferred Stock that were outstanding immediately prior to the Effective Time. Stock certificates should not be surrendered for exchange by Congressional Shareholders prior to the Effective Time and the receipt of a letter of transmittal. Certificates surrendered for exchange by any person constituting an "affiliate" of Congressional, for purposes of Rule 145(c) under the Securities Act, shall not be exchanged until AMRE receives an executed Affiliate Letter (as defined below).


    No fractional shares of AMRE Common Stock will be issued in the Merger. In lieu of the issuance of fractional shares, one additional share of AMRE Common Stock will be issued for any fractional share that would have otherwise been issued.


    Until such time as a holder of Congressional Common Stock or Congressional Preferred Stock, as the case may be, surrenders his outstanding stock certificate to the Exchange Agent, together with the letter of transmittal, the shares of Congressional Common Stock or Congressional Preferred Stock, represented thereby (other than those held by dissenters) will be deemed from and after the Effective Time, for all corporate purposes to evidence the right to receive a certificate representing the number of newly issued shares of AMRE Common Stock to be issued therefor. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of AMRE Common Stock held by it from time to time under the Merger Agreement, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. Upon surrender of the certificates previously representing Congressional Common Stock or Congressional Preferred Stock, the holder thereof will receive one or more certificates representing the number of shares of AMRE Common Stock which such holder is entitled to receive. In addition to certificates for AMRE Common Stock, Congressional Shareholders shall also be entitled to receive the amount of any dividends or other distributions payable to holders of record of AMRE Common Stock on or after the Effective Time with respect to their shares, without interest thereon.

TERMS OF THE MERGER AGREEMENT

    The Merger Agreement provides that AMRE and Congressional shall use all commercially reasonable efforts to take all actions as may be necessary or appropriate in order to effect the Merger as promptly as practicable.

    Conversion of Congressional Stock; Common Stock Exchange Amount and Preferred Stock Exchange Amount. Under the terms of the Merger Agreement, each share of Congressional Common Stock and Congressional Preferred Stock (other than shares held by dissenting Congressional Shareholders who properly exercise their dissenters' rights or shares held in treasury) will at the Effective Time be converted into 601.20 shares and 857.14 shares, respectively, of AMRE Common Stock.

    Representations. The Merger Agreement contains various representations and warranties of the parties, including but not limited to such matters as their organization; authorization and validity of the Merger Agreement; absence of conflict with charter documents or agreements by which the parties are bound or laws or judgments applicable to the parties; governmental approvals and third party consents; financial statements; the absence of any material adverse changes; payment of taxes; litigation; absence of environmental issues; ownership of material assets; full disclosure; and broker's fees. The Merger Agreement also contains representations by Congressional with respect to real and personal property holdings; permits; insurance; contracts; employee benefit plans; shareholder information; and dividend payments. Certain representations and warranties of AMRE and Congressional regarding financial statements, environmental liability, and scope of disclosure, as well as certain representations made by Congressional regarding the ESOP, shall survive the Merger until a termination of the ESOP and distribution of the ESOP's assets occurs. AMRE's representation as to continuing a historic line of Congressional's business shall continue for one year following the Merger. No other representations and warranties in the Merger Agreement survive the Merger.

    Conditions to the Merger. Pursuant to the Merger Agreement, the respective obligations of the parties to effect the Merger will be subject to the fulfillment at or prior to the Effective Time of the conditions that, among other things, (i) the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement shall have been approved and adopted by the requisite vote of the Congressional Shareholders, as required by applicable law; (ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall be in effect that would make the acquisition of the shares of Congressional Common Stock and Congressional Preferred Stock by AMRE or the holding by AMRE of the shares of common stock of the Surviving Corporation illegal, or otherwise prohibit the consummation of the Merger;
(iii) all consents, approvals and actions by any governmental commission, board or other regulatory body required to permit the consummation of the Merger shall have been obtained, except for filings in connection with the Merger and any other documents required to be filed after the Effective time and except for such consents or approvals that would not have a material adverse effect on Congressional or AMRE; (iv) a registration statement on Form S-4 relating to AMRE Common Stock shall have been declared effective by the Commission, and no stop order suspending the effectiveness of such registration statement shall be in effect; (v) the AMRE Common Stock to be issued in the Merger shall have been approved for listing on the

NYSE, subject only to official notice of issuance; (vi) no action shall be pending which has been filed by any state or federal authority or any other party seeking to enjoin consummation of the transactions contemplated by the Merger Agreement, including, but not limited to, the Merger, and no injunction shall have been issued and shall be effective or enforceable or under appeal if the effectiveness or enforceability thereof has been lifted or stayed by a court or other authority of competent jurisdiction, preventing the Merger, or imposing conditions on, the Merger which are materially adverse to AMRE, Merger Sub, Congressional or any of their shareholders; (vii) AMRE shall have duly completed all corporate actions to amend the AMRE Certificate to authorize the issuance of additional AMRE Common Stock if necessary to consummate the transactions contemplated by the Merger Agreement; and (viii) Kenwood, a shareholder of Congressional and Norman R. Rales, the principal shareholder of Kenwood, shall have been released by NationsBank from any liability in connection with the NationsBank Loan and any collateral security agreements relating thereto.


    Additional Conditions to the Obligation of Congressional. The obligation of Congressional to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of certain additional conditions, (unless waived) or except as otherwise contemplated by the Merger Agreement, including, without limitation, (i) AMRE and Merger Sub shall in all material respects have complied with its obligations, agreements and covenants under the Merger Agreement; (ii) the representations and warranties of AMRE and Merger Sub shall be true and correct in all material respects, except as affected by the transactions contemplated under the Merger Agreement; (iii) AMRE and Merger Sub shall have delivered an Officer's Certificate in which certain officers shall certify to their best knowledge as to the satisfaction of certain conditions under the Merger Agreement; (iv) the results of a due diligence review of AMRE shall be materially satisfactory to Congressional; (v) AMRE shall have executed and delivered the Nunez Employment Agreement; (vi) Congressional shall have received the Ernst & Young Opinion; (vii) the ESOP shall have received the ESOP Opinion; (viii) Congressional shall have received certified copies of the resolutions of the AMRE Board and the board of Merger Sub authorizing the Merger; and (ix) Congressional shall have received incumbency certificates from the secretaries of AMRE and Merger Sub.



    Additional Conditions to the Obligation of AMRE and Merger Sub. The obligations of AMRE and Merger Sub to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of certain additional conditions, (unless waived) or except as otherwise contemplated by the Merger Agreement, including, without limitation, (i) all of the members of the Congressional Board shall have irrevocably tendered their resignations effective as of the Effective Time and Congressional shall have accepted such resignations; (ii) the results of a due diligence review of Congressional shall be deemed materially satisfactory to AMRE; (iii) Congressional shall have delivered an Officer's Certificate in which an officer of Congressional shall certify to his best knowledge as to the satisfaction of certain conditions under the Merger Agreement; (iv) Congressional shall have complied in all material respects with the obligations, agreements and covenants under the Merger Agreement; (v) the representations and warranties made by Congressional and the Shareholders shall be true and correct in all material respects, except as affected by the transactions under the Merger Agreement; (vi) Congressional shall have delivered to AMRE and Merger Sub all necessary releases, consents, waivers, authorizations and approvals; (vii) AMRE and Congressional shall have received a written consent of NationsBank to the Merger; (viii) AMRE and Merger Sub shall have received certified copies of the resolutions of the Congressional Board and the Congressional Shareholders authorizing the Merger; (ix) AMRE and Merger Sub shall have received an incumbency certificate from the secretary of Congressional; and (x) holders of not more than 10.0% of the shares of Congressional stock shall have exercised and properly perfected dissenters' rights under Article 15 of the Virginia Act.


    Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Congressional Shareholders, (i) by mutual written consent of the boards of AMRE, Merger Sub and Congressional; (ii) by either of the boards of Merger Sub or Congressional if the Effective Time shall not have occurred on or before June 30, 1996 and the failure of the Effective Time occurring on such date is not due to any action of the terminating party; (iii) if an order, decree or ruling shall have been issued by a court of competent jurisdiction or governmental, regulatory or administrative agency or commission, or other action is taken which permanently restrains, enjoins, or otherwise prohibits the transactions contemplated in the Merger Agreement, and such order, decree, ruling or action becomes final and nonappealable; or (iv) by Congressional, in the event a third party makes a bona fide offer to acquire substantially all of the assets of Congressional, merge, consolidate or otherwise enter into a combination of interests. If the Merger Agreement is terminated pursuant to clause (iv) of the preceding sentence, Congressional will be required to pay AMRE a termination fee of $500,000 (the "Termination Fee"). If the Merger Agreement is terminated (a) pursuant to clause (ii) or (b) if the Effective Time shall not have occurred on or before June 30, 1996 and for reasons other than the failure to meet the general conditions and AMRE's additional conditions to effect the Merger, as set forth under the Merger Agreement, AMRE shall pay Congressional the Termination Fee.

    Other Offers. Pursuant to the Merger Agreement and subject to its fiduciary duties under applicable law, Congressional has agreed that neither it nor its agents or affiliates shall, directly or indirectly, through any officer, director, agent, representative or otherwise, (i) solicit, initiate or encourage proposals or offers from any person relating to any acquisition of all or substantially all of the assets of, or any equity interest in, Congressional or any merger, consolidation or business combination with Congressional; (ii) participate in any discussions regarding or furnish to any person any information with respect to the foregoing; or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

    Conduct of Congressional's Business Prior to Merger. Pursuant to the Merger Agreement, Congressional has agreed, among other things, during the period from the date of the Merger Agreement until the Effective Time, except in connection with the transactions contemplated by the Merger Agreement or except as agreed upon in writing, that (i) the business of Congressional shall be conducted only in the ordinary course of business, and Congressional shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships; (ii) Congressional shall use its commercially reasonable efforts to preserve its business organization intact, to keep available the services of its current officers and key employees and to maintain satisfactory relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having significant business relationships with it; (iii) Congressional shall not, directly or indirectly, (a) authorize for issuance, issue, sell, pledge, deliver, or agree or commit to issue, sell, pledge or deliver (whether through the issuance or grant of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of Congressional or securities or rights convertible into or exchangeable for, shares of capital stock or securities convertible into or exchangeable for such shares; (b) pledge, dispose of or encumber, except in the ordinary course of business, any of its assets (including any indebtedness owed to it or any claims held by it); (c) amend or propose to amend its charter or bylaws or similar organizational documents except as may be required to effect the transactions contemplated by the Merger Agreement; (d) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock except as in the ordinary course of the operation of the ESOP; (e) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any capital stock of Congressional; (f) transfer any assets or liabilities to an affiliate; or (g) authorize or enter into an arrangement to do the foregoing; (iv) Congressional will not, directly or indirectly, (a) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any amount of property or assets of any other individual or entity; (b) acquire any assets for a value in excess of $10,000 other than in the ordinary course of business;
(c) dispose of any assets with a value in excess of $10,000 other than in the ordinary course of business; (d) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, make any loans or advances or enter into any other transaction, except in the ordinary course of business and consistent with past practice;
(e) authorize, recommend or propose any change in its capitalization or any release or relinquishment of any contract right; (v) Congressional will not enter into or adopt any new, or amend any existing, severance or termination benefit arrangements, consulting agreements, any employment benefit plans, or arrangement, other than in the ordinary course of business; (vi) without the prior consent of AMRE, which consent shall





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
not be unreasonably withheld, Congressional shall not (except for routine salary increases or other adjustments to employee benefit arrangements in the ordinary course of business) adopt nor amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee nor increase or pay any benefit not required by any existing plan and arrangement; (vii) Congressional will not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Congressional's financial statements or incurred in the ordinary course of business; (viii) Congressional shall not waive, release, grant or transfer any franchises, franchise agreements, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights or know-how or modify or change in any respect any existing license, lease, contract franchise, franchise agreement or other document, other than in the ordinary course of business; and (ix) Congressional shall not make any capital expenditure in aggregate in excess of $20,000.


    Operation of the Surviving Corporation's Business Following the Effective Date. Pursuant to the Merger Agreement (i) AMRE and Merger Sub have agreed that Mr. Nunez, will serve as a Vice President of AMRE with initial responsibility for material employee decisions for the employees of Congressional, subject in all respects to the reasonable discretion of the Chief Executive Officer of AMRE and consistent with AMRE's human resource policies; (ii) AMRE and Merger Sub have agreed to provide a benefit package to the former employees of Congressional which is substantially equivalent to the benefits afforded to the employees of AMRE prior to the Effective Date, in the event that the current benefit package available to Congressional's employees is terminated or restructured as a result of the transactions contemplated in the Merger Agreement; (iii) AMRE and Merger Sub agree to continue any current insurance policies which cover the Congressional Board or the ESOP Trustees in full force and effect until (x) the complete termination of the ESOP or (y) the receipt of a favorable determination letter from the IRS on the qualified status of the ESOP at termination and distribution of all assets from the ESOP, whichever of (x) and (y) is later; (iv) AMRE will cause the Surviving Corporation to observe any indemnification provisions now existing in the articles of incorporation or bylaws of Congressional or the ESOP plan for the benefit of any individual who served as a director or officer of Congressional at any time prior to the Effective Time, and will cause the Surviving Corporation to indemnify each individual who served as a director or officer or trustee of Congressional or the ESOP at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by the Merger Agreement or any of the transactions contemplated in the Merger Agreement; and (v) AMRE agrees to cause Surviving Corporation to expressly assume all obligations of Congressional as such obligations arise under the following agreements to which Congressional is a party: (A) the NationsBank Loan; and (B) the Mirror Loan; (vi) AMRE will make or cause the Surviving Corporation to make cash contributions and to issue cash dividends, if permitted, to the ESOP in such amounts and at such times which will enable the ESOP to pay when due all amounts owing by the ESOP under or with respect to the Mirror Loan and/or that certain Secured Promissory Note dated June 30, 1993 (the "Secured Note") from the ESOP, whether for principal or interest. A cash contribution or dividend by AMRE or the Surviving Corporation to the ESOP to enable the ESOP to make any given payment on the Secured Note shall be made sufficiently prior to the date such payment is due to provide for timely payment under the Mirror Loan and the Secured Note and shall be in immediately available funds. AMRE's obligation under this provision of the Merger Agreement shall continue until such time as all amounts owed by the ESOP pursuant to the Mirror Loan and the Secured Note have been satisfied through the payment of contributions or dividends to the ESOP or through other means that are permissible under the ESOP plan document, the Code and ERISA; provided, however, that AMRE will not cause allocated stock to be sold to repay the Mirror Loan; (vii) it is the present intent of AMRE to cause the Surviving Corporation to terminate the ESOP (and distribute its assets) to its participants following the giving of all applicable notices and the receipt and conclusion of all appropriate and/or required (a) IRS determination letters,
(b) consents, (c) allocations and (d) accountings) following consummation of the Merger; (viii) AMRE will not permit any previously






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
unallocated shares of stock held in the ESOP to be allocated after the Effective Time to individuals other than those who are participants in the ESOP as of the Effective Time; and (ix) AMRE will not take any action or cause the Surviving Corporation or the fiduciary of the ESOP to take any action in connection with the termination of the ESOP that does not comply in all material respects with the ESOP plan document, ERISA and the Code.

    Access to Information. Through the Effective Time, Congressional and AMRE are required to give each other and their respective representatives reasonable access to all of its officers, employees, agents, facilities, properties, books, contracts and records, subject to and in accordance with the Merger Agreement.

    Additional Agreements. The Merger Agreement provides that the parties thereto shall use all commercially reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated by such agreement, including, among other things, to cause the Merger to be treated as a pooling of interests for accounting purposes and as a
Section 368 tax-free reverse triangular merger for federal income tax purposes.


    Affiliates. Congressional shall use its best efforts to deliver or cause to be delivered concurrently with, as may be necessary until the Effective Time, executed by each of its affiliates, within the meaning of Rule 145 of the rules promulgated under the Securities Act and under the Commission's guidelines applicable to pooling of interests, a letter in substantially the form attached hereto as Annex D (the "Affiliate Letter"). AMRE shall be entitled to place certain legends, as specified in the Affiliate Letter, on certificates for AMRE Common Stock to be received by such affiliates in connection with the Merger and to issue appropriate stop transfer instructions to the Exchange Agent consistent with the Affiliate Letter. In addition, none of the parties to the Merger Agreement shall permit any of its affiliates to take any action or fail to take any reasonable action that would jeopardize the treatment of the Merger as a pooling of interest.


    Amendments. The Merger Agreement may be amended by the boards of directors of Congressional, Merger Sub and AMRE, at any time before or after approval of the Merger Agreement by the Congressional Shareholders; provided, however, that after approval by such Congressional Shareholders, no amendment shall be made that changes the form or reduces the amount of consideration to be paid to the Congressional Shareholders or that in any other way materially adversely affects the rights of such Congressional Shareholders (other than a termination of the Merger Agreement in accordance with the provisions thereof) without the further approval of such Congressional Shareholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.


AMENDMENT TO THE MERGER AGREEMENT



    As of April 17, 1996, the parties to the Merger Agreement executed Amendment No. 1 to Merger Agreement to extend the termination date from April 30, 1996 to June 30, 1996 and to update the disclosure schedule to reflect the possibility that AMRE may sell up to 2.0 million shares of AMRE Common Stock in a public offering or private placement.

                          CENTURY 21 LICENSE AGREEMENT

    On October 17, 1995, TM Acquisition Corp. and Century 21 Real Estate Corporation, subsidiaries of HFS and ARI, a wholly owned subsidiary of AMRE, entered into the Century 21 License Agreement, pursuant to which Century 21 granted to ARI an exclusive 20 year license to operate under the name "CENTURY 21 Home Improvements" for the marketing, sale and installation of certain home improvement products. ARI will make royalty payments to Century 21 in initial amounts equal to 3.0% of the aggregate contract revenues of ARI and its sublicensees or certain guaranteed minimums starting at $11.0 million in 1996, with the minimum royalty payment increasing during the 20 year term of the Century 21 License Agreement. ARI also has the right to grant sublicenses under the Century 21 License Agreement. ARI did not renew its license agreement with Sears when it expired on December 31, 1995.

    AMRE made the decision to not renew the AMRE Sears License Agreement and enter into the Century 21 License Agreement believing that the latter agreement provides better opportunities for growth and profitability. AMRE believes that better opportunities for growth are provided by the Century 21 License Agreement because it (i) provides AMRE with additional geographical areas, including the entire United States, Canada and Mexico, (ii) covers additional products, such as roofing and decks, and (iii) permits AMRE to sublicense the CENTURY 21 Home Improvements name with respect to those products and geographic markets. During the year ended December 31, 1995, AMRE paid license fees to Sears of approximately 12.0% of revenues under the AMRE Sears License Agreement or $32.6 million on revenues of $271.3 million. The Century 21 License Agreement provides for a license fee of 3.0% of revenues or a minimum fee beginning at $11.0 million in 1996. Had the Century 21 License Agreement fee been applicable during the year ended December 31, 1995, and assuming sales were constant during such period, fees under the Century 21 License Agreement would have been $11.0 million. See "Risk Factors."

    Concurrently with the execution of the Century 21 License Agreement, AMRE entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with HFS pursuant to which HFS purchased 300,000 shares of AMRE Senior Convertible Preferred Stock, par value $10.0 per share (the "AMRE Senior Convertible Preferred Stock"), at $10.0 per share. The AMRE Senior Convertible Preferred Stock is entitled to a quarterly dividend of 8.0% per annum and is convertible into AMRE Common Stock as set forth in the Certificate of Designations and Preferences related thereto. The AMRE Senior Convertible Preferred Stock also gives HFS the right to designate two members of the AMRE Board.

    AMRE and HFS also entered into a Credit Agreement (the "HFS Credit Agreement") pursuant to which HFS has agreed to provide AMRE with a revolving credit facility in an amount up to $4.0 million, none of which has been drawn upon as of the date of this Information Statement/Prospectus. The HFS Credit Agreement provides for a commitment fee of 0.5% of the unused portion of the facility and provides that loans made thereunder carry an interest rate of LIBOR plus 1.5%. Under the HFS Credit Agreement, AMRE is subject to certain covenants, including limitations on indebtedness and liens, limitations on asset dispositions, restrictions on the payment of dividends, and restrictions on certain fundamental changes. Loans made under the HFS Credit Agreement will be guaranteed by subsidiaries of AMRE, including ARI. Unless earlier terminated, the HFS Credit Agreement will expire on October 17, 1998.

    The cash received by AMRE from HFS in connection with the purchase of the AMRE Senior Convertible Preferred Stock and the amounts available under the HFS Credit Agreement will be available for general corporate purposes, including the payment of start up marketing expenses associated with the transition to the CENTURY 21 Home Improvements name and for working capital purposes immediately after such transition.

CONGRESSIONAL CENTURY 21 LICENSE AGREEMENT

    On December 31, 1995, ARI and Congressional entered into the Congressional Century 21 License Agreement, a three year sublicense agreement pursuant to which Congressional has a sublicense under the Century 21 License Agreement, which is exclusive for territories in which Congressional operated under the Congressional Sears License Agreement. The Congressional Century 21 License Agreement provides for the





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
payment of royalties not to exceed 8.0% of revenues and is subject to certain rebates and certain guaranteed annual minimums. In the event the Merger is not consummated, the Congressional Century 21 License Agreement will continue in full force and effect in accordance with its terms. If the Congressional Merger is consummated, the Congressional Century 21 License Agreement will be terminated automatically.

    Congressional made the decision not to renew the Congressional Sears License Agreement and to enter into the Congressional Century 21 License Agreement in order to obtain the right to market additional products, including roofs and patio enclosures, in additional geographic markets that were not covered by the Congressional Sears License Agreement. Congressional also believed that the license fees under the Congressional Century 21 License Agreement were significantly more advantageous to Congressional than the fees charged under the Congressional Sears License Agreement. During the 12 months ended December 31, 1995, Congressional paid license fees to Sears of approximately 13.5% of revenues, or approximately $2.5 million on revenues of approximately $19.0 million. The Congressional Century 21 License Agreement provides for a license fee of 8.0% of revenues. Had the Congressional Century 21 License Agreement fee been in effect for the 12 months ended December 31, 1995 and assuming sales were constant during such period, fees under the Congressional Century License Agreement would have been approximately $1.5 million. Furthermore, Congressional believed that operating as a licensee under the CENTURY 21 brand, given the brand recognition in the real estate market, would provide a desirable identification with the marketing of home improvement products.

    All of Congressional's revenues were derived from sales made under the Congressional Sears License Agreement. The Sears brand name is widely recognized and accepted in the home improvement industry and has significant brand name appeal to a wide variety of customers. Although the CENTURY 21 Home Improvements name was not used in the home improvement industry before 1996, at which time AMRE began using the name, Congressional's management believes such brand name will also be well recognized; however, there can be no assurance that revenues under the CENTURY 21 Home Improvements name will be similar to or greater than those under the Sears brand name. Furthermore, Congressional has and will continue to incur significant marketing costs in order to establish the CENTURY 21 Home Improvements name. If the CENTURY 21 Home Improvements name does not result in advertising response rates and sales rates equal to or better than those experienced under the Sears brand name, it will likely have an adverse effect on the business, operating results and financial condition of the combined company. See "The Merger Agreement."

FACELIFTERS CENTURY 21 LICENSE AGREEMENT

    In connection with the Facelifters Merger Agreement, ARI and Facelifters have entered into a three year, non- cancelable (except upon consummation of the Facelifters Merger) sublicense agreement (the "Facelifters Century 21 License Agreement") pursuant to which Facelifters will have a sublicense under the Century 21 License Agreement, which will be exclusive for territories in which it previously operated under its Sears license agreement. The Facelifters Century 21 License Agreement provides for the payment of royalties not to exceed 8.0% of revenues subject to certain rebates. In the event the Facelifters Merger is not consummated, the Facelifters Century 21 License Agreement will continue in full force and effect in accordance with its terms. If the Facelifters Merger is consummated, the Facelifters Century 21 License Agreement will be automatically terminated.


                        CONGRESSIONAL CHARTER AMENDMENT

    If approved by the Congressional Shareholders at the Special Meeting, the Charter Amendment will allow for the consummation of the Merger by deleting the provision in Congressional's Charter that requires substantially all of the outstanding shares of capital stock of Congressional to at all times be owned by (a) employees of Congressional, (b) the ESOP and/or (c) individuals receiving shares of Congressional Preferred Stock as a benefit pursuant to the provisions of the ESOP.





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
                              RECENT DEVELOPMENTS

FACELIFTERS MERGER

    Facelifters is a Delaware corporation that markets, sells, designs, manufactures and installs, directly to and for its customers, kitchen cabinet refacing products utilized in kitchen remodeling. On October 31, 1995, AMRE, Facelifters Merger Sub, Facelifters and Facelifters Home Systems, Inc., a New York corporation, entered into the Facelifters Merger Agreement, pursuant to which Facelifters Merger Sub will merge with and into Facelifters. The Joint Proxy Statement/Prospectus filed in connection with the Facelifters Merger became effective on March 27, 1996, and the related special meetings of stockholders for each of AMRE and Facelifters is scheduled for April 25, 1996. As the surviving corporation in the Facelifters Merger, Facelifters will become a direct, wholly owned subsidiary of AMRE. In connection with the Facelifters Merger, an aggregate of 3,565,680 shares of AMRE Common Stock will be issued in exchange for shares of Facelifters Common Stock. AMRE incurred certain nonrecurring charges in the quarter ended December 31, 1995 in connection with the Facelifters Merger.

    In addition, approximately 407,791 shares of AMRE Common Stock shall be reserved for issuance upon the exercise of outstanding options under Facelifters' stock option plans. Each such option shall remain outstanding following the effective time of the Facelifters Merger and shall be exercisable for that number of shares of AMRE Common Stock (to the nearest whole share) which the number of Facelifters shares subject to the option would have been converted if the option had been exercised at the effective time of the Facelifters Merger.

    In connection with the Facelifters Merger, the AMRE Board authorized the increase in the number of persons constituting the AMRE Board from ten to eleven, to cause the election of a designee of Facelifters to the AMRE Board upon the consummation of the Facelifters Merger. Mr. Murray Gross, President of Facelifters, has been designated by Facelifters to serve on the AMRE Board.

AMRE CHARTER AMENDMENT

    Upon receipt of the requisite shareholder approval at a Special Meeting of AMRE Stockholders to be held on April 25, 1996, the AMRE Certificate shall be amended in order to increase the authorized number of shares of AMRE Common Stock by an additional 20 million shares.

    The increase in the number of authorized shares is intended to increase AMRE's flexibility by increasing the number of shares of AMRE Common Stock that can be issued without further shareholder approval. The AMRE Board believes that the proposed amendment will enable AMRE to promptly and appropriately respond to business opportunities, such as opportunities to raise additional equity capital or to conclude acquisitions with AMRE Common Stock, and to take corporate action on, for example, stock splits, stock dividends and employee benefit plans. Given the number of shares currently available for issuance, AMRE may not be able to effect certain of these transactions without obtaining shareholder approval for an increase in the authorized number of shares of AMRE Common Stock. The cost, prior notice requirements and delay involved in obtaining shareholder approval at the time that corporate action may become desirable could eliminate the opportunity to effect the action or reduce the expected benefits.

    The additional shares of AMRE Common Stock proposed to be authorized, together with existing authorized and unissued shares, generally will be available for issuance without any requirement for further shareholder approval, unless shareholder action is required by applicable law or by the rules of the NYSE or of any other stock exchange on which AMRE's securities may be listed. Although the AMRE Board will authorize the issuance of additional shares only when it considers doing so to be in the best interest of shareholders, the issuance of additional AMRE Common Stock may, among other things, have a dilutive effect on earnings and earnings per share of AMRE Common Stock and on the voting rights of holders of shares of AMRE Common Stock. AMRE's shareholders do not have any preemptive rights to subscribe for additional AMRE Common Stock that may be issued. Shares of AMRE Common Stock could be issued in





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
transactions that would make a change in control more difficult or costly and, therefore, less likely. AMRE is not aware of any effort to obtain control of AMRE by a tender offer, proxy contest, or otherwise. Additional shares of AMRE Common Stock will be issued in connection with the Facelifters Merger, and AMRE has engaged in discussions with investment banking and other firms regarding the possible sale of AMRE securities to raise additional capital. See "Recent Developments -- Facelifters Merger" and "Risk Factors -- Liquidity."

RESIGNATION OF CHAIRMAN

    On December 1, 1995, Ronald I. Wagner resigned as Chairman of the AMRE Board. On the same date, AMRE and Mr. Wagner entered into a Separation Agreement (the "Wagner Separation Agreement") pursuant to which Mr. Wagner resigned from all positions that he held as a director, officer or employee of AMRE and its affiliates. The Wagner Separation Agreement has resulted in a nonrecurring charge to operations of approximately $3.9 million in the quarter ended December 31, 1995. In connection with the execution of the Wagner Separation Agreement, AMRE and Mr. Wagner agreed, among other things, as follows:

    1. Mr. Wagner will not compete with AMRE in any of its products and services under the Century 21 License Agreement anywhere in North America for a period of five years;

    2. Mr. Wagner waived and released AMRE from amounts owed him of approximately $3,375,000 pursuant to the termination provisions of his employment agreement with AMRE;

    3. In exchange for 1 and 2 above, (a) AMRE shall pay Mr. Wagner the sum of $500,000, payable in two equal installments in 1997 and 1999; (b) AMRE released Mr. Wagner from his payment obligation under an outstanding promissory note payable (due April 1997), plus interest, in the amount of $4,101,824; and (c) AMRE granted demand and piggy-back registration rights to Mr. Wagner with respect to 550,000 shares of AMRE Common Stock covered by currently exercisable options for AMRE Common Stock held by Mr. Wagner; and

    4. Mr. Wagner and AMRE agreed to terminate the current lease under which AMRE leases from Mr. Wagner certain of its facilities in Chicago, Illinois and enter into a new lease commencing January 1, 1996 for a term of ten years at an annual rent beginning at $180,000 for the first two years.

    On December 5, 1995, AMRE announced that Mr. John D. Snodgrass was elected to the Chairmanship vacated by the resignation of Mr. Wagner. For additional information on Mr. Snodgrass, see "Management Information of AMRE -- Directors of AMRE."

AMRE FUTURE TAXABLE INCOME

    AMRE has recorded a valuation allowance to reflect the uncertainties associated with the ultimate realization of its deferred tax asset. A valuation reserve is required when management determines that it is more likely than not that the deferred tax asset will not be realized. Management periodically reviews the expected realization of AMRE's deferred tax asset and makes adjustments to the valuation allowance, as appropriate, when existing conditions change the probability of ultimate realization. The Company established a valuation allowance of $5.9 million at December 31, 1995 which equals 100% of its deferred tax asset.

    Management's evaluation as to the deferred tax asset takes into consideration available evidence, both positive and negative, regarding ultimate realization. Negative evidence considered by management included (1) a significant operating loss in 1995, (2) operating losses in two of the last three years, (3) the expected short-term decline in revenues and first quarter 1996 operating loss, (4) the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements mark and AMRE's ability to generate significant amounts of cost-effective leads and process of integrating the companies if the mergers





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
are consummated make it difficult to estimate when AMRE will return to profitability and (5) costs relating to brand transition and the mergers.

    Positive evidence considered by management include (1) a 3.0% license fee (subject to an $11.0 million minimum in 1996) to be paid for the use of the CENTURY 21 Home Improvements name as compared to a 12.0% license fee paid to Sears in 1995 and (2) AMRE's expanded geographic and product opportunities under the Century 21 license agreement.

    Until the Century 21 License Agreement is in operation for a period of time, there is no historical or objective evidence to determine its impact on taxable income. Therefore, based on the existing objective evidence, management believes it is more likely than not that AMRE will be unable to generate sufficient taxable income to utilize the deferred tax asset and that the entire deferred tax asset should be reserved for as of December 31, 1995. Management will review the valuation allowance in the future as the results and impact of the Century 21 License Agreement are known.

AMRE'S FIRST QUARTER OUTLOOK

    While the Sears License Agreement was in effect in 1995, AMRE received approximately 20.0% of its leads through Sears in-store leads. This lead source will have to be replaced under the Century 21 License Agreement, and to this end AMRE opened in 1996 approximately 100 free standing kiosks in major shopping malls across the country and will increase its presence at home shows. AMRE also plans to substantially increase its reliance on telemarketing as a lead source and opened two outbound telemarketing centers in December 1995, and January 1996, in order to accomplish this objective. In addition, AMRE is working with Century 21 to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that AMRE will be successful in replacing the Sears in-store leads and the failure to replace such leads would have an adverse impact on AMRE's operating results.

    Pursuant to the Sears License Agreement, AMRE was required to deliver to Sears in January 1996, all of the leads it generated under the Sears name through December 31, 1995. Thus, in January 1996, AMRE had to quickly generate as many leads as possible and had to do so without Sears in-store leads, a major 1995 lead source. The new outbound telemarketing centers, the in-mall program and the Century 21 lead referral program may not produce any significant amount of cost-effective leads for several months. Therefore, lead generation in early 1996 will emphasize quick response media, such as television and radio, as well as telemarketing leads purchased from a third party vendor which will increase lead generation costs. In addition, AMRE will pay license fees to Sears at the 12.0% rate on installed revenue resulting from the installation of the December 31, 1995 production backlog of $22.3 million which should occur in the 1996 first quarter. As a result of these factors, AMRE expects to have a significant decline in installed revenues in the first quarter of 1996, as compared to the same period of 1995, and will incur a loss from operations. Furthermore, because of the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements name, AMRE's ability to generate significant amounts of cost-effective leads and the integration of the companies resulting from the mergers, it is not possible to estimate when AMRE will return to profitability.

    AMRE's cash and marketable securities totaled $19.1 million at December 31, 1995. AMRE's management believes that existing cash and marketable securities, available capacity under its $4.0 million revolving line of credit with HFS and cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration of the companies resulting from the mergers, will require substantial attention from management. In addition, there can be no assurance that AMRE will successfully integrate the operations of the individual companies upon consummation of the mergers, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. To ensure that adequate capital is available to complete the brand name transition and the mergers, AMRE has engaged in discussions with several investment banking and other firms regarding the possible sale of AMRE securities





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
to raise additional capital. These discussions include the possibility of selling up to 2.0 million shares of AMRE Common Stock in a private placement with registration rights. However, these discussions are still in their formative stages, and there can be no assurance that additional sources of capital will be available to AMRE. Historically, AMRE has relied on cash flow from operations to finance both short and long term capital needs. Management believes that once the brand name transition has been completed, this will once again be the case in the future.

CONGRESSIONAL'S FIRST QUARTER OUTLOOK

    While the Sears License Agreement was in effect in 1995, Congressional received approximately 40.0% of its leads through in-store leads. This lead source will have to be replaced under the Century 21 License Agreement, and to this end Congressional increased its reliance on telemarketing as a lead source and opened a second outbound telemarketing center in February 1996, in order to accomplish this objective. Congressional also increased its expenditures on television and mail marketing as a lead source. In addition, Congressional is working with Century 21 to develop a program of lead referrals from the Century 21 real estate broker network. However, there can be no assurance that Congressional will be successful in replacing the in-store leads and the failure to replace such leads would have an adverse impact on Congressional's operating results.

    Pursuant to the Sears License Agreement, Congressional was required to deliver to Sears in January 1996, all of the leads it generated under the Sears name through December 31, 1995. Thus, in January 1996, Congressional had to generate leads without the benefit of in-store leads, a major 1995 lead source. The new outbound telemarketing center, the increased expenditures on television and mail marketing and the Century 21 lead referral program may not produce any significant amount of cost-effective leads for several months. In addition, Congressional will pay license fees to Sears at a blended 13.5% rate on the installed revenue resulting from the installation of the December 31, 1995 production backlog of approximately $1.9 million which was completed in the 1996 first quarter. As a result of these factors, Congressional had a significant decline in installed revenues in the first quarter of 1996, as compared to the same period of 1995, and incurred a loss from operations. Furthermore, because of the uncertainties associated with the time and cost to build awareness of the CENTURY 21 Home Improvements name, Congressional's ability to generate significant amounts of cost-effective leads and the integration of the companies resulting from the AMRE merger, it is not possible to estimate if or when Congressional will return to profitability.

    Congressional's management believes that cash flow from operations will be sufficient to meet the company's obligations. However, the conversion to the CENTURY 21 Home Improvements name, as well as the integration with AMRE resulting from the mergers, will require substantial attention from management. In addition, there can be no assurance that AMRE and Congressional will successfully integrate the operations of the individual companies upon consummation of the merger, or that any of the benefits expected will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition in the short term. See "Risk Factors
- -- New Marketing Strategies," "-- Costs Relating to Brand Transition, Consummation of License Agreement and the Merger," "-- Integration of the Business," and "-- Seasonality."





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
             CONGRESSIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion is intended to assist in an understanding of Congressional's financial position and results of operations for 12 month periods ended December 31, 1995 and 1994. The Congressional Financial Statements and the notes thereto included elsewhere herein contain detailed information that should be referred to in conjunction with this discussion.

    Congressional is primarily engaged in the direct marketing, design, sale and installation of vinyl and aluminum siding, wooden decks, replacement vinyl windows, chain link, wooden and vinyl fencing, roofing and patio enclosures. Replacement vinyl windows (1993), chain link and vinyl fences (1994), and roofing and patio enclosures (1996) have been added to Congressional's product line since 1992. Congressional sells and installs these products in Maryland, the District Columbia, and parts of Virginia, West Virginia, Pennsylvania, Delaware and New Jersey. Sales and administrative offices are located in Virginia, Maryland and Pennsylvania. Until January 1, 1996, Congressional operated under the Sears name pursuant to the Congressional Sears License Agreement. Since that date, Congressional has operated pursuant to the Congressional Century 21 License Agreement. There can be no assurances that the results of operations of Congressional under the CENTURY 21 Home Improvements name will be similar to the results achieved as a licensee of Sears.

    Gross Profit on Congressional's Statements of Operations is recorded net of the Sears licensing fee. These licensing fees have fluctuated during the license periods, with Sears receiving from 10.0% to 15.0% of gross revenue from Congressional, depending upon the fees charged according to the Sears Licensing Agreement in effect during these periods. These fluctuations had an impact on the profit margins in Congressional's Statements of Operations, and will be discussed further herein.

    Congressional recognizes revenue under the completed contract method. Costs directly related to a contract are not recognized until the contract is completed. Any invoice, commission or bonus paid in a period before the related contract has been completed is recorded as a current asset (costs incurred on uncompleted contracts). Contract revenue is recognized when a contract is completed, and remains on the books as a receivable until Congressional is paid and the licensor has been paid the licensing fee. At that time the contract is "cashed-in". All deposits and contract payments received from the customer are recorded as liabilities until the contracts are cashed-in, in the event that a customer rejects or cancels a job prior to completion of the installation.

    The director of sales, assistant director of sales and installation manager have incentive programs based on volume. The president and controller of Congressional are on incentive programs which are based on net profits of the company.

RESULTS OF OPERATIONS

Year ended December 31, 1995 compared to year ended December 31, 1994:

    Completed contract revenue increased 7.4% to $18,818,416 from $17,520,231 in 1994 largely due to the addition of chain link and wooden fences to the product line in February, 1994. Sales revenue for fences increased 290%, to $2,229,000 from $768,293. The gross profit margin decreased to 31.01% from 35.39% largely due to increases in labor and material costs, Sears licensing fees and sales commissions expenses. Material and labor costs increased from 37.04% of contract revenue in 1994 to 39.18% of contract revenue in 1995 due to the inception of volume discounts in pricing contracts in 1995 which reduced the selling price in relation to the costs of the contracts. Sears licensing fees increased from 12.57% of contract revenue in 1994 to 13.21% of contract revenue in 1995 due to an increase in the Sears licensing fees on January 1, 1995 in wooden decks and replacement vinyl windows from 10% and 12% to 13% and 14%, respectively. The increase in sales commission expense (from 11.73% of contract revenue in 1994 to 13.21% in 1995) was due mainly to an increase in the sales commission rates paid to the contract sales representatives and sales





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
managers from 10.0% and 12.0% to 12.0% and 14.0%, respectively, and a "ride-along" program (instituted on January 1, 1995) that paid sales managers an additional 5.0% of the contract amount in cases in which the sales manager was present at a sales presentation by a sales representative that resulted in sales.

    Payroll compensation costs and advertising decreased from 24.12% of contract revenue in 1994 to 22.38% of contract revenue in 1995 due to a decrease in gross compensation expense related to the Employee Stock Ownership Plan of $313,000 from $722,000 in 1994 to $409,000 in 1995. Otherwise, the reduction in advertising expense from 8.97% of contract revenue in 1994 to 6.62% of contract revenue in 1995 was offset by an increase in payroll compensation costs due to the growth of the telemarketing staff. During 1995, Congressional began a gradual conversion of securing leads from more expensive direct mail and television advertising to telemarketing. In addition, the in-store marketing program was expanded to complement the telemarketing program.

    Other general and administrative expenses, as a percentage of contract revenue, increased only slightly, to 6.95% from 6.80%. An increase in telephone and long distance expenses of $237,641 from 1994 to 1995 resulting from the increased activity in telemarketing, along with increased expenses of approximately $80,000 in sales and office expenses resulting from an expanded sales program were offset by a decrease in legal fees. Congressional incurred net legal fees of $80,946 in 1995 compared to $428,062 in 1994. A large portion of the 1994 legal fees were related to a class action lawsuit which was subsequently settled in its entirety in 1995. At December 31, 1995, the financial statements reflected a $150,000 liability for other potential legal fees.

    Rent expense increased to $187,044 from $130,263 due largely to an additional office space leased at Congressional's headquarters in Fairfax, Virginia for its sales and telemarketing staff (rental date of May 1, 1995), and partly due to increases in rent at Congressional's Laurel, Maryland and Trevose, Pennsylvania locations, which were converted from temporary to permanent locations.

    The increase in other income to $67,639 from $30,375 was mainly due to a credit issued to Congressional by AT&T for delays they were responsible for in the installation of the telemarketing call processor and T-1 long distance lines ($32,942).

Fiscal year (twelve month) ended December 31, 1994 compared to nine month period ending December 31, 1993:

    In 1993, Congressional changed from a March 31 fiscal year to a calendar fiscal year. Accordingly, the financial statements as of December 31, 1993 are for a nine-month period. On June 30, 1993, the ESOP purchased the ESOP Shares from an affiliate of Congressional for $7,000,000. Contemporaneously with the purchase of the ESOP Shares, Congressional borrowed $7,000,000 from a predecessor of NationsBank, and in turn entered into the Mirror Loan in order to facilitate the purchase of the ESOP Shares. The ESOP pledged all of the ESOP Shares to Congressional as security for the Mirror Loan. The impact on the Statements of Operations was the discontinuance of management fees paid to the parent company and an increase in compensation costs and interest expense. For the purpose of comparisons in this discussion, revenue, costs, and expenses for the nine-month period ending December 31, 1993 will be factored by 1.333.

    Contract revenue increased 25.6% in 1994 over 1993 due to the addition of vinyl replacement windows in September 1993, and the addition of chain link, wooden and vinyl fences in February 1994. Contract revenue for the vinyl replacement windows for the fiscal year ended December 31, 1994 was $5,912,139 compared to $513,468 for the nine month period ended December 31, 1993; contract revenue for chain link and wooden fences for the year ended December 31, 1994 was $676,098. These increases in contract revenue for vinyl replacement windows and chain link and wooden fences were sufficient to offset decreases in siding and wooden decks of 13% and 18%, respectively. The reduction in siding and deck contract revenue was due to Congressional's re-direction of some of its resources and marketing efforts toward windows and fences.

    The gross profit margin increased to 35.4% from 33.6% during the years ending December 31, 1994 as compared to the nine month period ending December 31, 1993, due to decreases in the products sold and installed by Congressional coupled with an increase in Congressional's pricing. As a percentage of contract revenue, siding costs decreased to 40.9% from 42.4%; deck costs decreased to 41.1% from 46.4%, and window costs decreased to 42.3% from 47.4%. This offset an increase in sales commission expense as a percentage of total contract revenue of 13.4% from 11.8%.

    Advertising expenses as a percentage of contract revenue decreased in the year ended December 31, 1994, as compared to the nine-month period ended December 31, 1993 to 9.0% from 13.1%. Much of this was due to Congressional's decision to focus more of its advertising budget on its Sears in-store lead procurement program and its telemarketing programs. These costs, since they involve personnel employed by Congressional, are classified as compensation costs on the Statements of Operations.

    Based on the annualization of the compensation expenses for the nine-month period ended December 31, 1993, compensation expenses for the year ended December 31, 1994 increased to $2,653,928 from $1,694,148. Analyzing expenses for the nine-months ended December 31, 1993, the following expenses increased in the year ended December 31, 1994: telemarketing payroll expenses by $264,000; Sears in-store lead procurement payroll by $180,000; officers' bonuses by $250,000 (no officer's bonus was expensed in the nine-month period ended December 31, 1993); and gross ESOP compensation expenses by $272,000.

    No management fees were paid to Kenwood in the year ended December 31, 1994 since as of June 30, 1993 it was no longer the parent company of Congressional.

    Based on the annualization of the other general and administrative expenses for the nine-month period ended December 31, 1993, general and administrative expenses for the year ended December 31, 1994 increased by approximately $372,000. On an annualized basis, legal fees increased approximately $370,000. This was due to an outstanding class action suit brought against Congressional by former customers and was settled in 1995.

    On an annualized basis, interest income increased approximately $16,500 in the year ended December 31, 1994 as compared to the nine-month basis ended December 31, 1994 because of larger cash balances during the year. Other income also increased by approximately $16,500 due to an increase in business insurance premium refunds and income due to late customer cancellations. The increase in interest expense ($405,231 in year ended December 31, 1994 as opposed to $181,732 for the nine-month period ended December 31, 1993) is attributable to interest on the ESOP note, which was secured on June 30, 1993.

LIQUIDITY AND CAPITAL RESOURCES

    Congressional has always relied on the cash flow from its operations to satisfy its cash requirements and expects to do so in 1996 and future years. Congressional does not have a line of credit arrangement with any banking institutions. Net cash provided by operations decreased $13,046 during the year ended December 31, 1995 due to net loss of $209,398 adjusted by an increase in contract receivables balance of $145,003 and reductions in accrued liabilities and income tax payable balances of $65,102 and $157,138, respectively, and reduced by compensation expenses for ESOP shares released of $409,009 and an increase in accounts payable balance of $127,664. Cash purchases of property and equipment of $78,223 and repayments of notes payable and capital lease obligations of $557,449 produced the 1995 net decrease in cash and cash equivalent of $654,442.

    Operations provided cash of $1,369,372 during the year ended December 31, 1994 due to a net income of $234,977 adjusted by compensation expense for ESOP shares released of $721,956 and increases in accounts payable and accrued liabilities which offset an increase in contract receivables. Repayments of notes payable and capital lease obligations of $842,929 and purchases of property and equipment of $36,646 reduced the net increase in cash and cash equivalents to $462,797.





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
    Congressional has provided a 100% valuation allowance for its deferred tax assets because management currently believes it is more likely than not that such assets will not be realized.

    Subsequent to the year ended December 31, 1995, Congressional had leased additional telemarketing call processing equipment at a cost of $79,900. The delivery and lease date of this equipment was January 8, 1996. Congressional believes that the anticipated cash flow from operations will be sufficient to meet all of its anticipated cash requirements, including the ESOP note payments and all lease obligations.

                   DESCRIPTION OF CONGRESSIONAL CAPITAL STOCK


IN GENERAL

    As of the date hereof, Congressional's authorized capital stock consists of 1,000 shares of Congressional Common Stock, of which 499 shares are outstanding, and 700 shares of Congressional Preferred Stock, all of which are outstanding. The following is a summary of the terms of the Congressional Common Stock and the Congressional Preferred Stock which does not purport to be complete and is subject to and qualified in its entirety by reference to the Congressional Articles and bylaws of Congressional (the "Congressional Bylaws").

CONGRESSIONAL COMMON STOCK

    Holders of Congressional Common Stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of shareholders and have cumulative voting rights in the election of directors. Holders of a majority of the votes entitled to be cast in any election of directors, shall constitute a quorum.

    Holders of Congressional Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Congressional Board out of funds legally available therefor, subject to the payment or setting aside for payment of cash dividends required to be paid to holders of Congressional Preferred Stock.

    Upon the liquidation, dissolution or winding up of Congressional, the holders of Congressional Common Stock are entitled to receive ratably the net assets of Congressional available after payment of all debts and other liabilities, subject to the prior rights of any outstanding Congressional Preferred Stock. Holders of Congressional Common Stock have no preemptive, subscription, redemption or conversion rights.

CONGRESSIONAL PREFERRED STOCK

    Holders of Congressional Preferred Stock are entitled to 0.7 votes per share in the election of directors and on all other matters submitted to a vote of shareholders except as otherwise provided by law, and have cumulative voting rights in the election of directors.

    Holders of Congressional Preferred Stock are entitled to receive cash dividends, when and as declared by the Congressional Board, at the rate of $678 per share per annum. Pursuant to the Congressional Bylaws, the Congressional Board may fix the record date not to exceed 20 days prior to a shareholders meeting, for the determination of holders entitled to receive dividends. Cash dividends are cumulative and accrue from the shares' date of issue.

    Each share of Congressional Preferred Stock is convertible into 0.7 shares of Congressional Common Stock at any time at the option of the holder. Upon the distribution of shares of Congressional Preferred Stock to a participant under the ESOP, such shares shall automatically convert into Congressional Common Stock at the greater of (i) 0.7 per share and (ii) a ratio of the fair market value per share of Congressional Preferred Stock to the fair market value per share of Congressional Common Stock, as such values were established at the prior fiscal year end. Converted shares of Congressional Preferred Stock cannot be reissued. Upon any increase or reduction in the number of shares of Congressional Common Stock outstanding, the number of shares of Congressional Common Stock to be issued to holders of Congressional Preferred Stock will be adjusted to preserve equitably, as far as reasonably possible, the original conversion rights provided to holders of Congressional Preferred Stock.

    Congressional Preferred Stock is callable by Congressional on or after July 1, 2003. Upon notice of a call, each holder of Congressional Preferred Stock shall be entitled to receive $10,000 per share in addition





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
to any accrued dividends. Holders shall have reasonable opportunity within 45 days of the call to exercise their conversion rights with respect to their shares of Congressional Preferred Stock.

    Upon the liquidation, dissolution or winding up of Congressional, the holders of Congressional Preferred Stock shall be entitled to receive $10,000 per share plus accrued dividends, whether or not Congressional shall have a surplus or earnings available for dividends.

    The Commonwealth of Virginia has two anti-takeover statutes in force: the Control Share Acquisitions Statute and the Affiliated Transaction Statute. Neither of these statutes is applicable to a corporation, like Congressional, that has fewer than 300 shareholders.

    The Congressional Bylaws provide that special meetings of shareholders of Congressional may be called by a majority of the Congressional Board, the President or Vice President of Congressional.





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
                        COMPARISON OF SHAREHOLDER RIGHTS

    If the Merger is consummated, all Congressional Shareholders (other than those who properly exercise their dissenters' rights) immediately prior to the Effective Time will become shareholders of AMRE. The following is a summary of the material differences between the respective rights of holders of the capital stock of AMRE and the rights of holders of the capital stock of Congressional. These differences arise from the various provisions of the AMRE Certificate and the AMRE Bylaws, and the Congressional Articles and the Congressional Bylaws.

AUTHORIZED STOCK

    The AMRE Certificate authorizes the AMRE Board to issue up to 20 million shares of AMRE Common Stock and up to one million shares of AMRE preferred stock in one or more series and with such voting powers and designations, preferences, limitations and relative rights as may be designated by the AMRE Board. In connection with the Facelifters Merger and subject to the approval by holders of a majority of AMRE Common Stock, the AMRE Certificate will be amended to authorize the AMRE Board to issue up to 40 million shares of AMRE Common Stock. As of April 15, 1996, 14,127,791 shares of AMRE Common Stock, and 300,000 shares of AMRE Senior Convertible Preferred Stock were issued and outstanding. In addition, approximately 3,565,680 additional shares of AMRE Common Stock will be issued in connection with the Facelifters Merger and approximately 900,000 additional shares of AMRE Common Stock will be issued in connection with the Congressional Merger.

    The Congressional Articles authorize the Congressional Board to issue up to 1,000 shares of Congressional Common Stock and up to 700 shares of Congressional Preferred Stock. As of April 1, 1996, 499 shares of Congressional Common Stock, and 700 shares of Congressional Preferred Stock were issued and outstanding.

POSSIBLE ANTI-TAKEOVER PROVISIONS

    AMRE is subject to Section 203 of the Delaware Act. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested shareholder" for a period of three years after the date such person became an interested shareholder, unless: (i) the transaction resulting in a person becoming an interested shareholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested shareholder, (ii) the interested shareholder acquired 85.0% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested shareholder (excluding shares owned by the persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans) or (iii) on or after the date the person becomes an interested shareholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding the shares owned by the interested shareholder. Under Section 203, an "interested shareholder" is defined as any person who is (i) the owner of 15.0% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation who was the owner of 15.0% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder. By restricting the ability of AMRE to engage in business combinations with an interested person, the application of Section 203 may provide a barrier to hostile or unwanted takeovers.


DIRECTORS

    Number and Term. Pursuant to the AMRE Certificate and AMRE Bylaws, the number of directors of AMRE shall not be less than three nor more than twelve and shall be determined from time to time in accordance with the AMRE Bylaws by resolution of the AMRE Board or of AMRE's shareholders. The

AMRE Bylaws provide that the AMRE Board is divided into three classes of directors serving staggering three-year terms, and that each director shall hold office for the term of office for which he is elected and until his successor is elected and qualified. The Congressional Bylaws provide that the number of directors shall be one or such greater number as the Congressional Board may, from time to time within the limits permitted by law, determine.

    Resignation and Removal. The AMRE Bylaws provide that any director may resign at any time upon giving written notice to AMRE. The AMRE Bylaws further provide that, at any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire AMRE Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The Congressional Bylaws provide substantially the same resignation provisions.
The Delaware Act provides that directors serving on classified boards, such as the AMRE Board, may not be removed without cause.

    Vacancies. The AMRE Bylaws provide that vacancies may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, and that the directors so chosen shall hold office for the unexpired term of their predecessors in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors, and directors so chosen shall hold office until their successors are duly elected and qualified.

    The Congressional Bylaws provide that vacancies and newly created directorships may be filled by the remaining director(s) electing some or if there be none, by the requisite vote of the shareholders at an annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose. Directors so elected will hold office for one year or until their successors are duly elected and qualified.

SHAREHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS

    Section 228 of the Delaware Act states that unless otherwise provided in the certificate of incorporation, any stockholder action may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The AMRE Certificate does not prohibit the taking of actions by AMRE stockholders by written consent in conformance with Section 228. The AMRE Bylaws also provide that special meetings of stockholders may be called by the Chairman of the Board or the President or the Secretary upon the request of two directors, or the AMRE Board or stockholders owning AMRE capital stock representing 35.0% of all shares of AMRE capital stock entitled to vote thereat.

    Article 8, Section 13.1-657 of the Virginia Act provides that action may be taken by the stockholder without a stockholders' meeting and without action by the board of directors if the action is taken by all the stockholders entitled to vote on the matter and is evidenced by one or more written consents describing the action taken, signed by all stockholders entitled to vote on the matter and delivered to the Secretary of the corporation for filing in the corporate records.

    The Congressional Bylaws provide that special meetings of shareholders may be called by the President, Vice President, a majority of the Congressional Board or upon written request of the holders of a majority of Congressional Stock outstanding and entitled to vote with ten days written notice.

AMENDMENT TO CERTIFICATE

    In order to amend a corporation's certificate of incorporation after payment for stock has been received, the Delaware Act requires the recommendation of the corporation's board of directors and, unless such corporation's certificate of incorporation provides for a greater vote, approval by each of (i) a majority of the votes entitled to be cast on the amendment by each voting group with respect to which the amendment creates





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
dissenters' rights; and (ii) a majority of the votes cast by every other voting group entitled to vote on the amendment, and a Certificate executed setting forth the amendment and certifying that such amendment has been duly adopted.

    Article 10 of the AMRE Certificate provides that AMRE reserves the right to amend, alter, change or repeal any provision contained in the AMRE Certificate in the manner now or hereafter prescribed by the laws of the State of Delaware.

    Article 11 of the Virginia Act provides that a corporation's board may adopt certain amendments without shareholder action and provides that certain amendments must be approved by the shareholders entitled to vote.

AMENDMENT TO BYLAWS

    The AMRE Certificate provides that the AMRE Board is expressly authorized to alter, amend or repeal the AMRE Bylaws and to adopt new bylaws, subject, however, to repeal or change by the affirmative vote of the holders of 80.0% of the outstanding shares of AMRE capital stock entitled to vote thereon. The AMRE Bylaws provide that the AMRE Bylaws may be altered, amended, repealed or replaced by the affirmative vote of the majority of the AMRE Board at any regular or special meeting of the AMRE Board, subject to repeal or change at any regular or special meeting of stockholders at which a quorum is present or represented by the affirmative vote of not less than 80.0% of the shares entitled to vote at such meeting, voting together as a single class, and present or represented thereat, provided notice of the proposed repeal or change is contained in the notice of such meeting of stockholders. The Congressional Bylaws may be altered, amended or repealed at any meeting of the stockholders by a majority vote of the shares entitled to vote at such meeting, or by a majority vote of the entire Congressional Board; however, in no event may the Congressional Board alter the provision in the Congressional Bylaws that provides for amendments thereto.

LIABILITY OF DIRECTORS; INDEMNIFICATION

    Under the AMRE Certificate, a director of AMRE shall not be liable to AMRE or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware Act. Specifically, a director of AMRE will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability resulting from (i) any breach of the director's duty of loyalty to the respective corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Act or (iv) any transaction from which the director derived an improper personal benefit. These provisions do not limit the rights of AMRE or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. The inclusion of the above provisions in the AMRE Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the respective corporation and its stockholders.

    Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

    Article 9 of the AMRE Certificate and Article 11 of the AMRE Bylaws provide for indemnification of directors and officers, and Section 11.8 of the AMRE Bylaws provides for the authority to purchase insurance with respect to indemnification of directors and officers.

    Article 11 of the AMRE Bylaws provides that AMRE shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of AMRE) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of AMRE, or is or was serving or has agreed to serve at the request of AMRE as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law.

    The right to indemnification under Article 11 of the AMRE Bylaws is a contract right which includes, with respect to directors, officers, employees and agents, the right to be paid by AMRE the costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its disposition; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director and officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to AMRE of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 11 of the AMRE Bylaws or otherwise.

    Indemnification agreements have been entered into between AMRE and each director of AMRE which contractually obligate AMRE to provide to the directors
(i) indemnification, (ii) insurance and (iii) additional indemnification.

    Article 12 of the Congressional Bylaws provides that any person who is serving or has served as a director or officer of Congressional, or at its request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns a capital interest or of which it is a creditor, shall be indemnified by Congressional against judgments, fines, liabilities, costs, amounts paid in settlement and expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense of any pending or threatened action, suit or proceeding in which such person is made a party in his capacity as such, except in relation to matters as to which he is adjudged to be liable for negligence or misconduct in the performance of duty. Congressional may make certain advances against costs, expenses and fees, at the discretion of the Congressional Board. The foregoing rights to indemnification shall be in addition to and not in restriction or limitation of any other privilege or power which Congressional may lawfully exercise with respect to the indemnification or reimbursement of directors, officers and employees.

    Pursuant to Article 12 of the Virginia Act, after the Effective Time, all debts, liabilities and duties of Congressional, including its obligations to indemnify its directors and officers, may be enforced against the Surviving Corporation.

                           BUSINESS OF CONGRESSIONAL

GENERAL

    Congressional markets, sells, furnishes and installs, through its employees and through independent contractors, siding, wooden decks, replacement vinyl windows, chain link and vinyl fencing, roofing and patio enclosures throughout the mid-Atlantic region.

    From 1984 through 1995, Congressional sold, furnished and installed home improvement products under the Sears brand name pursuant to the Congressional Sears License Agreement. Congressional entered into the Congressional Century 21 License Agreement to sell, furnish and install home improvement products under the CENTURY 21 Home Improvements name, commencing January 1, 1996. See "Congressional Century 21 License Agreement."

    Congressional was incorporated under the laws of the Commonwealth of Virginia in 1982. Congressional's principal offices are located at 11216 Waples Mill Road, Suite 101, Fairfax, Virginia 22030, and its telephone number is (703) 934-1000. Congressional has branch offices in Baltimore, Maryland; Fairfax, Virginia; Laurel, Maryland; Hagerstown, Maryland; Salisbury, Maryland; Richmond, Virginia; Norfolk, Virginia; and Trevose, Pennsylvania.

COMPANY PRODUCTS

    General. Congressional markets, sells and installs its products directly to customers desiring to refurbish or add "finishing touches" to their homes or to make their homes more energy efficient. Products sold by Congressional are manufactured and supplied by third party vendors. Each manufacturer or supplier of a Congressional product produces such product according to Congressional's strict requirements for product quality and features. All products marketed by Congressional are presented to the customer and installed by independent contractors engaged by Congressional. The following table describes the products sold by Congressional and the respective manufacturer or supplier of each product.

Product                   Manufacturer
- -------                   ------------
Siding Systems            Bird Vinyl Products
                          Heartland Building Products

Windows                   Traco
                          Kensington

Decks                     Deck America, Inc.

Fences                    Sunco, Inc.
                          Heritage Building Products

Roofing                   Bird Roofing Products, Inc.

Patio Enclosures          Temo, Inc.

MARKETING AND SALES

    Congressional's principal marketing activities include (i) direct mail advertising, (ii) telemarketing, (iii) canvassing at home shows (and prior to 1996, at Sears' stores) (iv) referrals, and (v) television advertisement. Congressional's direct mailings and telemarketing solicitations are made to homeowners whose profiles fall within certain criteria with respect to geographic location, age, income, home value, age of home, and length of residency. Congressional's target market is the dual-income family with gross earnings of $30,000 and above per year. Congressional's marketing department monitors and inputs information from direct mailings and telemarketing solicitations into a centralized internal computer system.

    Direct mail, although more expensive than television or radio advertising, offers a number of advantages. Direct mail allows specific prospect targeting, with the assurance of reaching the intended prospect. Leads can be received either by a Business Reply Card (BRC) or telephonically through use of Congressional's 1-800 number. Responses can be precisely monitored by the company's marketing department and computer facilities for future use. Congressional compiles data on leads resulting in sales by geographical location, consumer profiles based on age, income, home value, home age, length of residency, zip code and census information.

    Congressional's telemarketing department typically operates on a 12 to 13 hour day, Monday through Saturday. Marketing personnel follow scripts prepared by Congressional, in addition to answering inquiries generated by advertising activities, and schedule in-home sales presentations. Congressional does not engage in telemarketing selling, whereby a sale is consummated over the telephone.

    Congressional utilizes television advertisements on a seasonal basis. Congressional will often run one-to-two minute commercials during weekend movies, with specific focus on the time slot and program materials designed to reach Congressional's target market. Referrals allow Congressional to capitalize on the easiest and most valuable advertising, "word-of-mouth."

    Congressional engages independent sales representatives ("Direct Sellers"), on a commission basis who are responsible for the actual presentation and sale to Congressional's customers. Direct Sellers are familiar with Congressional's in-home sales presentation and sales kit, which includes a presentation book, photographs, sample products and other sales materials. Results of in-home presentations are tabulated on a daily basis, allowing Congressional the ability to evaluate each Direct Seller's performance with respect to sales as a percentage of in-home presentations, cancellations and average dollar amounts of sales and commissions earned. On occasion, Congressional's managers may also engage in selling products to a customer.

    At December 31, 1995, Congressional engaged, on a full or part-time basis, either as employees or independent contractors, approximately 165 individuals, including 50 telemarketers, 75 Direct Sellers, 20 administrative personnel, and 20 management personnel. In addition, Congressional had working arrangements with approximately seven independent installation contracting companies ("Contractors") for installation of Congressional's products. Approximately 50.0% of Congressional's workforce is comprised of independent contractors, and the other 50.0% of employees.

    Contractors employ their own employees, if they so desire, and are required to maintain their own vehicles, equipment, tools, licenses, workers compensation coverage and general liability insurance. The Contractors assume full financial risk in their performance of an installation. A Contractor will obtain a work order from Congressional, which specifies all the work to be performed pursuant to the sales agreement. The Contractor then obtains the materials from one of Congressional's suppliers. Installations are generally completed within three to five working days, at which time the Contractor obtains a certificate of completion and satisfaction from the customer, and returns all documentation and excess materials to Congressional and the supplier. The Contractor is paid by Congressional upon satisfactory completion of each job, at which time Congressional receives an invoice for services from the Contractor and the customer-signed completion certificate. Fees for each installation are paid to the Contractor based upon an amount negotiated between Congressional and the Contractor. While Congressional is discriminating in accepting a Contractor to provide services for its products, Congressional believes it can meet its short term and long term installation needs from such Contractors.

    Congressional provides each customer with a 12-month limited warranty covering defective materials and workmanship. Congressional requires its Contractors to correct defective workmanship for a 12-month period.

Congressional provides each customer with a specific manufacturer's warranty on the products installed in addition to 12-month workmanship warranty provided by Congressional.

COMPLIANCE WITH GOVERNMENT REGULATIONS

    Congressional's retail sales operations are subject to certain Federal Trade Commission regulations, which provide, in part, for a "cooling off " period for in-home sales. This rule requires an in-home seller to inform the buyer orally and in writing of his right to cancel the transaction at any time prior to midnight of the third business day after the date of the sales transaction. Many states, including the ones in which Congressional does business, have also provided for a similar right of cancellation for the consumer. Under the prior Sears relationship, customer satisfaction was guaranteed and therefore under certain circumstances, customers may elect to cancel orders at any time.

    Generally, Congressional's activities are subject to various federal and state laws and regulations and municipal ordinances relating to, among other things, in-home sales, telemarketing, closed-end or open-end consumer financing, advertising, the licensing of home improvement contractors, and zoning regulations. Congressional has procedures designed to comply with such laws and regulations and to ensure complete customer satisfaction.

TRADEMARKS AND SERVICE MARKS

    Congressional has on file with the U.S. Department of Commerce Office of Patent and Trademarks "Intent To Use Applications" for the mark "Great American Family Rooms". Congressional is currently using Great American Family Rooms in interstate commerce in connection with providing enclosure services to its customers. Congressional is in receipt of a filing certificate on this application and expects approval of the application by May 1997.

SEASONALITY

    Congressional's operating results are subject to moderate seasonal fluctuations. Home improvement activity is historically higher during the second and third quarters of Congressional's fiscal year. Home improvement products such as siding, fencing and replacement windows are usually not installable during extreme weather conditions.

INFLATION

    Inflation has recently been at low levels, and Congressional does not anticipate inflation to materially impact its future operations; indeed, rising home prices often increase the demand for improvements of existing homes. Sharply rising interest rates, which are not presently forecasted, could be a negative influence on Congressional sales since the majority of Congressional's customers, as do many homeowners, finance home improvements through the use of third-party finance institutions.

                         MANAGEMENT INFORMATION OF AMRE

DIRECTORS OF AMRE

    Current Directors. Listed below are the names and ages of, and certain other information about, all of the current directors of AMRE.

           NAME                                  AGE                           POSITIONS
           ----                                  ---                           ---------
John D. Snodgrass . . . . . . . . . . . .         39               Chairman of the Board of Directors

Robert M. Swartz  . . . . . . . . . . . .         43               President, Chief Executive Officer and Director

Ronald L. Bliwas  . . . . . . . . . . . .         53               Vice Chairman of the Board of Directors

Dennis S. Bookshester . . . . . . . . . .         57               Director

Arthur P. Frigo . . . . . . . . . . . . .         54               Director

Stephen P. Holmes . . . . . . . . . . . .         39               Director

Jack L. McDonald  . . . . . . . . . . . .         62               Director

David L. Moore  . . . . . . . . . . . . .         40               Director

Robert W. Pittman . . . . . . . . . . . .         42               Director

Sheldon I. Stein  . . . . . . . . . . . .         42               Director


         Set forth below is a description of the backgrounds of each of the directors of AMRE.


         Mr. John D. Snodgrass has served as a director of AMRE since December 1995 when he was elected as Chairman of the AMRE Board of Directors after Mr. Ronald I. Wagner resigned from that position. Mr. Snodgrass serves as President and Chief Operating Officer of HFS, a franchisor of hotels and the parent entity of Century 21 Real Estate Corporation. Prior to joining HFS, Mr. Snodgrass held the position of President and Chief Operating Officer of Days Inns of America, Inc., a hotel company. He currently serves as a director of HFS.


         Mr. Robert M. Swartz joined AMRE in July 1995 and was elected to the position of President and member of the Board of Directors. In September 1995, Mr. Swartz was elected to the position of Chief Executive Officer of AMRE. Prior to July 1995, Mr. Swartz was employed by Recognition International Inc., a $220 million supplier of electronic document systems where he most recently served as Senior Vice President of Recognition and President of the Worldwide Systems Group. He served as Senior Vice President and Chief Financial Officer of Recognition International from 1992 to 1994, and as Vice President, Chief Financial Officer and Treasurer from November 1990 until 1992. Prior to joining Recognition, he held several financial and operations positions with Nashua Corporation of Nashua, New Hampshire, a supplier of office supplies and computer products.

         Mr. Ronald L. Bliwas has served as a director of AMRE since June 1987 and also serves as the Vice Chairman of the Board of Directors. Since January 1982 he has served as President, Chief Executive Officer and a director of A. Eicoff & Company, the direct advertising division of Ogilvy & Mather.

         Mr. Dennis S. Bookshester has served as a director of AMRE since August 9, 1991. From December 1990 through May 1991 he served as President and Chief Executive Officer of Zale Corporation, a specialty retailer of jewelry. For more than five years prior thereto he was employed by Carson Pirie Scott & Company, a retailer of general merchandise, in various capacities, most recently as Chairman and Chief Executive Officer of the retail division. At present, Mr. Bookshester is self-employed as a business consultant. He also serves as a director of Evans, Inc., Playboy Enterprises, Inc., Fruit of the Loom, Inc. and Sundance Homes, Inc.

         Mr. Arthur P. Frigo has served as a director of AMRE since August 9, 1991. From 1977 to 1989 he served as Chief Executive Officer of Super-Cut, Inc., a manufacturer of industrial diamond products. During the period 1978 to 1982 he also served as President of Megadiamond, Inc., a manufacturer of man-made diamonds. Since 1988 he has served as Chief Executive Officer of M.B. Walton Company, a manufacturer and marketer of consumer products.

         Mr. Stephen P. Holmes was elected as a director of AMRE on November 15, 1995 in connection with the transactions contemplated by the Century 21 License Agreement. Since July 1990 he has served as Executive Vice President and Chief Financial Officer of HFS. Prior to July 1990, he was employed by The Blackstone Group, serving as Managing Director. He currently serves as a director of HFS and National Gaming Corp. Mr. Holmes serves on the AMRE Board as an HFS nominee under that certain Stock Purchase Agreement pursuant to which HFS has the right to designate two AMRE directors. See "Century 21 License Agreement."

         Mr. Jack L. McDonald has served as a director of AMRE since April 1, 1992. From July 1978 to January 1985 he served as President and Chief Operating Officer of Centex Corporation, a company engaged in the home building, cement, oil and gas and general construction industries, where he had been employed since 1966. Since 1985 he has been self- employed as a business consultant. He also serves as a director of American Homestar Corporation, Bally's Grand, Inc., Triangle Pacific Corporation and U. S. Home Corporation.

         Mr. David L. Moore was elected as a director of AMRE on November 15, 1995 pursuant to the terms of a letter agreement between AMRE and Mr. Moore, dated October 17, 1995, entered into in connection with the transactions contemplated by the Century 21 License Agreement. Since May 19, 1992 he has served as Chief Executive Officer of Garden State Exterior Remodeling, Inc., a company involved in the installation and sale of remodelling products. From December 1, 1990 until May 19, 1992, he was the Chief Executive Officer of Garden State Brickface & Stucco Company.

         Mr. Robert W. Pittman was elected as a director of AMRE on November 15, 1995 in connection with the transactions contemplated by the Century 21 License Agreement. Since September 1995, Mr. Pittman has served as Managing Partner and Chief Executive Officer of Century 21 Real Estate Corporation. From 1990 to September 1995, he served as Chief Executive Officer and President of Time Warner Enterprises, and from December 1991 to September 1995, he was Chairman and Chief Executive Officer of Six Flags Entertainment. Mr. Pittman also previously served as President and Chief Executive Officer of MTV Networks, Inc. and President and Chief Executive Officer of Quantum Media, Inc. He currently serves as a director of 3DO, HFS, America Online, Inc. and Excite, Inc. Mr. Pittman serves on the AMRE Board as an HFS nominee under that certain Stock Purchase Agreement pursuant to which HFS has the right to designate two AMRE directors. See "Century 21 License Agreement."

         Mr. Sheldon I. Stein has served as a director of AMRE since April 1, 1992. He is a Senior Managing Director of Bear, Stearns & Co. Inc., an investment banking firm, and is in charge of its Southwest Corporate Finance Department. Prior to joining Bear, Stearns & Co. Inc. in August 1986, Mr. Stein was a partner in the Dallas law firm of Hughes & Luce. He also serves as a director of Cinemark USA, Inc., Fresh America Corporation, the Men's Wearhouse, Inc. and Tandycrafts, Inc.

         Designees for Directors. Facelifters has the right pursuant to the Facelifters Merger Agreement to designate one person to serve as a member of the AMRE Board, and such designee may also be appointed to serve on the various committees of the AMRE Board. Facelifters has selected Murray Gross as its designee. Pursuant to the Facelifters Merger Agreement, the AMRE Board has authorized the increase in the number of persons constituting the AMRE Board to 11, such increase to be effective upon consummation of the Facelifters Merger, and to cause the election of the designee of Facelifters to fill the vacancy so created. Set forth below is the name and age of and certain other information about such designee for director of the AMRE Board.

         Mr. Murray Gross, age 57, joined Facelifters in May 1987 as Executive Vice President and Director and has been President of Facelifters since January 1990. Mr. Gross has been involved in the home improvement industry for 36 years. In 1963, Mr. Gross founded Busy Beaver Remodelers as a subsidiary of Busy Beaver Home Centers, Inc., a Pittsburgh, Pennsylvania home center chain. Mr. Gross served as Executive Vice President of Busy Beaver Remodelers from 1963 until 1979, and as President from 1979 until 1981. From August 1981 to September 1983, Mr. Gross was employed at Home Craftsman Co. in Dallas, Texas ("HCC"), and from September 1983 to January 1987, Mr. Gross was Executive Vice President, Chief Operating Officer and a Director of HCC.

EXECUTIVE OFFICERS OF AMRE

         Listed below are the names and ages of, and certain other information about, all the current executive officers of AMRE.

       NAME                                        AGE                               POSITION
- -----------------                                 ------            ----------------------------------------
John D. Snodgrass . . . . . . . . . . . . . . .     39              Chairman of the Board of Directors (1)
Robert M. Swartz  . . . . . . . . . . . . . . .     43              President and Chief Executive Officer (1)
Dennis R. Constantine . . . . . . . . . . . . .     54              Senior Vice President -- Operations(2)
Keith L. Abrams . . . . . . . . . . . . . . . .     40              Vice President -- Manufacturing and Installation(3)
Patrick J. Aulson . . . . . . . . . . . . . . .     44              Vice President -- Human Resources(4)
Thomas J. Bureson   . . . . . . . . . . . . . .     45              Vice President -- Window Products(5)
C. Curtis Everett . . . . . . . . . . . . . . .     65              Vice President -- Law, Secretary and General
                                                                        Counsel(6)
Daniel A. Grandon . . . . . . . . . . . . . . .     36              Vice President -- Siding Products and Field
                                                                        Marketing(7)
Larry H. Lattig . . . . . . . . . . . . . . . .     48              Vice President -- Investor Relations and
                                                                        Treasurer(8)
John S. Vanecko . . . . . . . . . . . . . . . .     51              Vice President and Chief Financial Officer(9)
J. David Young  . . . . . . . . . . . . . . . .     57              Vice President -- Licensing and Development(10)

(1) Member of the AMRE Board. See "Management Information of AMRE -- Directors of AMRE" above for additional information.


(2) Mr. Constantine joined AMRE as Vice President -- Operations in October 1995 and became Senior Vice President -- Operations in February 1996. From August 1990 to October 1995, he served as Division President of Recognition International, Inc., a $220 million supplier of electronic document systems.


(3) Mr. Abrams joined AMRE in October 1988 upon the acquisition by AMRE of Cabinet Magic, Inc. and Jay Laminators, Inc., companies at which Mr. Abrams served as Vice President. At such time, he was named Vice President -- Production, for the Cabinet Division. In January 1991, Mr. Abrams was promoted to the position of Executive Vice President -- Interior Division; in November 1992 he was named Regional Vice President -- Central Region and in January 1995 he was elected Vice President -- Business Development. He currently serves as Vice President -- Manufacturing and Installation.

(4) Mr. Aulson joined AMRE in August 1995 as Vice President -- Human Resources. From April 1987 to May 1995, he served as Vice President of Human Resources for Republic Insurance Co. Prior to such time, he was employed by Texas Instruments, an electronics company, in various human resource positions.

(5) Mr. Bureson joined AMRE in October 1995 as Vice President -- Sales, for the Windows Division and in February 1996 became Vice President -- Window Products. Prior to such time, he was employed from June 1988 to October 1995 by Nashua Corporation of Nashua, New Hampshire, a supplier of office supplies and computer products, in the areas of marketing, sales and strategic planning.

(6) Mr. Everett joined AMRE in June 1991 as Vice President -- Law, Secretary and General Counsel. For more than 34 years prior to joining AMRE, he practiced law with the Chicago law firm of Bell, Boyd & Lloyd, specializing in corporate and securities matters.


(7) Mr. Grandon joined AMRE in March 1993 as Regional Vice President -- Northeast Region and was elected Regional Vice President -- East Region in November 1993. Effective January 1, 1995, he was elected Vice President -- Sales and Installation and in February 1996 became Vice President -- Siding Products and Field Marketing. For four years prior to joining AMRE, he was employed by EcoLab, Inc., an institutional chemical company, and served as Division Vice President of its wholly owned subsidiary, ChemLawn Services Corporation, a residential landscape service company.


(8) Mr. Lattig joined AMRE as Vice President -- Investor Relations and Treasurer in October 1995. Prior to such time, he served as Vice President and Treasurer of Recognition International, Inc., a $220.0 million supplier of electronic document systems, from February 1989 to October 1995.

(9) Mr. Vanecko joined AMRE in July 1991 as Chief Financial Officer and was also named a Vice President in May 1992. For more than five years prior to joining AMRE, he was employed by Microdot, Inc., a manufacturer of connecting devices, where he served as Vice President -- Finance and, subsequent to January 1989, as Senior Vice President and Chief Financial Officer.

(10) Mr. Young joined AMRE in March 1996 as Vice President -- Licensing and Development. Prior to such time, he was employed at HFS, where he served as Managing Director of International Franchise Sales and Development from 1995 to 1996; Senior Vice President of Franchise Sales -- Domestic from 1992 to 1995 and Regional Vice President of Franchise Sales -- Domestic from 1990 to 1992. He served as Regional Vice President of Franchise Sales and Development for Days Inns Franchising, Inc. from 1989 to 1990.

                               SECURITY OWNERSHIP

OWNERSHIP OF AMRE SECURITIES

    The following table sets forth certain information, with respect to the beneficial ownership of AMRE Common Stock, as of April 15, 1996, by (i) all persons who are known by AMRE to be beneficial owners of 5% or more of such stock, (ii) each director of AMRE, (iii) certain executive officers and (iv) all executive officers and directors of AMRE as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.


                                                                                SHARES OF COMMON STOCK
                                                                                BENEFICIALLY OWNED AND
                                                                              PERCENTAGE OF OUTSTANDING
                                                                             SHARES AS OF APRIL 15, 1996
                                                                       ---------------------------------------
                                                                            BENEFICIAL               PERCENT
NAME AND ADDRESS OF OWNER OR IDENTITY OF GROUP                               OWNERSHIP              OF CLASS
- ----------------------------------------------                               ---------              --------
DIRECTORS

Robert M. Swartz  . . . . . . . . . . . . . . . . . . . . . . . . .           2,200                (2)
John D. Snodgrass . . . . . . . . . . . . . . . . . . . . . . . . .               0
Ronald L. Bliwas  . . . . . . . . . . . . . . . . . . . . . . . . .          60,900(1)             (2)
Dennis S. Bookshester . . . . . . . . . . . . . . . . . . . . . . .          20,000(1)             (2)
Arthur P. Frigo . . . . . . . . . . . . . . . . . . . . . . . . . .          15,000(1)             (2)
Stephen P. Holmes . . . . . . . . . . . . . . . . . . . . . . . . .               0
Jack L. McDonald  . . . . . . . . . . . . . . . . . . . . . . . . .          16,000(1)             (2)
David L. Moore  . . . . . . . . . . . . . . . . . . . . . . . . . .         762,000(1)(3)            5.2%
Robert W. Pittman . . . . . . . . . . . . . . . . . . . . . . . . .               0
Sheldon I. Stein  . . . . . . . . . . . . . . . . . . . . . . . . .          15,000(1)             (2)

EXECUTIVE OFFICERS

Keith L. Abrams . . . . . . . . . . . . . . . . . . . . . . . . . .          32,820(1)               (2)
C. Curtis Everett . . . . . . . . . . . . . . . . . . . . . . . . .          25,000(1)               (2)
John S. Vanecko . . . . . . . . . . . . . . . . . . . . . . . . . .          23,862(1)               (2)
Daniel A. Grandon . . . . . . . . . . . . . . . . . . . . . . . . .          24,166(1)               (2)

All Directors and Executive Officers as a group (18 persons)  . . .         997,252(1)                 6.8%

OTHER 5% STOCKHOLDERS

Montgomery Asset Management, L.P. . . . . . . . . . . . . . . . . .       1,396,700(4)                 9.9%
   600 Montgomery Street
   San Francisco, California 94111
Janus Capital Corporation and Thomas H. Bailey  . . . . . . . . . .       1,303,100(5)                 9.2%
   100 Fillmore Street, Suite 300
   Denver, Colorado 80206-4923
Pioneering Management Corp. . . . . . . . . . . . . . . . . . . . .       1,221,900(6)                 8.6%
   60 State Street
   Boston, Massachusetts 02114
Brinson Partners, Inc.  . . . . . . . . . . . . . . . . . . . . . .       1,036,888(7)                 7.3%
   209 South LaSalle
   Chicago, Illinois 60604
Matthew L. Feshbach and Stockbridge Partners  . . . . . . . . . . .         955,946(8)                 6.8%
   425 Sherman Avenue, Suite 200
   Palo Alto, California 94306

_________________

(1) The numbers and percentages of shares of AMRE Common Stock owned by directors and nominees, and by all directors and officers as a group, as shown in the table, assume that outstanding options to purchase shares of AMRE Common Stock, which are exercisable within 60 days of April 12, 1996, had been exercised as follows: Mr. Bliwas -- 52,500 shares; Mr. Bookshester -- 15,000 shares; Mr. Frigo -- 15,000 shares; Mr. McDonald -- 15,000 shares; Mr. Moore - 400,000 shares; Mr. Stein -- 15,000 shares; Mr. Abrams - 32,820 shares; Mr. Everett - 25,000 shares; Mr. Vanecko - 23,862 shares; Mr. Grandon - 16,666; and all directors and executive officers as a group (including such individuals) -- 610,848 shares.


(2)  Less than 1.0% of the outstanding shares of AMRE Common Stock.



(3) Includes 162,000 shares owned by Green Street Partners, L.P. Mr. Moore controls the general partner of Green Street Partners, L.P.


(4) Beneficial ownership of these shares of AMRE Common Stock is shown as of February 19, 1996. As stated in Schedule 13G dated March 6, 1996 filed with the Commission, Montgomery Asset Management, L.P. has sole voting power with respect to 1,204,700 of such shares and sole dispositive power with respect to 1,396,700 of such shares.

(5) Beneficial ownership of these shares of AMRE Common Stock is shown as of February 13, 1996. As stated in Schedule 13G dated February 13, 1996, filed with the Commission jointly by Janus Capital Corporation and Thomas
    H. Bailey, both Janus Capital Corporation and Mr. Bailey have shared voting power and shared dispositive power with respect to these shares. However, the schedule includes a disclaimer by Janus Capital Corporation that although, as investment manager of certain managed portfolios, it may be deemed to be the beneficial owner of such shares, it disclaims any ownership with respect to the right to receive any dividends from, or the proceeds from the sale of, such shares. The schedule includes an additional disclaimer by Mr. Bailey to the effect that he specifically disclaims beneficial ownership over such shares and further disclaims any ownership with respect to the right to receive any dividends from, or the proceeds from the sale of, such shares.

(6) Beneficial ownership of these shares of AMRE Common Stock is shown as of January 3, 1996. As stated in Schedule 13G dated January 3, 1996, filed with the Commission, Pioneering Management Corporation had sole voting power and shared dispositive power with respect to these shares.


(7) Beneficial ownership of these shares of AMRE Common Stock is shown as of February 9, 1996. As stated in Schedule 13G dated February 9, 1996, filed with the Commission by Brinson Partners, Inc., on behalf of itself, Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Banking Corporation. Brinson Partners, Inc., Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Banking Corporation have shared voting power and shared dispositive power with respect to all 1,036,888 shares of AMRE Common Stock. Brinson Trust Company, a wholly owned subsidiary of Brinson Partners, Inc., has shared voting power and shared dispositive power with respect to 273,450 shares of AMRE Common Stock. Brinson Partners, Inc. is a wholly owned subsidiary of Brinson Holdings, Inc. Brinson Holdings, Inc. is a wholly owned subsidiary of SBC Holding (USA), Inc. SBC Holding (USA), Inc. is a wholly owned subsidiary of Swiss Banking Corporation.

(8) Beneficial ownership of these shares of AMRE Common Stock is shown as of February 8, 1996. As stated in Schedule 13D dated February 8, 1996, filed with the Commission, Matthew L. Feshbach has sole voting power and sole dispositive power with respect to 910,946 of these shares. The Schedule 13D also stated that Stockbridge Partners has sole voting power and sole dispositive power with respect to 45,000 of these shares.

OWNERSHIP OF CONGRESSIONAL SECURITIES

    The following table sets forth certain information as to the number of shares of Congressional Common Stock and Congressional Preferred Stock beneficially owned by (i) each person who is known to Congressional to be the beneficial owner of more than 5.0% of the Congressional Common Stock and Congressional Preferred Stock and (ii) Congressional's executive officers as of December 31, 1995.


                                                              SHARES OF                      SHARES OF
                                                            CONGRESSIONAL                  CONGRESSIONAL
                                                             COMMON STOCK                 PREFERRED STOCK
                                                             ------------                 ---------------
                                                      BENEFICIAL      PERCENT       BENEFICIAL        PERCENT
NAME OF BENEFICIAL OWNER OR IDENTITY OF GROUP          OWNERSHIP      OF CLASS       OWNERSHIP       OF CLASS
- ---------------------------------------------          ---------      --------       ---------       --------
DIRECTORS AND EXECUTIVE OFFICERS

John Nunez  . . . . . . . . . . . . . . . . . . .        400              80%      18.1                .03%


OTHER 5.0% SHAREHOLDERS

Congressional Construction Corporation
Employee Stock Ownership Plan
and Trust . . . . . . . . . . . . . . . . . . . .          0               0          700              100%
11216 Waples Mill Road, Suite 101
Fairfax, VA 22030

Kenwood Financial, Inc. . . . . . . . . . . . . .         99              20%            0               0
4000 N. Federal Highway, Suite 204
Boca Raton, FL 33431

                          AMRE EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the total cash and non-cash compensation for the stated periods for each Chief Executive Officer of AMRE during the fiscal year ended December 31, 1995, the four most highly compensated executive officers who were serving as executive officers at December 31, 1995 and one individual who would have been included among the four most highly compensated executive officers but for the fact that he was not serving as an executive officer at December 31, 1995.

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    AWARDS
                                                                                 ------------
                                                   ANNUAL COMPENSATION            SECURITIES
                                            ----------------------------------    UNDERLYING
                                                                  OTHER ANNUAL     OPTIONS        ALL OTHER
         NAME AND                                                 COMPENSATION   (IN SHARES)    COMPENSATION
    PRINCIPAL POSITION          YEAR(1)     SALARY    BONUS(2)        (3)            (4)             (5)
- --------------------------      -------    --------  ---------     ----------    -------------  ------------
Robert M. Swartz                 1995      $152,945  $100,000      $  ---        500,000        $    -0-
  -  President
  -  Chief Executive Officer

V. James Sardo                   1995       121,692       -0-          ---           -0-         524,152(9)
  -  President                   1994       231,231    75,000       53,370(7)    375,000           5,371
  -  Chief Executive Officer

Ronald I. Wagner(11)             1995       456,350       -0-          ---           -0-          11,023(11)
  -  Chairman                    1994       426,942       -0-          ---       550,000          10,038
                                 1993       439,499       -0-       73,843(6)        -0-           7,828

Keith L. Abrams                  1995       235,796       -0-          ---        10,000           7,366
  -  Vice President-Business     1994       234,300       -0-          ---        10,000           7,034
     Development                 1993       217,268       -0-          ---           -0-           6,860

Robert E. Horton, Jr.            1995       187,783       -0-          ---        16,000          14,038(10)
  -  Vice President-Marketing    1994       179,080    15,000          ---        34,000           1,764
                                 1993        55,774       -0-       19,637(7)     15,000(8)        1,107

C. Curtis Everett                1995       185,942       -0-          ---        12,500           9,526
  -  Vice President-Law          1994       177,373       -0-          ---        37,500           8,632
  -  Secretary                   1993       147,536       -0-          ---           -0-           8,142
  -  General Counsel

Daniel A. Grandon                1995       183,419       -0-          ---        25,000           2,906
  -  Vice President-Sales        1994       162,570       -0-          ---        25,000           2,296
     and Installation            1993       109,544    39,500          ---        15,000           1,077

_____________

(1) The employment of Messrs. Swartz, Sardo, Horton and Grandon commenced in July 1995, April 1994, August 1993 and
    March 1993, respectively. Mr. Wagner continued as Chairman of the Board following the election in April 1994 of Mr. Sardo as President and Chief Executive Officer. Mr. Sardo left AMRE in April 1995. Mr. Wagner left AMRE on December 1, 1995. Mr. Horton left AMRE on December 31, 1995.


(2) No bonuses were paid pursuant to AMRE's Management Incentive Plan for the fiscal years ended December 31, 1993, 1994 and 1995. Mr. Sardo was paid a bonus for 1994 in accordance with his employment agreement as an incentive for him to accept his position with AMRE. Mr. Horton was paid a bonus in 1994 in accordance with his offer of employment as an incentive for him to accept his position with AMRE. Mr. Swartz was paid a bonus for 1995 in accordance with his employment agreement as an incentive for him to accept his position with AMRE. Mr. Grandon was paid a bonus for 1993 in accordance with his offer of employment as an incentive for him to accept his position with AMRE.

(3) The table includes such other annual compensation which exceeded, in the aggregate, the lesser of either $50,000 or 10.0% of salary.

(4) The option awards for 1994 included options granted in exchange for surrendered options as follows: Wagner--550,000; Sardo--375,000; Horton--15,000; Everett--30,000 and Grandon--15,000.

(5) The amounts shown include life and disability insurance premiums paid by AMRE on behalf of the respective executive officers and AMRE contributions to the Savings Investment Plan for the benefit of the respective executive officers, as shown below.


                                           LIFE/DISABILITY                       SAVINGS INVESTMENT PLAN
                                              INSURANCE                               (401(K) PLAN)
                                -------------------------------------     -----------------------------------
                                   1993          1994          1995          1993         1994         1995
                                ---------     ---------    ----------     ---------    ---------    ---------
Robert M. Swartz  . . . .       $     ---     $     ---    $      -0-     $     ---    $     ---    $     -0-
Ronald I. Wagner  . . . .           7,202         7,694         8,696         2,323        2,344        2,327
V. James Sardo  . . . . .             ---         5,371        10,178           ---          -0-          -0-
Keith L. Abrams . . . . .           4,555         4,736         5,068         2,305        2,298        2,298
Robert E. Horton, Jr. . .           1,007         1,114         1,241           -0-          650        2,310
C. Curtis Everett . . . .           5,929         6,338         7,216         2,213        2,294        2,310
Daniel A. Grandon . . . .           1,077         1,082         1,095           ---        1,214        1,811


(6) Includes $70,000 paid in 1993 for personal financing planning and the preparation and filing of personal income tax returns in accordance with Mr. Wagner's employment agreement.

(7) Includes relocation expenses in the amounts of $26,617 and $18,598 for Messrs. Sardo and Horton, respectively. The amount shown for Mr. Sardo also includes a country club membership fee in the amount of $26,753.

(8) Represents options granted to Messrs. Horton and Grandon in 1993, and subsequently cancelled and re-granted in 1994.

(9)  Includes severance payments in the aggregate amount of $513,975.

(10) Includes payments of $10,487 for accrued vacation.

(11) See also "Recent Developments -- Resignation of Chairman."

STOCK OPTIONS

    The following table sets forth the number of shares of AMRE Common Stock subject to options held by the executive officers named in the Summary Compensation Table above.

                         AGGREGATED UNEXERCISED OPTIONS
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                        SHARES                    UNDERLYING UNEXERCISED                 IN-THE-MONEY
                     ACQUIRED ON    VALUE               OPTIONS AT                        OPTIONS AT
                       EXERCISE   REALIZED          DECEMBER 31, 1995                DECEMBER 31, 1995(1)
                     -----------  --------  -------------------------------    -------------------------------
                                              EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                            ---------------  --------------    ---------------  --------------
Robert M. Swartz  . . .    ---         ---            -0-          500,000             -0-     $5,250,000
Ronald I. Wagner  . . .    ---         ---        550,000              -0-       6,118,750            -0-
V. James Sardo  . . . .    ---         ---            -0-              -0-             -0-            -0-
Keith L. Abrams . . . .    ---         ---         69,487           16,667         682,080        175,420
Robert E. Horton, Jr. . 11,333    $113,330            -0-              -0-             -0-            -0-
C. Curtis Everett . . .    ---         ---         12,500           37,500         139,063        404,688
Daniel A. Grandon . . .    ---         ---          8,333           41,667          92,704        438,545

_________________

(1) The closing price for AMRE Common Stock as reported by the New York Stock Exchange on December 29, 1995, (the last trading day in 1995) was $14.625. Value is calculated on the basis of the difference between the option exercise price of "in-the-money" options and $14.625 multiplied by the number of shares of AMRE Common Stock subject to the options.

    The following table sets forth information with respect to options granted during 1995 to the executive officers named in the Summary Compensation Table above. The table also shows the value of the options at the end of the ten year option term if the stock price were to appreciate annually by 5.0% and 10.0%, respectively. There is no assurance that the stock price will appreciate at those rates. The table also indicates that if the stock price does not appreciate there will be no increase in the potential realizable value of the options.

                            OPTIONS GRANTED IN 1995


                                                INDIVIDUAL GRANTS
                                     ------------------------------------------   POTENTIAL REALIZABLE VALUE
                                                 PERCENT OF                            AT ASSUMED ANNUAL
                                      NUMBER OF    TOTAL                             RATES OF STOCK PRICE
                                     UNDERLYING   OPTIONS                                APPRECIATION
                                     SECURITIES  GRANTED TO                           FOR OPTION TERM(2)
                                       OPTIONS   EMPLOYEES  EXERCISE EXPIRATION    -------------------------
        NAME                          GRANTED(1)  IN 1995    PRICE      DATE        0%      5%        10%
        ----                         ----------- ---------- -------- ----------    ---  ---------  ---------
Robert M. Swartz  . . . . . . . .     500,000      73.89     4.125    06/1/05      -0-  1,297,000  3,287,000
V. James Sardo  . . . . . . . . .         -0-     ---         ---         ---      ---        ---        ---
Ronald I. Wagner  . . . . . . . .         -0-     ---         ---         ---      ---        ---        ---
Keith L. Abrams . . . . . . . . .      10,000       1.48     4.50    10/11/05      -0-     28,000     72,000
Robert E. Horton, Jr. . . . . . .      16,000       2.36     4.50    10/11/05      -0-     45,000    115,000
C. Curtis Everett . . . . . . . .      12,500       1.85     4.50    10/11/05      -0-     35,000     90,000
Daniel A. Grandon . . . . . . . .      25,000       3.69     4.50    10/11/05      -0-     71,000    179,000

_________________
(1) All options granted to the named officers, other than Mr. Swartz, were granted on October 11, 1995, under the direction of the Stock Option Plan Committee of the AMRE Board. The options granted to Mr. Swartz were granted pursuant to the terms of his employment agreement and become exercisable in cumulative annual increments of one- fourth commencing on June 1, 1996. The options granted to Messrs. Abrams, Horton, Everett and Grandon become exercisable in cumulative annual increments of one-third commencing on October 11, 1996. All options were granted with an exercise price equal to 100% of the market price for AMRE Common Stock on the date of grant of such stock options and are exercisable for a period of ten years from the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and AMRE Common Stock holdings are dependent on the future performance of the AMRE Common Stock and overall stock market conditions. There can be no assurance that the values reflected in this table will be achieved.


    If the price of the AMRE Common Stock appreciates, the value of the AMRE Common Stock held by shareholders of AMRE will also increase. For example, the market value of the 14,127,791 outstanding shares of AMRE Common Stock on April 15, 1996, was approximately $254,300,000 based upon the market price on that date. If the price per share of AMRE Common Stock increases by 5.0% per year, the market value on April 15, 2006 of the same number of shares would be approximately $414,228,000. If the price per share of AMRE Common Stock increases by 10.0% per year, the market value on April 15, 2006 of the same number of shares would be approximately $659,589,000.


COMPENSATION OF DIRECTORS

    In 1995 each outside director received annual compensation of $20,000 plus an additional $2,000 for each AMRE Board meeting attended and for attendance at other meetings, such as committee meetings, involving members of the AMRE Board which were held on a day when no AMRE Board meeting was held. Cash compensation paid to outside directors for the fiscal year ended December 31, 1995, amounted to an aggregate of $269,944. Directors who are employees of AMRE are not compensated for attending meetings of the AMRE Board.

EXECUTIVE SEVERANCE PLAN

    Certain members of senior management of AMRE, including Messrs. Abrams, Everett and Grandon, are participants in an Executive Severance Plan. This plan provides for the payment of an amount equal to one year's compensation to a participant who has been an employee of AMRE for a minimum of eight months if the employment of the participant is terminated by AMRE without "cause" or by the participant due to an "adverse change in conditions," as defined in the plan. In addition, any participant, without regard to length of service, will receive an amount equal to two years compensation if the employment of the participant is terminated by AMRE without "cause" or by the participant for "good reason" following a "change in control," as defined in the plan. Mr. Horton, who left AMRE on December 31, 1995, will receive compensation under this plan during 1996.

EMPLOYMENT AGREEMENTS

    AMRE had an employment agreement with Ronald I. Wagner for a term ending May 31, 1997 (the "Wagner Employment Agreement"). The Wagner Employment Agreement provided for a base salary at the rate of $500,000 per annum, and contemplated annual increases. In addition, Mr. Wagner was eligible for an annual cash bonus in an amount determined by the AMRE Board. The Wagner Employment Agreement also provided for the payment to Mr. Wagner of an amount equal to three times his highest aggregate annual salary and cash bonus established during the term of the Wagner Employment Agreement in the event of a termination by him of his employment for "good reason," which includes a "change in control" of AMRE, as defined in the Wagner Employment Agreement. AMRE and Ronald I. Wagner entered into the Wagner Separation Agreement on December 1, 1995, the date that Mr. Wagner announced that he was retiring as Chairman of the AMRE Board. See "Recent Developments -- Resignation of Chairman."

    AMRE has an employment agreement with Robert M. Swartz for a term of two years from any given date (the "Swartz Employment Agreement"). The Swartz Employment Agreement provides for salary at the rate of $300,000 per annum. In addition, Mr. Swartz is eligible for an annual cash bonus opportunity of at least 100% of his annual salary. The Swartz Employment Agreement also provides for a minimum bonus of $100,000 to be paid for the fiscal year ended December 31, 1995. Upon termination by Mr. Swartz of his employment for "good reason" following a "change in control" of AMRE, as defined in the Swartz Employment Agreement, such agreement provides for the payment to him of all accrued vacation pay and an amount equal to 299.0% of his base salary in effect on the date prior to the change of control plus an amount equal to 299.0% of any additional payments to which he would have been entitled had he been terminated by AMRE for other than "good cause" as defined in the Swartz Employment Agreement. Such additional payments include a pro rata share (based upon the portion of the year for which he was employed) of any bonus to which he would have been entitled had he been employed as of the end of the then current fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Sheldon I. Stein, a member of AMRE's Compensation Committee, is a Senior Managing Director of Bear Stearns, an investment banking firm, and is in charge of its Southwest Corporate Finance Department. During the fiscal year ended December 31, 1995, AMRE paid fees to Bear Stearns in the amount of $178,018. Such fees include $100,000 of the fees to be received by Bear Stearns for rendering an opinion in connection with the Facelifters Merger that such merger is fair, from a financial point of view, to the public shareholders of AMRE.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Commencing in October 1988, with its acquisition of Cabinet Magic, Inc., AMRE began leasing certain of its facilities in Chicago, Illinois from Ronald
I. Wagner. This lease was for a term of ten years expiring in 1998 and provided for annual payments of approximately $165,000. Upon Mr. Wagner's resignation as Chairman of the AMRE Board, Mr. Wagner and AMRE agreed to terminate the original lease and enter into a new lease commencing January 1, 1996 for a term of ten years at an annual rent beginning at $180,000 for the first two years.


    AMRE made loans against the receipt of collateralized promissory notes to certain executive officers of AMRE in fiscal years 1990 and 1991, which loans were due on April 30, 1997. As of January 1, 1993, new notes were issued in modification of and substitution for the initially issued notes to increase the principal amount by the amount of interest due for the year ended December 31, 1992. As of January 1, 1994, new notes were issued in modification of and substitution for the January 1, 1993 notes to increase the principal amount by the amount of interest due for the year ended December 31, 1993. As of April 30, 1994, new notes were issued in modification of and substitution for the January 1, 1994 notes to increase the principal amount by the amount of interest due for the four months ended April 30, 1994, and to decrease the interest rate from 7.0% to 5.88% compounded annually. At January 1, 1995, principal and accrued interest on the loans to Messrs. Wagner and Abrams amounted to $3,895,922.30 and $486,990.31, respectively. Upon Mr. Wagner's resignation as Chairman of the AMRE Board on December 1, 1995, AMRE and Mr. Wagner entered into the Wagner Separation Agreement in which AMRE agreed, among other things, to offset amounts owed to Mr. Wagner under the Wagner Employment Agreement by releasing Mr. Wagner's payment obligation under the outstanding promissory note payable, plus interest, in the amount of $4,101,824. Mr. Abrams paid all principal and accrued interest on his promissory note on February 2, 1996.


    Ronald L. Bliwas, a director of AMRE and Vice Chairman of the AMRE Board, is the President, Chief Executive Officer and a director of A. Eicoff & Company, a direct advertising agency. AMRE has retained A. Eicoff & Company for direct response television advertising since 1985. In this capacity, A. Eicoff & Company has the responsibility for producing television commercials and purchasing television air time for AMRE. Payments made by AMRE to A. Eicoff & Company during the fiscal year ended December 31, 1995, including reimbursement of payments for purchased television time and development of television commercials for AMRE by A. Eicoff & Company, were approximately $5,933,000. AMRE believes that the payments made are reasonable when compared to those that would have been made to unrelated third parties for the same services.

    Since January 1, 1995, AMRE has paid fees in the amount of approximately $384,000 to Bear, Stearns & Co. Inc. an investment banking firm in which Sheldon I. Stein, a director of AMRE, is a Senior Managing Director and is in charge of its Southwest Corporate Finance Department.


    David L. Moore was elected as a director of AMRE on November 15, 1995. As consideration for services provided by Mr. Moore in connection with the negotiation of the Century 21 License Agreement and related transactions, AMRE
(i) issued options to purchase 200,000 shares of AMRE Common Stock at $5.00 per share and options to purchase 200,000 shares of AMRE Common Stock at $5.50 per share to Mr. Moore on October 17, 1995; (ii) issued 200,000 shares of AMRE Common Stock to Mr. Moore on October 17, 1995; (iii) guaranteed a $900,000 cash payment to Mr. Moore; (iv) granted a sublicense to a corporation controlled by Mr. Moore to operate under the trademarks granted under the Century 21 License Agreement and (v) sold to designees of Mr. Moore, Gregory Kiernan and Green Street Partners, L.P., 38,000 shares and 162,000 shares, respectively, at a price of $5.00 per share on February 16, 1996 and December 29, 1995, respectively.



    On October 17, 1995, TM Acquisition Corp. and Century 21 Real Estate Corporation, subsidiaries of HFS, and American Remodeling, Inc., a wholly-owned subsidiary of the Company, entered into the Century 21 License Agreement pursuant to which the Company was granted an exclusive twenty year license to operate under the name "CENTURY 21 Home Improvements" for the marketing, sale and installation of certain home improvement products. American Remodeling, Inc. will make royalty payments to Century 21 Real Estate Corporation in initial amounts equal to the greater of $11,000,000 per year or three percent (3%) of revenues, with the minimum royalty payment increasing over the 20 year term of the license agreement. American Remodeling, Inc. also has the right to grant sublicenses under the license agreement. Messrs. John D. Snodgrass, Robert W. Pittman and Stephen P. Holmes are directors of the Company and officers or directors or both of HFS. Additionally, HFS owns all of the Company's outstanding Preferred Stock.


                            INDEPENDENT ACCOUNTANTS

    Representatives of Deloitte & Touche LLP, Congressional's independent accountants, are expected to be present at the Special Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.


                                 LEGAL MATTERS

    The validity of the securities to be issued in connection with the Merger will be passed upon for AMRE by Akin, Gump, Strauss, Hauer & Feld, L.L.P. 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201.


                                    EXPERTS

    The consolidated financial statements of AMRE, Inc. incorporated by reference to this Information Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

    The financial statements of Congressional Construction Corporation included in this Information Statement/Prospectus have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The consolidated annual financial statements of Facelifters Home Systems, Inc. included in this Information Statement/Prospectus have been audited by Grant Thornton, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving said report.

    The opinion regarding the tax treatment of the Merger included in this Information Statement/Prospectus has been rendered by Ernst & Young LLP, independent public accountants, as indicated in their opinion with respect thereto, and is included herein in reliance upon the authority of such firm as experts in giving said opinion.

                         INDEX TO FINANCIAL STATEMENTS

                                          CONGRESSIONAL CONSTRUCTION CORPORATION

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-2
Balance Sheet as of December 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-3
Statements of Operations for the Years Ended December 31, 1995 and 1994   . . . . . . . . . . . . .         F-4
Statements of Stockholders' Equity (Deficit) Years Ended
  December 31, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         F-5
Statements of Cash Flows for Years Ended December 31, 1995 and 1994   . . . . . . . . . . . . . . .         F-6
Notes to Financial Statements for Years Ended December 31, 1995 and 1994  . . . . . . . . . . . . .         F-7

                                              FACELIFTERS HOME SYSTEMS, INC.

Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . .        F-12
Consolidated Balance Sheets as of March 31, 1994 and 1995 and
  December 31, 1995 (unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-13
Consolidated Statements of Operations for the Years Ended
  March 31, 1993, 1994 and 1995 and for the Nine Month Periods Ended
  December 31, 1994 and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-14
Consolidated Statement of Stockholders' Equity for the Years Ended March 31,
  1993, 1994 and 1995 and for the Nine Month Period Ended December 31, 1995 (unaudited)   . . . . .        F-15
Consolidated Statements of Cash Flows for the Years Ended March 31, 1993,
  1994 and 1995 and for the Nine Month Periods Ended December 31, 1994
  and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-16
Notes to Consolidated Financial Statements for the Years Ended March 31, 1993,
  1994 and 1995 and for the Nine Month Periods Ended December 31, 1994 and 1995 (unaudited)   . . .        F-17

                                                        AMRE, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet as of
  December 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-33
Unaudited Pro Forma Condensed Combined Statements of
  Operations for the Year Ended December 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . .        F-35
Unaudited Pro Forma Condensed Combined Statements of
  Operations for the Year Ended December 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . .        F-37
Unaudited Pro Forma Condensed Combined Statements of
  Operations for the Year Ended December 31, 1993   . . . . . . . . . . . . . . . . . . . . . . . .        F-39
Notes to Unaudited Pro Forma Condensed Combined Financial Statements  . . . . . . . . . . . . . . .        F-41

INDEPENDENT AUDITORS' REPORT


Board of Directors of
    Congressional Construction Corporation:

We have audited the accompanying balance sheet of Congressional Construction Corporation as of December 31, 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Congressional Construction Corporation at December 31, 1995, and the results of its operations and its cash flows for the two years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

March 4, 1996

CONGRESSIONAL CONSTRUCTION CORPORATION

BALANCE SHEET
DECEMBER 31, 1995
- --------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                                 $      306,601
    Contract receivables (net of allowance for doubtful
         accounts of $63,507)                                                                        590,370
    Costs incurred on uncompleted contracts                                                          161,818
    Prepaid expenses and other assets                                                                 98,293
                                                                                              --------------
             Total current assets                                                                  1,157,082
                                                                                              --------------

PROPERTY AND EQUIPMENT:
    Autos                                                                                             15,131
    Furniture and fixtures                                                                           369,791
    Leasehold improvements                                                                             6,214
                                                                                              --------------
                                                                                                     391,136
    Less:  Accumulated depreciation and amortization                                                (121,940)
                                                                                              --------------
                                                                                                     269,196
                                                                                              --------------

                                                                                              $    1,426,278
                                                                                              ==============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
    Current portion of notes payable                                                          $      624,320
    Current portion of capital lease obligation                                                       37,587
    Accounts payable                                                                                 590,739
    Customer deposits                                                                                290,043
    Accrued liabilities                                                                              422,104
                                                                                              --------------
             Total current liabilities                                                             1,964,793

NOTES PAYABLE                                                                                      4,788,145

CAPITAL LEASE OBLIGATION                                                                              20,100

STOCKHOLDERS' EQUITY (DEFICIT):
    Convertible preferred stock, no par value; 700 shares
         authorized, issued, and outstanding (aggregate
         liquidation value of $7,746,900 at December 31, 1995)                                           500
    Common stock, $1 par value; 1,000 shares
         authorized and issued; 499 shares outstanding                                                 1,000
    Retained deficit                                                                                 (27,556)
    Unearned ESOP compensation                                                                    (5,320,204)
    Less:  501 shares of common stock in treasury                                                       (500)
                                                                                              --------------

             Total stockholders' equity                                                           (5,346,760)
                                                                                              --------------

                                                                                              $    1,426,278
                                                                                              ==============

See notes to financial statements.

CONGRESSIONAL CONSTRUCTION CORPORATION

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                                              1995                 1994
                                                                          --------------     -------------
CONTRACT REVENUE                                                          $   18,818,416     $  17,520,231

COST OF CONTRACTS COMPLETED:
    Materials and labor                                                        7,373,310         6,489,174
    Selling costs                                                              3,091,846         2,628,189
    License fees                                                               2,485,999         2,202,369
                                                                          --------------     -------------

             Gross profit                                                      5,867,261         6,200,499
                                                                          --------------     -------------

OPERATING EXPENSES:
    Advertising                                                                1,246,119         1,571,819
    Compensation costs                                                         2,964,997         2,653,928
    Other general and administrative                                           1,308,058         1,191,266
    Rent                                                                         187,044           130,263
    Depreciation and amortization                                                 45,290            34,883
    Bad debt expense                                                              24,666             3,346
                                                                          --------------     -------------

                                                                               5,776,174         5,585,505
                                                                          --------------     -------------

OPERATING INCOME                                                                  91,087           614,994
                                                                          --------------     -------------

OTHER INCOME (EXPENSE):
    Interest income                                                               26,242            33,639
    Other income                                                                  67,639            30,375
    Interest expense                                                            (445,030)         (405,231)
                                                                          --------------     -------------

                                                                                (351,149)         (341,217)
                                                                          --------------     -------------

INCOME (LOSS) BEFORE INCOME TAXES                                               (260,062)          273,777

INCOME TAX EXPENSE (BENEFIT)                                                     (50,664)           38,800
                                                                          --------------     -------------

NET INCOME (LOSS)                                                         $     (209,398)    $     234,977
                                                                          ==============     =============

WEIGHTED AVERAGE NUMBER OF SHARES                                         $          623     $         570
                                                                          ==============     =============

EARNINGS (LOSS) PER COMMON SHARE
    AND COMMON EQUIVALENT
    SHARE                                                                 $     (336.11)     $      412.24
                                                                          =============      =============

See notes to financial statements.

CONGRESSIONAL CONSTRUCTION CORPORATION

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

                                 CONVERTIBLE                                  UNEARNED
                                  PREFERRED   COMMON  PAID-IN   RETAINED       ESOP       TREASURY
                                   STOCK      STOCK   CAPITAL   EARNINGS      SHARES       STOCK       TOTAL
                                 ---------- --------- -------   --------    ----------   ---------     -----
BALANCE JANUARY 1, 1994            $   500  $  1,000  $ 9,000  $  149,904  $(6,663,208)  $   (500)   (6,503,304)

   Compensation expense for ESOP
       shares released                 -         -     (9,000)    (84,809)     815,765        -         721,956

   Net income                          -         -        -       234,977          -          -         234,977
                                   -------  --------  -------  ----------  -----------   --------   -----------

BALANCE DECEMBER 31, 1994              500     1,000      -       300,072   (5,847,443)      (500)   (5,546,371)

   Compensation expense for ESOP
       shares released                 -         -        -      (118,230)     527,239        -         409,009

   Net loss                            -         -        -      (209,398)         -          -        (209,398)
                                   -------  --------  -------  ----------  -----------   --------   -----------

BALANCE, DECEMBER 31, 1995         $   500  $  1,000  $   -    $  (27,556) $(5,320,204)  $   (500)   (5,346,760)
                                   =======  ========  =======  ==========  ===========   ========   ===========

See notes to financial statements.

CONGRESSIONAL CONSTRUCTION CORPORATION

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

                                                                                1995               1994
                                                                            ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                       $   (209,398)     $    234,977
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities:
         Bad debt expense                                                         24,666             3,346
         Depreciation and amortization                                            45,290            34,883
         Compensation expense for ESOP shares released                           409,009           721,956
         Loss on disposal of property and equipment                                2,607              -
         Changes in operating assets and liabilities:
             Contract receivables                                               (145,003)         (231,480)
             Costs incurred on uncompleted contracts                             (48,966)           40,082
             Prepaid expenses and other assets                                   (31,632)           23,881
             Deferred taxes                                                       34,957           (43,000)
             Accounts payable                                                    127,664           200,168
             Accrued liabilities                                                 (65,102)          304,282
             Income taxes payable                                               (157,138)           80,277
                                                                            ------------      ------------

               Net cash provided by (used in) operating activities               (13,046)        1,369,372
                                                                            ------------      ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
    Purchases of property and equipment                                          (78,233)          (63,646)
    Disposal of property and equipment                                               500              -
    Purchases of leasehold improvements                                           (6,214)             -
                                                                            ------------      ------------

      Net cash used in investing activities                                      (83,947)          (63,646)
                                                                            ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments of capital lease obligation                                       (26,404)          (14,704)
    Repayments of notes payable                                                 (531,045)         (828,225)
                                                                            ------------      ------------

      Net cash used in financing activities                                     (557,449)         (842,929)
                                                                            ------------      ------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                              (654,442)          462,797

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                   961,043           498,246
                                                                            ------------      ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                    $    306,601      $    961,043
                                                                            ============      ============

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:
    Capital lease obligation                                                $     31,185      $     67,610
                                                                            ============      ============

    Note payable for acquisition of auto                                    $     15,131      $       -
                                                                            ============      ============

See notes to financial statements.

CONGRESSIONAL CONSTRUCTION CORPORATION

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- --------------------------------------------------------------------------------

1.  SIGNIFICANT ACCOUNTING POLICIES

    Nature of the Business and Organization - Congressional Construction Corporation (the Company) is a contractor for siding, wood decks, fences, and replacement windows for homes. The Company operates in Virginia, Maryland, the District of Columbia, Pennsylvania, New Jersey, and West Virginia under a license agreement with Sears, Roebuck and Company (Sears).

    Revenue and Cost Recognition - Revenues are recognized under the completed-contract method. This method is used because the typical contract is completed in one week or less and financial position and results of operations do not vary significantly from those that would result from the use of the percentage-of-completion method. A contract is considered complete when physical installation has been substantially completed. Contract costs include direct materials, direct labor, license fees, building permits, service costs, salespersons' commissions and bonuses, customer financing costs, and contract administration costs.

    Earnings (Loss) Per Common Share - Earnings per common share and common equivalent share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The convertible preferred stock, which is held by the ESOP, has been considered to be the equivalent of common stock to the extent of the shares committed to be released for allocation at its conversion rate of .7 common shares for each preferred share.

    Property and Equipment - Property and equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from three to seven years. Equipment under capital leases is amortized over the related lease term.

    Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    Income Taxes - Deferred income taxes are provided for differences in income for financial statement and tax purposes, which arise primarily from differences in the methods of accounting for depreciation, contract costs, ESOP compensation expense, and deferred rent.

    Concentration of Credit Risk - The Company extends credit to customers on both secured and unsecured bases in the normal course of business. No single customer is significant to the Company's sales or accounts receivable, and the Company's customers are not concentrated in any specific geographic region within the Company's licensed territory. The Company has in place policies governing the extension of credit and collection of amounts due from customers.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  CONVERTIBLE PREFERRED STOCK AND EMPLOYEE STOCK OWNERSHIP PLAN

    In June 1993, the Company authorized the issuance of 700 shares of convertible preferred stock. These 700 shares were then issued to Kenwood in exchange for 501 shares of the Company's common stock then owned by Kenwood. The preferred stock has no par value. Dividends at an annual rate of $678 per share on the preferred stock are cumulative from the date of original issue and are payable when and as declared by the Company's board of directors.

    Voluntary and involuntary liquidation value of each preferred share is $10,000 plus unpaid dividends. The voluntary or involuntary liquidation value is payable prior to any payments to holders of common stock at liquidation. The preferred stock is convertible at any time at the option of the holder into common stock at a conversion rate of 0.7 common shares for each preferred share. The preferred stock is redeemable for cash at any time on or after July 1, 2003 at the option of the Company, in whole or in part, at a price of $10,000 per share plus unpaid dividends.

    Effective June 30, 1993, the Company established an Employee Stock Ownership Plan (ESOP) covering all employees. The ESOP purchased approximately 50% of the outstanding stock of the Company from one of the Company's stockholders. To finance this purchase, the Company borrowed $7 million (ESOP Loan) from a bank, and then lent that sum to the ESOP. The ESOP Loan bears interest at 85% of the bank's Prime Rate (effective rate of 7.225% at December 31, 1995 and 1994) and is secured by collateral provided by Kenwood's stockholder. The loan and security agreement, among other provisions, contains certain restrictive covenants, the most restrictive of which requires that the Company meet a financial ratio test. Principal payments on the ESOP Loan are due in forty quarterly installments commencing on September 30, 1993, and ending on June 30, 2003. During the years ended December 31, 1995 and 1994, principal of $527,239 and $815,765, respectively, was repaid, including additional prepayments of principal.

    The ESOP used the proceeds of the original ESOP Loan to purchase the 700 shares of the Company's convertible preferred stock from Kenwood. The balance of the ESOP Loan is included in the Company's balance sheet as unearned compensation relating to the ESOP. The employees receive the ESOP's stock shares in lieu of cash compensation. The stock held by the ESOP is released for allocation to participants' accounts as principal is paid on the ESOP Loan. Any preferred shares, or fractions thereof, upon distribution to a participant or beneficiary under the ESOP, automatically convert into common stock.

    During 1995 and 1994, the Company made $527,239 and $815,765, respectively, of contributions to the ESOP that was used to pay principal on the ESOP Loan. In 1994, contributions included dividends on the convertible preferred stock of $439,600. Since the dividends on the unallocated shares were used to make additional principal payments on the ESOP Loan, they have been reflected as compensation expense in the accompanying financial statements for the year ended December 31, 1994. At December 31, 1995, aggregate arrearages in cumulative preferred dividends were $746,900.

    Gross compensation expense (i.e., the fair value of shares allocated to participant accounts) was approximately $409,000 and $722,000 for the years ended December 31, 1995 and 1994, respectively. Unearned compensation (equal to the balance of the unreleased ESOP shares) of $5,320,204 and $5,847,443 is reflected as a reduction of stockholders' equity at December 31, 1995 and December 31, 1994, respectively.

    Upon the retirement or other termination of an ESOP participant, the shares of stock in which the participant is vested are automatically distributed in that form, with fractional shares paid in cash, and the shares of the stock are then purchased back from the participant by the Company at fair market value as determined by an independent appraiser.

3.  NOTES PAYABLE

    Notes payable at December 31, 1995, consist of the following:

             ESOP Loan (see Note 2)                                                          $   5,398,956

             Note to a bank bearing interest at 8.5% in monthly installments of $374, including interest and principal, through June 1999, secured by an automobile with a net book value of $12,187
                 at December 31, 1995                                                               13,509
                                                                                             -------------
                                                                                             $   5,412,465
                                                                                             =============

         Future principal payments for the years ended December 31 are due as follows:

             1996                                                                            $     624,340
             1997                                                                                  656,914
             1998                                                                                  691,200
             1999                                                                                  724,942
             2000                                                                                  760,379
             2001 and thereafter                                                                 1,954,690
                                                                                             -------------
                                                                                             $   5,412,465
                                                                                             =============

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    FASB Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Notes payable included in the balance sheet approximate fair value because the applicable interest rates reflect current market interest rates. The carrying amount of other assets and liabilities reported on the balance sheet that require such disclosure approximates fair value.

5.  LEASE OBLIGATIONS

    The Company leases office space and telephone equipment under various noncancelable lease agreements. Rental expense under operating leases for the years ended December 31, 1995 and 1994, was $187,044 and $130,263, respectively. The Company's operating leases contain certain clauses for extensions at the option of the Company. The Company also leases certain equipment under capital leases expiring in 1997. The cost and accumulated depreciation related to the equipment under capital lease as of December 31, 1995, were as follows:

             Cost of equipment under capital lease                                              $   98,795
             Accumulated depreciation                                                              (16,715)
                                                                                                ----------
                                                                                                $   82,080
                                                                                                ==========

    The future minimum payments under the leases with remaining noncancelable lease terms of one year or more for the years ending December 31 are as follows:

                                                                            CAPITAL              OPERATING
                                                                             LEASES                LEASES
                                                                           -----------         ------------
             1996                                                          $   42,581          $   196,544
             1997                                                              20,902              181,191
             1998                                                                --                148,166
             1999                                                                --                 62,867
                                                                           ----------          -----------

             Total minimum lease payments                                      63,483          $   588,768
                                                                                               ===========

             Amounts representing interest                                      5,796
                                                                           ----------

             Present value of minimum lease payments                       $   57,687
                                                                           ==========

6.  WARRANTY RESERVES

    Accrued liabilities include an estimate for anticipated future expenditures for customer service work to be performed on decks and siding already installed by the end of the fiscal year. The amount accrued at December 31, 1995 was $30,000. Service expenditures for the years ended December 31, 1995 and 1994, were $78,145 and $42,076, respectively.

7.  INCOME TAXES

    Income tax expense (benefit) for the year ended December 31, 1995, consists of the following:

             Current:
                 Federal                                                                        $       -
                 State                                                                                  -
                                                                                                -----------

                                                                                                        -
                                                                                                -----------

             Deferred                                                                              (167,664)

             Change in valuation
                 allowance                                                                          117,000
                                                                                                -----------

                     Total                                                                      $   (50,664)
                                                                                                ===========

    A reconciliation of the income tax provision (benefit) and the amount computed by applying the statutory U.S. income tax rate of 34% is as follows:

                                                                                                YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                                   1995
                                                                                             ---------------
             Amount at Statutory U.S. rate                                                     $    (88,400)
             State taxes, net of U.S. income tax benefit                                            (12,000)
             ESOP compensation                                                                      (45,600)
             Change in valuation allowance                                                          117,900
             Other                                                                                  (22,564)
                                                                                               ------------

                 Total                                                                         $    (50,664)
                                                                                               ============

    The approximate tax effect of each type of temporary difference and carryforward that gave rise to the Company's deferred tax assets and liabilities at December 31, 1995, are as follows:

             Depreciation                                                                      $    (19,310)
             Contract costs                                                                          11,586
             ESOP compensation                                                                       55,982
             Rent                                                                                     6,347
             Accrued expenses                                                                       (38,192)
             Capital leases                                                                          (9,422)
             Less:  valuation allowance                                                              (6,991)
                                                                                               ------------

                                                                                               $        -
                                                                                               ============

8.  RELATED PARTY TRANSACTIONS

    During the years ended December 31, 1995 and 1994, the Company paid customer financing costs of $7,890 and $12,957, respectively, to an affiliate of Kenwood.

9.  SUPPLEMENTAL CASH FLOW INFORMATION

    Cash payments for interest and income taxes were as follows:

                                                                               1995             1994
                                                                             ---------        ---------
        Interest                                                             $ 442,362        $ 399,301
                                                                             =========        =========

        Income taxes                                                         $  20,639        $   1,500
                                                                             =========        =========

10. SUBSEQUENT EVENTS

    Effective January 1, 1996, the Company terminated its license agreement with Sears and entered into a sublicense agreement with AMRE, Inc., which has a license agreement with Century 21 Real Estate Corporation. Under this sublicense agreement, the Company has the license to use the trademark "Century 21 Home Improvements."

    On December 30, 1995, the Company and AMRE, Inc. signed an Agreement and Plan of Merger which would result in the Company becoming a wholly owned subsidiary of AMRE, Inc. The merger is subject to shareholder approval by the Company's shareholders in 1996.

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Facelifters Home Systems, Inc.

We have audited the accompanying consolidated balance sheets of Facelifters Home Systems, Inc. and Subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Facelifters Home Systems, Inc. and Subsidiaries as of March 31, 1995 and 1994, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 7 to the consolidated financial statements, the Company changed its method of accounting for lead acquisition costs for the year ended March 31, 1995.


GRANT THORNTON LLP

Fort Lauderdale, Florida
June 16, 1995

                 FACELIFTERS CONSOLIDATED FINANCIAL STATEMENTS

                FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


                                                                                          MARCH 31,
                                                              DECEMBER 31,     -------------------------------
                                                                  1995            1995                1994
                                                              ------------     -----------        ------------
                                                               (UNAUDITED)
ASSETS
- ------
Current assets:
- --------------
   Cash   . . . . . . . . . . . . . . . . . . . . . . . . .    $ 2,211,703     $   983,561        $    556,960
   U.S. Treasury Securities available for sale, at market
     value which approximates cost (Note 1H)  . . . . . . .            ---         737,842                 ---
                                                               -----------     -----------        ------------
   Total cash and cash equivalents  . . . . . . . . . . . .      2,211,703       1,721,403             556,960
   Marketable securities, at market value which
     approximates cost in 1995 and lower of
     cost or market in 1994 (1H)  . . . . . . . . . . . . .      1,039,251         819,685             475,556
   Accounts receivable (net of allowances of $137,000,
     $95,000 and $12,000 at December 31, 1995, March 31,
     1995 and March 31, 1994, respectively) (Note 13) . . .      2,873,609       2,481,769           1,079,791
   Inventories (Notes 1B, 4 and 13) . . . . . . . . . . . .      1,596,047       1,710,337             778,084
   Prepaid expenses and other current
     assets (Notes 1E and 15)   . . . . . . . . . . . . . .        964,218         977,006           1,565,887
                                                               -----------     -----------        ------------
     Total current assets   . . . . . . . . . . . . . . . .      8,684,828       7,710,200           4,456,278
   Property and equipment, at cost - net of accumulated
     depreciation and amortization (Notes 1C, 3, 6,
     13 and 20)   . . . . . . . . . . . . . . . . . . . . .      3,391,401       3,163,399           2,522,596
   Goodwill, net of accumulated amortization of $449,711,
     $220,616 and $136,926 at December 31, 1995,
     March 31, 1995 and March 31, 1994,
     respectively (Notes 1F and 2)  . . . . . . . . . . . .        731,893         960,988             507,543
   Other assets (Note 17) . . . . . . . . . . . . . . . . .        237,394         731,386             405,333
                                                               -----------     -----------        ------------
   Total assets . . . . . . . . . . . . . . . . . . . . . .    $13,045,516     $12,565,973        $  7,891,750
                                                               ===========     ===========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Current liabilities:
- -------------------
   Notes payable (Note 13)  . . . . . . . . . . . . . . . .    $ 1,471,342     $   651,305        $    103,129
   Accounts payable . . . . . . . . . . . . . . . . . . . .      1,778,480       1,776,366           1,076,716
   Accrued expenses and other current
     liabilities (Note 15)  . . . . . . . . . . . . . . . .      3,654,493       2,076,674           1,129,569
   Customer deposits (Note 1D)  . . . . . . . . . . . . . .        529,513         984,076           1,052,185
   Obligations under capital leases due within
     one year (Note 6)  . . . . . . . . . . . . . . . . . .         99,230          45,090              62,176
   Due to officers (Note 5) . . . . . . . . . . . . . . . .            ---             ---              16,667
                                                               -----------     -----------        ------------
   Total current liabilities  . . . . . . . . . . . . . . .      7,533,058       5,533,511           3,440,442
                                                               -----------     -----------        ------------
Noncurrent liabilities:
- ----------------------
   Notes payable (Notes 13) . . . . . . . . . . . . . . . .        752,030       1,387,048             765,062
   Obligations under capital leases (Note 6)  . . . . . . .        319,146          58,050             101,412
   Other liabilities  . . . . . . . . . . . . . . . . . . .         24,248          72,248              80,556
                                                               -----------     -----------        ------------
   Total noncurrent liabilities . . . . . . . . . . . . . .      1,095,424       1,517,346             947,030
                                                               -----------     -----------        ------------
   Total liabilities  . . . . . . . . . . . . . . . . . . .      8,628,482       7,050,857           4,387,472
                                                               -----------     -----------        ------------

Commitments and contingencies (Notes 9 and 14)                         ---             ---                 ---

Stockholders' Equity
- --------------------
   Preferred stock, $.01 par value; authorized - 1,000,000
     shares; issued and outstanding - none  . . . . . . .              ---             ---                 ---
   Common stock, $.01 par value; authorized - 20,000,000
     shares; issued and outstanding - 3,398,548 and
     3,366,583 and 2,560,885 shares at December 31, 1995,
     March 31, 1995 and March 31, 1994, respectively  . .           33,985          33,666              25,609
   Additional paid-in capital (Note 18) . . . . . . . . .        8,815,094       8,758,163           6,308,793
   Accumulated deficit  . . . . . . . . . . . . . . . . .       (4,432,045)     (3,276,713)         (2,830,124)
                                                               ------------    -----------        ------------
   Total stockholders' equity . . . . . . . . . . . . . .        4,417,034       5,515,116           3,504,278
                                                               -----------     -----------        ------------
   Total liabilities and stockholders' equity . . . . . .      $13,045,516     $12,565,973        $  7,891,750
                                                               ===========     ===========        ============

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                FACELIFTERS HOME SYSTEMS, INC. and SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      (unaudited)
                                                Nine-month period ended               For the Years Ended,
                                                      December 31,                           March 31,
                                              ---------------------------   -------------------------------------------
                                                  1995           1994          1995            1994           1993
                                              ------------   ------------   ------------   ------------   -------------
Continuing Operations:
- ---------------------
Net sales . . . . . . . . . . . . . . . .     $ 39,085,328   $ 28,098,268   $ 38,764,667   $ 26,358,187   $  20,261,267

Costs and expenses:
   Cost of sales  . . . . . . . . . . . .       15,181,992     10,533,147     14,837,729      9,855,821       8,305,371
   Provision for plant closing (Note 20)         1,065,340            ---            ---            ---             ---
   Merger and other non-recurring
      costs (Note 19) . . . . . . . . . .          800,000            ---            ---            ---             ---
   Marketing & selling (Notes 1E and 7) .       13,117,452     11,002,589     14,838,470      8,903,808       6,834,155
   License fees (Note 14) . . . . . . . .        3,995,620      3,044,829      4,199,780      2,868,349       1,878,215
   General and administrative . . . . . .        6,017,794      3,773,135      5,297,998      3,731,448       3,041,490
   Interest . . . . . . . . . . . . . . .          160,714         85,295        138,418         60,938          41,433
                                              ------------   ------------   ------------   ------------   -------------
                                                40,338,912     28,438,995     39,312,395     25,420,364      20,100,664
                                              ------------   ------------   ------------   ------------   -------------

Net sales less costs and expenses . . . .       (1,253,584)      (340,727)      (547,728)       937,823         160,603

Interest and other income . . . . . . . .          222,211        166,213        211,077        177,995          61,813
                                              ------------   ------------   ------------   ------------   -------------

Income (Loss) from continuing operations
   before provision for income taxes  . .       (1,031,373)      (174,514)      (336,651)     1,115,818         222,416
Provision for income taxes  . . . . . . .           73,000         74,800         76,500         67,500          75,700
                                              ------------   ------------   ------------   ------------   -------------

Income (Loss) from continuing operations      $ (1,104,373)  $   (249,314)  $   (413,151)  $  1,048,318   $     146,716
                                              ------------   ------------   ------------   ------------   -------------

Discontinued operations:
- -----------------------
Income from tabletop division, less
   applicable income tax provision  . . .              ---            ---            ---            ---          76,100
Gain on disposal of tabletop division,
   less $58,500 provision for income taxes             ---            ---            ---            ---         113,609
                                              ------------   ------------   ------------   ------------   -------------
Net income from discontinued operations .              ---            ---            ---            ---         189,709
                                              ------------   ------------   ------------   ------------   -------------

Extraordinary item (Note 8):
- ---------------------------
Tax benefit from loss-carryforward  . . .              ---            ---            ---            ---         159,400
                                              ------------   ------------   ------------   ------------   -------------

Net income (loss) . . . . . . . . . . . .     $ (1,104,373)  $   (249,314)  $   (413,151)  $  1,048,318   $     495,825
                                              ============   ============   ============   ============   =============

Income (loss) per share of common and common
- --------------------------------------------
   equivalent stock (Note 10)
   --------------------------
   From continuing operations . . . . . .     $      (0.33)  $      (0.08)  $      (0.13)  $       0.31   $        0.06
   From discontinued operations . . . . .              ---            ---            ---            ---            0.07
   From extraordinary item  . . . . . . .              ---            ---            ---            ---            0.06
                                              ------------   ------------   ------------   ------------   -------------

Net income (loss) per share of common
   and common equivalent stock  . . . . .     $      (0.33)  $      (0.08)  $      (0.13)  $       0.31   $        0.19
                                              ============   ============   ============   ============   =============

Weighted average shares outstanding . . .        3,390,815      3,117,286      3,177,247      4,160,706       4,039,618



              The accompanying notes are an integral part of the
                      consolidated financial statements.

                FACELIFTERS HOME SYSTEMS, INC. and SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                     Common Stock                                               Treasury Stock
                                 -------------------                                          -------------------
                                  Shares                   Additional         Accumulated     Shares
                                  (000)      Amount     Paid-In Capital        Deficit        (000)      Amount        Total
                                 -------    --------    ---------------      ------------    -------    ---------    -----------
Balance - March 31, 1992  . .      2,531    $ 25,315      $ 6,126,110        $ (4,374,267)       108    $ (22,915)   $ 1,754,243

  ISO options exercised   . .        ---         ---            7,560                 ---        (12)         120          7,680
  Treasury shares issued for
    professional services   .        ---         ---            4,160                 ---         (4)          40          4,200
  Net income  . . . . . . . .        ---         ---              ---             495,825        ---          ---        495,825
                                 -------    --------      -----------        ------------    -------    ---------    -----------

Balance - March 31, 1993  . .      2,531      25,315        6,137,830          (3,878,442)        92      (22,755)     2,261,948

  Warrants exercised  . . . .         30         294          120,937                 ---        ---          ---        121,231
  ISO options exercised   . .        ---         ---           28,276                 ---        (80)      22,630         50,906
  Treasury shares issued for
    compensation  . . . . . .        ---         ---           21,750                 ---        (12)         125         21,875
  Net income  . . . . . . . .        ---         ---              ---           1,048,318        ---          ---      1,048,318
                                 -------    --------      -----------        ------------    -------    ---------    -----------

Balance - March 31, 1994  . .      2,561      25,609        6,308,793          (2,830,124)       ---          ---      3,504,278

  Warrants exercised or
    retired   . . . . . . . .        543       5,431        2,207,472                 ---        ---          ---      2,212,903
  ISO options exercised   . .        262       2,626          241,898                 ---        ---          ---        244,524
  Net loss  . . . . . . . . .        ---         ---              ---            (413,151)       ---          ---       (413,151)
  Cash dividends paid   . . .        ---         ---              ---             (33,438)       ---          ---        (33,438)
                                 -------    --------      -----------        ------------    -------    ---------    -----------

Balance - March 31, 1995  . .      3,366      33,666        8,758,163          (3,276,713)       ---          ---      5,515,116

  ISO options exercised
   (unaudited)    . . . . . .         32         319           56,931                 ---        ---          ---         57,250
  Net loss (unaudited)    . .        ---         ---              ---          (1,104,373)       ---          ---     (1,104,373)
  Cash dividends paid
   (unaudited)  . . . . . . .        ---         ---              ---             (50,959)       ---          ---        (50,959)
                                 -------    --------      -----------        ------------    -------    ---------    -----------

Balance - December 31, 1995
  (unaudited)   . . . . . . .      3,398    $ 33,985      $ 8,815,094        $ (4,432,045)       ---    $     ---    $ 4,417,034
                                 =======    ========      ===========        ============    =======    =========    ===========


              The accompanying notes are an integral part of the
                      consolidated financial statements.

                FACELIFTERS HOME SYSTEMS, INC. and SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                     Nine month period ended
                                                            December 31,               For the Years Ended March 31,
                                                     ------------------------    ----------------------------------------
                                                         1995         1994          1995         1994            1993
                                                     ------------   ---------    ---------    ------------   ------------
Cash flows from operating activities:
- ------------------------------------
Net income (loss) . . . . . . . . . . . . . . . .    $ (1,104,373)  $(249,314)   $(413,151)   $  1,048,318   $   495,825
Less gain on sale of Tabletop  Division . . . . .             ---         ---          ---             ---      (166,987)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization of fixed assets           475,998     194,587      463,799         299,572       226,600
  Amortization of intangibles   . . . . . . . . .         261,595      79,037      110,357          89,467        77,233
  Discount accretion  . . . . . . . . . . . . . .             ---      (3,324)      (1,547)         (2,809)       (4,327)
  Straight line accrued rent  . . . . . . . . . .         (56,000)     (6,000)      (8,000)         (8,000)       (8,000)
  Leaseholds abandoned  . . . . . . . . . . . . .         437,461         ---        9,896             ---         2,500
  Compensation paid in treasury stock   . . . . .             ---         ---          ---          21,875           ---
  Loss on sale of securities  . . . . . . . . . .             ---         ---          ---          47,073           ---
  Provision for plant closing   . . . . . . . . .         146,209         ---          ---             ---           ---
Changes in assets and liabilities:
  Increase in accounts receivable   . . . . . . .        (391,840) (1,647,072)  (1,392,978)       (324,018)     (139,166)
  Decrease (increase) in inventories  . . . . . .         114,290    (785,880)    (916,253)        (93,400)      (39,814)
  Decrease (increase) in prepaid expenses and other
    current assets  . . . . . . . . . . . . . . .          12,788     561,464      588,881        (236,841)     (143,983)
  Decrease (increase) in other assets   . . . . .         461,492      26,860     (326,053)         28,079         8,460
  Decrease in due from officers   . . . . . . . .             ---         ---          ---             ---        45,868
  Increase in accounts payable  . . . . . . . . .           2,114     586,618      699,650          34,839       176,883
  Increase in accrued expenses and other
    current liabilities   . . . . . . . . . . . .       1,569,611     427,226      934,322         141,649       362,098
  Decrease in customer deposits   . . . . . . . .        (454,563)   (213,226)     (68,109)        (20,684)     (154,200)
  Decrease in other liabilities   . . . . . . . .             ---        (308)        (308)           (419)       (9,071)
                                                     ------------  ----------   ----------    ------------   -----------
    Cash provided by (used in) operating
      activities  . . . . . . . . . . . . . . . .       1,474,782  (1,029,332)    (319,494)      1,024,701       729,919
                                                     ------------  ----------   ----------    ------------   -----------
Cash flows from investing activities:
- ------------------------------------
Net acquisition expenditures  . . . . . . . . . .             ---    (604,255)    (604,255)            ---      (205,172)
Purchase of U.S. Treasury securities and marketable
  equity securities   . . . . . . . . . . . . . .        (219,566) (2,343,026)  (1,642,301)     (1,580,274)     (353,402)
Sale or redemption of U.S. Treasury securities  .             ---   1,298,172    1,299,719       1,235,377       927,237
Purchase of depreciable assets  . . . . . . . . .        (839,709)   (471,790)  (1,086,262)       (836,314)     (180,595)
Sale of equipment . . . . . . . . . . . . . . . .             ---         ---          ---             ---         4,277
Sale of Tabletop Division . . . . . . . . . . . .             ---         ---          ---             ---        52,667
Collection of loans to officers . . . . . . . . .             ---         ---          ---           2,853           ---
                                                     ------------  ----------   ----------    ------------   -----------
  Cash (used in) provided by investing
    activities  . . . . . . . . . . . . . . . . .      (1,059,275) (2,120,899)  (2,033,099)     (1,178,358)      245,012
                                                     ------------  ----------   ----------    ------------   -----------
Cash flows from financing activities:
- ------------------------------------
Bank loans  . . . . . . . . . . . . . . . . . . .         540,000   1,092,800          ---             ---           ---
Cash dividends paid . . . . . . . . . . . . . . .         (50,959)    (16,667)     (33,438)            ---           ---
Net proceeds from warrants exercised or redeemed              ---   2,212,903    2,212,903           6,947           ---
Stock options exercised . . . . . . . . . . . . .          57,250     211,899      244,524          50,906        11,880
Proceeds from notes payable . . . . . . . . . . .             ---         ---    1,615,502             ---           ---
Repayment of notes due to officers  . . . . . . .             ---     (16,667)     (16,667)        (79,781)     (169,711)
Repayment of capital leases . . . . . . . . . . .         (66,517)    (44,770)     (60,448)        (56,512)      (91,677)
Repayment of notes payable  . . . . . . . . . . .        (404,981)   (390,714)    (445,340)        (72,000)     (125,789)
                                                     ------------  ----------   ----------    ------------   -----------
  Cash (used in) provided by financing
    activities  . . . . . . . . . . . . . . . . .          74,793   3,048,784    3,517,036        (150,440)     (375,297)
                                                     ------------  ----------   ----------    ------------   -----------

Net increase (decrease) in cash and cash
  equivalents   . . . . . . . . . . . . . . . . .         490,300    (101,447)   1,164,443        (304,097)      599,634
Cash and cash equivalents - beginning of period .       1,721,403     556,960      556,960         861,057       261,423
                                                     ------------  ----------   ----------    ------------   -----------
Cash and cash equivalents - end of period . . . .    $  2,211,703  $  455,513    1,721,403    $    556,960   $   861,057
                                                     ============  ==========   ==========    ============   ===========

Supplemental information:
- ------------------------
  Interest paid   . . . . . . . . . . . . . . . .    $    160,714  $   85,295   $  138,653    $     60,938   $    42,864
                                                     ============  ==========   ==========    ============   ===========
  Income taxes paid   . . . . . . . . . . . . . .    $     83,556  $      ---   $   54,866    $      4,258   $       ---
                                                     ============  ==========   ==========    ============   ===========

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Facelifters entered into capital leases on equipment for $381,753 during the nine months ended December 31, 1995 and $246,035 in 1993.

Facelifters issued a note for $216,000 in connection with its 1993 acquisition and accepted a $265,000 note in connection with the sale of its Tabletop Division.

Facelifters acquired land and building in 1994 and financed $796,191 of the purchase price with the seller.

              The accompanying notes are an integral part of the
                      consolidated financial statements.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    The consolidated balance sheet of Facelifters Home Systems, Inc. and Subsidiaries ("Facelifters") as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the nine month periods ended December 31, 1995 and 1994 are unaudited.
However, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of consolidated financial position, results of operations, and consolidated cash flows for the unaudited periods have been made.

A. Description of business and principles of consolidation

    The consolidated financial statements include the accounts of Facelifters and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. Operating results for the nine-month period ended December 31, 1995 are not necessarily indicative of the results which may be expected for the year ended March 31, 1996.

    Facelifters' Retail Division sells and installs kitchen remodeling products to consumers in various geographic areas throughout the United States, primarily in the East, with a number of locations in the South and Southwest. Facelifters' Wholesale Division sells kitchen remodeling products to independent home improvement contractors located outside of its own retail market areas.

B. Inventories

   Inventories are stated at the lower of cost or market using the first-in, first-out method.

C. Depreciation and amortization

    Depreciable assets are recorded at cost. Depreciation is provided over useful lives of such assets using the straight-line method. Amortization of leasehold improvements is provided using the straight-line method, over the shorter of the term of the lease or its useful life.

    Maintenance and repairs are expensed as incurred. Major renewals and betterments are capitalized.

D. Recognition of revenue

    Wholesale sales are recognized upon shipment of goods from Facelifters' plant, with no provision for returns since selling terms prohibit returned merchandise. For its retail operations, Facelifters recognizes revenue on the completed contract method.

    Progress payments received from customers are recorded as a liability under "Customer Deposits" until the contracts are completed.

E. Lead acquisition costs and advertising expenses

    Facelifters uses direct-response oriented media advertising, including television, direct mail and telemarketing to identify homeowners interested in its kitchen remodeling products and services in order to produce sales in its Retail Division. Historically, since "sales" thus derived will not become recorded

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

revenues until all contracted work is completed, such lead acquisition costs were assigned to contracts obtained and charged to expense in the period that revenue from those contracts was recognized, which generally occurred within a six- to twelve-week period. Accordingly, lead acquisition costs were capitalized when incurred and expense recognition was deferred until the period of associated contract completion. The American Institute of Certified Public Accountants issued Statement of Position 93-7 ("SOP 93-7"), "Reporting on Advertising Costs," which is effective for fiscal years beginning after June 15, 1994, with earlier application encouraged. SOP 93-7 requires that Facelifters's lead acquisition costs be expensed as they are incurred. Facelifters elected early adoption of SOP 93-7 as of the beginning of the fiscal year ended March 31, 1995. In connection therewith, all capitalized lead acquisition costs were expensed with the implementation of SOP 93-7, and such lead acquisition costs will be expensed as they are incurred in the future.

    For the fiscal year ended March 31, 1995 and the nine months ended December 31, 1995 and 1994, advertising expenses, including lead acquisition costs, were expensed as incurred. For the fiscal years ended March 31, 1994 and 1993, advertising expenses including lead acquisition costs,were capitalized with the expense deferred until the period of associated contract completion. Lead acquisition costs and advertising expenses for the nine months ended December 31, 1995 and 1994 and for the fiscal years ended March 31, 1995, 1994 and 1993, were $7,374,312 and $7,614,524 and $10,063,506, $5,109,308 and $3,728,659,
respectively.

F. Goodwill

    Goodwill results from corporate acquisitions accounted for using the purchase method of accounting and includes the excess of cost over the fair market value of the net assets of the acquired businesses. As of December 31, 1995 and March 31, 1995, substantially all goodwill is being amortized over periods of up to ten years. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, Facelifters considers both the current and future levels of net income generated by the related subsidiaries and the continuing value of intangible assets acquired to determine whether impairment has occurred. Any write-downs of goodwill due to impairment are charged to operations at the time that impairment is identified by management.

    During the quarter ended December 31, 1995 management decided to phase out the Woodlor line of cabinet fronts. A write-down of approximately $155,000 was taken for the goodwill associated with the original acquisition of the exclusive distribution rights for the Woodlor line of cabinet fronts.

    The Financial Accounting Standards Board has recently issued SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121 establishes guidance for when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangible assets, such as goodwill. The statement is effective for fiscal years beginning after December 15, 1995. Facelifters does not expect the implementation of SFAS 121 to have a material effect on Facelifters' financial position or results of operations.

G.  Cash Equivalents

    For purposes of the statement of cash flows, Facelifters considers all highly liquid debt instruments purchased with an original maturity of 90 days or less to be cash equivalents.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

H.  Marketable Equity Securities and U.S. Treasury Securities Available for
    Sale.

    In accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115") "Accounting for Certain Investments in Debt and Equity Securities", marketable equity securities and U.S. Treasury securities available for sale are carried at fair value (market value), inclusive of unrealized gains and/or losses, and net of discount accretion and premium amortization computed using the level yield method. Any net unrealized gains and losses will be reflected as a separate component to stockholders' equity, net of applicable deferred taxes. Gains and losses on the sale of securities are recognized using the specific identification method.

    Securities are designated for the available for sale portfolio at the time of purchase.

    Prior to Facelifters' adoption of SFAS 115, effective April 1, 1994, marketable equity securities were carried at the lower of cost or market value, determined in the aggregate. Any net unrealized losses would have been recognized in a valuation allowance and a corresponding separate component to stockholders' equity.

I. Reclassifications

    Certain balances in the fiscal year 1993, 1994 and 1995, and nine months ended December 31, 1994 consolidated financial statements have been reclassified to conform with the nine months ended December 31, 1995 presentation.


NOTE 2 - ACQUISITIONS AND DIVESTITURE:

    Effective April 1, 1992, Facelifters purchased substantially all of the assets of Saduco Industries, Inc. for a $338,172 note payable, of which $72,000 and $144,000 was unpaid at March 31, 1994 and 1993, respectively. The note was paid in full during the 1995 fiscal year. Saduco Industries was an exclusive distributor of Woodlor brand cabinet doors and drawer fronts manufactured by Jasper Plastics, a division of Kimball International. Assets, principally inventories, totaling $39,952 were acquired. Of the excess costs, $50,000 represents a non-compete agreement which was being amortized over its five-year life and $248,220 represents goodwill under the purchase method which was being amortized over ten years. Since this was an acquisition of a supplier of materials to Facelifters, it was integrated into the operations of Facelifters without retaining any separate identity. During the quarter ended December 31, 1995, Facelifters determined to discontinue and phase out the Woodlor brand product line. Accordingly, Facelifters incurred approximately $240,000 in expenses relating to the discontinuance of the Woodlor brand product line in the quarter ended December 31, 1995, representing $85,000 of inventory obsolescence reserves and $155,000 to write-off the goodwill and the non-compete agreement associated with the Saduco Industries acquisition.

    On March 31, 1993, Facelifters sold its Tabletop Division to FCD Tabletops, Inc. for $412,783 which included a $265,000 five year note receivable due in equal monthly installments. The sale included the existing customer base, distribution network, machinery and inventories attributable to this segment of Facelifters business, but excluded existing accounts receivables. After deducting $150,680 book value of assets sold and related selling expenses, a nonrecurring pretax gain of $166,987 was recorded from the sale. Another $10,000 representing a one-year consulting contract was deferred and taken into income

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

over the 12 months ended March 31, 1994. The contract of sale also provides for possible future revenues to Facelifters equal to 10% of those annual sales through March 31, 1998 which exceed an agreed base amount determined by historical sales levels and future anticipated growth. No such amounts were due to Facelifters at March 31, 1995. The principal balance due on the note receivable was $145,663, $175,262 and $223,979 at December 31, 1995, March 31,
1995 and March 31, 1994, respectively.

          FCD Tabletops, Inc. sub-leased office and production space and certain services, within Facelifters' Brooklyn plant for 12 months at $9,387 per month. This lease was not renewed at March 31, 1994.

         Effective September 2, 1994, Facelifters purchased substantially all of the assets of Cabinet Masters of Southern California, Inc. and placed them in a separate wholly-owned subsidiary, Facelifters West, Inc. CMSC had been in the kitchen cabinet refacing business in southern California since 1977. The total cost of the acquisition was approximately $604,000 of which approximately $67,000 was assigned to specific tangible assets. The remaining goodwill of approximately $537,000 is being amortized over its estimated economic life of 10 years.

         Prior to the acquisition, CMSC had begun to sell, furnish and install kitchen cabinet refacing in southern California for HomeBase, a chain of home improvement warehouses in that market. A license agreement required a fee to be paid on all sales made to customers generated through HomeBase stores or obtained through marketing under the HomeBase name. In January, 1995, Facelifters determined that it was not in its best interests to continue the license arrangement with HomeBase and gave notice to terminate the license effective March 1, 1995. Facelifters continues to operate in this region under the Facelifters name.

NOTE 3 - PROPERTY AND EQUIPMENT:

                                               (unaudited)
                                               December 31,               March 31,
                                              --------------    ----------------------------    Estimated
                                                   1995             1995            1994       Life in Years
                                              --------------    ------------    ------------   -------------
Property and equipment at cost
   Land   . . . . . . . . . . . . . . . .     $      50,000     $     50,000    $     50,000             ---
   Buildings  . . . . . . . . . . . . . .          1,345,365       1,082,012         892,758              39
   Machinery and equipment  . . . . . . .          1,432,053       1,229,542         803,521               5
   Furniture and office equipment . . . .          2,091,498       1,589,034       1,226,899            3-10
   Leasehold improvements . . . . . . . .            26,199          991,574       1,000,035            3-15
   Vehicles . . . . . . . . . . . . . . .            140,744         149,005         141,196             3-5
                                              --------------    ------------    ------------
                                                   5,085,859       5,091,167       4,114,409

Less:
   Accumulated depreciation and
     amortization   . . . . . . . . . . .          1,549,458       1,927,768       1,591,813
     Reserve for abandonment  . . . . . .            145,000             ---             ---
                                              --------------    ------------    ------------
                                              $    3,391,401    $  3,163,399    $  2,522,596
                                              ==============    ============    ============

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

         Depreciation and amortization expense of $463,799, $299,572 and $226,600 was recorded for the years ended March 31, 1995, 1994 and 1993, respectively, and $475,998 and $194,587 for the nine months ended December 31, 1995 and 1994, respectively.

NOTE 4 - INVENTORIES:

         Inventories at December 31, 1995, March 31, 1995, and March 31, 1994 are summarized as follows:

                                                             (Unaudited)
                                                             December 31,               March 31,
                                                             ------------    -----------------------------
                                                                 1995            1995              1994
                                                              ----------     ------------      -----------
        Raw materials . . . . . . . . . . . . . . . . . .        739,817          924,631          486,548
        Work in progress  . . . . . . . . . . . . . . . .        802,001          729,334          251,694
        Finished goods  . . . . . . . . . . . . . . . . .         54,229           56,372           39,842
                                                              ----------     ------------      -----------
                                                              $1,596,047     $  1,710,337      $   778,084
                                                              ==========     ============      ===========


NOTE 5 - RELATED PARTY TRANSACTIONS:

         The following summarizes transactions between Facelifters and its executive officers:

         A. Facelifters leases its Brooklyn, New York facility from the Chief Executive Officer and Chairman of the Board, Mark Honigsfeld, under a 15-year lease executed April 1, 1987. The lease currently provides for a base monthly rental of $20,480 with an escalation for any month in which the prime lending rate exceeds 9 1/2%. Beginning April 1, 1995, the base rent is subject to a 2% increase. Facelifters had also agreed to pay $4,493 per month through June 30, 1994 to Mr. Honigsfeld for certain leasehold improvements he provided.

         Facelifters has initiated a plan to phase-out its manufacturing operations at the Brooklyn facility now that its new Virginia plant is equipped
and staffed to accommodate the expanded capacity.   In connection with the
phase out of its manufacturing operations at the Brooklyn facility, Facelifters and Mr. Honigsfeld have reached an agreement in principle pursuant to which Facelifters paid Mr. Honigsfeld $525,000 to terminate the Brooklyn facility lease in lieu of Facelifters making the remaining payments due under the lease after April 1, 1996, which total approximately $1,580,000.
 See Note 20 for additional information relative to the closing of the Brooklyn plant.

         To provide for an orderly transition of its phase-out plan, Facelifters executed a new one-year lease with Mr. Honigsfeld, commencing with Facelifters' new fiscal year beginning April 1, 1996, with rents of $18,000 per month for six months and $7,500 per month for the final six months.

         B. At the beginning of fiscal year 1992, Facelifters was indebted to Mr. Honigsfeld for $360,221. During that year, he advanced Facelifters an additional $84,036 and Facelifters repaid him $322,107 which included $200,000 from the proceeds of the August 1991 additional public offering. At March 31, 1992, Mr. Honigsfeld held a note from Facelifters dated August 14, 1991 in the original principal amount of $200,000 payable approximately $5,555 per month for 36 months plus interest at 2% over prime, with an unpaid principal balance of $161,111.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

         During fiscal years 1995, 1994, and 1993, there were no new advances to Facelifters by Mr. Honigsfeld and at March 31, 1995, his note was paid in full. The note was collateralized by a blanket security interest in all of the parent corporation's otherwise unencumbered assets.


NOTE 6 - OBLIGATIONS UNDER CAPITAL LEASES AND INSTALLMENT DEBT:

         At December 31, 1995, March 31, 1995 and March 31, 1994, obligations under capital leases consisted of capitalized leases for machinery and equipment and furniture, office and computer equipment due to various lenders, payable in equal monthly installments aggregating $11,484, $6,937 and $6,940 respectively, including interest, ranging from 9% to 19% per annum. The leases generally contain a bargain purchase option payable at the end of the lease. The leases mature at various dates between January, 1996 and August, 2001, and are collateralized by assets under leases having a net book value of $424,815, $123,014 and $172,220 at December 31, 1995, March 31, 1995 and March 31, 1994,
respectively.

         Future minimum lease payments under the capital leases, together with the present value of the net minimum lease payments at December 31, 1995 and March 31, 1995, are as follows:


                                                 December 31, 1995          March 31, 1995
                                                 -----------------          --------------
                                                    (unaudited)
         FY 1996                                   $     34,451             $     56,631
         FY 1997                                        137,806                   41,321
         FY 1998                                        116,631                   23,590
         FY 1999                                         96,484                      ---
         FY 2000-2001                                   128,827                      ---
                                                   ------------             ------------
    Total minimum lease payments                        514,199                  121,542
    Less: amount representing interest                  (95,823)                 (18,402)
                                                   ------------             ------------
    Present value of minimum lease payments             418,376                  103,140
    Less: current portion                               (99,230)                 (45,090)
                                                   ------------             ------------
    Noncurrent portion                             $    319,146             $     58,050
                                                   ============             ============

    Depreciation of $78,235 and $36,905 and $49,206, $49,206 and $64,462 was
recognized on the assets securing capital leases during the nine months ended December 31, 1995 and 1994 and the years ended March 31, 1995, 1994 and 1993, respectively.

NOTE 7 - MARKETING AND SELLING COSTS

         The major portion of marketing and selling costs relate to those marketing activities undertaken to acquire new retail contracts. For the years ended March 31, 1994 and 1993, these lead acquisition costs were deferred and not expensed until the related contracts were completed and recorded as revenue.

         For the year ended March 31, 1995, Facelifters adopted the American Institute of Certified Public Accountants "Statement of Position" 93-7 which relates to accounting for advertising. Adoption of this SOP requires that Facelifters' lead acquisition costs be expensed as incurred. As a result, $1,851,712 (the acquisition costs of the backlog of contracts held but not yet complete at March 31, 1995) was recorded as additional marketing expense in 1995. The change in accounting had the effect of reducing net income for the year ended March 31, 1995 and the nine months ended December 31, 1994 by $1,851,712 or $0.54 per share and $1,682,081 or $0.49 per share, respectively.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)


NOTE 8 - INCOME TAXES:

         Effective April 1, 1993, Facelifters adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the temporary difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The adoption of SFAS No. 109 had no material impact on the consolidated financial statements.

         For years ended prior to March 31, 1994, Facelifters accounted for income taxes in accordance with Accounting Principles Board Opinion No. 11. Facelifters provided for income taxes on transactions in the period they entered into the determination of net income irrespective of when they were recognized for income tax purposes. In the statement of operations, applicable income taxes were deducted from operating income; any tax benefit resulting from a net operating loss carryforward was shown as an extraordinary item in the period in which it was realized.

         As of December 31, 1995 and March 31, 1995, Facelifters has a net operating loss carryforward of approximately $3,470,000 and $2,700,000, respectively, for income tax purposes. Such net loss carryforwards expire in various years through the year 2007. Facelifters' issuance of stock and warrants in August, 1991 resulted in a change in ownership as defined in
Section 382 of the Internal Revenue Code. Accordingly, Facelifters' ability to utilize approximately $2,136,000 of the loss carryforward is subject to an estimated annual limitation of $400,000. Facelifters also has unused job credits of approximately $31,000.

         Since all Federal income taxes which would otherwise apply to Facelifters' net income for the periods included in the Statements of Operations are offset by available net operating loss carryforwards, the only tax expense recognized in the operating statements for those periods relates to state and local income taxes in those jurisdictions where no net operating loss carryforwards exist or where such carryforwards do not completely offset the tax liability.

         The components of the net deferred tax asset (liability) at December 31, 1995 and March 31, 1995 and 1994, were:

                                          December 31, 1995         March 31, 1995           March 31, 1994
                                          -----------------         --------------           --------------
                                             (unaudited)
    Loss carryforwards                       $1,214,000              $   921,000              $ 1,207,000
    Tax credit carryforwards                     31,000                   31,000                   31,000
    Deferred inventory reserve                   45,000                   22,000                   27,200
    Deferred goodwill amortization               54,000                   47,000                      ---
    Other deferred expenses                     211,000                   20,000                 (324,533)
                                             ----------              -----------              -----------
    Net total                                 1,555,000                1,041,000                  940,667
    Less valuation allowance                 (1,555,000)              (1,041,000)                (940,667)
                                             ----------              -----------              -----------
    Net deferred tax asset (liability)       $      ---              $       ---              $       ---
                                             ==========              ===========              ===========

    SFAS No. 109 requires a valuation allowance against the net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets may not be realized. The valuation allowances at December 31, 1995 and March 31, 1995 and 1994, primarily pertain to uncertainties with respect to future utilization of net operating loss carryforwards. The

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

valuation allowance for net deferred tax assets increased by approximately $514,000 for the nine months ended December 31, 1995 and $100,000 for the year ended March 31, 1995.

NOTE 9 - COMMITMENTS AND CONTINGENCIES:

    A.   Employment agreements

    As of October 1, 1993 Facelifters entered into employment agreements (the "1993 Employment Agreements") with Facelifters' two key executive officers which are in effect for a period of three years from the date of execution, and are automatically extended one additional year upon the anniversary date so that the unexpired term of the agreements as of the anniversary date shall always be three years unless either party thereto notifies the other in writing that such party does not desire to so extend the term of the agreements. The base salary to be received by Messrs. Mark Honigsfeld, Facelifters' Chairman of the Board and Chief Executive Officer, and Murray Gross, Facelifters' President and Chief Operating Officer, is $218,400 and $188,500, respectively. Under the terms of the 1993 Employment Agreements, the base salary is to be adjusted upwards annually based upon the greater of either; (i) reported cost of living increases, (ii) a graduated formula ranging between 0 and 20% based on Facelifters' growth in annual net sales or (iii) Facelifters' net profits before income taxes and executive bonuses. Messrs. Mark Honigsfeld and Murray Gross will each earn bonuses under the 1993 Employment Agreements which commenced April 1, 1993 as follows: 5% of Facelifters' Earnings Before Taxes and Executive Bonuses ("EBTEB") when Facelifters earns more than $250,000 but less than $500,000; 6% of Facelifters' EBTEB when Facelifters earns more than $500,000 but less than $1,000,000; 7 1/2% of Facelifters's EBTEB when Facelifters earns $1,000,000 or more but less than $1,500,000 and 10% of Facelifters' EBTEB when Facelifters earns $1,500,000 or more. The agreements provide a provision which protects these bonuses against unusual losses Facelifters may incur as a result of start-up costs for a new business entity or for non-cash losses as a result of an accounting change or other non recurring type losses. All decisions on executive compensation and bonuses are reviewed by and subject to the approval of the Executive Compensation Committee which includes two outside directors of Facelifters and by the full board of directors. Should Facelifters undergo a change of control, Messrs. Mark Honigsfeld and Murray Gross shall be entitled to receive all benefits to which they are entitled under the unexpired portion of the agreements. For the fiscal year ended March 31, 1995, Messrs. Mark Honigsfeld and Murray Gross voluntarily forgave 58% or $278,371 of their bonuses to which they were entitled under the terms of their employment agreements.

    For the years ended March 31, 1995 and 1994, $200,000 and $265,251, respectively, was earned for bonuses under existing employment agreements.

    During the nine months ended December 31, 1995 and 1994, $200,000 and $376,875, respectively, was accrued for bonuses under existing employment agreements.

    B.   Operating leases

    Facelifters leases its main facilities from Facelifters' Chief Executive Officer under the terms set forth in Note 5. Facelifters also leases office/warehouse facilities in several locations throughout the country.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

     Future minimum rents to be paid under the leases at March 31, 1995 are as follows:

                                                     March 31, 1995
                                                     --------------
             FY 1996                                   $  986,039
             FY 1997                                      942,813
             FY 1998                                      755,887
             FY 1999                                      508,369
             FY 2000                                      442,905
             FY 2001-2002                                 701,707
                                                       ----------
                                                       $4,337,720
                                                       ==========

         Rent expense of $903,430 and $788,393 and $812,053, $705,238 and
$577,348 was charged to operations for the nine months ended December 31, 1995 and 1994 and for the years ended March 31, 1995, 1994 and 1993, respectively.

         During the nine months ended December 31, 1995, Facelifters leased offices in Fort Lauderdale, Florida and Providence, Rhode Island. The lease terms were three years at an average annual rental of $18,636 for the Fort Lauderdale lease and five years at an average annual rental of $36,021 for the Providence lease.

         C.      Equipment purchase/financing commitments

         Facelifters has an outstanding commitment for the purchase of approximately $500,000 of furniture, fixtures and equipment and, subsequent to March 31, 1995, has received a commitment for a $500,000 line of credit to finance the purchase of such assets.

         During the nine months ended December 31, 1995, Facelifters entered into capital leases on equipment and utilized $381,753 of the outstanding commitment.

         D.      Legal Proceedings

         In the ordinary course of business, Facelifters is involved in legal proceedings, none of which, in the opinion of management, will materially affect Facelifters's financial position or results of operations.


NOTE 10 - INCOME (LOSS) PER SHARE OF COMMON STOCK:

         For the year ended March 31, 1995, loss per share of common and common equivalent stock was computed using weighted average shares outstanding of 3,177,247.

         For 1994 and 1993, income per share of common and common equivalent stock was adjusted, using the modified treasury stock method, for interest expense eliminated and interest income earned on the assumed proceeds from the exercise of common stock equivalents in excess of 20% of Facelifters' outstanding common stock. The weighted average number of shares used in the computation of income per share was 4,160,706 and 4,039,618 shares in 1994 and 1993, respectively.

         For the nine month periods ended December 31, 1995 and 1994, respectively, loss per share of common and common equivalent stock was calculated based on the weighted average number of shares outstanding, since the treasury stock method was anti-dilutive. The weighted average number of shares used in the computation of loss per share was 3,390,815 and 3,117,286 respectively.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

NOTE 11 - STOCK OPTION PLANS:

         Facelifters has instituted five stock option plans, the first in fiscal 1986 (the "1985 Option Plan") reserving 31,250 shares of common stock, the second in fiscal 1990 (the "1989 Option Plan") reserving 500,000 shares of common stock, the third in fiscal year 1993 (the "1993 Stock Compensation Plan") reserving 300,000 shares of common stock, the fourth (the "Outside Directors Option Plan") reserving 100,000 shares of common stock and the fifth (the "Qualified Employee Stock Purchase Plan") reserving 250,000 shares of common stock. During fiscal 1995, an additional 300,000 shares were reserved for the 1993 stock compensation plan.

         The stock option plans provide for an option price to be determined when an option is granted, but not less than 110% of its market value for options granted to individuals holding more than 10% of the combined voting power of all classes of Company stock, or 100% of its market value for all other individuals. The term of each option shall not be more than 5 years for those individuals owning more than 10% of the combined voting power, nor more than 10 years for all others.

         The following table summarizes options granted and/or exercised during the years ended March 31, 1993, 1994 and 1995. At March 31, 1993, 1994 and 1995, 324,000, 498,209 and 313,625 options, respectively, were eligible for exercise under the terms of the various option plans.

                           (1)        (2)        (3)       (4)        (5)         (6)      (7)        (8)     (9)
                                                                                                     $4.56-  $6.50-
                                                                                                   --------  ------
                          $8.00      $2.16      $.64      $.704      $1.75       $2.75    $3.02      $5.02   $7.50       TOTAL
                         ------    --------   --------   --------   --------   --------   ------   --------  ------    ---------
Outstanding 3/31/92 . .   4,375      24,750    173,125    137,500                                                       339,750
Granted . . . . . . . .                                              182,500                                            182,500
Exercised . . . . . . .                        (12,000)                                                                 (12,000)
Canceled  . . . . . . .                         (5,000)                                                                  (5,000)
                         ------    --------   --------   --------   --------                                           --------
Outstanding 3/31/93 . .   4,375      24,750    156,125    137,500    182,500                                            505,250
Previously reported
   as canceled in error                          1,250                                                                    1,250
Granted . . . . . . . .                                                          37,500   37,500     71,000   7,000     153,000
Exercised . . . . . . .                        (79,541)                                                                 (79,541)
Canceled  . . . . . . .  (3,750)                                                                                         (3,750)
                         ------    --------   --------   --------   --------   --------   ------   --------  ------    --------
OUTSTANDING 3/31/94 . .     625      24,750     77,834    137,500    182,500     37,500   37,500     71,000   7,000     576,209
Granted . . . . . . . .                                                                             100,000  80,400     180,400
Exercised . . . . . . .             (24,750)   (65,334)  (137,500)   (35,000)                                          (262,584)
Canceled  . . . . . . .                                                                              (1,800) (2,200)     (4,000)
                         ------    --------   --------   --------   --------   --------   ------   --------  ------    --------
OUTSTANDING 3/31/95 . .     625          --     12,500         --    147,500     37,500   37,500    169,200  85,200     490,025
                         ======    ========   ========   ========   ========   ========   ======   ========  ======    ========

- -------------------------
(1) Expire 7/23/1996 - 1985 Option Plan
(2) Expire 5/18/1997 - 1985 Option Plan
(3) Expire 1/11/2000 - 1989 Option Plan
(4) Expire 1/11/1995 - 1989 Option Plan
(5) Expire 10/5/2002 - 1989 Option Plan (except 2,000 from 1985 Option Plan)
(6) Expire 3/31/2003 - 1993 Stock Compensation Plan
(7) Expire 3/31/1998 - 1993 Stock Compensation Plan
(8) 6,000 from 1993 Stock Compensation Plan expire 7/1/2003;
    5,000 from Outside Directors Option Plan expire 9/9/2003
    50,000 from 1993 Stock Compensation Plan expire 6/22/2004
    50,000 from 1993 Stock Compensation Plan expire 6/22/1999
(9) 7,000 from 1993 Stock Compensation Plan expire 2/1/2004
    5,500 from 1993 Stock Compensation Plan expire 9/16/2004
    46,500 from 1993 Stock Compensation Plan expire 8/24/2004
    5,000 from Outside Directors Option Plan expire 9/12/2004
    23,400 from 1993 Stock Compensation Plan expire 2/1/2005

During the nine months ended December 31, 1995, Facelifters granted the following options under its 1993 Stock Compensation Plan: 35,000 shares at $7.00 per share; 35,000 shares at $6.38 per share; and 7,500 shares at $7.25 per share. Facelifters also granted 5,000 shares at $7.25 per share under its Outside

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

Directors Option Plan. During this period, 9,000 shares at $5.00 per share were cancelled from the 1993 Stock Compensation Plan.

During the nine months ended December 31, 1995, 17,500 shares at $1.75 per share and 12,500 shares at $.64 per share previously granted under the 1989 Stock Option Plan and 1,965 shares at $5.00 previously granted under the 1993 Stock Compensation Plan were exercised.


NOTE 12 - DISCONTINUED OPERATIONS:

         In March 1993, Facelifters sold all of its assets (except accounts receivable) attributable to its Tabletop Division to FCD Tabletops Inc. Sales of $1,131,442, for the fiscal year ended March 31, 1993, are not included in the statement of operations; the net income from this business segment is included as Discontinued Operations.


NOTE 13 - NOTES PAYABLE:

         The following liability for notes payable existed at December 31, 1995, March 31, 1995 and March 31, 1994:

                                                                   (unaudited)
                                                                   December 31,       March 31,      March 31,
                                                                  -------------      -----------    -----------
                                                                      1995               1995           1994
                                                                  -------------      -----------    -----------
Acquisition of Saduco Industries;
   3 years @ 8% payable $6,000 monthly plus interest  . . . . .   $         ---      $       ---    $    72,000
Lease/Purchase of land and building in Charles City County, Va.;
   15 years @ 7% payable $7,156 monthly including interest  . .         787,409          762,369        796,191
Purchase of machinery and equipment:
   5 years @ 8.2% payable $10,411 monthly
     including interest   . . . . . . . . . . . . . . . . . . .         288,501          725,984            ---
   7 years @ 6% payable $3,798 monthly including interest . . .         277,462              ---            ---
   Revolving line of credit - $1,000,000 limit at December 31,
     1995 and $2,000,000 limit at March 31, 1995 and 1994
     - European American Bank @ 10% interest  . . . . . . . . .         870,000          550,000            ---
                                                                  -------------      -----------    -----------
     Total notes payable  . . . . . . . . . . . . . . . . . . .       2,223,372        2,038,353        868,191

   Less portion due within one year . . . . . . . . . . . . . .      (1,471,342)        (651,305)      (103,129)
                                                                  -------------      -----------    -----------
     Long term notes payable  . . . . . . . . . . . . . . . . .   $     752,030      $ 1,387,048    $   765,062
                                                                  =============      ===========    ===========

         Future principal payments on these obligations as of December 31, 1995 and March 31, 1995 are as follows:

                                  (unaudited)
                               December 31, 1995          March 31, 1995
                               -----------------          --------------
    FY  1996                       $ 1,444,577             $    651,305
    FY  1997                            36,002                  109,688
    FY  1998                            38,604                  118,565
    FY  1999                            41,395                  128,165
    FY  2000                            44,387                  462,223
    FY  2001 - 2009                    618,407                  568,407
                                   -----------             ------------
                                   $ 2,223,372             $  2,038,353
                                   ===========             ============

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

    The note payable to Saduco Industries was unsecured. The note payable to European American Bank is collateralized by Facelifters' accounts receivable and inventory. The indebtedness to the County of Charles City, Va. is collateralized by 7.55 acres of land improved with a 70,000 sq. ft. building, having a net book value of approximately $1,337,000 at December 31, 1995 and $892,000 at March 31, 1995. The equipment loan is payable to Central Fidelity Bank of Richmond, Virginia, and the Industrial Development Authority of Charles City, Virginia, and is collateralized by machinery and equipment, having a net book value of approximately $600,000 at December 31, 1995 and $689,000 at March 31, 1995. The bank loans each require compliance with certain financial covenants.

    As a result of the effect of adopting SOP 93-7, Facelifters was not in compliance with certain financial covenants relating to the loans with European American Bank and Central Fidelity Bank, at March 31, 1995 and December 31, 1995.

    Facelifters received a waiver, until March 31, 1996, from Central Fidelity Bank for the instances of noncompliance that existed at December 31, 1995. Since the waiver does not extend for at least one year beyond December 31, 1995, the entire debt has been classified as current at December 31, 1995.

    European American Bank has not issued a waiver to Facelifters for the instances of noncompliance that existed at December 31, 1995 and has informed Facelifters that in the event the Merger is consummated, the loan will be called on that date. This debt is classified as a current liability at March 31, 1995 and December 31, 1995.

NOTE 14 - FACELIFTERS SEARS LICENSE AGREEMENT:

    Prior to December 31, 1995, Facelifters conducted direct consumer marketing of its products in twenty of twenty-four sales locations under the Facelifters Sears License Agreement. The Facelifters Sears License Agreement covered specific territories and gave Facelifters the right to market and install kitchen cabinet refacing and countertops under the Sears brand name in those territories. During the term of the Facelifters Sears License Agreement, Facelifters could not sell or install similar products in those territories under any other retailer's name without Sears written consent. The Facelifters Sears License Agreement was renewable annually and could be terminated by either Facelifters or Sears, without cause, upon six months written notice.

    The Facelifters Sears License Agreement provided for license fees to Sears, equal to 15% of Facelifters's contract revenues from sales in the licensed territories. The Facelifters Sears License Agreement also provided for an additional fee of 1% of the sales price for each sale made pursuant to a customer referral from Sears, which Sears remitted to the Sears salesperson who originated the customer referral. Retail installed sales procured in territories outside of the Sears licensed market areas and any of Facelifters' wholesale sales were not subject to Sears license fees. As of September 1, 1992 and through February 28, 1993 Sears license fees were reduced from 15% to 8%. This temporary reduction in license fees was given to Sears licensees to help defray certain costs associated with Sears' new selling policy which was implemented on November 1, 1992. The new selling policy required the elimination of negotiated sales practices and requires Sears licensees to sell its products and services under a fixed pricing program.

    As of June 1, 1993 license fees to Sears were reduced from 15% to 13%. Management of Facelifters believes that this reduction in license fees was attributable to Sears' decision to provide licensees with an incentive to strive for higher sales volume. New markets under the Sears license which were granted in 1994 carried a 10.5% license fee through March 31, 1995. Licenses for Small Market Multiple Products territories carry a 10% fee.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)


    The license agreements gave Sears the right to settle, at Facelifters's expense and without its consent, any warranty claims against Sears by Facelifters's customers. The license arrangement also required Facelifters to maintain a warranty fund account in a commercial bank which at March 31, 1995 totaled $21,439 (included in Other Assets in the Consolidated Balance Sheet). These funds were intended to be used for unresolved customer service complaints between Facelifters and Sears. Sears had the right to withdraw funds from this account to cover any claims against Sears by customers of Facelifters if not remedied by Facelifters. Sears had neither settled any warranty claims without Facelifters's consent nor ever withdrew any funds from Facelifters's warranty fund account.

    The Facelifters Sears License Agreement was not renewed when it expired on December 31, 1995. (See Note 19.)

    From September 2, 1994 to March 1, 1995, Facelifters held a license agreement with HomeBase (See Note 2) in Southern California to receive leads generated by HomeBase stores. The license provided for a 12% fee to be paid to Home Base for all sales resulting from the use of its name. These fees totaled $105,718 through March 31, 1995. Facelifters elected to terminate the license effective March 1, 1995.


NOTE 15 - PREPAID EXPENSES AND OTHER CURRENT ASSETS/ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

    Prepaid expenses and other current assets at December 31, 1995, March 31, 1995 and March 31, 1994 are summarized as follows:

                                                                (unaudited)
                                                                December 31,              March 31,
                                                                ------------    ----------------------------
                                                                    1995            1995            1994
                                                                ------------    ------------     -----------
   Prepaid lead costs (Note 7)                                  $       ---     $       ---      $1,091,908
   Prepaid commissions                                              408,648         779,396         204,622
   Other current assets                                             555,570         197,610         269,357
                                                                -----------     -----------      ----------
                                                                $   964,218     $   977,006      $1,565,887
                                                                ===========     ===========      ==========

Accrued expenses and other current liabilities at December 31, 1995, March 31, 1995 and March 31, 1994 are summarized as follows:

                                                                (unaudited)
                                                                December 31,              March 31,
                                                                ------------    ----------------------------
                                                                    1995            1995            1994
                                                                ------------    ------------     -----------
Accrued payroll and payroll taxes . . . . . . . . . . . . .     $   644,384     $   305,902      $  320,780
Accrued worker's compensation premiums  . . . . . . . . . .             ---          58,110             ---
Accrued professional fees . . . . . . . . . . . . . . . . .         461,738          63,000          46,000
Accrued commissions . . . . . . . . . . . . . . . . . . . .         175,876         214,065          92,701
Accrued state income and other taxes  . . . . . . . . . . .         125,564         115,748          89,283
Accrued Sears fees  . . . . . . . . . . . . . . . . . . . .       1,499,710         799,931         278,605
Accrued unemployment taxes  . . . . . . . . . . . . . . . .          27,889          94,152          65,670
Accrued executive bonuses . . . . . . . . . . . . . . . . .         200,000         200,000         164,900
Accrued employee benefits . . . . . . . . . . . . . . . . .         205,050             ---             ---
Other accrued expenses  . . . . . . . . . . . . . . . . . .         314,282         225,766          71,630
                                                                -----------     -----------      ----------
                                                                $ 3,654,493     $ 2,076,674      $1,129,569
                                                                ===========     ===========      ==========

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

NOTE 16 - SEGMENTS:

    Prior to March 31, 1993 Facelifters operated in two principal business segments: kitchen remodeling products and services, and the manufacture of restaurant tabletops. The entire tabletops segment was sold on March 31, 1993.


NOTE 17 - OTHER ASSETS:

    Included in other assets at December 31, 1995 was $153,383 of security deposits for office leases or utilities and $46,703 in down payments made with orders to acquire new equipment. At March 31, 1995, and 1994, respectively, these amounts were $149,214 and $25,816 for security deposits and $395,766 and $0 for down payments.


NOTE 18 - WARRANTS:

    As a part of a public offering in August 1991, Facelifters issued 1,236,250 warrants entitling the holder to purchase one share of its common stock for each warrant at $4.12 per share from August 6, 1992 to August 6, 1993 and at $5.50 per share thereafter until their expiration on August 6, 1994. These warrants were callable by Facelifters under certain conditions.

    Additionally, in August 1991, Facelifters issued warrants to the underwriter of the public offering for 115,000 units at $3.30 per unit. Each unit consisted of one share of common stock and one warrant identical to those described above.

    In October 1992, Facelifters issued private warrants to a NASD firm engaged in stock brokerage and financial consulting, giving the holder the right to purchase 100,000 shares of Facelifters' common stock at prices ranging from $2.25 to $4.00 per share, depending on the number of shares purchased. The warrants were exercisable for a period of three years. In January 1993, Facelifters issued warrants under the same terms and conditions, for the purchase of 25,000 shares of its common stock, to a firm engaged in financial public relations.

    In March 1994, Facelifters filed a registration statement on Form S-1 with the Securities and Exchange Commission to register (i) 1,206,825 shares underlying outstanding publicly-held warrants; (ii) 29,425 shares issued August 12, 1993 upon exercise of publicly-held warrants; (iii) 125,000 shares underlying private warrants, and (iv) 230,000 shares underlying underwriters warrants. The cost of this registration was $148,014, which was charged against additional paid-in capital.

    In April 1994, all 125,000 private warrants were exercised for a total of $365,000 and all 115,000 of the underwriter warrants were exercised for $379,500. In May, 1994, Facelifters called for redemption of the 1,321,825 then outstanding public warrants. A total of 303,114 warrants were exercised for $1,667,127 and another 1,014,201 warrants were redeemed by Facelifters at $.05 each or $50,710. The remaining 4,510 warrants can be redeemed at $.05 each until May 12, 1996.

    As a result of all the foregoing transactions, Facelifters' stockholders' equity was increased $2,212,903.

               FACELIFTERS HOME SYSTEMS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     MARCH 31, 1995, 1994, AND 1993, AND
                 NINE MONTHS ENDED DECEMBER 31, 1995 AND 1994
              (INFORMATION WITH RESPECT TO THE NINE MONTHS ENDED
                   DECEMBER 31, 1995 AND 1994 IS UNAUDITED)

NOTE 19 - MERGER (UNAUDITED)

    On November 1, 1995, Facelifters announced that it had entered into a merger agreement ("Merger" with AMRE, Inc. ("AMRE"). Subject to stockholder and regulatory approvals, the Merger is expected to be consummated in the first half of 1996.

    Facelifters notified Sears of its intention to not renew its license agreement upon expiration on December 31, 1995. In connection with the transactions contemplated by the Merger, Facelifters entered into a three-year, non-cancelable sublicense agreement with American Remodeling, Inc., a wholly owned subsidiary of AMRE, commencing January 1, 1996, to operate under the name "CENTURY 21 Home Improvements" for the marketing, sale and installation of certain home improvement products. The sublicense agreement is exclusive for all geographic markets where Facelifters was previously operating under the Facelifters Sears License Agreement except in geographic areas where both Facelifters and American Remodeling, Inc. conducted operations. Facelifters operated under the Facelifters Sears License Agreement in all except five of its 26 geographic markets. Effective January 1, 1996, Facelifters began marketing its products and services under the sublicense agreement. The license fee under such sublicense agreement is not to exceed 8% of revenues and is subject to certain rebates. Facelifters competes with AMRE in five of these 26 geographic markets. If the Merger is consummated this sublicense agreement is to be terminated shortly thereafter.

    Facelifters incurred additional non-recurring costs of approximately $500,000 in the fiscal quarter ended December 31, 1995 in connection with the Merger and approximately $300,000 in expenses in connection with the change from the Sears brand name to the CENTURY 21 Home Improvements name, including $100,000 of expenses in connection with the closing of two sales/installation locations as discussed below.

    In December 1995, Facelifters determined to close two sales/installation locations due to management's belief that these two markets will not perform well under the CENTURY 21 Home Improvements name. These locations represented less than 2% of Facelifters' historical sales.

NOTE 20 - PROVISION FOR PLANT CLOSING (UNAUDITED)

    In September 1995, Facelifters decided to phase-out its Brooklyn plant and consolidate all manufacturing at the Virginia facility. Accordingly, it recorded a $1,065,340 provision in September, 1995 to cover expected costs associated with the plant closing. These costs include buy-out of the lease ($525,000), abandonment of leasehold improvements ($437,000), impairment in the values of redundant machinery and fixtures and other costs directly related to the plant closing ($103,340).

                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements present the Congressional Merger and the Facelifters Merger. The statements are presented assuming the Congressional Merger and the Facelifters Merger will be accounted for as poolings of interests.

    The unaudited pro forma condensed combined balance sheet reflects the combined historical consolidated balance sheets of AMRE, Congressional and Facelifters as of December 31, 1995. The unaudited pro forma condensed combined statements of operations are based on the consolidated financial statements of AMRE for the fiscal years ended December 31, 1995, 1994 and 1993; and the financial statements of Congressional for the years ended December 31, 1995 and 1994, the nine months ended December 31, 1993, and the fiscal year ended March 31, 1993; the consolidated financial statements of Facelifters for the nine months ended December 31, 1995 and 1994 and the fiscal years ended March 31, 1995, 1994 and 1993. The consolidated financial statements of Congressional and Facelifters have been recast to a calendar year to conform with AMRE's fiscal year for all periods presented. In addition, Facelifters' method of accounting for lead acquisition costs has been conformed to AMRE's method for all periods presented.

    For all applicable periods presented in the pro forma condensed combined statements of operations, shares used in the computation of earnings per common and common equivalent shares give effect to the conversion rates for the Congressional Common and Preferred Stock pursuant to the Congressional Merger and the Exchange Ratio for the Facelifters Merger.

    The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that would have been achieved had the Congressional Merger or the Facelifters Merger occurred on the date indicated or as of the beginning of the periods presented and should not be construed as representative of future operations. These pro forma condensed combined financial statements should be read in conjunction with the related historical consolidated financial statements and notes thereto of AMRE incorporated by reference in this Information Statement/Prospectus, the historical financial statements of Congressional and the historical consolidated financial statements of Facelifters included elsewhere in this Information Statement/Prospectus.

                                   AMRE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                              PRO FORMA
                                                             ADJUSTMENTS
                                                              TO REFLECT       AMRE AND
                                                AMRE        CONGRESSIONAL    CONGRESSIONAL
                                            DECEMBER 31,     DECEMBER 31,    CONGRESSIONAL    PRO FORMA
                                               1995              1995           MERGER         COMBINED
                                            -----------      -----------     ------------     -----------
                                                                 (A)
Cash and cash equivalents . . . . .         $    10,658      $       307     $          -     $    10,965
Marketable securities . . . . . . .               8,484                -                -           8,484
Accounts receivable . . . . . . . .              10,242              590                -          10,832
Inventories . . . . . . . . . . . .               5,612              162                -           5,774
Prepaid expenses and other  . . . .               2,921               98                -           3,019
                                            -----------      -----------     ------------     -----------

   Total current assets   . . . . .              37,917            1,157                -          39,074


Property, plant, & equipment,
net   . . . . . . . . . . . . . . .               5,630              269                -           5,899
Goodwill  . . . . . . . . . . . . .               9,036                -                -           9,036
Notes receivable  . . . . . . . . .                 469                -                -             469
Other assets  . . . . . . . . . . .               1,262                -                -           1,262
                                            -----------      -----------     ------------     -----------

   Total assets   . . . . . . . . .         $    54,314      $     1,426     $          -     $    55,740
                                            ===========      ===========     ============     ===========

Accounts payable  . . . . . . . . .              14,147              591                -          14,738
Accrued expenses  . . . . . . . . .               6,771              712                -           7,483
Notes payable . . . . . . . . . . .                  50              624                -             674
Other accrued liabilities . . . . .              16,760               38              250          17,048
                                            -----------      -----------     ------------     -----------

   Total current liabilities  . . .              37,728            1,965              250          39,943


Long-term debt & capital
  lease obligations . . . . . . . .                 241            4,808                -           5,049
Other liabilities . . . . . . . . .                   -                -               --               -
                                            -----------      -----------     ------------     -----------

   Total liabilities  . . . . . . .              37,969            6,773              250          44,992


Redeemable preferred stock  . . . .               3,000                -                -           3,000
Stockholders' equity
  Convertible preferred stock . . .                   -                1               (1)              -
  Common stock  . . . . . . . . . .                 146                1                8             155
  Additional paid-in capital  . . .              25,486                -               (8)         25,478
  Retained earnings . . . . . . . .              (1,986)             (28)            (250)         (2,264)
                                            -----------      -----------     ------------     -----------
                                                 23,646              (26)            (251)         23,369

   Less:    Treasury stock  . . . .             (10,301)              (1)               1         (10,301)
            Unearned ESOP
               compensation   . . .                   -           (5,320)               -          (5,320)
                                            -----------      -----------      -----------     -----------

     Total stockholders' equity . .              13,345           (5,347)            (250)          7,748
                                            -----------      -----------     ------------     -----------
Total liabilities & stockholders'
   equity     . . . . . . . . . . .         $    54,314      $     1,426     $          -     $    55,740
                                            ===========      ===========     ============     ===========

                            (See accompanying Notes)

                                   AMRE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)
                         (CONTINUED FROM PREVIOUS PAGE)


                                                               PRO FORMA           AMRE,
                                                              ADJUSTMENTS    CONGRESSIONAL AND
                                             FACELIFTERS      TO REFLECT       FACELIFTERS
                                             DECEMBER 31,     FACELIFTERS       PRO FORMA
                                                 1995           MERGER           COMBINED
                                             -----------      -----------    -----------------
                                                                  (B)
Cash and cash equivalents . . . . .          $     2,212      $         -    $     13,177
Marketable securities . . . . . . .                1,039                -           9,523
Accounts receivable . . . . . . . .                2,874                -          13,706
Inventories . . . . . . . . . . . .                1,596                -           7,370
Prepaid expenses and other  . . . .                  964                -           3,983
                                             -----------      -----------    ------------

   Total current assets   . . . . .                8,685                -          47,759


Property, plant, & equipment,
  net . . . . . . . . . . . . . . .                3,392                -           9,291
Goodwill  . . . . . . . . . . . . .                  732             (500)          9,268
Notes receivable  . . . . . . . . .                    -                -             469
Other assets  . . . . . . . . . . .                  237             (200)          1,299
                                             -----------      -----------    ------------

   Total assets   . . . . . . . . .          $    13,046      $      (700)   $     68,086
                                             ===========      ===========    ============

Accounts payable  . . . . . . . . .                1,779                -          16,517
Accrued expenses  . . . . . . . . .                3,655                -          11,138
Notes payable . . . . . . . . . . .                1,471                -           2,145
Other accrued liabilities . . . . .                  629              800          18,477
                                             -----------      -----------    ------------

   Total current liabilities  . . .                7,534              800          48,277

Long-term debt & capital
  lease obligations . . . . . . . .                1,071                -           6,120
Other liabilities . . . . . . . . .                   24                -              24
                                             -----------      -----------    ------------

   Total liabilities  . . . . . . .                8,629              800          54,421


Redeemable preferred stock  . . . .                    -                -           3,000

Stockholders' equity
  Convertible preferred stock . . .                    -                -               -
  Common stock  . . . . . . . . . .                   34                -             189
  Additional paid-in capital  . . .                8,815                -          34,293
  Retained earnings . . . . . . . .               (4,432)          (1,500)         (8,196)
                                             -----------      ------------   ------------
                                                   4,417           (1,500)         29,286

   Less: Treasury stock   . . . . .                    -                -         (10,301)
        Unearned ESOP
          compensation  . . . . . .                    -                -          (5,320)
                                             -----------      -----------    ------------

     Total stockholders' equity . .                4,417           (1,500)         10,665
                                             -----------      -----------    ------------

Total liabilities & stockholders'
  equity  . . . . . . . . . . . . .          $    13,046      $      (700)   $     68,086
                                             ===========      ===========    ============

                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                  PRO FORMA
                                                                                 ADJUSTMENTS        AMRE AND
                                                                                  TO REFLECT      CONGRESSIONAL
                                               AMRE            CONGRESSIONAL    CONGRESSIONAL       PRO FORMA
                                         DECEMBER 31, 1995   DECEMBER 31, 1995       MERGER         COMBINED
                                         -----------------   -----------------    -----------     -------------
Contract revenues . . . . . . . . . . .    $    271,337        $     18,818       $         -      $   290,155


Less:  Contract costs . . . . . . . . .          88,451               7,373                 -           95,824
       Marketing & selling  . . . . . .         123,339               7,303                 -          130,642
       License fees . . . . . . . . . .          32,576               2,486                 -           35,062
       General and administrative . . .          41,707               1,565                 -           43,272
       Provision for plant closing  . .               -                   -                 -                -
       Nonrecurring charges . . . . . .          11,000                   -                 -           11,000
                                           ------------        ------------       -----------      -----------

             Total expenses . . . . . .         297,073              18,727                 -          315,800


Operating income (loss) . . . . . . . .         (25,736)                 91                 -         (25,645)

Other income (loss) . . . . . . . . . .           1,828                (351)                -            1,477
                                           ------------        ------------       -----------      -----------

Income (loss) before income taxes . . .         (23,908)               (260)                -         (24,168)

Income taxes  . . . . . . . . . . . . .          (1,523)                (51)                -          (1,574)
                                           ------------        ------------       -----------      ----------

Income (loss) from continuing
       operations . . . . . . . . . . .    $    (22,385)       $       (209)      $         -      $  (22,594)
                                           ============        ============       ===========      ==========

Earnings (loss) per share
       from continuing operations . . .    $      (1.75)       $       (209)                       $    (1.65)
                                           ============        ============                        ==========

Income (loss) applicable to
       common stockholders (D)  . . . .    $    (22,625)       $       (209)      $         -      $  (22,834)
                                           ============        ============       ===========      ==========

Weighted avg. shares outstanding (E)  .          12,903                   1               899          13,803
                                           ============        ============       ===========      ==========


                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         (CONTINUED FROM PREVIOUS PAGE)

                                                                 PRO FORMA           AMRE,
                                                                ADJUSTMENTS    CONGRESSIONAL AND
                                                                TO REFLECT        FACELIFTERS
                                            FACELIFTERS         FACELIFTERS        PRO FORMA
                                         DECEMBER 31, 1995        MERGER            COMBINED
                                         -----------------   ---------------      ------------
Contract revenues . . . . . . . . . . .    $     49,752        $          -       $   339,907


Less:  Contract costs . . . . . . . . .          19,487                   -           115,311
       Marketing & selling  . . . . . .          16,953                   -           147,595
       License fees . . . . . . . . . .           5,151                   -            40,213
       General and administrative . . .           7,614                   -            50,886
       Provision for plant closing  . .           1,065                   -             1,065
       Nonrecurring charges . . . . . .             800                   -            11,800
                                           ------------        ------------       -----------

             Total expenses . . . . . .          51,070                   -           366,870
                                           ------------        ------------       -----------


Operating income (loss) . . . . . . . .          (1,318)                  -           (26,963)

Other income (loss) . . . . . . . . . .             125                   -             1,602
                                           ------------        ------------       -----------

Income (loss) before income taxes . . .          (1,193)                  -           (25,361)

Income taxes  . . . . . . . . . . . . .              75                   -            (1,499)
                                           ------------        ------------       -----------

Income (loss) from continuing
       operations . . . . . . . . . . .    $     (1,268)       $          -       $   (23,862)
                                           ============        ============       ===========

Earnings (loss) per share
       from continuing operations . . .    $      (0.37)                          $     (1.40)
                                           ============                           ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $     (1,268)       $          -       $   (24,102)
                                           ============        ============       ===========

Weighted avg. shares outstanding (E)  .           3,391                   -            17,194
                                           ============        ============       ===========



                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                   PRO FORMA          AMRE
                                                                                  ADJUSTMENTS         AND
                                                                                   TO REFLECT    CONGRESSIONAL
                                               AMRE            CONGRESSIONAL     CONGRESSIONAL      PRO FORMA
                                         DECEMBER 31, 1994   DECEMBER 31, 1994       MERGER         COMBINED
                                         -----------------   -----------------    -----------    ----------------
Contract revenues . . . . . . . . . . .    $    285,930        $      17,520      $         -      $   303,450


Less:  Contract costs . . . . . . . . .          93,100                6,489                -           99,589
       Marketing & selling (C)  . . . .         117,383                6,854                -          124,237
       License fees . . . . . . . . . .          34,166                2,202                -           36,368
       General and administrative . . .          40,244                1,360                -           41,604
                                           ------------        -------------      -----------      -----------

             Total expenses . . . . . .         284,893               16,905                -          301,798
                                           ------------        -------------      -----------      -----------


Operating income (loss) . . . . . . . .           1,037                  615                -            1,652

Other income (expense)  . . . . . . . .           1,516                 (341)               -            1,175
                                           ------------        -------------      -----------      -----------

Income (loss) before income taxes . . .           2,553                  274                -            2,827

Income taxes  . . . . . . . . . . . . .           1,094                   39                -            1,133
                                           ------------        -------------      -----------      -----------

Income (loss) from
       continuing operations  . . . . .    $      1,459        $         235      $         -      $     1,694
                                           ============        =============      ===========      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $       0.09        $         235                       $      0.10
                                           ============        =============                       ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $      1,219        $         235      $         -      $     1,454
                                           ============        =============      ===========      ===========

Weighted avg. shares outstanding (E)  .          13,031                    1              899           13,931
                                           ============        =============      ===========      ===========





                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         (CONTINUED FROM PREVIOUS PAGE)

                                                                 PRO FORMA           AMRE,
                                                                ADJUSTMENTS    CONGRESSIONAL AND
                                                                 TO REFLECT       FACELIFTERS
                                            FACELIFTERS         FACELIFTERS        PRO FORMA
                                         DECEMBER 31, 1994         MERGER           COMBINED
                                         -----------------    ---------------     ------------
Contract revenues . . . . . . . . . . .    $     34,158        $           -      $   337,608

Less:  Contract costs . . . . . . . . .          13,087                    -          112,676
       Marketing & selling (C)  . . . .          13,275                 (826)         136,686
       License fees . . . . . . . . . .           3,685                    -           40,053
       General and administrative . . .           4,623                    -           46,227
                                           ------------        -------------      -----------

             Total expenses . . . . . .          34,670                 (826)         335,642
                                           ------------        -------------      -----------


Operating income (loss) . . . . . . . .            (512)                 826            1,966

Other income (expense)  . . . . . . . .              81                    -            1,256
                                           ------------        -------------      -----------

Income (loss) before income taxes . . .            (431)                 826            3,222

Income taxes  . . . . . . . . . . . . .              64                    -            1,197
                                           ------------        -------------      -----------

Income (loss) from
       continuing operations  . . . . .    $       (495)       $         826      $     2,025
                                           ============        =============      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $      (0.16)                          $      0.10
                                           ============                           ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $       (495)       $         826      $     1,785
                                           ============        =============      ===========

Weighted avg. shares outstanding (E)  .           3,177                    -           17,108
                                           ============        =============      ===========





                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS       AMRE AND
                                                                                    TO REFLECT    CONGRESSIONAL
                                               AMRE            CONGRESSIONAL      CONGRESSIONAL     PRO FORMA
                                         DECEMBER 31, 1993    DECEMBER 31, 1993      MERGER          COMBINED
                                         -----------------    -----------------   ------------     ------------
Contract revenues . . . . . . . . . . .    $    260,692        $      12,909      $         -      $   273,601


Less:  Contract costs . . . . . . . . .          78,112                5,002                -           83,114
       Marketing & selling (C)  . . . .         112,362                4,458                -          116,820
       License fees . . . . . . . . . .          30,136                1,802                -           31,938
       General and administrative . . .          44,506                2,197                -           46,703
                                           ------------        -------------      -----------      -----------

             Total expenses . . . . . .         265,116               13,459                -          278,575
                                           ------------        -------------      -----------      -----------


Operating income (expense)  . . . . . .          (4,424)                (550)               -           (4,974)

Other income (loss) . . . . . . . . . .           2,533                 (167)               -            2,366
                                           ------------        -------------      -----------      -----------

Income (loss) before income taxes . . .          (1,891)                (717)               -           (2,608)

Income taxes  . . . . . . . . . . . . .          (2,747)                  60                -           (2,687)
                                           ------------        -------------      -----------      -----------

Income (loss) from
       continuing operations  . . . . .    $        856        $        (777)     $         -      $        79
                                           ============        =============      ===========      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $       0.05        $        (777)                      $      0.01
                                           ============        =============                       ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $        616        $        (777)     $         -      $      (161)
                                           ============        =============      ===========      ===========

Weighted avg. shares outstanding (E)  .          13,120                    1              899           14,020
                                           ============        =============      ===========      ===========





                            (See accompanying Notes)

                                   AMRE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                         (CONTINUED FROM PREVIOUS PAGE)

                                                                 PRO FORMA            AMRE,
                                                                ADJUSTMENTS     CONGRESSIONAL AND
                                                                 TO REFLECT        FACELIFTERS
                                           FACELIFTERS          FACELIFTERS         PRO FORMA
                                        DECEMBER 31, 1993          MERGER            COMBINED
                                        -----------------     ---------------      -----------
Contract revenues . . . . . . . . . . .    $     25,774        $           -      $   299,375


Less:  Contract costs . . . . . . . . .           9,376                    -           92,490
       Marketing & selling (C)  . . . .           8,600                   58          125,478
       License fees . . . . . . . . . .           2,716                    -           34,654
       General and administrative . . .           3,612                    -           50,315
                                           ------------        -------------      -----------

             Total expenses . . . . . .          24,304                   58          302,937
                                           ------------        -------------      -----------


Operating income (loss) . . . . . . . .           1,470                  (58)          (3,562)

Other income (loss) . . . . . . . . . .             110                    -            2,476
                                           ------------        -------------      -----------

Income (loss) before income taxes . . .           1,580                  (58)          (1,086)

Income taxes  . . . . . . . . . . . . .             150                    -           (2,537)
                                           ------------        -------------      -----------

Income (loss) from
       continuing operations  . . . . .    $      1,430        $         (58)     $     1,451
                                           ============        =============      ===========

Earnings (loss) per share from continuing
       operations . . . . . . . . . . .    $       0.34                           $      0.07
                                           ============                           ===========

Income (loss) applicable to
       common stockholders (D)  . . . .    $      1,430        $         (58)     $     1,211
                                           ============        =============      ===========

Weighted avg. shares outstanding (E)  .           4,161                    -           18,181
                                           ============        =============      ===========





                            (See accompanying Notes)

                                   AMRE, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

    The unaudited pro forma condensed combined statements of operations are based on the consolidated financial statements of AMRE for the years ended December 31, 1995, 1994 and 1993; and the financial statements of Congressional for the years ended December 31, 1995 and 1994, the nine months ended December 31, 1993, and the fiscal year ended March 31, 1993 and the consolidated financial statements of Facelifters for the nine months ended December 31, 1995 and 1994 and the fiscal years ended March 31, 1995, 1994 and 1993. The consolidated financial statements of Congressional and Facelifters have been recast to a calendar year to conform with AMRE's fiscal year in computing the unaudited pro forma condensed combined statements of operations for all periods presented. Congressional financial data for the twelve months ended December 31, 1993 was computed by subtracting the nine months ended December 31, 1992 from the twelve months ended March 31, 1993 and adding the result to the nine months ended December 31, 1993. Facelifters financial data for the twelve months ended December 31, 1995 was computed by subtracting the nine months ended December 31, 1994 from the twelve months ended March 31, 1995 and adding the result to the nine months ended December 31, 1995. Facelifters financial data for the twelve months ended December 31, 1994, was computed by subtracting the three months ended March 31, 1995 from the twelve months ended March 31, 1995 and adding the result to the three months ended March 31, 1994. Facelifters financial data for the twelve months ended December 31, 1993 was computed by subtracting the three months ended March 31, 1994 from the twelve months ended March 31, 1994 and adding the result to the three months ended March 31, 1993.

    The unaudited pro forma condensed balance sheet is based on the combined historical consolidated balance sheets of AMRE, Congressional and Facelifters as of December 31, 1995, and upon the adjustments and assumptions described below.

    The unaudited pro forma condensed combined statements of operations do not reflect all expenses expected to be incurred by AMRE and Congressional in connection with the Congressional Merger, all expenses expected to be incurred by AMRE and Facelifters in connection with the Facelifters Merger, or the effect of cost savings, if any, which may be realized after the consummation of the Congressional Merger and Facelifters Merger.

NOTE 2 - UNAUDITED PRO FORMA ADJUSTMENTS

Unaudited Pro Forma Condensed Combined Balance Sheet

(A) Pro Forma Adjustments to Reflect Congressional Merger -

    AMRE and Congressional expect to incur additional nonrecurring charges to operations currently estimated at approximately $250,000 in 1996, to reflect the remaining transaction costs. The estimated charge is reflected in the unaudited pro forma condensed combined balance sheet. No pro forma tax benefits have been reflected as a result of AMRE's tax position. This preliminary estimate is subject to change based upon additional information.

    The unaudited pro forma condensed combined balance sheet reflects the issuance of 900,000 shares of AMRE Common Stock for all of the outstanding shares of Congressional Common Stock and Congressional Preferred Stock to effect the Congressional Merger; therefore, the historical combined common stock, preferred stock and paid-in capital account balances have been adjusted to reflect the number of shares

                                   AMRE, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL STATEMENTS (Continued)

assumed to be issued and for differences in par value per common share of AMRE and Congressional. The impact of this adjustment does not result in a change to the total combined stockholders' equity.

(B)  Pro Forma Adjustments to Reflect Facelifters Merger -

     AMRE and Facelifters expect to incur additional nonrecurring charges to operations currently estimated at approximately $1.5 million in 1996, to reflect the remaining costs associated with combining the operations of the two companies, primarily the closing of duplicate facilities and write-off of other assets of $700,000 and remaining transaction fees and costs incident to the Merger of approximately $800,000. The estimated charges of $1.5 million are reflected in the unaudited pro forma condensed combined balance sheet. No pro forma tax benefits have been reflected as a result of AMRE's tax position.
This preliminary estimate is subject to change based upon additional information.

     The unaudited pro forma condensed combined balance sheet reflects the issuance of one (1) share of AMRE Common Stock for each share of Facelifters Common Stock in the Facelifters Merger, therefore, the historical combined common stock and paid-in capital account balances have been adjusted to reflect the number of shares assumed to be issued and for the differences in par value per common share of AMRE and Facelifters. The impact of this adjustment does not result in a change to the total combined stockholders' equity.

Unaudited Pro Forma Condensed Combined Statements of Operations

(C)  Pro Forma Adjustments to Conform Accounting Methods -

     The unaudited pro forma condensed combined statements of operations reflect an adjustment to conform the Facelifters' method of accounting for capitalized lead acquisition costs to AMRE's method of expensing such costs as incurred for all periods presented. No pro forma tax provisions or benefits have been reflected as a result of AMRE's and Facelifters' tax positions.

(D)  Income (loss) Applicable to Common Stockholders -

     Income (loss) applicable to common stockholders represents income (loss) from continuing operations less the 8% annual dividends on the AMRE Senior Convertible Preferred Stock.

(E)  Earnings (loss) per Share and Weighted Average Shares Outstanding -

     Weighted average shares outstanding reflect (i) the issuance of 601.20 shares of AMRE Common Stock for each share of Congressional Common Stock and
857.14 shares of AMRE Common Stock for each share of Congressional Preferred Stock to effect the Congressional Merger and (ii) the issuance of one (1) share of AMRE Common Stock for each share of Facelifters Common Stock to effect the Facelifters Merger. For all periods presented, the earnings (loss) per share from continuing operations gives effect to the dividends on the AMRE Senior Convertible Preferred Stock ($240,000 annually) issued incident to the new license agreement; however, the AMRE Senior Convertible Preferred Stock was not considered a common stock equivalent for any of the periods presented.

                                                                         ANNEX A
                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER



                         dated as of December 30, 1995,



                                     among



                                   AMRE, Inc.

                      AMRE-Congressional Acquisition, Inc.

                     Congressional Construction Corporation

                and, for the limited purposes set forth herein,
                 the Shareholders that are signatories hereto.

                               TABLE OF CONTENTS

                                                                                                                     Page
AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1        THE MERGER, EFFECTIVE TIME, EXCHANGE AMOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Consummation of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Articles of Incorporation; Bylaws; Directors and Officers  . . . . . . . . . . . . . . . . . . . . .   2
         1.5     Conversion of Company Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.6     Exchange of Certificates Representing Company Stock  . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.7     Adjustment of Exchange Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 2        REPRESENTATIONS AND WARRANTIES OF AMRE AND MERGER SUB  . . . . . . . . . . . . . . . . . . . . . . .   6
         2.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.3     No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.4     Consents; Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.6     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.7     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.8     Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.9     Environmental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.10    Ownership, Quality and Location of Material Assets . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.11    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.12    Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 3        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                  THE SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.1     Organization, Qualification and Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.2     Authorized Capitalization of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.3     HSR Applicability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.4     Owned Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.5     Consents; Effect of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.8     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.9     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.10    Environmental  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.11    Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.12    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.13    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.14    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.15    Patents, Trademarks, Franchises, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.16    Loans, Notes, Accounts Receivable and Accounts Payable . . . . . . . . . . . . . . . . . . . . . . .  22
         3.17    Corporate Documents, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         3.18    Absence of Sensitive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.19    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.20    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.21    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.22    Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.23    Directors and Officers; Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.24    Ownership, Quality and Location of Material Assets . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.25    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.26    No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.27    Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.28    Shareholder Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.29    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.30    Dividend Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 4        CONDUCT OF BUSINESS PENDING THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.1     Conduct of Business by the Company Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 5        ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.1     Registration Statement and Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.2     Letter to the Company's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.3     Company Board Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.4     Consent of Shareholders of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.6     Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.7     No Shopping  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.8     Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.9     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.10    Information for Other Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.11    Sub-License Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.12    Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.13    Pooling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.14    Listing Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.15    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.16    Operation of the Company's Business Following the Effective Date . . . . . . . . . . . . . . . . . .  34

ARTICLE 6        CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.1     Conditions to Obligation of Each Party to Effect the Merger  . . . . . . . . . . . . . . . . . . . .  35
         6.2     Additional Conditions to the Obligation of the Company . . . . . . . . . . . . . . . . . . . . . . .  36
         6.3     Additional Conditions to the Obligations of AMRE and Merger Sub  . . . . . . . . . . . . . . . . . .  38

ARTICLE 7        TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.3     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 8        GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.2     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.3     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42





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

         8.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.5     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.6     CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.7     Jurisdiction and Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.8     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.9     Complete Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.10    Binding Effect; Benefit; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.11    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.12    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1

EXHIBITS
       A.        Articles of Incorporation of the Company
       B.        Bylaws of the Company
       C.        Form of Sub-License Agreement
       D         Form of Affiliate Letter
       E.        Form of Employment Agreement

SCHEDULES
       1.4       Directors and Officers of Merger Sub
       2.4       Conflicts with AMRE Material Agreements
       2.5       Other AMRE Liabilities
       2.6       Absence of AMRE Changes
       2.7       Unfiled AMRE Tax Returns
       2.8       AMRE Legal Proceedings
       2.10      Material Assets
       3.2       Options, Warrants, Etc.
       3.5       Acceleration
       3.6(d)    Other Company Liabilities
       3.7       Absence of Company Changes
       3.8       Unfiled Company Tax Returns
       3.9       Real Property
       3.11      Personal Property
       3.12      Contracts
       3.13      Legal Proceedings
       3.14      Labor Matters
       3.15      Intellectual Property
       3.19      Insurance
       3.20      Payroll Register and Employment Contracts
       3.21      Company Benefit Plans
       3.22      Affiliated Party Transactions
       3.23      Directors, Officers and Bank Accounts
       3.24      Material Assets
       3.27      Permits
       3.30      Dividends

                          AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of December 30, 1995, by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE- Congressional Acquisition, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of AMRE ("MERGER SUB"), Congressional Construction Corporation, a Virginia corporation (the "COMPANY") and, for the limited purposes of Article 3, Article 5, and Article 8, the shareholders of the Company that are signatories hereto (the "SHAREHOLDERS"). The Company and Merger Sub are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS."

                             PRELIMINARY STATEMENTS

       A. AMRE, as the sole stockholder of Merger Sub, and the respective Boards of Directors of Merger Sub and the Company, have each approved the execution of this Agreement which provides for, among other things, the merger of Merger Sub into the Company in accordance with the Virginia Stock Corporation Act (the "VIRGINIA LAW"), Delaware General Corporation Law (the "DELAWARE LAW"), and the provisions of this Agreement. The Board of Directors of the Company has directed that the Merger, as hereinafter defined, be submitted for approval by the Company's shareholders.

       B. It is intended that for federal income tax purposes the Merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"). The parties expect that the Merger will further certain of their business objectives.

       C. It is intended that the Merger be treated as a "pooling of interests" for accounting purposes.

       D. It is understood and agreed that following the Merger and in connection with the implementation of employee benefits for employees of the Surviving Corporation (as defined below), it is the intention of AMRE to terminate, or cause to be terminated, the Congressional Construction Corporation Employee Stock Ownership Plan and Trust (the "ESOP").

       NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, AMRE, Merger Sub, the Company and, for the limited purposes of Article 3, Article 5, and Article 8, the Shareholders, intending to be legally bound, hereby agree as follows:

                             STATEMENT OF AGREEMENT

                                   ARTICLE 1

                  THE MERGER, EFFECTIVE TIME, EXCHANGE AMOUNT

       1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), in accordance with this Agreement, the Virginia Law and the Delaware Law, Merger Sub shall be merged (such merger being herein referred to as the "MERGER") with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company hereinafter sometimes is referred to as the "SURVIVING CORPORATION."

       1.2 Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall thereupon and thereafter possess all of the public and private rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; all and each of the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account. All other things belonging to each of such corporations shall be vested in the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually as possible the property of the Surviving Corporation. Title to any real estate vested by deed or otherwise, in either Constituent Corporation, shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

       1.3 Consummation of the Merger. As soon as is practicable after the satisfaction or waiver of the conditions set forth in Article 6 hereof and provided that this Agreement shall not have been terminated as provided in
Article 7, the parties hereto will cause the Merger to be consummated by filing with the State Corporation Commission of Virginia (the "VIRGINIA COMMISSION") articles of merger in such form as required by, and executed in accordance with, the relevant provisions of the Virginia Law and by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the Delaware Law (the latest of (i) the later of the time of such filings, (ii) the issuance of a certificate of merger by the Virginia Commission and (iii) the effective time set forth in such filings being the "EFFECTIVE TIME" and the date of the Effective Time being the "EFFECTIVE DATE").

       1.4       Articles of Incorporation; Bylaws; Directors and Officers.
The Articles of Incorporation and bylaws of the Surviving Corporation shall be the Articles of Incorporation and bylaws of the Company as in effect immediately prior to the Effective Time. Such documents shall be amended and restated immediately after the Effective Time as approved by the sole shareholder of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and bylaws (as so amended) and the Virginia Law. The officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and bylaws and the Virginia Law. It is the current intention of AMRE and Merger Sub that the directors and officers of Merger Sub immediately prior to the Effective Time shall be those persons identified on Schedule 1.4 hereto.

       1.5 Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of AMRE, Merger Sub, the Company, the holders of any of the shares (the "COMMON SHARES") of common stock, par value $1.00 per share of the Company (the "COMPANY COMMON STOCK"), or the holders of any of the shares (the "PREFERRED SHARES" and together with the Common Shares, the "SHARES") of convertible preferred stock, without par value, of the Company (the "COMPANY PREFERRED STOCK" and together with the Company Common Stock, the "COMPANY STOCK"):

                 (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as hereinafter defined, and Common Shares held in the treasury of the Company) shall be canceled and retired and be converted into 601.20 (the "COMMON STOCK EXCHANGE AMOUNT") validly issued, fully paid and non-assessable shares of $0.01 par value common stock of AMRE ("AMRE COMMON STOCK").

                 (b) Each Preferred Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Preferred Shares held in the Treasury of the Company) shall be canceled and retired and be converted into 857.14 (the "PREFERRED STOCK EXCHANGE AMOUNT") validly issued, fully paid and non-assessable shares of $.01 par value AMRE Common Stock.

                 (c) Each Share which is issued and outstanding immediately prior to the Effective Time and which is held in the treasury of the Company shall be canceled and retired, and no payment shall be made with respect thereto.

                 (d) No fractional shares of AMRE Common Stock shall be issued in connection with the Merger. In lieu thereof, one additional share of AMRE Common Stock will be issued for any fractional share that would have otherwise been issued.

                 (e) Notwithstanding anything in this Agreement to the contrary, Shares which are outstanding immediately prior to the Effective Time and which are held by shareholders of the Company who shall (i) not have consented to the adoption of this Agreement and the approval of the Merger, (ii) have delivered a written notice of intent to demand payment for such Shares in the manner provided in Section 13.1-733 of the Virginia Law ("DISSENTING SHARES") and (iii) have complied with the provisions of Section 13.1-735 of the Virginia Law shall not be converted into or be exchangeable for the right to receive the payment to be paid for each Share converted pursuant to Section 1.5(a) or Section 1.5(b) hereof, as applicable, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of Article 15 of the Virginia Law; provided, however, that (i) if any holder of Dissenting Shares withdraws the demand for an appraisal and the Surviving Corporation accepts such withdrawal, (ii) if the Merger is abandoned, or (iii) if no demand or petition for an appraisal by a court is made or filed within the statutory time periods, or (iv) if a court determines the holder is not entitled to payment, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares, and such shares shall thereupon be deemed to have become exchangeable for, as of the Effective Time, the right to receive the payment to be paid for each Share converted pursuant to Section 1.5(a) or Section 1.5(b) hereof, as applicable; except that, in the case of (ii) directly above, holders of such dissenting shares shall have no rights whatsoever under this Agreement. The Surviving Corporation shall assume the obligation, if any, to pay the fair value of any Shares as to which the holders thereof have perfected dissenters rights under Article 15 of the Virginia Law.

                 (f) As a result of the Merger and without action on the part of the holder thereof, all Shares shall cease to be outstanding and shall be canceled and returned and shall cease to exist, and each holder of a certificate formerly representing any Shares of Company Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such Shares except the right to receive, without interest, certificates representing AMRE Common Stock or cash pursuant to Section 1.5(e) upon the surrender of such Certificates, and each ESOP Plan participant with an allocation of any Preferred Shares shall thereafter cease to have any rights with respect to such Preferred Shares except whatever rights such participants shall have in the shares of AMRE Common Stock issued in exchange therefor by virtue of being participants in the ESOP.

       1.6       Exchange of Certificates Representing Company Stock.

                 (a) As of the Effective Time, AMRE shall deposit, or shall cause to be deposited with AMRE's Transfer Agent (the "EXCHANGE AGENT") for the benefit of the holders of the Shares of Company Stock, for exchange in accordance with this Article 1, certificates representing the shares of AMRE's Common Stock to be issued in exchange for the Shares of Company Stock. AMRE shall pay all charges and expenses of the Exchange Agent.

                 (b) Promptly after the Effective Time, AMRE shall cause the Exchange Agent to mail to each holder of record of Shares of Company Stock (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to such Shares shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as AMRE or the Exchange Agent may reasonably specify and (ii) instructions for use in affecting the surrender of such Certificates in exchange for certificates representing shares of AMRE Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed, in accordance with the instructions thereto, the holder of the Shares of Company Stock represented by such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of AMRE Common Stock determined pursuant to Section 1.5(a), 1.5(b) or 1.5(d) above, as applicable, and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of AMRE Common Stock may be issued to such a transferee if the Certificate representing such





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       Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                 (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on AMRE Common Stock shall be paid with respect to any of the Shares of Company Stock until such Certificate representing those Shares is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing shares of AMRE Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of AMRE Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such shares of AMRE Common Stock, less the amount of any withholding taxes which may be required thereon.

                 (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company, such Certificates shall be canceled and exchanged for certificates of shares of AMRE Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.6. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), shall not be exchanged until AMRE has received the executed letter from such person as provided in Section 5.12 below.

                 (e) None of AMRE, the Company, the Exchange Agent or any other person shall be liable to any former holder of Shares of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 (f) In the event any Certificate representing Shares of Company Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by AMRE, the posting by such person of a bond in such reasonable amount as AMRE may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of AMRE Common Stock and unpaid dividends and distributions on shares of AMRE Common Stock deliverable in respect thereof pursuant to this Agreement.

       1.7 Adjustment of Exchange Amount. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of AMRE Common Stock, Company Preferred Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock





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split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Common Stock Exchange Amount and/or the Preferred Stock Exchange Amount, as applicable, shall be appropriately adjusted.


                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                              AMRE AND MERGER SUB

       AMRE and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders the following:

       2.1 Organization and Qualification. Each of AMRE and Merger Sub is a Delaware corporation duly organized, validly existing and in good standing under Delaware law and has the requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. AMRE is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary. However, the failure to be so qualified or in good standing in any given jurisdiction will not be deemed to be a breach of this Section 2.1 unless the failure of AMRE to be in good standing in any such jurisdiction individually or in all such jurisdictions collectively has or is likely to have a material adverse effect upon the business operations, assets, liabilities or financial condition of (a "MATERIAL ADVERSE EFFECT") AMRE or on the transactions contemplated herein.

       2.2 Authority. Each of AMRE and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by AMRE and Merger Sub and the consummation by AMRE and Merger Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of AMRE and Merger Sub and by AMRE as the sole stockholder of Merger Sub as of the date of this Agreement, and no other corporate proceedings on the part of AMRE or Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby, except for any corporate action or proceedings which may be necessary to amend the Certificate of Incorporation of AMRE to authorize the issuance of additional shares of AMRE Common Stock and the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding AMRE Common Stock. This Agreement has been duly executed and delivered by AMRE and Merger Sub and (assuming that it has been duly executed and delivered by the Company and the Shareholders) constitutes a legal, valid and binding obligation of each such company, enforceable against each such company in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

       2.3 No Brokers. AMRE and Merger Sub represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of AMRE or Merger Sub.





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       2.4       Consents; Effect of Agreement.  Other than in connection with or in compliance with (i) the provisions of the Delaware Law, (ii) the filing with the Securities and Exchange Commission (the "SEC") of such reports as may be required under Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act and (iii) "Blue Sky" approvals and permits, no notice to, filing with, or authorization, consent or approval of, any third party, judicial, governmental or other public body or authority is necessary for the consummation by AMRE or Merger Sub of the transactions contemplated by this Agreement which will not have been obtained prior to the Effective Time, except where failures to give such notices, make such filings, or obtain authorizations, consents or approvals would, in the aggregate, not have a Material Adverse Effect on AMRE, Merger Sub or the transactions contemplated herein. Except as set forth in Schedule 2.4, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, violate or result in a breach of (i) any material agreement to which either AMRE or Merger Sub is a party; (ii) any provision of the charter documents or bylaws of AMRE or Merger Sub; or (iii) any material law, rule, regulation or ordinance applicable to AMRE or Merger Sub.

       2.5       Financial Statements.

                 (a) AMRE and Merger Sub have delivered to the Company and the Shareholders or their representatives audited consolidated financial statements of AMRE as of December 31, 1994, and for the year then ended, including, without limitation, a statement of operations and changes in stockholders' equity, balance sheet, statement of cash flows, and all notes relating thereto (the "1994 AMRE FINANCIAL STATEMENTS") which have been audited by Arthur Andersen LLP, the independent public accountants of AMRE.

                 (b) AMRE has also delivered to the Company and the Shareholders or their representatives unaudited consolidated financial statements of AMRE as of October 1, 1995, and for the 9-month period then ended, consisting of a balance sheet and statement of operations (the "AMRE INTERIM FINANCIAL STATEMENTS"), certified by the chief financial officer of AMRE.

                 (c) The 1994 AMRE Financial Statements and the AMRE Interim Financial Statements, which are collectively referred to herein as "AMRE FINANCIAL STATEMENTS" (which statements may be in Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, as appropriate),
       (i) are in accordance with the books and records of AMRE; and (ii) except as set forth therein (including the notes thereto), fairly present in accordance with generally accepted accounting principles, the financial position and results of operations of AMRE as of and for the periods indicated, except for the lack of notes to the AMRE Interim Financial Statements, consistently applied throughout the periods involved.

                 (d) There are no liabilities of the kind required by generally accepted accounting principles to be reflected, noted or reserved against on the balance sheets of AMRE as of December 31, 1994 and October 1, 1995, except those which have been reflected, noted or reserved against in the AMRE Financial Statements. Except as set forth in the preliminary proxy materials filed pursuant to Section 14(a) of the Exchange Act by AMRE on December 22, 1995 with the SEC and the AMRE SEC filings incorporated therein by reference (collectively, the "PROXY STATEMENT") or as incurred in the ordinary course of business since October 1, 1995, AMRE has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on or reserved against, in a balance sheet of AMRE or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied. Except as set forth in Schedule 2.5, all liabilities of AMRE can be prepaid without penalty at any time.

       2.6 Absence of Certain Changes or Events. Except as disclosed in the Proxy Statement or on Schedule 2.6, since September 30, 1995, AMRE has conducted its business only in the ordinary course of business and:

                 (a) There has not been any Material Adverse Effect on AMRE;

                 (b) There has not been any damage, destruction or loss to any material asset of AMRE, whether or not covered by insurance; and

                 (c) There has not been any material change in the operation of the business of or any material transactions entered into, except such changes and transactions occurring in the ordinary course of business and not otherwise required to be disclosed pursuant to this section, or those occurring in contemplation of this Agreement and the effectuation thereof.

       2.7       Taxes.  Except as disclosed in the Proxy Statement or in
Schedule 2.7 hereto, AMRE has timely filed or caused to be timely filed (including allowable extensions) all federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed. All of the tax returns that have been filed accurately reflect in all material respects the facts regarding the income, deduction, credits, assets, operations, activities and all other matters and information required to be shown thereon. AMRE has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which were shown to be due pursuant to said returns. All other material taxes and related assessments, fees, penalties and other governmental charges which have become due and payable have been paid. The provisions for income and other taxes reflected in the balance sheet included in the AMRE Financial Statements make adequate provision for all accrued and unpaid taxes of AMRE, whether or not disputed, and AMRE has made and will continue to make adequate provision for such taxes on its books and records, including any taxes arising from the transactions contemplated by this Agreement; provided however, no provision has been made or will be made in the AMRE Financial Statements or the Subsequent Company Financials for any taxes resulting from any tax election made by the Surviving Corporation subsequent to the Effective Time. Except as set forth in Schedule 2.7, AMRE is not party to any action or proceeding pending or, to the best knowledge of AMRE, threatened by any governmental authority for assessment or collection of taxes; no unresolved claim for assessment or collection of such taxes has been asserted against AMRE, and, to the best knowledge of AMRE, no audit or investigation by state or local government authorities is under way that would have a Material Adverse Effect on AMRE.

       2.8 Legal Proceedings. Except as disclosed in the Proxy Statement or set forth in Schedule 2.8, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of AMRE, threatened against AMRE or its subsidiaries, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which AMRE is a party, which involve the transactions contemplated herein or which, if adversely decided, would have a Material Adverse Effect upon AMRE. AMRE is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, the violation of which would have a Material Adverse Effect on AMRE.

       2.9       Environmental.

                 (a) Except as disclosed in the Proxy Statement, to the best of AMRE'S knowledge, AMRE has not used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials (as defined hereafter) on, under, at, from, or in any way affecting any of the owned, leased or operated properties or assets of AMRE, or otherwise, in any manner which violated any applicable Environmental Law (as defined hereafter).

                 (b) Except as disclosed in the Proxy Statement, there have been no Releases (as defined hereafter) of any Hazardous Material by AMRE on, under, at, from or in any way affecting any property owned, leased or operated by AMRE.

                 (c) Except as disclosed in the Proxy Statement, to the best of AMRE'S knowledge, AMRE is in material compliance with all applicable Environmental Laws, and AMRE has not received any communication, written or oral, that alleges that AMRE is not in compliance with applicable Environmental Laws.

                 (d) To the best of AMRE'S knowledge, AMRE does not have any material liabilities, assessed and, no pending claims have been received by AMRE and at present no outstanding citations or notices have been received by AMRE which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any applicable Environmental Laws, including, but not limited to, any such liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Materials by AMRE.

                 (e) There are no proceedings by any governmental authority or third party pending regarding pollution or protection of human health or the environment to which AMRE is a party, nor are there any decrees, or orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to AMRE.

                 (f) To the best of AMRE's knowledge the real property currently used, owned or leased by AMRE contains no underground storage tanks, or underground piping associated with underground storage tanks.

                 (g) To the best of AMRE'S knowledge, AMRE has obtained and is in material compliance with all permits, licenses and other authorizations and has made all registrations and given all notifications that are required under Environmental Laws, and is in compliance with all terms and conditions of such permits, licenses and other authorizations. No notice to, approval of or authorization or consent from any governmental authority is necessary for the transfer of or modification to any such permit, and the consummation of the transaction contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any such permit.

                 (h) To the best of AMRE'S knowledge, except as previously disclosed, there are no environmental reports, audits, investigations or assessments of AMRE or any real or personal property or operations which are now or have been previously owned, leased, operated or managed by AMRE.

                 (i) AMRE has disclosed to the Company all relevant material facts of which it has knowledge regarding potential or actual environmental liabilities of AMRE.

                 (j)      Definitions:

                          (1) as used herein, the term "HAZARDOUS MATERIALS" means those chemicals, materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law;

                          (2) the term "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials; and

                          (3) the term "RELEASES" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil surface water, groundwater or property.

       2.10 Ownership, Quality and Location of Material Assets. AMRE does not utilize in its business any assets not reflected in the Financial Statements or disclosed in the Proxy Statement except for assets which have been fully amortized or depreciated and which are owned or leased by AMRE and franchises, licenses, trademarks and tradenames. Except as set forth in
Schedule 2.10, all properties and assets of AMRE are in the possession and control of AMRE. As of the date hereof, except as set forth in Schedule 2.10, no physical assets of any value are on the premises at the locations operated by AMRE which do not belong to or are not leased by AMRE.

       2.11 Full Disclosure. No material information furnished, or to be furnished, by AMRE to the Company or its representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Schedules hereto) is, or will be, false or misleading, and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of AMRE contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to AMRE pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading. The breach of this
Section 2.11 will not result in a breach of this Agreement or any condition or covenant herein except where such breach would have a Material Adverse Effect on AMRE.

       2.12 Continuity of Business Enterprise. AMRE and Merger Sub will continue to operate at least one historic business line, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SHAREHOLDERS

       The Company and each of the Shareholders jointly and severally represent and warrant to AMRE and Merger Sub as follows:

       3.1       Organization, Qualification and Authority.

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary. However, the failure to be so qualified or in good standing in any jurisdictions will not be deemed to be a breach of this Section 3.1(a) unless the failure of the Company to be in good standing in any such jurisdiction individually or in all such jurisdictions collectively has or is likely to have a Material Adverse Effect upon the Company or on the transactions contemplated herein.

                 (b) The Company has the requisite corporate and other power and authority to enter into this Agreement and, subject to obtaining any necessary shareholder approval of the Merger as required by the Virginia Law or the ESOP plan document, ERISA or the Code, to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement by the Company, and, subject to obtaining any necessary shareholder approval of the Merger as required by Virginia Law, ERISA (as defined herein), the ESOP plan document, and the Code, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Shareholders (assuming that it has been duly executed and delivered by AMRE and Merger Sub) and, subject to obtaining any necessary shareholder approval of the Merger, constitutes a legal, valid and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms except as enforcement thereof may be limited by ERISA, the ESOP, the Code, liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

       3.2 Authorized Capitalization of the Company. The authorized capital stock of the Company consists of 1,000 Shares of Company Common Stock, and 700 Shares of Company Preferred Stock. As of December 29, 1995, there were 499 Shares Company of Common Stock and 700 Shares of Company Preferred Stock issued and outstanding. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive or rescission rights. Except as disclosed on Schedule 3.2, (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate the Company to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares; (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to the Company or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof; and (iii) there are no shareholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company or any of the Shareholders is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of the Company or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

       3.3 HSR Applicability. The Company does not meet the applicable "size of person" test established under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

       3.4 Owned Interests. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity other than investments in short term investment securities.

       3.5 Consents; Effect of Agreement. The execution, delivery and performance of this Agreement by the Company and the Shareholders and the consummation by the Company of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of any person or governmental authority, except for filings required under the Virginia Law. Except as set forth in Schedule 3.5, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which the Company is a party or is bound or to which any of its assets are subject, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of the Company, (iii) or to the best knowledge of the Company and the Shareholders, conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Company or by which any of its properties or assets is bound or affected or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which the Company or any Shareholder is a party or by which the Company or any of its assets is bound or affected.

       3.6       Financial Statements.

                 (a) The Company has delivered to AMRE and Merger Sub or their representatives audited consolidated financial statements of the Company as of December 31, 1994, and for the year then ended, including, without limitation, a statement of operations and changes in stockholders' equity (deficit), balance sheet, statement of operations and changes in stockholders' equity, balance sheet, statement of cash flows, and all notes relating thereto (the "1994 FINANCIAL STATEMENTS") which have been audited by Deloitte & Touche LLP, the independent public accountants of the Company.

                 (b) The Company has also delivered to AMRE and Merger Sub or their representatives unaudited consolidated financial statements of the Company as of September 30, 1995, and for the 9-month period then ended, consisting of a balance sheet and statement of operations, (the "INTERIM FINANCIAL STATEMENTS") certified by the President of the Company .

                 (c) The 1994 Financial Statements and the Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS") (i) are in accordance with the books and records of the Company, and (ii) except as set forth therein (including the notes thereto), fairly present in accordance with generally accepted accounting principles, the financial position and results of operations or the Company as of and for the periods indicated except for the lack of notes to the Interim Financial Statements, consistently applied throughout the periods involved.

                 (d) There are no liabilities of the kind required by generally accepted accounting principles to be reflected, noted or reserved against on the balance sheets of the Company as of December 31, 1994 and September 30, 1995, except those which have been reflected, noted or reserved against in the Financial Statements or except as are disclosed in Schedule 3.6(d). Except as set forth in Schedule 3.6(d), or as incurred in the ordinary course of business, the Company has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be

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       reflected on or reserved against, in a balance sheet of the Company or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied. Except as set forth in
       Schedule 3.6(d), all liabilities of the Company can be prepaid without penalty at any time.

                 (e) Except for the reserves applicable thereto, the notes and accounts receivable of the Company included on the Interim Financial Statements, other than those collected prior to the Effective Time, will, as of the Effective Time, constitute valid and collectible receivables and are not subject to any defense or setoff.

       3.7       Absence of Certain Changes or Events.  Except as disclosed in
Schedule 3.7, since September 30, 1995, the Company has conducted its business only in the ordinary course of business, and:

                 (a) the Company has not incurred any obligation or liability in excess of $20,000 (contingent or otherwise), except current liabilities incurred in the ordinary course of business;

                 (b) the Company has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise) in excess of $20,000, except current liabilities outstanding on the applicable date set forth above, current liabilities incurred since such date in the ordinary course of business and obligations and liabilities under contracts listed in Schedule 3.12 hereto;

                 (c) the Company has not mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets or properties, except in the ordinary course of business;

                 (d) the Company has not sold, transferred, leased or otherwise disposed of any of its assets or properties, except in the ordinary course of business and for a fair consideration;

                 (e) the Company has not canceled or compromised any debt owed to it or claimed by it, except in the ordinary course of business;

                 (f) the Company has not knowingly and expressly waived or released any rights of substantial value;

                 (g) the Company has not sold, assigned, transferred or granted any rights under any licenses, franchises, patents, inventions, trademarks, service marks, trade names, or copyrights or rights with respect to any know-how or other intangible assets, which sale, assignment, transfer or grant would have a Material Adverse Effect on the Company;

                 (h) the Company has not amended or terminated any contract, franchise, agreement or license to which it is a party, which amendment or termination would have a Material Adverse Effect on the Company;





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                 (i)      the Company has not knowingly disposed of or
       permitted to lapse any rights for the use of any patent, trademark, service mark, trade name or copyright or knowingly disposed of or disclosed to any person not an employee, supplier, broker, distributor or customer any trade secret, process or know-how not theretofore a matter of public knowledge, which dispositions or disclosures would have a material adverse effect on its operations;

                 (j) the Company has not terminated the employment of any department head or officer of the Company or entered into (i) any written employment agreement not terminable without penalty by any party thereto upon 60 days' notice, or (ii) any oral employment agreement not terminable without penalty by any party thereto upon 60 days' notice;

                 (k) the Company has not increased the rate of compensation or bonus payments payable or to become payable to any of its officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation) other than in the ordinary course of business;

                 (l) the Company has not declared any dividend or made any payment or distribution to its shareholders;

                 (m) the Company has not purchased, redeemed, issued, sold or otherwise acquired or disposed of any of its shares of capital stock or other equity securities, or agreed to do so, or granted any options, warrants or other rights to purchase or convert any obligation into any shares of its capital stock or any evidence of indebtedness or other securities;

                 (n) the Company has not entered into any other transaction, contract or commitment other than in the ordinary course of business;

                 (o) the Company has not agreed to do any of the things described in the preceding clauses (a) through (n);

                 (p) there has not been any Material Adverse Effect on the Company; and

                 (q) there has not been any damage, destruction or loss of or to any material asset of the Company, whether or not covered by insurance.

       3.8       Taxes.

                 (a) Except as disclosed in Schedule 3.8 hereto, the Company has timely filed or caused to be timely filed (including allowable extensions) all federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed. All of the tax returns that have been filed accurately reflect in all material respects the facts regarding the income, deductions, credits, assets, operations, activities and all other matters and information required to be shown thereon. The Company has paid or caused to be paid all taxes, assessments, fees,





                                      A-18
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       penalties and other governmental charges which were shown to be due pursuant to said returns. All other material taxes and related assessments, fees, penalties and other governmental charges which have become due and payable have been paid or are being contested in good faith. The Company has not filed or entered into any election, consent or extension agreement that extends the applicable statute of limitations with respect to its liability for taxes, except as set forth in Schedule 3.8 hereto. The provisions for income and other taxes reflected in the balance sheet included in the Financial Statements make adequate provision for all accrued and unpaid taxes of the Company, whether or not disputed, and the Company has made and will continue to make adequate provision for such taxes on its books and records until the Effective Time, including any taxes arising from the transactions contemplated by this Agreement; provided however, no provision has been made or will be made in the Financial Statements or the Subsequent Company Financials for any taxes resulting from any tax election made by the Surviving Corporation subsequent to the Effective Time. Except as set forth in Schedule 3.8, the Company is not party to any action or proceeding pending or, to the best knowledge of the Company and the Shareholders, threatened by any governmental authority for assessment or collection of taxes; no unresolved claim for assessment or collection of such taxes has been asserted against the Company, and, to the best knowledge of the Company and the Shareholders, no audit or investigation by state or local government authorities is under way that would have a Material Adverse Effect on the Company.

                 (b) The Company has not filed and will not file prior to the Effective Time any consent agreement under Section 341(f) of the Code or agree to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

                 (c) The Company is not a party to any tax-sharing or allocation agreement. In addition, the Company does not owe any amounts under any tax-sharing or allocation agreement.

                 (d) The Company has made no payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible by reason of Section 280G of the Code.

                 (e) Since June 1993 (prior to which time the Company filed consolidated returns with its parent company, Kenwood Financial, Inc.), the Company has not been a member of an affiliated group within the meaning of Section 1502 of the Code during any part of any consolidated return year and has not had, and to the best knowledge of the Company and the Shareholders, does not currently have any liability for unpaid taxes because it once was a member of an affiliated group.

                 (f) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) during the applicable period specified in Section 897(c)(1)(A)(ii).





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       3.9       Real Property.

                 (a) Schedule 3.9 contains a complete and accurate list of as of November 30, 1995 of all real property owned or leased by the Company (the "SCHEDULE 3.9 PROPERTY"). Except as otherwise disclosed in
       Schedule 3.9 and except for liens for taxes not yet due and payable and title defects which could not reasonably be expected to have any material adverse effect on the Schedule 3.9 property or the use thereof, the Schedule 3.9 property owned by the Company is free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever. All improvements on the Schedule 3.9 property are in good condition and repair, reasonable wear and tear excepted.

                 (b) Except as disclosed in Schedule 3.9, there are no existing leases, subleases, tenancies, licenses and other material contracts or agreements relating to the Schedule 3.9 property to which the Company is a party (the "LEASES").

                 (c) Except as disclosed in Schedule 3.9, (i) each of the Leases is valid, and neither the Company nor, to the knowledge of the Company or the Shareholders, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the knowledge of the Company or the Shareholders, any other party thereto (other than with respect to immaterial matters of noncompliance) and
       (ii) the Company has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

                 (d) None of the Schedule 3.9 property has ever been used by the Company or, to the best knowledge of the Company or the Shareholders, by any previous owners and/or operators to generate, manufacture, refine, produce, store, handle, transfer, process or transport any hazardous wastes or substances and the Company has not used in the past any of the Schedule 3.9 property for the principal or primary purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting of hazardous wastes or substances.

                 (e) The Company has all easements of ingress and egress necessary for all operations conducted by it from the real properties referred to in Schedule 3.9; and none of such properties has been condemned, requisitioned or otherwise taken by any public authority, and to the knowledge of the Company or the Shareholders, no such action is threatened or contemplated.

       3.10      Environmental.

                 (a) To the best knowledge of the Company and the Shareholders, the Company has not used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting any of the owned, leased or operated properties or assets described in Schedules 3.9 and 3.11, or otherwise, in any manner which violated any applicable Environmental Law.





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
                 (b) There have been no Releases by the Company of any Hazardous Material on, under, at, from or in any way affecting any of the owned, leased or operated properties or assets described in Schedules 3.9 and 3.11 or otherwise.

                 (c) To the best knowledge of the Company and the Shareholders, the Company is in material compliance with all applicable Environmental Laws, and the Company has not received any communication, written or oral, that alleges that the Company is not in compliance with applicable Environmental Laws.

                 (d) The Company does not have any liabilities, assessed or to the best knowledge of the Company and the Shareholders, unassessed, no pending claims have been received by the Company and at present no outstanding citations or notices have been received by the Company, which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any applicable Environmental Laws, including, but not limited to, any such liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Materials by the Company at any of the Schedule 3.9 property or otherwise.

                 (e) There are no proceedings by any governmental authority or third party pending regarding pollution or protection of human health or the environment to which the Company is a party, nor are there any decrees, or orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the Company.

                 (f) To the best knowledge of the Company and the Shareholders, the real property currently used, owned or leased by the Company contains no underground storage tanks, or underground piping associated with underground storage tanks.

                 (g) To the best knowledge of the Company and the Shareholders, the Company has obtained and is in material compliance with all permits, licenses and other authorizations and has made all registrations and given all notifications that are required under Environmental Laws, and is in compliance with all terms and conditions of such permits, licenses and other authorizations. No notice to, approval of or authorization or consent from any governmental authority is necessary for the transfer of or modification to any such permit, and the consummation of the transaction contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any such permit.

                 (h) To the best knowledge of the Company and the Shareholders, except as previously disclosed, there are no environmental reports, audits, investigations or assessments of the Company or any real or personal property or operations which are now or have been previously owned, leased, operated or managed by the Company.

                 (i) The Company has disclosed to AMRE and Merger Sub all relevant material facts of which it or the Shareholders has knowledge regarding potential or actual environmental liabilities of the Company.





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       3.11      Personal Property.

                 (a) Schedule 3.11 contains a complete and accurate list as of November 30, 1995, of all personal property owned by the Company and all personal property whether owned or subject to any (i) lease,
       (ii) license, (iii) rental agreement, (iv) contract of sale or (v) other agreement to which the Company is a party. The personal property set forth on Schedule 3.11, other than personal property disposed of in the ordinary course of business since November 30, 1995, all other personal property acquired by the Company since November 30, 1995 and all personal property subjected, subsequent to November 30, 1995, to any of the agreements described in (i) through (v) of the preceding sentence is hereafter referred to as the "SCHEDULE 3.11 PROPERTY".

                 (b) Except as otherwise described in Schedule 3.11 or as may be disclosed in the Financial Statements, the Schedule 3.11 property is (i) free and clear of all liens, other than liens for taxes not yet due and payable, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever (other than any immaterial items), and (ii) is in good operating condition and repair, reasonable wear and tear excepted. The Schedule 3.11 property, taken as a whole, is fit and usable for the purposes for which it is being used, sufficient for all current operations and business of the Company and conforms with all applicable ordinances, regulations and laws. Each lease, license, rental agreement, contract of sale or other agreement to which any
       Schedule 3.11 property is subject is valid and neither the Company nor, to the best knowledge of the Company or the Shareholders, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the best knowledge of the Company or the Shareholders, any other party thereto. The Company has not received notice that any party to any such lease, license, rental agreement, contract of sale or other agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

                 (c) The inventory of the Company as reflected by the Company Financials and the inventory as the same shall exist on the date hereof, consisted and will consist of items which were and will be of the usual quality and quantity necessary for the normal conduct of the business of the Company and is reasonably expected to be usable or saleable within a reasonable period of time in the ordinary course of the business of the Company. With respect to inventory in the hands of suppliers for which the Company is committed as of the date hereof, such inventory is reasonably expected to be usable within 90 days in the ordinary course of the business of the Company as presently being conducted.

       3.12 Contracts. Schedule 3.12 contains a complete and accurate list of each of the following to which the Company is a party or by which it or its assets is bound:

                 (a)      material oral contracts;

                 (b) mortgages, security agreements, chattel mortgages or conditional sales agreements or any similar instruments or agreements, involving a present or future obligation of an amount in excess of $10,000;

                 (c) agreements, commitments, notes, indentures or other instruments relating to the borrowing of money, or the guaranty of any such obligations for the borrowing of money;

                 (d) joint venture or other agreements with any person, firm, corporation or unincorporated association doing business either within or outside the United States relating to sharing of present or future commissions, fees or other income or profits;

                 (e) leases of personal property to the Company, involving a present or future obligation of an amount in excess of $10,000;

                 (f)      franchise agreements;

                 (g) non-competition agreements relating to independent contractors and employees other than non- competition agreements which are identical in all material respects to the standard Company non-competition agreement;

                 (h)      broker or distributorship contracts;

                 (i) advertising, marketing and promotional agreements (including, but not limited to, any agreements providing for discounts and/or rebates), involving a present or future obligation of an amount in excess of $10,000; or

                 (j) agreements with suppliers, involving a present or future obligation of an amount in excess of $10,000.

       Except as disclosed in Schedule 3.12, each of the above is valid and enforceable, to the best knowledge of the Company and the Shareholders, the Company has performed all obligations imposed upon them thereunder, and neither the Company nor, to the best knowledge of the Company or the Shareholders, any other party thereto (other than immaterial defaults, with respect to such third parties) is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the best knowledge of the Company or the Shareholders, any other party thereto.

       3.13 Legal Proceedings. Except as set forth in Schedule 3.13, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of the Company or the Shareholders, threatened against the Company, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party, which involve the transactions contemplated herein or which, if adversely decided, would have a Material Adverse Effect upon the Company. Except as set forth in Schedule 3.13, the Company is not currently engaged in or contemplating any legal action to recover moneys due or damages sustained. The Company is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree the violation of which would have a Material Adverse Effect on the Company.

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       3.14      Labor Matters.  Except as set forth on Schedule 3.14 attached hereto, the Company is not a party to, nor bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the best knowledge of the Company, threatened against the Company relating to its business. To the best knowledge of the Company and the Shareholders, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Company.

       3.15 Patents, Trademarks, Franchises, etc. A true and complete list of (i) all patents, patent applications, patent agreements, license arrangements relating to patents, consulting agreements relating to patents, trademark registrations and applications therefor, trade names, service marks and copyright registrations and applications therefor, and franchises and franchise agreements to which the Company is a party or which are used in its businesses and are owned by or licensed to the Company and (ii) any interference actions or adverse claims made or, to the best knowledge of the Company or the Shareholders, threatened in respect thereof and any claims made or, to the best knowledge of the Company or the Shareholders, threatened for alleged infringement thereof, is set forth in Schedule 3.15. All patents and trademarks listed on Schedule 3.15 as being owned by the Company and registered in the U.S. Patent and Trademark Office have been duly issued or registered therein, all such registrations have been validly issued and all are in full force and effect. The Company in its operations does not to the best knowledge of the Company and the Shareholder infringe any valid patent, trademark, trade name, service mark or copyright of any other person or entity. All agreements listed in Schedule 3.15 are valid and enforceable, the Company has currently performed all obligations imposed upon it thereunder, and the Company nor, to the best knowledge of the Company or the Shareholders, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the best knowledge of the Company or the Shareholders, any other party thereto.
The Company has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

       3.16 Loans, Notes, Accounts Receivable and Accounts Payable. To the best knowledge of the Company and the Shareholders, the loans, notes and accounts receivable reflected in the Financial Statements and all such loans, notes and accounts receivable arising after the applicable dates of such Financial Statements arose, and have arisen, from bona fide transactions of the Company. Accounts payable of the Company reflected in such Financial Statements and all accounts payable arising after the applicable dates of such Financial Statements arose, and have arisen, from bona fide transactions.

       3.17 Corporate Documents, Books and Records. Each of (i) the Articles of Incorporation and bylaws of the Company, attached hereto as Exhibit A and Exhibit B, respectively, including all amendments thereto; (ii) the minute books of the Company; and (iii) the stock transfer book of the Company, are true, correct and complete in all material respects.

       3.18 Absence of Sensitive Payment. The Company has not made or maintained (i) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (ii) any contribution, or reimbursement of any political gift or contribution made by any other person, to candidates for public office, whether federal, state, local or foreign, where such contributions by the Company were or would be a violation of applicable law.

       3.19 Insurance. The properties and employees of the Company are insured by the insurers or through the funds and with the types and amounts of insurance (including, but not limited to, property, professional liability, automobile, workers compensation, business interruption and excess indemnity insurance) set forth in Schedule 3.19 (the "COMPANY INSURANCE COVERAGE").
Since January 1, 1993, the Company has not failed or does not currently fail to maintain any insurance coverage which may be required by the laws of the states in which the Company does business. The premiums due on the insurance which covers calendar year 1995 have been paid in full (or are not delinquent) and the premiums due for the period from January 1, 1996 to the Effective Time have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which Company is a party.

       3.20      Employees.

                 Except as disclosed in Schedule 3.20, the Company is not a party to any:

                 (a) management, employment or other contract providing for the employment or rendition of executive services;

                 (b) contract for the employment of any employee which is not terminable by the Company on 60 days' notice;

                 (c) material bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement; or

                 (d) any other current employment contract or other compensation agreement or arrangement affecting or relating to current or former employees of the Company.

         3.21 Employee Benefit Plans. (a) All employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all arrangements providing compensation, severance or other benefits to any employee or director or former employee or director of the Company or of any ERISA Affiliate of the Company (the "COMPANY BENEFIT PLANS") are listed in Schedule 3.21. Unless otherwise disclosed in Schedule 3.21, to the extent applicable, any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and no such Company Benefit Plan has been amended in any way that would alter its qualified status. Neither the Company nor any ERISA Affiliate of the Company (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or
Section 412 of the Code. No Company Benefit Plan nor the Company nor any fiduciary has had imposed any liability or penalty under Section 4975 of the Code or Section 502(i) or 409 of ERISA. To the best knowledge of the Company and the Shareholders after diligent inquiry, each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other liability (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which could not reasonably be expected to have a Material Adverse Effect on the Company. All contributions required to be made as of the date hereof to Company Benefit Plans have been timely made or provided for. All required payments of principal and interest under any loan to a Company Benefit Plan that is an employee stock ownership plan have been timely made and no default has occurred under any such loan other than defaults that have been waived by the applicable lender or remedied, written evidence of which reasonably satisfactory to AMRE shall have been provided to AMRE prior to the Effective Date. Neither the Company nor any ERISA Affiliate of the Company has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except for benefits as may be required to be provided under applicable provisions of federal or state law, there are no plans or arrangements which provide or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. The only severance agreements or severance policies applicable to the Company are the agreements and policies specifically referred to in Schedule 3.20 (and, in the case of such agreements, the form of which is attached to Schedule 3.20).

         (b) True and correct copies of the following documents relating to Company Benefit Plans will be made available to AMRE or its representatives including, without limitation, the following: (i) any and all plan documents, ancillary documents, trust instruments and insurance contracts, together with amendments or other agreements relating to rights or obligations thereunder,
(ii) any or all of the most recent summary plan descriptions, summary of material modifications, memoranda to employees, forms or other written description or disclosure to participants with respect to each plan, (iii) any and all filings and correspondence within the last two years, and the most recent determination letters, written rulings, interpretations or other pronouncements with or from any governmental agency, including the IRS and the Department of Labor, or any Company Benefit Plan of the Company or any ERISA Affiliate of the Company or any of their trustees, representatives or fiduciaries, (iv) copies of any complaint or other action initiating a lawsuit or any written claims and correspondence threatening or which would reasonably be expected to result in a lawsuit filed with any court with respect to any such lawsuit, and (v) loan documents and stock purchase documents relating to any employee stock ownership plan.

         For purposes of this Agreement "ERISA AFFILIATE" means any business or entity which is a member of the same "controlled group of corporations," is under "common control" or is a member of an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under

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Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(b) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         3.22 Transactions with Related Parties. Except for transactions disclosed in Schedule 3.22, there have been no loans or other transactions between the Company and any officer, director or shareholder of the Company. Except as disclosed in Schedule 3.22, neither the Company, any officer or director of the Company nor any spouse or relative of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to the Company or any copyrights, patents, trademarks, service marks, trade names or trade secrets licensed by the Company.

         3.23 Directors and Officers; Banks. Schedule 3.23 contains a true and complete list showing (i) the names of all the officers and directors of the Company; (ii) the name of each bank in which the Company has an account or a safety deposit box and the names of the persons authorized to draw thereon or having access thereto; and (iii) the name of each person holding a general or limited power of attorney from the Company and the extent of such power.

         3.24 Ownership, Quality and Location of Material Assets. The Company does not utilize in its business any assets not reflected in the Financial Statements except for assets which have been fully amortized or depreciated and which are owned or leased by the Company and franchises, licenses, trademarks and tradenames. Except as set forth in Schedule 3.24, all properties and assets of the Company are in the possession and control of the Company. As of the date hereof, except as set forth in Schedule 3.24, no physical assets of any value are on the premises at the locations operated by the Company which do not belong to or are not leased by the Company.

         3.25 Absence of Undisclosed Liabilities. The Company does not have liabilities of any nature, whether accrued, absolute, contingent or otherwise, not disclosed elsewhere herein or in the Schedules hereto or adequately reflected or reserved against in the Financial Statements, other than current liabilities incurred in the ordinary course of business since November 30, 1995.

         3.26 No Brokers. Neither the Company nor the Shareholders has retained any broker or finder in connection with the transactions contemplated by this Agreement. If any other broker or finder asserts a claim for a fee as a result of such transactions, based upon a contract, written or oral, with either the Company or any of the Shareholders, such claim shall be payable by the Shareholders.

         3.27 Permits. Except as specifically set forth in Schedule 3.27, to the best knowledge of the Company and the Shareholders, (a) the Company has all material licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders necessary to conduct its business and to operate its properties and assets, and such licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders are in full force and effect; (b) no material violations exist in respect of any license, clearance, permit, franchise, grant, authorization, easement, consent, certificate or order of the Company; (c) no proceeding is pending or threatened looking





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toward the revocation or limitation of any such license, clearance, permit, franchise, grant, authorization, easement, consent, certificate or order and there is no basis or ground for any such revocation or limitation except as specifically set forth in Schedule 3.27. Except as specifically set forth in
Schedule 3.27, the Company has complied with all laws, rules, regulations, ordinances, codes, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders relating to any of its properties or applicable to its business, including, but not limited to, labor, equal employment opportunity, occupational safety and health, consumer protection, environmental, securities and antitrust laws and regulations. The Company is not in violation of any applicable zoning, building or environmental regulation, ordinance or other law, order, regulation, restriction or requirement relating to its operations or properties, whether such properties are owned or leased, and no governmental body or other person has claimed that any such violation exists, or called attention to the need for any work, repairs, construction, alterations or installation on or in connection with the properties of the Company. Neither the Company nor the Shareholders has any knowledge of any pending or threatened action or proceeding which could result in a modification or termination of the zoning laws which modification or termination would adversely affect the Company or any of its property. The breach of this Section 3.27 will not result in a breach of this Agreement or any condition or covenant herein except where such breach would have a Material Adverse Effect on the Company.

         3.28 Shareholder Information. None of the information to be distributed to shareholders of the Company in connection with the Merger nor any amendments or supplements of or to any of the foregoing (collectively, the "SHAREHOLDER INFORMATION"), between the date the Shareholder Information is first mailed to shareholders and the Effective Time, will contain any material statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any material fact, or will omit to state any fact necessary in order to make the statements therein not false or misleading, provided however, that the Company and the Shareholders make no representation or warranty with respect to any information that AMRE or Merger Sub will independently supply for use in the Shareholder Information.

         3.29 Full Disclosure. No material information furnished, or to be furnished, by either the Company or any of the Shareholders to AMRE or Merger Sub or their representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Schedules hereto) is, or will be, false or misleading, and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of the Company contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to AMRE pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading. The breach of this
Section 3.29 will not result in a breach of this Agreement or any condition or covenant herein except where such breach would have a Material Adverse Effect on the Company.

         3.30 Dividend Payments. Except as set forth in Schedule 3.30 hereto, as of December 29, 1995, the Company has timely paid or made all dividends and other distributions on the Company Preferred Stock.





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

                                   ARTICLE 4

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless AMRE and Merger Sub shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

                 (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business, and the Company shall use commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships;

                 (b) The Company shall not, directly or indirectly, do any of the following: (i) authorize for issuance, issue, sell, pledge, deliver, or agree or commit to issue, sell, pledge or deliver (whether through the issuance or grant of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of the Company or securities or rights convertible into or exchangeable for, shares of capital stock or securities convertible into or exchangeable for such shares; (ii) pledge, dispose of or encumber, except in the ordinary course of business, any assets of the Company (including any indebtedness owed to it or any claims held by it);
         (iii) amend or propose to amend its Articles of Incorporation or bylaws or similar organizational documents, except as may be necessary in the opinion of the Board of Directors of the Company, counsel to the Company and, to the extent applicable, the ESOP Trustee and its ESOP counsel in order to effectuate the transactions contemplated herein; (iv) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except as in the ordinary course of the operation of the ESOP; (v) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any capital stock of the Company; (vi) transfer any assets or liabilities to any affiliate; or
         (vii) authorize or propose any of the foregoing or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                 (c) The Company shall not, directly or indirectly, (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfer or purchase of any amount of property or assets of any other individual or entity;
         (ii) acquire any assets for a value in excess of $10,000 other than in the ordinary course of business; (iii) dispose of any assets with a value in excess of $10,000 other than in the ordinary course of business; (iv) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, make any loans or advances or enter into any other transaction, except in the ordinary course of business and consistent with past practice; (v) authorize, recommend or propose any change in





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
         its capitalization or any release or relinquishment of any contract right; or (vi) authorize or propose any of the foregoing or enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (d) The Company shall not enter into or adopt any new, or amend any existing, severance or termination benefit arrangements, consulting agreements, any employment benefit plans, or arrangement, other than in the ordinary course of business;

                 (e) Without the prior written consent of AMRE, which consent shall not be unreasonably withheld, the Company (except for routine salary increases or other adjustments to employee benefit arrangements in the ordinary course of business) shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or increase or pay any benefit not required by any existing plan and arrangement, including without limitation any Company Benefit Plan as defined in Section 3.21 hereof;

                 (f) The Company shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company's Financial Statements or incurred in the ordinary course of business;

                 (g) The Company shall not waive, release, grant or transfer any franchises, franchise agreements, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights or know-how or modify or change in any respect any existing license, lease, contract franchise, franchise agreement or other document, other than in the ordinary course of business;

                 (h) The Company shall use commercially reasonable efforts to preserve its business organization intact, to keep available the services of its current officers and key employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having significant business relationships with the Company;

                 (i) The Company shall not make capital expenditures in the aggregate in excess of $20,000.

                                   ARTICLE 5

                              ADDITIONAL COVENANTS

         5.1 Registration Statement and Proxies. AMRE and the Company shall cooperate and promptly prepare and AMRE shall file with the SEC as soon as practicable following receipt of SEC comments to the Proxy Statement a Proxy Statement/Registration Statement on Form S-4 (the "FORM S-4") with respect to the AMRE Common Stock issuable in the





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
Merger, a portion of which Form S-4 shall serve as the proxy statement with respect to the meeting of the shareholders of the Company in connection with the Merger (the "JOINT PROXY STATEMENT/PROSPECTUS"). The respective parties will cause the Joint Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. AMRE shall use commercially reasonable efforts, and the Company will cooperate with AMRE, to have the Form S-4 declared effective by the SEC as promptly as practicable. AMRE shall use commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. AMRE agrees that the Joint Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of shareholders of the Company, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by AMRE in reliance upon and in conformity with information concerning the Company or the Shareholders furnished to AMRE by the Company or the Shareholders in writing specifically for use in the Joint Proxy Statement/Prospectus. The Company agrees that the written information concerning the Company provided by it for inclusion in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings of the stockholders of AMRE and the Company, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Joint Proxy Statement/Prospectus or the Form S-4 nor any request for acceleration thereof will be made by AMRE or the Company without the approval of the other party, except as required by law. AMRE will advise the Company, promptly after it receives notice, of the time when the Form S-4 or any post effective supplement or amendment thereto has become effective, the issuance of any stop order, the suspension of the qualification of the AMRE Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4 or requests by the SEC for additional information and will promptly provide the Company with copies of any responses filed by AMRE to SEC comments on the Form S-4.

         5.2 Letter to the Company's Accountants. The Company shall use its best efforts to cause to be delivered to AMRE a letter from Deloitte & Touche LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to AMRE and the Company, in form and substance reasonably satisfactory to AMRE and customary in scope and substance of letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.





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
         5.3 Company Board Action. The Joint Proxy Statement/Prospectus shall state, among other things, that the Board of Directors of the Company has approved by unanimous vote the Merger Agreement and the Merger.

         5.4 Consent of Shareholders of the Company. The Company shall use its best efforts to take all action necessary, in accordance with the Virginia Law and its Articles of Incorporation and bylaws, to transmit the Joint Proxy Statement/Prospectus to its shareholders and obtain its shareholders' approval of the Merger as promptly as reasonably practicable. Upon approval of the Merger by the shareholders of the Company in accordance with the Virginia Law, the Company shall send to each of its shareholders, at each shareholder's address as it appears on the Company's records, by certified or registered mail, return receipt requested, notice in accordance with Section 13.1-734 of the Virginia Law (the "APPRAISAL RIGHTS NOTICE") as to the Effective Date and the availability of appraisal rights under Article 15 of the Virginia Law.

         5.5 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

         5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to (i) use all commercially reasonable efforts to take, or cause to be taken, all action and (ii) use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, (iii) use all commercially reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts and to notify each of the other parties hereto of any request for prepayment with respect thereto; provided however, all commercially reasonable efforts with respect to obtaining waivers, consents and approvals under loan agreements does not obligate the parties hereto to make any prepayment on any such loan, (iv) use all commercially reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state, local or foreign law or regulations, (v) use commercially reasonable efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (vi) use all commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (vii) use all commercially reasonable efforts to effect all necessary registrations and filings and submissions of information required or requested by governmental authorities,
(viii) use all commercially reasonable efforts to cause the Merger to be treated as a "pooling of interests" for accounting purposes, and (ix) use all commercially reasonable efforts to cause the Merger to be treated as a Section 368 tax-free reverse triangular merger for federal income tax purposes.

         5.7 No Shopping. Subject to fiduciary duties under applicable law as advised in writing by legal counsel, the Company shall not, directly or indirectly, through any officer, director, agent, representative or otherwise,
(i) solicit, initiate or encourage submission of proposals or offers from any person (other than AMRE and Merger Sub), relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, the





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Company or any merger, consolidation, or business combination with the Company, or (ii) participate in any discussions or negotiations regarding, or furnish to any person (other than AMRE and Merger Sub) any information with respect to, any of the foregoing, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company shall promptly notify AMRE and Merger Sub in writing as provided herein if it receives any such proposal or offer or any inquiry or contact with respect thereto.

         5.8 Notification of Certain Matters. Each party will promptly give written notice as provided herein to the other parties upon becoming aware of the occurrence or failure to occur, or impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, a breach of any of its representations, warranties or covenants contained in this Agreement and will use all reasonable efforts to prevent or promptly remedy the occurrence or failure. No such notification shall limit or affect the representations, warranties, covenants or conditions or remedies of the parties hereunder.

         5.9     Access to Information.

                 (a) The Company and the Company's officers, directors, employees and agents shall afford the officers, employees and agents of AMRE and Merger Sub complete access at all reasonable times to its officers, employees, agents, properties, facilities, books, records and contracts and shall furnish AMRE and Merger Sub all financial, operating and other data and information as AMRE and Merger Sub through their officers, employees or agents, may reasonably request. AMRE and Merger Sub will hold and will cause their respective representatives to hold in strict confidence all documents and information concerning the Company furnished to AMRE or Merger Sub in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by AMRE or Merger Sub (or their respective affiliates) prior to its disclosure to AMRE or Merger Sub by the Company, (ii) in the public domain through no fault of AMRE or Merger Sub or (iii) later lawfully acquired by AMRE or Merger Sub (or their respective affiliates) from other sources), and will not release or disclose such information to any other person, except in connection with this Agreement to their respective auditors, attorneys, financial advisors and other consultants or advisors or responsible financial institutions and individuals after AMRE or Merger Sub, as the case may be, has caused such financial institutions and individuals to agree to be bound by the provisions of this Section 5.9 as if the reference to AMRE or Merger Sub herein were to them (it being understood that such persons shall be informed by AMRE or Merger Sub of the confidential nature of such information and shall be directed by AMRE or Merger Sub to treat such information confidentially); provided that AMRE, Merger Sub and their respective representatives may provide such documents and information in connection with its SEC filings or in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished, and provided that AMRE or Merger Sub, as the case may be, notifies the Company of its obligation to provide such information prior to such disclosure and fully cooperates





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
         with the Company to protect the confidentiality of such documents and information under applicable law. If the transactions contemplated by this Agreement are not consummated, and AMRE or Merger Sub will destroy or return to the Company all copies of written information furnished by the Company to AMRE, Merger Sub or their respective affiliates, agents, representatives or advisers.

                 (b) Each of AMRE and Merger Sub shall, and shall cause its subsidiaries, officers, directors, employees and agents to, provide the officers, employees and agents of the Company and the ESOP Trustees with such information concerning AMRE and Merger Sub as may be necessary for the Company to ascertain the accuracy and completeness of the information supplied by AMRE and Merger Sub for inclusion in the Shareholder Information, or in any other document filed with any other governmental agency or authority and to verify the performance of and compliance with their representations, warranties, covenants and conditions herein contained. Subject to the requirements of law, the Company and the Shareholders shall hold in confidence all such information, and, upon the termination of this Agreement, the Company and the Shareholders will deliver to AMRE all documents, work papers and other material (including copies) obtained by the Company or the Shareholders, or on their behalf, from AMRE or Merger Sub, as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

                 (c) No investigation pursuant to this Section 5.9 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                 (d) Any schedule which is not attached hereto at the time that AMRE and Merger Sub execute this Agreement or which is subsequently updated shall not be binding upon AMRE or Merger Sub unless such schedule or update is accepted in writing by AMRE and Merger Sub. If such schedule or update is not so accepted, then any disclosure contained therein shall not be deemed to have been made for purposes hereunder, including but not limited to for purposes of modifying the representations and warranties made hereunder.

                 (e) Any schedule which is not attached hereto at the time that the Company and the Shareholders execute this Agreement or which is subsequently updated shall not be binding upon the Company or the Shareholders unless such schedule or update is accepted in writing by the Company or the Shareholders, as the case may be. If such schedule or update is not so accepted, then any disclosure contained therein shall not be deemed to have been made for purposes hereunder, including but not limited to for purposes of modifying the representations and warranties made hereunder.

         5.10 Information for Other Filings. The parties represent to each other that the information provided and to be provided by AMRE, Merger Sub and the Company, respectively, for use in any document to be filed with any governmental agency or authority in connection with the transactions contemplated hereby shall, at the respective times such documents are filed with the governmental agency or authority and on the Effective Date be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Company, AMRE and Merger Sub each agree to so correct any such information provided by it for use in such documents that shall have become false or misleading.

         5.11 Sub-License Agreement. No later than December 31, 1995, AMRE and the Company shall have entered into a Sub-License Agreement, in substantially the form of Exhibit C hereto.

         5.12 Affiliate Letters. Prior to the Effective Time, the Company shall deliver to AMRE a list (the "COMPANY AFFILIATE LIST") of names and addresses of those persons who, as of the date of this Agreement, were "affiliates" (each such person, an "AFFILIATE OF THE COMPANY") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act and under the SEC guidelines and interpretations applicable to "poolings of interests." The Company Affiliate List will be updated as appropriate from time to time, up to and including the Effective Time. The Company shall provide AMRE such information and documents as AMRE shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to AMRE, concurrently with the Effective Time, from each Affiliate of the Company identified in the Company Affiliate List, an Affiliate Letter substantially in the form attached hereto as Exhibit D (the "COMPANY AFFILIATE LETTER"). AMRE shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any AMRE Common Stock to be received by each Affiliate of the Company, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the AMRE Common Stock, consistent with the terms of such Company Affiliate Letters.

         5.13 Pooling. From and after the date hereof and until the expiration of the Restricted Period (as defined below), none of AMRE, Merger Sub, the Shareholders or the Company shall or shall knowingly permit any of its or their "affiliates" (as referred to in Section 5.12) to take any action, or fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. For purposes hereof, the term "RESTRICTED PERIOD" shall mean the period commencing on the date hereof and terminating on the date on which 30 days of combined operations are publicly announced by AMRE.

         5.14 Listing Application. AMRE shall prepare and submit to the NYSE a listing application covering AMRE Common Stock to be issued in connection with the Merger and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such AMRE Common Stock upon official notice of issuance.

         5.15 Public Announcements. AMRE, Merger Sub and their affiliates, on the one hand, and the Company, the Shareholders and their affiliates, on the other hand, will consult with and receive the consent of each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that (i) each party shall be permitted to make such disclosures to the public or to governmental agencies as its counsel shall deem





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necessary to maintain compliance with and to prevent violations of applicable federal or state laws, provided it first notifies the other parties in writing and furnishes it with a copy of any such proposed disclosure; and (ii) each party may make necessary disclosures to its employees or to certain other parties whose consent or approval may be required in connection with the Merger, and such disclosures may be made without any prior written consent.

         5.16 Operation of the Company's Business Following the Effective Date. (i) AMRE and Merger Sub agree that John B. Nunez, current President of the Company, will maintain responsibility for the normal course-of-business hiring and firing and the material employee decisions for the former employees of the Company, subject in all respects to the reasonable discretion of the Chief Executive Officer of AMRE and consistent with AMRE's human resource policies; (ii) AMRE and Merger Sub agree to provide a benefit package to the former employees of the Company which is substantially equivalent to the benefits afforded to the employees of AMRE prior to the Effective Date, in the event that the current benefit package available to the Company's employees is terminated or restructured as a result of the transactions contemplated herein;
(iii) AMRE and Merger Sub agree to continue any current insurance policies which cover the Board of Directors or the ESOP trustees in full force and effect until (x) the complete termination of the ESOP or (y) the receipt of a favorable determination letter from the IRS on the qualified status of the ESOP at termination and distribution of all assets from the ESOP, whichever of (x) and (y) is later; (iv) AMRE will cause the Surviving Corporation to observe any indemnification provisions now existing in the articles of incorporation or bylaws of the Company or the ESOP Plan for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, and will cause the Surviving Corporation to indemnify each individual who served as a director or officer or Trustee of the Company or the ESOP at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all court costs and reasonable attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein; and (v) AMRE agrees to cause Surviving Corporation to expressly assume all obligations of the Company as such obligations arise under the following agreements to which the Company is a party: (A) that certain ESOP Loan and Security Agreement and ESOP Term Note of June 30, 1993, as modified on June 30, 1995, by and between the Company and NationsBank, N.A., as successor in interest to Maryland National Bank; and (B) that certain ESOP Mirror Loan and Pledge Agreement of June 30, 1993, by and between the Company and the ESOP (the "ESOP Mirror Loan"); (vi) AMRE will make or cause the Surviving Corporation to make cash contributions and to issue cash dividends to the ESOP in such amounts and at such times which will enable the ESOP to pay when due all amounts owing by the ESOP under or with respect to the ESOP Mirror Loan and/or that certain Secured Promissory Note dated June 30, 1993 (the "Secured Note") from the ESOP, whether for principal or interest. A cash contribution or dividend by AMRE or the Surviving Corporation to the ESOP to enable the ESOP to make any given payment on the Secured Note shall be made sufficiently prior to the date such payment is due to provide for timely payment under the ESOP Mirror Loan and the Secured Note and shall be in immediately available funds. AMRE's obligation under this Section 5.16(vi) shall continue until such time as all amounts owed by the ESOP pursuant to the ESOP Mirror Loan and the Secured Note have been satisfied through the payment of contributions or dividends to the ESOP or through other means that are permissible under the ESOP plan document, the Code and ERISA; provided, however, that AMRE will not cause allocated stock to be sold to repay the ESOP Mirror Loan; (vii) it is the present intent of AMRE to cause the Surviving Corporation to terminate the ESOP (and distribute its assets (e.g., allocated AMRE Common Stock) to its participants following the giving of all applicable notices and the receipt and conclusion of all appropriate and/or required (a) IRS determination letters,
(b) consents, (c) allocations and (d) accountings) following consummation of the Merger; (viii) AMRE will not permit any previously unallocated shares of stock held in the ESOP to be allocated after the Effective Time to individuals other than those who are participants in the ESOP as of the Effective Time; and
(ix) AMRE will not take any action or cause the Surviving Corporation or the fiduciary of the ESOP to take any action in connection with the termination of the ESOP that does not comply in all material respects with the ESOP plan document, ERISA and the Code.


                                   ARTICLE 6

                                   CONDITIONS

         6.1 Conditions to Obligation of Each Party to Effect the Merger. The obligations of each of AMRE, Merger Sub and the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                 (a) the Merger shall have been approved and adopted by the requisite consent of the shareholders of the Company required by applicable law and the applicable regulations of any stock exchange;

                 (b) the Form S-4 shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued;

                 (c) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would make the acquisition or holding directly or indirectly by AMRE of the shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed;

                 (d) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on either the Company or AMRE;

                 (e) the AMRE Common Stock to be issued to Company shareholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance;

                 (f) no action shall be pending which has been filed by any state or federal authority or any other party seeking to enjoin consummation of the transactions contemplated by this Agreement, including, but not limited to, the Merger and no injunction shall have been issued and shall be effective or enforceable or under appeal if the effectiveness or enforceability thereof has been lifted or stayed by a court or other authority of competent jurisdiction, preventing the Merger, or imposing conditions on, the Merger which are materially adverse to AMRE, Merger Sub, the Company or any of their shareholders;

                 (g) AMRE shall have duly completed all corporate actions and proceedings to amend and shall have amended its Certificate of Incorporation to authorize the issuance of additional shares of AMRE Common Stock if necessary to consummate the transactions contemplated hereby; and

                 (h) Kenwood Financial, Inc. and Norman R. Rales shall have been released by NationsBank, N.A. from all liability in connection with the ESOP Loan and Security Agreement and ESOP Term Note by and between NationsBank, N.A. and the Company and any collateral security agreements related thereto.

         6.2 Additional Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the fulfillment at or prior to the Effective Time of the following conditions (unless waived) or except as otherwise contemplated or permitted by this
Agreement:

                 (a) each of AMRE and Merger Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Effective Time;

                 (b) the representations and warranties of AMRE and Merger Sub in this Agreement shall be true and correct in all material respects when made and at the Effective Time with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

                 (c) AMRE and Merger Sub shall have furnished to the Company a certificate, dated the Effective Date, signed by a responsible officer of each of AMRE and Merger Sub, to the effect that to the best of their knowledge, all conditions set forth in Section 6.2(a) and (b) have been satisfied; provided however, such officer shall have no personal liability therefore unless such officer knew the certificate to be false at the time such certificate was executed;

                 (d) AMRE and Merger Sub shall have provided or made available to the Company or its designated representatives the information and documents as specified in Section 5.9(b) for review by the Company and its agents and representatives and the results of the due diligence review undertaken by or on behalf of the Company, including, without limitation, the financial condition of AMRE, shall be deemed materially satisfactory by the Company;

                 (e) AMRE shall have entered into an employment agreement with John Nunez substantially in the form attached hereto as Exhibit F (the "EMPLOYMENT AGREEMENT");

                 (f) The Company shall have received the opinion of Ernst & Young LLP dated on or about the Effective Date to the effect that
         (i) the Merger will constitute a reorganization within the meaning of
         Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(E) of the Code; (ii) AMRE, Merger Sub, and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) the Merger will result in the recognition of no gain or loss to AMRE, Merger Sub, the Company, or the shareholders of each, except for any cash paid in connection with the exercise of dissenters' rights; (iv) the adjusted basis of each former shareholder of the Company in the AMRE Common Stock received in the Merger will be the same as the adjusted basis of the Company stock surrendered in exchange therefor; (v) the holding period of the AMRE Common Stock received by shareholders of the Company will include the holding period of the Company stock surrendered in exchange therefor; and (vi) effectuation of the intended termination of the ESOP, any sale of the unallocated shares, and distribution of the allocated shares to the ESOP participants will not invalidate the tax-free status of the reorganization; and

                 (g) The ESOP shall have received the opinion of Barry Goodman, Ltd. or such other qualified independent appraiser (as defined in Section 401(a)(28)(C) of the Code) at the Effective Time that (i) the exchange of the Preferred Shares for AMRE Common Stock by the ESOP was for adequate consideration (as defined in Section 3(18) of ERISA and the proposed regulations thereunder), and (ii) the transactions contemplated by the Agreement (including such exchange) are fair to the ESOP from a financial point of view.

                 (h) The Company shall have received copies of the resolutions of the Board of Directors of AMRE and the Board of Directors of Merger Sub authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and a copy of the resolutions or other consent of the shareholder of Merger Sub approving the Merger, all certified by the Secretary of AMRE or the Secretary of Merger Sub, as the case may be, on the Effective Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

                 (i) The Company shall have received certificates of the Secretary of AMRE and the Secretary of Merger Sub dated the Effective Date, as to the incumbency and signature of the officers of AMRE and Merger Sub executing this

         Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of each such Secretary;

         6.3 Additional Conditions to the Obligations of AMRE and Merger Sub. The obligations of AMRE and Merger Sub to effect the Merger are also subject to the fulfillment at or prior to the Effective Time of the following conditions (unless waived) or except as otherwise contemplated or permitted by this Agreement:

                 (a) the Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Effective Time;

                 (b) the representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all material respects when made and at the Effective Time with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

                 (c) the Company shall have furnished to AMRE and Merger Sub a certificate, dated the Effective Date, signed by a responsible officer of the Company, to the effect that to the best of his knowledge, all conditions set forth in Section 6.3(a) and (b) have been satisfied; provided, however, no such officer shall have no personal liability therefor unless such officer knew the certificate to be false at the time such certificate was executed;

                 (d) the Company shall have provided or made available to AMRE and Merger Sub or their designated representatives the information and documents as specified in Section 5.9(a) for review by AMRE and its agents and representatives, and the results of the due diligence review undertaken by or on behalf of AMRE, including, without limitation, the financial condition of the Company, shall be deemed materially satisfactory by AMRE;

                 (e) all of the members of the Company's Board of Directors shall have irrevocably tendered their resignations effective as of the Effective Time and the Company shall have accepted such resignations;

                 (f) AMRE and Merger Sub shall have received an opinion dated the Effective Date of Griffin, Berenson & Murphy, counsel to the Company, which opinion shall be reasonably satisfactory to counsel for AMRE and Merger Sub;

                 (g) AMRE and the Company shall have received the written consent of NationsBank, N.A. to the Merger and the other transactions contemplated hereby, which consent will contain a waiver of any event of default or acceleration which would result from the execution of this Agreement or the consummation of the transactions contemplated hereby;

                 (h) AMRE and Merger Sub shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and a copy of the resolutions or other consent of the shareholders of the Company approving the Merger, all certified by the Secretary of the Company on the Effective Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

                 (i) AMRE and Merger Sub shall have received a certificate of the Secretary of the Company dated the Effective Date, as to the incumbency and signature of the officers of the Company executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary;

                 (j) The Company shall have delivered to AMRE and Merger Sub all material consents, waivers, authorizations and approvals;

                 (k) AMRE shall have received a letter from Arthur Andersen LLP that the Merger will be treated as a pooling of interests for accounting purposes and the Company shall have delivered to AMRE a letter from Deloitte and Touche LLP that the Company is a poolable entity; and

                 (l) Holders of not more than 10% of any class of Shares shall have exercised and properly perfected dissenter's rights under
         Article 15 of the Virginia Law.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after approval of the Merger by the Shareholders :

                 (a) by mutual written consent of the Boards of Directors of AMRE, Merger Sub and the Company;

                 (b) by either of the Boards of Directors of Merger Sub or the Company if the Effective Time shall not have occurred on or before April 30, 1996; provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                 (c) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                 (d) by the Company in the event a third party makes a bona fide offer to acquire substantially all of the assets of the Company, merge, consolidate or otherwise enter into a combination of interests with the Company.

         The date on which this Agreement is terminated pursuant to any of the foregoing subsections of this Section 7.1 is herein referred to as the "TERMINATION DATE."

         7.2 Effect of Termination. Except as set forth in Sections 5.5, 5.9(a), 5.9(b), and 7.3 upon the termination of this Agreement pursuant to
Section 7.1, this Agreement shall forthwith become null and void, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

         7.3     Fees and Expenses.

                 (a) In the event the Company terminates this Agreement pursuant to Section 7.1(d), the Company shall pay AMRE a fee equal to $500,000 (the "TERMINATION FEE") at the earlier of the Termination Date or the acceptance of the bona fide offer. Sections 7.3(a) and 7.3(b) are intended to be mutually exclusive with respect to any Termination Fee imposed upon the Company so that no more than one Termination Fee may be imposed; and

                 (b) In the event (i) the Agreement is terminated pursuant to Section 7.1(b) or (ii) in the event the Effective Time shall not have occurred on or before April 30, 1996 and either (i) or (ii) occur for any reason other than the failure to meet the conditions under Sections 6.1 and 6.3, AMRE shall pay the Company an amount equal to the Termination Fee.

                                   ARTICLE 8

                               GENERAL PROVISIONS

         8.1 Notices. All notices and other communications hereunder shall be in writing and, except where notice is specifically required to be given by telecopier or facsimile shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                 (a) if to AMRE or Merger Sub, a copy of each of the President and the General Counsel at:

                          AMRE, Inc.
                          8586 N. Stemmons Freeway
                          South Tower, Suite 102
                          Dallas, TX 75247
                          Fax No. (214) 658-6101
                          with a copy to:

                          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1700 Pacific Avenue, Suite 4100
                          Dallas, TX 75201
                          Fax No. (214) 969-4343
                          Attn:  Gary M. Lawrence, P.C.

                 (b)      if to the Company:

                          Congressional Construction Corporation
                          11216 Waples Mill Road
                          Suite 101
                          Fairfax, Virginia  22030
                          Fax No. (703) 934-1009
                          Attn:   John B. Nunez

                          with copies to:

                          Griffin, Berenson & Murphy
                          1912 Sunderland Place, N.W.
                          Washington, DC  20036-1608
                          Fax No. (703) 442-4831
                          Attn:  D.S. Berenson

                 (c)      if to the ESOP:

                          Griffin, Berenson & Murphy
                          1912 Sunderland Place, N.W.
                          Washington, D.C.  20036-1608
                          Fax No. (703) 442-4831
                          Attn:  D.S. Berenson, Esq.

                          with a copy to:

                          David R. Johanson, Esq.
                          Graham & James
                          One Maritime Plaza, Suite 300
                          San Francisco, California  94111
                          Fax No. (415) 391-2493

                 (d)      if to the Shareholders:

                          John B. Nunez
                          11216 Waples Mill Road, Suite 101
                          Fairfax, Virginia  22030
                          Fax No. (703) 934-1009
                          and

                          Kenwood Financial, Inc.
                          4000 N. Federal Highway
                          Suite 204
                          Boca Raton, FL  33431
                          Fax No. (407) 750-6900
                          Attn:  Norman R. Rales

                 Notice shall be given by telecopy followed by overnight delivery and notice so given shall be deemed to be given and received on the date of actual transmission.

         8.2 Representations and Warranties. The representations and warranties contained in: (i) Sections 2.5, 2.9, 2.11, 3.6, 3.10, 3.21 and 3.29 shall survive until the distribution of the assets from the ESOP contemplated by Section 5.16(vii), and (ii) Section 2.12 shall survive until the expiration of one year from the Effective Time. All other representations and warranties of AMRE, Merger Sub, the Company and the Shareholders shall expire on the Effective Date.

         8.3 Closing. The Closing of the transactions contemplated by this Agreement shall take place at Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201-4618, or such other place as the parties may agree, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article 6.


         8.4 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         8.5 Headings. The headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         8.6 CHOICE OF LAW. EXCEPT TO THE EXTENT ASPECTS OF THE MERGER ARE SPECIFICALLY GOVERNED BY DELAWARE LAW OR VIRGINIA LAW, THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

         8.7 Jurisdiction and Venue. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Texas or of the United States for the Northern District of Texas, and, by execution and delivery of this Agreement, the parties hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         8.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         8.9 Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         8.10 Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and the ESOP shall be deemed a third party beneficiary of this Agreement, which Agreement shall inure to the benefit of the ESOP, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by of the parties hereto or the ESOP without the prior written consent of the other parties.

         8.11 Amendment. This Agreement may be amended by the Boards of Directors of the Company, Merger Sub and AMRE at any time before or after approval of the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made that changes the form or reduces the amount of consideration to be paid to the shareholders of the Company or that in any other way materially adversely affects the rights of such shareholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.12 Waiver. At any time prior to the Effective Time, any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof.

                  AGREEMENT AND PLAN OF MERGER SIGNATURE PAGE

         IN WITNESS WHEREOF, AMRE, Merger Sub, the Company and for the limited purposes set forth herein, the Shareholders have caused this Agreement to be executed as of the date first written above.

                              AMRE, INC.



                              By: /s/Robert M. Swartz
                              Printed Name:  Robert M. Swartz
                                            -----------------------------------
                              Title:    President and Chief Executive Officer
                                       ----------------------------------------


                              AMRE - CONGRESSIONAL ACQUISITION, INC.



                              By: /s/Robert M. Swartz
                                  -------------------
                              Printed Name:  Robert M. Swartz
                                            -----------------------------------
                              Title:    President and Chief Executive Officer
                                       ----------------------------------------


                              CONGRESSIONAL CONSTRUCTION CORPORATION



                              By: /s/John B. Nunez
                                  ---------------------------------------------
                              Printed Name: John B. Nunez
                                            -----------------------------------
                              Title:   President
                                       ----------------------------------------



         For the limited purposes of Article 3, Article 5 and Article 8:


                              SHAREHOLDERS



                              /s/John B. Nunez
                              -------------------------------------------------
                              John Nunez

KENWOOD FINANCIAL, INC.



By:/s/Norman R. Rales
   -------------------------------------------
   Printed Name:Norman R. Rales
   -------------------------------------------
   Title:President, Kenwood Financial, Inc.
   -------------------------------------------

                      AMENDMENT NO. 1 TO MERGER AGREEMENT




         This Amendment No. 1 (the "AMENDMENT"), made and entered into as of the 17th day of April 1996, is by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE-Congressional Acquisition, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of AMRE ("MERGER SUB"), Congressional Construction Corporation, a Virginia corporation (the "COMPANY"), Kenwood Financial, Inc. ("Kenwood") and John B. Nunez ("Nunez") and amends that certain Agreement and Plan of Merger, made and entered into the 30th day of December 1995, by and among AMRE, Merger Sub, the Company, Kenwood and Nunez (the "MERGER AGREEMENT"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Merger Agreement.



                             PRELIMINARY STATEMENTS



         AMRE, Merger Sub, the Company, Nunez and Kenwood desire to amend the Merger Agreement as set forth in this Amendment.



         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:



                             STATEMENT OF AMENDMENT



         1.      Amendatory Provisions.



                 a. Section 7.1(b) to the Merger Agreement is amended and restated in its entirety to read as follows:



                          (b) by either of the Boards of Directors of Merger Sub or the Company if the Effective Time shall not have occurred on or before June 30, 1996; provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;



                 b. Section 7.3(b) to the Merger Agreement is amended and restated in its entirety to read as follows:



        (b)     In the event (i) the Agreement is terminated pursuant to
                 Section 7.1(b) or (ii) in the event the Effective Time shall not have occurred on or before June 30, 1996 and either (i) or
                 (ii) occur for any reason other than the failure to meet the conditions under Sections 6.1 and 6.3, AMRE shall pay the Company an amount equal to the Termination Fee.

         2.      Updated Disclosure Schedule.      In compliance with the
requirements of Section 5.8 of the Merger Agreement, Schedule 2.6 is hereby updated to reflect the additional information contained on Schedule 2.6 hereto.



         3. Existing Agreement. Except as expressly amended hereby, all of the terms, covenants and conditions of the Merger Agreement (i) are ratified and confirmed, (ii) shall remain unamended and not waived and (iii) shall continue in full force and effect.



         4. GOVERNING LAW. EXCEPT TO THE EXTENT ASPECTS OF THE MERGER ARE SPECIFICALLY GOVERNED BY DELAWARE LAW OR VIRGINIA LAW, THIS AMENDMENT WILL BE GOVERNED BY THE INTERNAL LAW, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, AND NOT THE LAWS OF CONFLICTS, OF THE STATE OF TEXAS.



         5. Counterparts. This Amendment may be executed in one or more counterparts.



         6. Enforceability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Amendment or the Merger Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment and the Merger Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.



         IN WITNESS WHEREOF, AMRE, Merger Sub, the Company, Kenwood and Nunez have caused this Agreement to be executed as of the date first written above.



                              AMRE, INC.

                              By: /s/ John S. Vanecko
                                  ---------------------------------------------
                              Printed Name: John S. Vanecko
                                            -----------------------------------
                              Title: Vice President and Chief Financial Officer
                                     ------------------------------------------
                              Address:         8585 N. Stemmons Freeway
                                               -------------------------
                                               South Tower, Suite 102
                                               --------------------------------
                                               Dallas, TX 75247
                                               --------------------------------

                              AMRE - CONGRESSIONAL ACQUISITION, INC.

                              By: /s/ John S. Vanecko
                                  ---------------------------------------------
                              Printed Name: John S. Vanecko
                                            -----------------------------------
                              Title: Vice President and Chief Financial Officer
                                     ------------------------------------------
                              Address:         8585 N. Stemmons Freeway
                                               -------------------------
                                               South Tower, Suite 102
                                               --------------------------------
                                               Dallas, TX 75247
                                               --------------------------------

                              CONGRESSIONAL CONSTRUCTION CORPORATION


                              By: /s/John B. Nunez
                                  ---------------------------------------------
                              Printed Name: John B. Nunez
                                            -----------------------------------
                              Title:  President
                                      -----------------------------------------
                              Address:         11216 Waples Mill Road
                                               --------------------------------
                                               Suite 101
                                               --------------------------------
                                               Fairfax, Virginia 22030
                                               --------------------------------


                              /s/ John Nunez
                              -------------------------------------------------
                              Printed Name: John Nunez
                                            -----------------------------------
                              Address:        11216 Waples Mill Road, Suite 101
                                              ---------------------------------
                                              Fairfax, Virginia 22030
                                              ---------------------------------

                              KENWOOD FINANCIAL, INC.

                              By:/s/ Norman R. Rales
                                 ----------------------------------------------
                              Printed Name:    Norman R. Rales
                                               --------------------------------
                              Title:  President
                                      -----------------------------------------
                              Address:         4000 N. Federal Hwy. #204
                                               --------------------------------
                                               Boca Raton, Florida 33431
                                               --------------------------------

                                  Schedule 2.6



To ensure that adequate capital is available to complete the brand name transition and the mergers, AMRE has engaged in discussions with several investment banking and other firms regarding the possible sale of AMRE securities to raise additional capital. These discussions have included the possibility of selling up to 2.0 million shares of AMRE Common Stock in an underwritten public offering or in a private placement with registration rights. However, these discussions are still in their formative stages, and there can be no assurance that additional sources of capital will be available to AMRE.

                                                                        ANNEX B

                                    ANNEX B

                         VIRGINIA STOCK CORPORATION ACT

                                   ARTICLE 15
                               DISSENTER'S RIGHTS


         13.1-729         DEFINITIONS.--In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 13.1-730 and who exercises that right when and in the manner required by Sections 13.1-732 through 13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         "Shareholder" means the record shareholder or the beneficial shareholder.

         13.1-730         RIGHT TO DISSENT.--A.  A shareholder is entitled to
dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         1. Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 13.1-719;

         2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

         1. The articles of incorporation of the corporation issuing such shares provide otherwise;

         2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

         a.      Cash;

         b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

         c. A combination of cash and shares or membership interests as set forth in subdivisions 2a and 2b of this subsection; or

         3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in Section 13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

         1.      The proposed corporate action is abandoned or rescinded;

         2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         3. His demand for payment is withdrawn with the written consent of the corporation.

         13.1-731         DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--A.  A
record shareholder may assert dissenters rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

         13.1-732         NOTICE OF DISSENTERS' RIGHTS.--A.  If proposed
corporate action creating dissenters' rights under Section 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under Section 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 13.1-734.

         13.1-733         NOTICE OF INTENT TO DEMAND PAYMENT.--A.  If proposed
corporate action creating dissenters' rights under Section 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

         13.1-734         DISSENTERS' NOTICE.--A.  If proposed corporate action
creating dissenters' rights under Section 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of Section 13.1-733.

         B.      The dissenters' notice shall:

         1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

         4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

         5.      Be accompanied by a copy of this article.

         13.1-735         DUTY TO DEMAND PAYMENT.--A.  A shareholder sent a
dissenters' notice described in Section 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to paragraph 3 of subsection B of Section 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are cancelled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         13.1-736         SHARE RESTRICTIONS.--A.  The corporation may restrict
the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are cancelled or modified by the taking of the proposed corporate action.

         13.1-737         PAYMENT.--A.  Except as provided in Section 13.1-738,
within thirty days after receipt of a payment demand made pursuant to Section 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B.      The payment shall be accompanied by:

         1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

         2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

         3.      A statement of the dissenters' right to demand payment under
Section 13.1-739; and

         4.      A copy of this article.

         13.1-738         AFTER-ACQUIRED SHARES.--A.  A corporation may elect
to withhold payment required by Section 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and how the interest was calculated, and a statement of the dissenters' right to demand payment under Section 13.1-739.

         13.1-739         PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER.--A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 13.1-737), or reject the corporation's offer under Section 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under Section 13.1-737 or offered under Section 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

         13.1-740         COURT ACTION.--A.  If a demand for payment under
Section 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 13.1-738.

         13.1-741         COURT COSTS AND COUNSEL FEES.--A.  The court in an
appraisal proceeding commenced under Section 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under
Section 13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

         1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 13.1-732 through 13.1-739; or

         2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of Section 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                                                        ANNEX C



                          FORM OF EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made as of this _____ day of _________, 1996, and is between AMRE, Inc., a Delaware corporation (the "COMPANY"), and John Nunez (the "EXECUTIVE").

                             PRELIMINARY STATEMENTS

         On and subject to the terms and conditions herein provided, the Company desires to retain the services of the Executive in the capacities and with the responsibilities and the titles set forth herein in order to ensure the attention and dedication to the Company of the Executive as a member of the Company's management, all of which the Company's Board of Directors (the "BOARD") believes will be in the best interests of the Company and its stockholders. The Executive desires to commit himself to so serve the Company. In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth herein. Accordingly, in consideration of these preliminary statements and the respective covenants and agreements of the parties herein contained, and for other good, valid and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                             STATEMENT OF AGREEMENT

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment on the terms and conditions set forth herein.

         2. Term. The employment of the Executive by the Company as provided in Section 1 shall commence on the date hereof and end on the second anniversary hereof.

         3. Positions and Duties. The Executive shall serve as Vice President of the Company and shall have such additional appropriate responsibilities and authority, if any, from time to time as may be assigned to the Executive by the Chief Executive Officer ("CEO"). The Executive shall report to and be responsible to the CEO of the Company. The Executive shall devote all his working time and efforts to the business and affairs of the Company.

         4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based in Northern Virginia, except for required travel on the Company's business.

         5.      Compensation and Related Matters.

                 (a) Salary. During the term of this Agreement, the Company shall pay to the Executive an annual base salary of one hundred fifty thousand dollars ($150,000), such base salary (the "BASE SALARY") to be paid in substantially equal installments and, at a frequency of at least monthly in arrears.

                 (b) Bonus. During the term of the Executive's employment hereunder, in addition to the Base Salary, the Executive shall be eligible to receive an annual bonus calculated with reference to the projected annual earnings before interest and taxes ("PROJECTED EBIT") of AMRE-Congressional Acquisition, Inc. (the "TARGET BUSINESS") as reflected on Exhibit A hereto. Specifically, it is the intent of the Executive and the Company that the Executive have the opportunity to earn an annual bonus calculated as follows:

         o If actual annual earnings before interest and taxes ("ACTUAL EBIT") is equal to or greater than fifty percent (50%) of Projected EBIT then, the Executive shall receive an annual bonus equal to the Base Salary multiplied by such percentage.

         o If Actual EBIT is less than fifty percent (50%) of Projected EBIT, the Executive shall receive no annual bonus for such year.

                 (c) Automobile Allowance. During the term of the Executive's employment hereunder, the Company shall provide the Executive an automobile allowance equal to five hundred dollars ($500.00) per month.

                 (d) Other Benefits. During the term of the Executive's employment hereunder, the Executive shall be entitled to participate in employee benefit plans, arrangements and incentive programs generally available to Company executives holding positions similar to that of the Executive.

                 (e) Vacations. During the term of the Executive's Employment hereunder, the Executive shall be entitled to three (3) weeks of paid vacation in each calendar year. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

         6. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

                 (a) Death. The Executive's employment hereunder shall terminate upon his death.

                 (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness which incapacity cannot be reasonably accommodated, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of three (3) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such three-month period) shall not have returned to the performance of his duties hereunder on a full time basis, the Company may terminate the Executive's employment hereunder.

                 (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "CAUSE" to terminate the Executive's employment hereunder upon (i) the continued failure by the Executive to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), (ii) the negligence or gross misconduct by the Executive which, in the sole and exclusive opinion of the CEO, is materially injurious to the Company, or (iii) conviction of a felony under the laws of any jurisdiction, or conduct which under the laws of the United States would constitute a felony.

                 (d)      Termination by the Executive.

                          (i) The Executive may terminate his employment hereunder (A) for Good Reason (as defined herein) or (B) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health despite reasonable accommodation therefor, provided that the Executive shall have furnished the Company with a written statement from a qualified physician to such effect and, provided further that, at the Company's request, the Executive shall submit to an examination by a physician or other health professional selected by the Company and such physician or other health professional shall have concurred in the conclusion of the Executive's physician.

                          (ii) For purposes of this Agreement, "GOOD REASON" shall be strictly construed to mean, without the Executive's consent, the occurrence and continuation for thirty (30) days after Notice of Termination, of any of the following:

                                  (A) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 9 hereof;

                                  (B) any failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) business days after notice of such noncompliance has been given by the Executive to the Company.

                 (e) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                 (f) "DATE OF TERMINATION" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) hereof (relating to disability), thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) hereof (relating to Cause), the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

         7.      Compensation Upon Termination or During Disability.

                 (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, which incapacity cannot be reasonably accommodated, the Executive shall continue to receive his salary at the rate then in effect for such period until his employment is terminated pursuant to Section 7(b) hereof.

                 (b) If the Executive's employment shall be terminated by his death, for Cause or by the Executive for Good Reason, the Executive shall receive his salary at the rate then in effect through and including the Date of Termination.

         8. Noncompetition; Nondisclosure. (a) The Executive agrees that he will not engage in any Competitive Activity (as defined herein) during any period with respect to which he is receiving payments or benefits of any kind or character from the Company and for a period of one year thereafter. For purposes hereof this Section, "COMPETITIVE ACTIVITY" shall mean activity consisting of the Executive's participation in the management of or as an employee of or advisor to any other business operation if such operation (a "COMPETITIVE OPERATION") is then in competition with a business operation of the Company or any of its subsidiaries.

                 (b) The Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed on a full-time basis by the Company or its affiliates, or not engaged to render services to the Company or its affiliates, except with the prior written consent of an officer authorized to act in the matter by the Board, any confidential information obtained by him while in the employ of the Company, provided, however, that this provision shall not preclude the Executive from the use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or court order.
The agreement made in this Section 8 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon the Executive in respect of confidential information of the Company.

         9. Successors; Binding Agreement. The Company agrees to use commercially reasonable efforts to require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

  If to the Executive:              John Nunez

                                    ------------------------------------------

                                    ------------------------------------------

                                    ------------------------------------------

  If to the Company:                AMRE, Inc.
                                    8585 N. Stemmons Freeway
                                    South Tower
                                    Eighth Floor
                                    Dallas, TX.  75247-3805

                                    Attn:  General Counsel

  With a copy to:                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    1700 Pacific Avenue, Suite 4100
                                    Dallas, Texas  75201-4618

                                    Attn:  Gary M. Lawrence, P.C.
>


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Modification and Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and a duly authorized executive of the Company.

         12. No Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles.

         14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of any subject matter contained herein and supersedes all prior severance or other agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.



                                        AMRE, Inc.



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        EXECUTIVE



                                        ---------------------------------------
                                        John Nunez

                                   EXHIBIT A

                         TARGET BUSINESS PROJECTED EBIT


                           1996                 1997                 1998
                      --------------       --------------       --------------

Projected EBIT        $    3,346,792       $    3,869,104       $    3,682,893

                                                                        ANNEX D



                            FORM OF AFFILIATE LETTER




AMRE, Inc.
8586 North Stemmons Freeway
South Tower, Suite 102
Dallas, TX  75247

         Re:     Affiliate Status

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Congressional Construction Corporation, a Virginia corporation ("Congressional"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or
(ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Merger Agreement, dated as of December 30, 1995 (the "Agreement"), by and between AMRE, Inc., a Delaware corporation ("AMRE"), AMRE-Congressional Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Congressional, Merger Sub will be merged with and into Congressional (the "Merger").

         As a result of the Merger, I may receive shares of Common Stock of AMRE, $.01 par value per share (the "AMRE Common Stock"), or options to purchase AMRE Common Stock. I will receive ___________ shares of AMRE Common Stock in exchange for each share of ____________, _____ par value, of Congressional ("Congressional Stock") owned by me at the time of the Merger.

         I represent and warrant to, and covenant with, AMRE that in the event I receive any AMRE Common Stock as a result of the Merger:

         A. I shall not make any sale, transfer or other disposition of any AMRE Common Stock issued to me in the Merger in violation of the Act or the Rules and Regulations.

         B. I shall not make any sale, transfer or other disposition of any AMRE Common Stock issued to me in the Merger until the provisions for a "pooling of interests" as specified in
                 Section 5.13 of the Merger Agreement have been satisfied.

         C. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of any AMRE Common Stock issued to me in the Merger, to the extent I felt necessary, with my counsel or counsel for Congressional.

         D. I have been advised that the issuance of AMRE Common Stock to me in the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of Congressional, I may be deemed to be an affiliate of Congressional, the distribution by me of any AMRE Common Stock issued to me in the Merger will not have been registered under the Act and that I may not sell, transfer or otherwise dispose of any AMRE Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to AMRE, which opinion shall be submitted in writing to AMRE in form and substance reasonably satisfactory to AMRE, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         E. I understand that AMRE is under no obligation to register under the Act the sale, transfer or other disposition by me or on my behalf of any AMRE Common Stock issued to me in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available; provided however, AMRE shall use its best efforts to file any and all documents required to be filed by it under the Securities Exchange Act of 1934.

         F. I have no present intention to sell or dispose of any shares of Congressional Stock now owned or of any shares of AMRE Common Stock to be received by me in or as a result of the Merger.

         G. I also understand that stop transfer instructions will be given to AMRE's transfer agent with respect to the AMRE Common Stock issued to me in the Merger and that there will be placed on the certificates representing the AMRE Common Stock issued to me in the Merger, or any substitutions therefor, a legend stating in substance:

                          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter dated ______________, 1996 from the registered holder hereof to AMRE, Inc., a copy of which letter is on file at the principal office of AMRE, Inc."

         H. I also understand that unless the transfer by me of any AMRE Common Stock issued to me in the Merger has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, AMRE reserves the right to put the following legend on the certificates issued to my transferee:

                          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

         It is understood and agreed that the stop order and legends set forth in paragraphs G and H above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to AMRE an opinion of counsel in form and substance reasonably satisfactory to AMRE, to the effect that such legend is not required for purposes of the Act.

DATED AS OF _______________, 1996


                                                       Sincerely,





AGREED AND ACKNOWLEDGED:

AMRE, INC.


By: ___________________________________________________
Name: _________________________________________________
Title: ________________________________________________

                                                                         ANNEX E



                        [LETTRHEAD OF ERNST & YOUNG LLP]


April 18, 1996



Mr. John B. Nunez
President
Congressional Construction Corporation
11216 Waples Mill Road
Suite 101
Fairfax, Virginia 22030

Dear Mr. Nunez:

Pursuant to your request, this letter provides our opinion concerning certain Federal, Washington, D.C., Virginia, Maryland and Florida income tax consequences which would arise from consummation of the merger ("the Merger") set forth in the Agreement and Plan dated December 30, 1995 ("Plan of Merger"), which was made and entered into by Congressional Construction Corporation ("Congressional"), AMRE, Inc. ("AMRE"), AMRE-Congressional Acquisition, Inc. ("Sub"), and, for certain limited purposes, certain shareholders of Congressional.

In rendering this opinion, we have relied upon: the Plan of Merger; the Statements of Facts and Representations dated April 11, 1996, by John B. Nunez; the Statement of Facts and Representations dated April 12, 1996, by Kenwood Financial Inc.; the Statement of Facts and Representations dated April 15, 1996, by the management of Congressional; the Statement of Facts and Representations dated April 17, 1996, by AMRE; and the draft Form S-4 Registration Statement dated April 17, 1996 (the "Registration Statement") (collectively, "the Documents").

You have represented to us that the Documents provide an accurate and complete description of the facts and circumstances concerning the Merger. We have made no independent determination regarding such facts and circumstances and, therefore, have relied upon the Documents with regard thereto for purposes of this letter.

We understand that you will include a reference and summarization to Ernst & Young LLP, and a copy of our opinion as an attachment to the Registration Statement to be filed with the Securities and Exchange Commission. We consent to such reference and summarization and the inclusion of our opinion therein.

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 2


                                     FACTS

Congressional has provided us with the following factual information with respect to the transaction:

AMRE is an in-home direct marketing, sales and installation company providing quality home improvement products. AMRE commenced business under the laws of Texas in 1980, and was reincorporated under the laws of Delaware in February 1987.

As of January 1, 1996, AMRE had 20,000,000 authorized shares of common stock, and 1,000,000 authorized shares of Senior Convertible Preferred Stock. As of February, 23, 1996, 14,126,341 shares of AMRE common stock and 300,000 shares of AMRE Senior Convertible Preferred Stock were outstanding. In connection with the October 31, 1995, acquisition by AMRE of Facelifters Home Systems, Inc., and upon approval of a majority of the shareholders owning the AMRE common stock, the Certificate of Incorporation of AMRE will be amended to provide for an increase in the number of authorized common stock to 40,000,000 shares. All outstanding shares of AMRE capital stock are validly issued, fully paid and non assessable and not subject to preemptive rights created by statute. The AMRE common stock is listed for trading on the New York Stock Exchange.

Congressional markets, sells and installs home improvement products, including vinyl siding, vinyl and aluminum windows, fencing, decks, roofs and patio enclosures directly to consumers throughout the Mid-Atlantic region, including Virginia, Maryland, and Washington, D.C., and to a lesser degree, Delaware, West Virginia, Pennsylvania, and New Jersey. Congressional commenced business under the laws of the Commonwealth of Virginia in 1982.

Congressional has 1,000 authorized shares of common stock, of which 499 shares were issued and outstanding as of December 29, 1995, and 700 authorized shares of preferred stock, all of which were issued and outstanding as of December 29, 1995. There are no dividends in arrears associated with the Congressional preferred stock. All outstanding shares of Congressional capital stock are validly issued, fully paid and non assessable and not subject to preemptive rights created by statute. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Congressional is a party or by which Congressional may be obligated (i) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Congressional, or (ii) to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

Congressional has three shareholders: John B. Nunez, who owns 400 shares of common stock; Kenwood Financial Inc., a Florida corporation, which owns 99 shares of common stock

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 3


(together, the "Congressional shareholders"); and the Congressional Construction Corporation Employee Stock Ownership Plan (the "ESOP"), which owns the 700 shares of preferred stock.

The ESOP was formed on June 30, 1993. As of December 31, 1995, there were 58 participants in the ESOP. On June 30, 1993, the ESOP purchased 700 shares of Congressional preferred stock from Kenwood Financial for $7,000,000 (the "ESOP Shares"). Contemporaneously with the purchase of the ESOP Shares, and in order to facilitate that purchase, Congressional borrowed $7,000,000 from a bank, and in turn loaned the entire loan proceeds to the ESOP on substantially similar terms. The ESOP pledged all of the ESOP Shares to Congressional as security for the loan (the "Unallocated Shares"). As the ESOP makes payments on the loan, ESOP shares are released from the pledge and allocated to participants in the ESOP (the "Allocated Shares"). The release and allocation of the ESOP Shares are made at the end of each plan year (i.e., December 31). At December 31, 1995, 506.93617 of the 700 ESOP Shares were Unallocated Shares. As of December 31, 1995, John B. Nunez had been allocated 18.60955 of the Allocated Shares, and Richard Pirozzi had been allocated 17.518 of the Allocated Shares through the ESOP. The remaining Allocated Shares are beneficially owned by persons beneficially owning less than 1% of the stock of Congressional.

Sub is a corporation organized under the laws of the state of Delaware solely for the purpose of the Merger. All of the shares of Sub are held by AMRE and all such shares are duly authorized, validly issued, fully paid and non assessable.


                                BUSINESS PURPOSE

Based on the representations of the management of both AMRE and Congressional contained under the caption entitled "Reasons for the Merger" as set forth in the Registration Statement, the Merger will be undertaken for valid business purposes. As stated in the Registration Statement, the business strategies of both AMRE and Congressional have been to achieve growth through aggressive marketing of their respective products. The Boards of Directors of AMRE and Congressional considered a strategic combination of the two companies to be the most attractive method to take advantage of the strengths of each of the individual companies and to grow the business of the combined entity. In addition, among other things, the Merger will substantially expand the geographic market coverage of the combined entity, facilitate the development and expansion of the Century 21 Home Improvement Name and related home improvement products, and increase revenues and operating cash flows.

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 4


                             PLAN OF REORGANIZATION

In order to achieve the business objectives set forth above, the following transactions are proposed:

(i) Sub will merge with and into Congressional with Congressional continuing as the surviving corporation. Each share of common stock of Congressional outstanding immediately prior to the effective date of the Merger will be converted into 601.20 shares of AMRE common stock, and each share of preferred stock of Congressional will be converted into 857.14 shares of AMRE common stock. No fractional shares of AMRE common stock will be issued. In lieu of fractional shares, one additional share of AMRE common stock shall be issued for any fractional share interests. The outstanding shares of common stock of Sub held by AMRE will be converted into stock of Congressional. Following the consummation of the Merger, Congressional will be a wholly-owned subsidiary of AMRE. Except as described in (iii) below, each shareholder has represented that the AMRE stock will be acquired for such shareholder's own account for investment, and not with a view to, or for resale in connection with, any distribution of the AMRE stock. Such shareholder understands that the effect of these representations is that such shareholder does not intend to sell or otherwise dispose of all or any part of the AMRE stock. It is intended that the Merger be treated as a pooling of interests for accounting purposes.

(ii) Holders of Congressional common stock and preferred stock who properly dissent and vote against or abstain from voting with respect to the Merger shall be entitled to receive payment from Congressional of the fair market value of such holder's shares. Any cash needed to pay the dissenters will be provided by Congressional.

(iii) The Board of Trustees that administers the ESOP will be replaced following the Merger with a Board of Trustees appointed by AMRE (the "New ESOP Committee"). After consummation of the Merger, it is contemplated by AMRE that the ESOP be terminated. As part of such termination, it is contemplated that the ESOP, at the New ESOP Committee's discretion, will sell in the open market the AMRE common stock received by the ESOP in exchange for the Unallocated Shares.
         The ESOP will use the proceeds from the sale of such stock to pay off the remaining indebtedness owed by the ESOP to Congressional. Congressional will use such amounts received from the ESOP to repay the successor to the bank from which Congressional originally borrowed the amounts loaned to the ESOP. To the extent that the proceeds from the sale of the AMRE common stock are insufficient to pay off the ESOP indebtedness, AMRE will satisfy the remaining indebtedness from its own assets.

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 5


(iv) John B. Nunez, the President of Congressional, will enter an employment agreement with AMRE with responsibility for certain of AMRE's operations in connection with the business formerly conducted by Congressional.

(v) In connection with the Plan of Merger, on January 1, 1996, Congressional and American Remodeling, Inc., a wholly-owned subsidiary of AMRE, entered into a three-year sublicense agreement pursuant to which Congressional will have a sublicense under the Century 21 License Agreement.


                                REPRESENTATIONS

The following summarizes the representations we have received from the management of AMRE and Congressional, and the Congressional shareholders, as the case may be, in connection with the Merger:

(a) The proposed merger of Sub with and into Congressional will qualify as a statutory merger under the applicable state laws and the regulations thereunder.

(b) The fair market value of the AMRE stock and other consideration, if any, to be received by each Congressional shareholder will be approximately equal to the fair market value of the Congressional stock surrendered in the exchange.

(c) To the best of the knowledge of the management of Congressional, there is no plan or intention by the Congressional shareholders who own greater than 1% of the Congressional stock, and no plan or intention on the part of the beneficial indirect owners of the Congressional stock (the "ESOP Participants") to (i) sell, exchange, or otherwise dispose of, or (ii) reduce the risk of loss associated with the ownership of, a number of shares of AMRE stock received in the Merger that would reduce the Congressional shareholders' and the ESOP Participants' ownership, of AMRE stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of Congressional as of the same date. For purposes of this representation, shares of Congressional stock and shares of AMRE stock held by Congressional shareholders or the ESOP Participants that are otherwise redeemed by AMRE or Congressional (including shares held by Congressional shareholders who exercise their statutory dissenters' rights), or sold or disposed of by the Congressional shareholders or the ESOP Participants prior or subsequent to the transaction, (including any shares distributed to the ESOP Participants as a result of AMRE's intended termination of the ESOP and a resulting sale of the Unallocated Shares) have been taken into account.

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 6



(d) Following the transaction, Congressional will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Congressional to dissenters, amounts used by Congressional or Sub (other than supplied by AMRE) to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Congressional will be included as assets of Congressional or Sub, respectively, immediately prior to the transaction.

(e) Prior to the transaction, AMRE will be in control of Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended ("the Code").

(f) Congressional has no plan or intention to issue additional shares of its stock that would result in AMRE losing control of Congressional within the meaning of Section 368(c) of the Code.

(g) AMRE has no plan or intention to reacquire any of its stock issued in the transaction.

(h) AMRE has no plan or intention to liquidate Congressional; to merge Congressional with or into another corporation; to sell or otherwise dispose of the stock of Congressional except for transfers of stock to corporations controlled by AMRE within the meaning of Section 368(c) of the Code; or to cause Congressional to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Congressional.

(i) The liabilities of Sub, if any, to be assumed by Congressional and the liabilities to which the transferred assets of Sub are subject were incurred by Sub in the ordinary course of its business.

(j) Following the transaction, Congressional will continue its historic business or use a significant portion of its historic business assets in a business.

(k) Except for expenses that are directly related to the Merger in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, AMRE, Sub, Congressional, and the shareholders of Congressional will pay their other respective expenses, if any, incurred in connection with the transaction.

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 7


(l) There is no intercorporate indebtedness existing between AMRE and Congressional or between Sub and Congressional that was issued, acquired, or will be settled at a discount.

(m) AMRE will acquire all of the stock of Congressional solely in exchange for AMRE common stock.

(n) On the effective date of the transaction, Congressional will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Congressional that, if exercised or converted, would affect AMRE's acquisition or retention of control of Congressional, as defined in
         Section 368(c) of the Code.

(o) AMRE does not own, directly or indirectly, nor has it owned during the past five years, any shares of the stock of Congressional.

(p)      No parties to the transaction are investment companies as defined in
         Section 368(a)(2)(F)(iii) and (iv) of the Code.

(q)      AMRE intends to remain in existence after the Merger.

(r) The aggregate fair market value and adjusted basis of the assets of Congressional exceed the liabilities of Congressional (including any liability associated with the Congressional Stock Option Plans assumed by AMRE pursuant to the Plan of Merger) plus any liabilities to which the Congressional assets are subject.

(s) The shareholders of Congressional (immediately before the proposed transaction) receiving shares of AMRE common stock will not own (immediately after the proposed transaction) more than fifty percent of the total fair market value of AMRE common stock outstanding.

(t) Congressional is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(u) None of the compensation received by any shareholder-employees of Congressional will be separate consideration for, or allocable to, any of their shares of Congressional stock; none of the shares of AMRE stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and any employment agreements entered into and compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 8



(v) The sublicensing agreement entered into between Congressional and American Remodeling, Inc. represents an arm's length transaction.

(w) Congressional has no present plan or intention to terminate the ESOP prior to the Merger.

Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 9


                               TECHNICAL ANALYSIS


Income Tax Consequences - Federal


1.       Section 368(a)(1)(A); (a)(2)(E)

         a.      In general

Section 368(a)(1)(A) of the Code provides that the term "reorganization" means a statutory merger or consolidation. Section 368(a)(2)(E) provides that a transaction which otherwise qualifies under Section 368(a)(1)(A) will not be disqualified by reason of the fact that stock of a corporation (the "controlling corporation") which, before the merger was in control of the merged corporation, is used in the transaction, if:

(i) after the transaction, the corporation surviving the merger holds substantially all of its properties and of the properties of the merged corporation (other than stock of the controlling corporation distributed in the transaction); and

(ii) in the transaction, former shareholders of the surviving corporation exchange, for an amount of voting stock of the controlling corporation, an amount of stock in the surviving corporation which constitutes control of such corporation.

         b.      Substantially all

Section 3.01 of Rev. Proc. 77-37, 1977-2 C.B. 568, provides that the "substantially all" requirement of Section 368(a)(2)(E)(i) is satisfied if there is a retention of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the surviving corporation immediately prior to the transfer. (This amount of assets of the merged corporation must also be transferred to the surviving corporation.) All payments to dissenters and all redemptions and distributions (except for regular, normal distributions) made by the corporation immediately preceding the transfer and which are part of the plan of reorganization will be considered as assets held by the corporation immediately prior to the transfer.

It has been represented that after the Merger, Congressional will hold assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the gross assets of Congressional and Sub. Amounts paid to Congressional's shareholders (including Congressional shareholders who exercise their statutory dissenters' rights), certain bonuses, extraordinary





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expenses, and other expenses have been included as part of Congressional's net and gross assets for purposes of this representation. In addition, no cash payments will be made for fractional shares. Therefore, the "substantially all" requirement will be satisfied.

         c.      Control

Section 368(a)(2)(E)(ii) requires that in the transaction the target shareholders exchange an amount of target corporation stock constituting "control" for voting stock of the acquirer. Section 1.368-2(j)(3)(i) of the Income Tax Regulations (the "Regulations"). Section 368(c) of the Code defines "control" as ownership of stock possessing at least 80% of the total combined voting power of all classes of a corporation's voting stock and of at least 80% of each other class. The target corporation's redemption of common or nonvoting preferred stock using its own funds will not violate the control requirement, because the redeemed stock is not considered outstanding for control purposes. See Reg. Section 1.368-2(j)(7), Examples (2) and (3).

In the present case, all of the stock of Congressional will be exchanged solely for voting stock of AMRE. Further, any payments made to dissenters will be made by Congressional from its own funds. Therefore, the control requirement will be satisfied.


2.       General Reorganization Requirements

Sections 1.368-1(b) and 1.368-2(g) of the Regulations provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

         (i)     "continuity of interest" must be present;

         (ii)    "continuity of business enterprise" must exist; and

         (iii) the transaction must be undertaken for reasons pertaining to the continuance of the business of a corporation which is a party to the transaction.


Continuity of Interest

In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity interest in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d





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937 (2d Cir.), cert. denied, 288 U.S. 599 (1932); Helvering v. Minnesota Tea
Co., 296 U.S. 378 (1935).

Section 3.02 of Rev. Proc. 77-37, supra, provides that the "continuity of interest" requirement of Section 1.368-1(b) of the Regulations is satisfied in this context if there is continuing interest through stock ownership in the controlling corporation (AMRE) on the part of the former shareholders of the surviving corporation (Congressional) which is equal in value, as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the surviving corporation. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a continuing interest through stock ownership as of the effective date of the reorganization.

The continuity of interest requirement set forth in Rev. Proc. 77-37 will be satisfied in the proposed transaction because there will be a continuing interest through stock ownership in AMRE on the part of the former shareholders of Congressional which is, in the aggregate, equal in value, as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of Congressional as of the same date.

In this regard, it should be noted that Congressional has represented that it has no present plan to terminate the ESOP prior to the Merger. As represented in the Documents, however, AMRE has stated its intention to terminate the ESOP. AMRE has further stated its contemplation of a sale of the Unallocated Shares and the distribution of the Allocated Shares to the beneficiaries of the ESOP in the event of such a termination. Because the decision regarding termination of the ESOP will be made by AMRE, for continuity of interest purposes, such termination may be treated as separate from the Merger. See Rev. Rul. 79-250, 1979-2 C.B. 156 and Rev. Rul. 69-516, 1969-2 C.B. 56. Even if, however, the termination of the ESOP were considered part of the Merger, there will still be a continuing interest through stock ownership in AMRE on the part of the former shareholders of Congressional and the beneficial owners of the ESOP which is equal in value to at least 50 percent of the value of all of the formerly outstanding stock of Congressional. Thus, the shareholders of Congressional (other than the ESOP) have represented that they have no plan or intention to sell, exchange or otherwise dispose of the AMRE shares that they will receive pursuant to the Plan of Merger. Further, the management of Congressional has represented that to the best of its knowledge, the beneficial owners of the ESOP owning less than 1% of the Congressional stock currently have no plan or intention to sell, exchange, or otherwise dispose of the AMRE stock they may receive if the ESOP is terminated. Accordingly, even counting the Unallocated Shares and Mr. Pirozzi's Allocated Shares adversely, continuity should be at the 50% ruling guideline and substantially in excess





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of the lesser case law standard.  See John A. Nelson Co. v. Helvering, 296 U.S.
374 (1935), where the Supreme Court found 38% continuity to be sufficient.(1)

As described in (iii) of the Plan of Reorganization, it is contemplated by AMRE that the ESOP be terminated following the Merger, and, as part of such termination, the ESOP, at the New ESOP Committee's discretion, will sell in the open market the AMRE common stock received by the ESOP in exchange for the Unallocated Shares. The ESOP will use the proceeds from the sale of such stock to repay the remaining indebtedness owed by the ESOP to Congressional and Congressional will use such amounts received from the ESOP to repay its corresponding obligation to the bank. To the extent that the proceeds from the sale of the AMRE common stock are insufficient to repay the ESOP indebtedness, AMRE will satisfy the remaining indebtedness owed by the ESOP to Congressional from its own assets. The current balance of the indebtedness existing between the ESOP and Congressional is approximately $5 million and the current value of the Unallocated Shares is approximately $9 million. Therefore, it is unlikely that AMRE will be required to satisfy any indebtedness. Further, in light of the contingent nature of the cash payment by AMRE to the ESOP, and the amount by which the transaction otherwise satisfies the continuity requirement, we believe that this item does not change our conclusion that continuity of interest is satisfied.


Continuity of Business Enterprise

Section 1.368-1(b) of the Regulations provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is requisite to a reorganization. Section 1.368-1(d) of the Regulations provides that the continuity of business enterprise requirement is satisfied if either the acquiring corporation continues the acquired corporation's historic business or uses a substantial portion of the acquired corporation's historic business assets in a business. The proposed transaction will meet the continuity of business enterprise test because it has been represented to us that Congressional will continue to be engaged in its historic business.


Business Purpose

Section 1.368-2(g) of the Regulations provides that a reorganization must be undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization. Based on the representations of the management of both AMRE and





- ---------------

(1) While the lower court decision indicated that the acquired corporation's shareholders actually received stock for 41% of their shares (28 B.T.A. 529 (1933)), the Supreme Court apparently viewed 38% as sufficient.



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Congressional contained under the caption entitled "Reasons for the Merger," as set forth in the Registration Statement, the proposed transaction will substantially benefit the business of both AMRE and Congressional. Therefore, the proposed transaction will be considered as motivated by a valid business purpose in accordance with Section 1.368-2(g) of the Regulations.

Thus, provided that the Merger constitutes a statutory merger under applicable state law, the Merger will qualify as a reorganization under Section 368(a)(1)(A). The fact that stock of AMRE will be used in the transaction will not disqualify the reorganization because (i) after the Merger, Congressional will hold substantially all of its properties and those of Sub and (ii) in the Merger, former shareholders of Congressional will exchange, for an amount of voting stock of AMRE, an amount of stock in Congressional which constitutes control of Congressional. See Section 368(a)(2)(E) of the Code.

3.       Section 368(a)(1)(B)

Section 368(a)(1)(B) of the Code provides that the term "reorganization" (a "Type B Reorganization") includes the acquisition by one corporation, in exchange solely for all or a part of its voting stock (or in exchange solely for all or a part of the voting stock of a corporation which is in control of the acquiring corporation), of stock of another corporation if, immediately after the acquisition, the acquiring corporation has control of such other corporation (whether or not such acquiring corporation had control immediately before the acquisition). In Rev. Rul. 67-448, 1967-2 C.B. 144, a parent corporation (P) issued some of its voting shares to its newly formed subsidiary, S, and S merged into an unrelated corporation (T). In the merger, the T shareholders exchanged 80 percent or more of the T stock for P stock. The Service disregarded the transitory existence of S and treated the transaction as a direct exchange by the T shareholders of their T stock for P stock in a transaction qualifying as a reorganization within the meaning of
Section 368(a)(1)(B).

Similarly, in this case, the transitory existence of Sub should be disregarded. Since AMRE will not issue any consideration in the transaction except for its voting stock, and AMRE will have control of Congressional immediately following the acquisition, the Merger will also qualify as a reorganization under Section 368(a)(1)(B). As discussed above, the additional requirements of continuity of interest, continuity of business enterprise and business purpose will be met.

4.       Other Statutory and Regulatory Provisions

Section 354(a)(1) of the Code generally provides that no gain or loss is recognized if stock in a corporation which is a party to a reorganization is, in pursuance of the plan of reorganization, exchanged solely for stock in such corporation or in another corporation which is a party to the reorganization.
Section 368(b) of the Code defines the term "a party to a reorganization" to





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include a corporation resulting from a reorganization, both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another, and in the case of a reorganization qualifying under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E), the controlling corporation (AMRE).

If a Congressional shareholder dissents and receives solely cash in exchange for his or her Congressional common stock, such cash will be treated as having been received by such Congressional shareholder as a distribution in redemption of such shareholder's Congressional stock, subject to the provisions and limitations of Section 302 of the Code. Section 302(b)(3) provides, in part, that if a redemption is in complete redemption of all of the stock of a corporation owned by a shareholder, payment for the stock shall be considered received by the shareholder as a distribution in exchange for his or her stock.

Section 358(a)(1) of the Code generally provides that in the case of an exchange to which Section 354 applies, the basis of the property permitted to be received without the recognition of gain or loss is the same as that of the property exchanged. (Section 358(a)(1)).

Section 1032(a) of the Code generally provides that no gain or loss is recognized to a corporation on the receipt of money or other property in exchange for stock (including treasury stock) of such corporation.

Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with a reorganization, then the basis of such property is the same as it was in the hands of the transferor.

Section 1223(1) of the Code states that in determining the period for which a taxpayer has held property received in an exchange, the period for which the taxpayer held the property exchanged is included if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in the taxpayer's hands as the property exchanged, and the property exchanged constitutes a capital asset at the time of the exchange.

Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there is included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in the taxpayer's hands as it had in the hands of such other person.

Section 1.358-6(c) of the Regulations sets forth rules for determining the basis of shares of a subsidiary in a reorganization qualifying under Section 368(a)(1)(A) by reason of the application of Section 368(a)(2)(E) (a "reverse triangular merger"). Section 1.358-6(c)(2) of the Regulations provides that the basis of the target corporation's shares owned by the acquiring corporation after





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a reverse triangular merger will be equal to the sum of (i) the acquiring corporation's basis in the stock of the controlled corporation before the reorganization; (ii) the net basis of property transferred by the acquiring corporation to the controlled corporation in the reorganization that is not distributed to the target corporation's shareholders in the reorganization; and
(iii) the target corporation's net basis in its property after the merger. If a reorganization qualifies both as a reverse triangular merger and as a Type B reorganization, the basis of the target corporation's shares owned by the acquiring corporation may be determined as described above, or the basis will be the same as the basis of the stock in the hands of the target shareholders.
Section 362(b).

Income Tax Consequences - State

District of Columbia. The District of Columbia (the "District") has not expressly adopted the Code. However, the computation of the District's income-based tax begins with Federal gross income (or Federal adjusted gross income, in the case of individuals) as defined under Internal Revenue Code
Section 61, where the term "Internal Revenue Code" is defined to mean "the Internal Revenue Code of 1986 (100 Stat. 2085; 26 U.S.C. 1 et seq.), as amended through August 10, 1993." D.C. Code Sections 47-1801.4(bb-1)[28-1],
47-1803.2(a), and 47-1807.2(a). In addition to the deductions specifically allowed by the Internal Revenue Code at the time of enactment of the D.C. Code, the District of Columbia requires that certain modifications be made to the tax base, none of which pertain to Internal Revenue Code Section 368(a)(1)(A) or
(a)(2)(E). D.C. Code Section 47-1803.2. The District of Columbia has issued no other authoritative guidance regarding the treatment of a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Internal Revenue Code.

Therefore, since (a) the starting point for computing the District's income tax base is Federal gross income (or Federal adjusted gross income, in the case of individuals), (b) none of the District's required income modifications pertain to the tax treatment of a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code, and (c) the District has not issued authoritative guidance to the contrary, the treatment of the above transaction should be the same for District of Columbia income tax purposes as for Federal income tax. It should be noted that the qualification of the Merger as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E), and the other Federal tax consequences described herein, are not dependent on tax law enacted after August 10, 1993.

Florida. The State of Florida has not expressly adopted the Code. However, under Florida law, state net income is defined as adjusted Federal income, and is computed by starting with the "taxpayer's taxable income" and making certain modifications to it, none of which pertain to a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code. Florida Statutes, Sec. 220.12 and 13. For purposes of this





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computation, Florida statutes define a "taxpayer's taxable income" as "taxable income as defined in s. 63 of the Internal Revenue Code and properly reported for Federal income tax purposes . . ." where the Internal Revenue Code means the "United States Internal Revenue Code of 1986, as amended and in effect on January 1, 1995." Florida Statutes, Secs. 220.03(1)(n) and 220.13(2).

Additionally, while the Florida Department of Revenue has not issued authoritative guidance specifically addressing the State's tax treatment of a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of
Section 368(a)(2)(E), it has stated in a Technical Assistance Advisement addressing the income tax treatment of Internal Revenue Code Sections 351 and 368(a)(1)(F) of the Code that:


         "Florida has not specifically adopted provisions similar to those of Code Section 368 dealing with tax-free reorganizations . . . However, since the terms used in the Florida Income Tax Code generally have the same meaning as when used in the Internal Revenue Code, the result to the parties to the exchange should be the same for Florida state tax purposes as if Florida had specifically adopted Code Section[s] 368 . . . and the corresponding affected Code sections." Technical Assistance Advisement No. 95(C)1-005 (May 11, 1995).

Therefore, based on the above language, and since (a) Florida begins the computation of its income tax base with Federal taxable income, and (b) none of the required modifications pertain to a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code, the income tax treatment for Florida purposes should be the same as that for Federal income tax purposes. (Note that Florida does not impose an income tax on individuals.)

Maryland. The State of Maryland has not expressly adopted the provisions of the Code. However, the State of Maryland computes its tax base by beginning with Federal taxable income (or Federal adjusted gross income, in the case of individuals) "as determined under the Internal Revenue Code" and adjusts it for specific addition and subtraction modifications, none of which relate to a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of
Section 368(a)(2)(E) of the Code. Maryland Annotated Code Secs. 10-203, 10-204, 10-304 and 10-305. For purposes of its income tax, Maryland defines the Internal Revenue Code as "title 26 of the United States Code." Maryland Annotated Code Sec. 1-101(k). The Maryland Office of the Comptroller of the Treasury has issued no other authoritative guidance with regards to a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code.





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Mr. John B. Nunez                                                 April 18, 1996
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Therefore, since (a) the starting point for computing the Maryland income tax base is Federal taxable income (or Federal adjusted gross income, in the case of individuals), (b) none of the required state income modifications pertain to the tax treatment of a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code, and (c) the State of Maryland has issued no authoritative guidance to the contrary, the treatment of the above transaction should be the same for Maryland income tax purposes as for Federal income tax purposes.

Virginia. While the State of Virginia has not expressly adopted the provisions of the Code, Virginia Code Section 58.1-301.B infers adoption of the Code stating that:

         "Any reference in this chapter to the laws of the United States relating to Federal income taxes shall mean the provisions of the Internal Revenue Code of 1954, and amendments thereto, and other provisions of the laws of the United States relating to Federal income taxes, as the same may be or become effective at any time or from time to time."

Additionally, while Virginia law does not specifically address the income tax treatment of a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code, it defines Virginia taxable income as Federal taxable income (or Federal adjusted gross income, in case of individuals) adjusted for certain state modifications, none of which pertain to a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of
Section 368(a)(2)(E) of the Code. VA Code Secs. 58.1-322, 58.1402.A. and VA Reg. Sec. 630-3-301. The Virginia Department of Taxation has issued no other authoritative guidance with regard to a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E) of the Code.

Therefore, since (a) the starting point for computing the Virginia income tax base is Federal taxable income (or Federal adjusted gross income, in the case of individuals), (b) none of the required state modifications relate to the tax treatment of a merger qualifying as a reorganization under Section 368(a)(1)(A) by reason of Section 368(a)(2)(E), and (c) the State of Virginia has issued no authoritative guidance to the contrary, the treatment of the above transaction should be the same for Virginia income tax purposes as for Federal income tax purposes.


                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

Based upon the information contained in the Documents, the following Federal and State income tax consequences will result to AMRE, Sub, Congressional and the Congressional shareholders:





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Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 18


(1) Provided that the Merger qualifies as a statutory merger under applicable state law, the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. The reorganization will not be disqualified by reason of the fact that voting stock of AMRE is used in the transaction (Section 368(a)(2)(E) of the Code). The Merger also will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code. Congressional, AMRE, and Sub will each be "a party to the reorganization" within the meaning of Section 368(b).

(2) No gain or loss will be recognized to the Congressional shareholders upon the receipt of the AMRE voting common stock solely in exchange for Congressional common stock. (Section 354(a)(1)).

(3) A dissenting Congressional shareholder who receives only cash pursuant to appraisal rights will be treated as having received a distribution in redemption of his or her Congressional stock, subject to the provisions and limitations of Section 302 of the Code. (Rev. Rul. 74-515, 1974-2 C.B. 118, and Rev. Rul. 73-102, 1973-1 C.B. 186).

(4) The basis of the AMRE common stock to be received by the Congressional shareholders will be equal to the basis of the Congressional common stock surrendered in exchange therefor. (Section 358(a)(1)).

(5) The holding period of the AMRE voting common stock to be received by the Congressional shareholders will include the period during which the Congressional voting common stock surrendered in exchange therefor was held, provided that Congressional common stock was held as a capital asset on the date of the exchange (Section 1223(1)).

(6) No gain or loss will be recognized to AMRE upon the receipt of the common stock of Congressional solely in exchange for Sub common stock (Section 354(a)(1)).

(7) No gain or loss will be recognized to Sub upon the transfer of its assets, if any, to Congressional in exchange for Congressional stock (Section 361).

(8) No gain or loss will be recognized to Congressional upon the receipt of the assets of Sub, if any, in exchange for Congressional stock (Section 1032(a)).

(9) The basis of Sub's assets, if any, received by Congressional will be the same as the basis of such assets in the hands of Sub immediately prior to the exchange (Section 362(b)).

(10) The basis of the Sub shares owned by AMRE after the Merger will be equal to (1) the sum of (i) AMRE's basis in the stock of the Sub before the Merger; (ii) the net basis of





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Mr. John B. Nunez                                                 April 18, 1996
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         property transferred by AMRE to Sub in the Merger that is not distributed to the Congressional shareholders in the Merger; and (iii) Congressional's net basis in its property after the merger, or (2) the same as the basis of the stock in the hands of the Congressional shareholders. (Section 1.358-6 of the Regulations).

(11) The holding period of the assets of Sub, if any, in the hands of Congressional will, in each instance, include the period such assets were held by Sub (Section 1223(2)).

(12) The District of Columbia, Florida, Maryland, and Virginia income tax consequences to Congressional, and the Congressional shareholders resident in those States should be consistent with those Federal income tax consequences outlined above.


                                SCOPE OF OPINION

The scope of this opinion is expressly limited solely to the Federal, District of Columbia, Florida, Maryland, Virginia income tax issues specifically addressed in (1) through (12) in the section entitled "FEDERAL AND STATE INCOME TAX CONSEQUENCES" above. Specifically, our opinion has not been requested, and we have made no determination nor expressed any opinion with respect to any other issues, including, but not limited to, any foreign, consolidated return, employee benefit, and Section 382 issues, or alternative minimum tax consequences to the parties to this transaction. In addition, no opinion is expressed as to the qualification of the ESOP for Federal or State purposes, or as to the effects of the intended termination of the ESOP. Further, no opinion is expressed as to the qualification of the Merger as a statutory merger under state law.

Furthermore, our opinion has not been requested and none is expressed with respect to any state sales and use tax, transfer tax, unemployment tax, intangible tax, or local tax consequences to Congressional or the shareholders. Further, we have not addressed the state income tax consequences for states other than the District of Columbia, Florida, Maryland, and Virginia.

Our opinion, as stated above, is based upon our analysis of the Code, the Regulations, current case law and published IRS authorities. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. In addition, our opinion is based on the information contained in the Documents. Any variation or differences in the Documents may affect our opinion, perhaps in an adverse manner. We have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date thereof.





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Mr. John B. Nunez                                                 April 18, 1996
Congressional Construction Corporation                            Page 20


This letter represents our views as to the interpretation of existing law and is not binding on the IRS or the courts.

                                        Very truly yours,



                                        ERNST & YOUNG LLP





                                      E-20
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                                                                         ANNEX F

                             BARRY GOODMAN LIMITED
                         BUSINESS VALUATION CONSULTANTS
                    1901 PENNSYLVANIA AVE., N.W., SUITE 400
                             WASHINGTON, D.C. 20006
                                 (202) 296-2777
                               FAX (202) 331-1563


                                [April ?, 1996]


Board of Trustees and Participants
Congressional Construction Corporation
Employee Stock Ownership Plan and Trust

Trustees and Participants:

You have requested our written opinions as of today's date as to the valuation of Congressional Construction Corporation (the "Company") and the fairness, from a financial point of view, of a merger (the "Merger") between the Company and AMRE, Inc. ("AMRE"). The Merger will be described herein below. We express the following opinions:


         1. That the value of the 599,998 common stock shares of AMRE to be received by the Congressional Construction Corporation Employee Stock Ownership Plan and Trust ("ESOT") in exchange for its 700 shares of convertible preferred stock of the Company (hereafter referred to as the "Exchange ratio") as described below is not less than the fair market value of the convertible preferred stock held by the ESOT and that the AMRE common stock is at least "adequate consideration" (as defined under Section 3(18) of the Employee Retirement Security Act of 1974, as amended ("ERISA")) for the convertible preferred stock.


         2. That the terms and conditions of the transactions contemplated by the Merger are fair to the ESOT from a financial point of view.

In rendering the opinions above, we reviewed the documents listed below and others, all of which are needed to determine the value of the Company and the fairness of the transactions contemplated by the Merger:

         1. The Agreement and Plan of Merger ("Agreement"), dated December 30, 1995.

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Board of Trustees              BARRY GOODMAN LIMITED                      Page 2
[April ?, 1996]            BUSINESS VALUATION CONSULTANTS


         2. The Company's Audited financial statements for the fiscal years 1986 through 1993 ending March 31 and nine months ended December 31, 1993, and twelve months ended December 31, 1994 and December 31, 1995.

         3. The Company's management's projections of income for the years 1996-1999.

         4.      The annual reports of AMRE for the years 1986 through 1994.

         5. Interim financial statements for both the Company and AMRE for the first nine months of calendar year 1995.

         6. The registration statement on Form S-4, dated [April ?, 1996], that will be filed with the Securities and Exchange Commission.

         7. Various articles and reports about AMRE from professional and business journals.

         8. Various articles and other sources regarding the financial condition of the home improvement industry.

         9. Certain other publicly available financial and other information concerning the Company and AMRE.

         10. Publicly available information concerning other companies in the remodeling business and possible mergers and acquisition in the same or similar business.

         11. We considered the license that AMRE has with Century 21 through its ARI subsidiary.

         12. The Congressional Construction Corporation Employee Stock Ownership Plan and Trust and amendments number one, two, and three thereto.

         13. Board minutes related to the Merger and related matters dated December 30, 1995 and [April ?, 1996].

         14.     Board of Trustees resolutions dated [April?,1996].

The scope of our work included the following and other factors:

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Board of Trustees              BARRY GOODMAN LIMITED                      Page 3
[April ?, 1996]            BUSINESS VALUATION CONSULTANTS


         1. Analysis of information provided by the management regarding the Company's products, services, customers and markets, history and background and other related data, along with discussions with the Company's management on related topics;

         2. A review and analysis of the historical financial performance and condition of the Company;

         3. A study of the general and specific economic factors that have impacted and, in all likelihood, will continue to impact the financial performance of the Company.

         4. The determination of the cost of capital that stockholders of corporations use in the pricing of their securities.

         5. The identification and review of firms in the same or similar business with specific emphasis on how they have performed relative to the Company.

         6. We also performed a similar review of AMRE that is listed in items one through five above.

This letter departs from Standard 10 of the Uniform Standards of Professional Appraisal Practice ("USPAP") regarding reporting results of a business appraisal in that not all of the methods employed or considered in reaching the opinions above are fully described in this letter. However, in my opinion, the appraisal analysis completed in order to render the opinions does conform to USPAP Standard 9 which deals with development of a business appraisal. Additionally, the final report will, in my opinion, conform with Standard 10.

The procedures utilized are designed to follow the general guidelines set forth by the Internal Revenue Service Revenue Ruling 59-60, and the Department of Labor's proposed regulations regarding the definition of adequate consideration.

We hereby submit this opinion letter on our findings in advance of our final report, which will follow within thirty days of this opinion letter and will include, at a minimum, the information required by the Department of Labor's proposed regulations regarding the definition of adequate consideration.

Based upon the foregoing information and subject to the assumptions and limiting conditions listed herein below, we are of the opinion as financial analysts and appraisers that, as of the date hereof:

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Board of Trustees              BARRY GOODMAN LIMITED                      Page 4
[April ?, 1996]            BUSINESS VALUATION CONSULTANTS


         (1) The Exchange ratio is such that it will yield to the ESOT not less than the fair market value of the Company's convertible preferred stock held by the ESOT;


         (2) That the AMRE common stock received by the ESOT is at least "adequate consideration" (as defined under Section 3(18) of the ERISA) for the convertible preferred stock; and


         (3) That the other terms and conditions of the transactions contemplated by the Merger are fair, from a financial point of view, to the participants of the ESOT and their beneficiaries.


                                        Respectfully Submitted,
                                        BARRY GOODMAN LIMITED



                                        By:
                                           -----------------------------------

                                           Barry R. Goodman, CFA, CPA, CBA, ASA
                                           President

Board of Trustees              BARRY GOODMAN LIMITED                     Page 5
[April ?, 1996]            BUSINESS VALUATION CONSULTANTS


           STATEMENT OF GENERAL ASSUMPTIONS AND LIMITING CONDITIONS

1. An investigation of title of the property has not been made and no responsibility for any matters regarding title are assumed. It is assumed that the property is free and clear of all liens and/or encumbrances.

2. Information furnished by others has been relied upon and is believed to be reliable but has not been verified in all cases. No responsibility is assumed or implied for the accuracy of the information provided.

3. No responsibility can be taken for changes in market conditions after the appraisal date and there is no obligation to revise this opinion letter based upon another date or to reflect changes in data that we were not aware of. The appraised value is based on the financial position of the Company and the results of the Company as of the valuation date.

4. This opinion letter has been made only for the purpose stated and shall not be used for any other purpose other than in a proxy disclosure prepared for purposes of the Merger. Prior written consent of Barry Goodman Limited is needed for anyone to use any portion of this report for anything other than the stated purpose.

5. No individual associated with working on this appraisal opinion will be required to give testimony or appear in court or other legal proceedings unless specific arrangements have been made.

6. No one associated with this opinion letter has any interest in the financial outcome of the business or any legal proceedings associated with the business or this opinion letter. In no way is the compensation being paid to Barry Goodman Limited for this opinion letter contingent upon the conclusion of value.

7. No one involved with this opinion letter has any present or contemplated future interest in the business.

8. This opinion letter and analysis has been made to conform with the Standards of Professional Conduct and Code of Ethics of the Association for Investment Management and Research and the Uniform Standards of Professional Appraisal Practice (except Standard 10, as mentioned above).

Board of Trustees              BARRY GOODMAN LIMITED                     Page 6
[April ?, 1996]            BUSINESS VALUATION CONSULTANTS


9. Barry Goodman Limited consents to the inclusion of this material as an attachment to the S-4 Statement to be filed with the Securities and Exchange Commission. We consent to such inclusion therein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

         Article 9 of the AMRE Certificate and Article 11 of the AMRE Bylaws, which provide for indemnification of directors and officers and for the authority to purchase insurance with respect to indemnification of directors and officers, are incorporated herein by reference.

         Article 11 of the AMRE Bylaws provides that AMRE shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of AMRE) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of AMRE, or is or was serving or has agreed to serve at the request of AMRE as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law.

         The right to indemnification under Article 11 of the AMRE Bylaws is a contract right which includes, with respect to directors, officers, employees and agents, the right to be paid by AMRE the costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its disposition; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director and officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to AMRE of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 11 of the AMRE Bylaws or otherwise.

         The Delaware Act was amended in 1986 to provide that Delaware corporations may amend their certificates of incorporation to relieve directors of monetary liability for breach of their fiduciary duty, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law or any transaction from which the director derived improper personal benefit. Article 9 of the AMRE Certificate provides that, to the fullest extent permitted by the Delaware Act, AMRE's directors shall not be liable to AMRE or its shareholders for monetary damages for breach of their fiduciary duties as a director.

         Finally, individual Indemnification Agreements have been entered into between AMRE and each director of AMRE which contractually obligate AMRE to provide to the directors (i) indemnification, (ii) insurance and (iii) additional indemnification. The Indemnification Agreements are for an unspecified period of time and are intended to indemnify and hold harmless each director to the fullest extent permitted or authorized by applicable law and the AMRE Bylaws.

Board of Trustees              BARRY GOODMAN LIMITED                     Page 7
[April ?, 1996]            BUSINESS VALUATION CONSULTANTS


                                 CERTIFICATION


The undersigned certifies that, to the best of my knowledge and belief:

1. The statements of fact contained in this opinion letter are true and correct to the best of my knowledge.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

3. I have no present or prospective interest in the property that is the subject of this opinion letter, and I have no personal interest or bias with respect to the parties involved.

4. My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this opinion letter.

5. My analyses, opinions, and conclusions were developed in conformity with the Uniform Standards of Professional Appraisal Practice (except Standard 10, as mentioned above).

6. No one provided significant professional assistance to the person signing this opinion letter.




                                        --------------------------------------
                                        Barry R. Goodman, CFA, CPA, ASA, CBA
                                        President


                                        --------------------------------------
                                        Date

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

Exhibit No.                         Title

 2.1  -     Agreement and Plan of Merger dated as of December 30, 1995, among
            AMRE, Congressional and Merger Sub (incorporated by reference to
            Exhibit 2.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).


 2.2* - Amendment No. 1, dated as of April 17, 1996 to Agreement and Plan of Merger, dated as of December 30, 1995, among AMRE, Congressional and Merger Sub.


 2.3  -     Agreement and Plan of Merger, dated as of October 31, 1995, among
            AMRE, Facelifters and Facelifters Home Systems, Inc., a New York corporation (incorporated by reference to Exhibit 7.1 to AMRE's
            Current Report on Form 8-K dated October 31, 1995).

 2.4  -     Amendment No. 1 dated December 12, 1995 to Agreement and Plan of
            Merger dated as of October 31, 1995 among AMRE, Facelifters Home
            Systems, Inc., Facelifters and Facelifters Merger Sub (incorporated by reference to Exhibit 2.3 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 2.5  -     Amendment No. 2, dated February 12, 1996 to Agreement and Plan of
            Merger, dated as of October 31, 1995, among AMRE, Facelifters Home
            Systems, Inc., Facelifters and Merger Sub, as amended (incorporated by reference to Exhibit 2.3 to AMRE's Registration Statement on Form S-4 dated March 26, 1996).

 3.1  -     Certificate of Incorporation of AMRE, as amended (incorporated by reference to Exhibit 3.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1989).

 3.2  -     Bylaws of AMRE, as amended (incorporated by reference to Exhibit
            3.2 to AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993.)

 4.1  -     Rights Agreement, dated as of November 13, 1992, by and between
            AMRE and The Bank of New York, as successor Rights Agent to The
            Frost National Bank of San Antonio (incorporated by reference to
            Exhibit 1 to AMRE's Registration Statement on Form 8-A, dated
            November 19, 1992).


 5**   -    Opinion regarding legality.



8.1**  -    Opinion of Ernst & Young LLP regarding tax matters.


10.1  -     Stock Option Plan of AMRE, as amended (incorporated by reference to
            Exhibit 10.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.2  -     AMRE Savings Investment Plan, dated September 30, 1990, restating and retitling AMRE's Profit Sharing Plan, as amended (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form
            10-Q for the quarterly period ended October 31, 1990).

10.3  -     Amendment No. 1 to AMRE Savings Investment Plan, effective as of
            October 1, 1990 (incorporated by reference to Exhibit 10.3 to
            AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).

10.4  -     Amendment No. 2 to AMRE Savings Investment Plan, effective as of
            January 1, 1993 (incorporated by reference to Exhibit 10.5 to
            AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).

10.5  -     Amendment No. 3 to AMRE Savings Investment Plan, effective as of
            January 1, 1994 (incorporated by reference to Exhibit 10.5 to
            AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1994).

10.6  -     Amendment No. 4 to AMRE Savings Investment Plan, effective as of
            January 1, 1994, (incorporated by reference to Exhibit 10.1 to
            AMRE's Quarterly Report on Form 10-Q for the quarterly period ended
            September 25, 1994).

10.7  -     AMRE Savings Investment Trust Agreement, dated September 30, 1990
            (incorporated by reference to Exhibit 10.18 to AMRE's Quarterly
            Report on Form 10-Q for the quarterly period ended October 31,
            1990).

10.8  -     Welfare Benefits Plan for Employees of AMRE, dated April 24, 1990, as amended (incorporated by reference to Exhibit 10.15 to AMRE's
            Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.9  -     Amendment No. 1 to Welfare Benefits Plan for Employees of AMRE
            (incorporated by reference to Exhibit 10.16 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.10 - Amendment No. 2 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.19 to AMRE's Transition Report on Form 10-K for the transition period ended December 31,
            1991).

10.11 - Amendment No. 3 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.9 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.12 - Amendment No. 4 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.13 - Welfare Benefits Trust for Employees of AMRE, dated April 24, 1990 as amended (incorporated by reference to Exhibit 10.24 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.14 - Amendment No. 1 to Welfare Benefits Trust for Employees of AMRE (incorporated by reference to Exhibit 10.17 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.15 - AMRE Flexible Benefits Plan, as restated effective January 1, 1993 (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.16 - Stock Option Agreement, dated as of May 11, 1994, between AMRE and Ronald I. Wagner (incorporated by reference to Exhibit 10.3 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.17 - Form of Stock Option Agreements, dated as of May 11, 1994, between AMRE and each of the outside directors of AMRE, which are identical except for the names of the directors (incorporated by reference to Exhibit 10.4 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.18 - Form of Stock Option Agreements, dated as of May 11, 1994, between AMRE and the outside Directors of AMRE, which are identical except for names, the dates of respective grants of options surrendered, the number of shares subject to the surrendered options and the number of shares subject to the respective options being granted (which information and exhibit are incorporated by reference to Exhibit 10.5 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.19 - License Agreement, dated as of January 1, 1995, between AMRE and Sears for the sale and installation of siding, overhang and trim kitchen cabinet refacing, exterior coating and replacement windows (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.20 - Form of Indemnification Agreements between AMRE and the Directors of AMRE, which are identical except for names and dates (incorporated by reference to Exhibit 10.27 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.21 -     Management Incentive Plan for AMRE (incorporated by reference to
            Exhibit 10.19 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.22 - Lease, dated October 11, 1988, between Cabinet Magic, Inc. and Ronald I. Wagner (incorporated by reference to Exhibit 10.21 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.23 - Lease, dated November 12, 1991, between AMRE, as Tenant, and Twin Towers Investment Partnership, as Landlord, with respect to AMRE's corporate headquarters in Dallas, Texas (incorporated by reference to Exhibit 10.18 to AMRE's Transition Report on Form 10-K for the transition period ended December 31, 1991).

10.24 - Promissory Note of Keith L. Abrams, dated as of April 30, 1994, in the principal amount of $468,499.35, together with related Stock Pledge Agreement dated January 31, 1995 (incorporated by reference to Exhibit 10.37 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.25 - Description of options granted outside of the AMRE Stock Option Plan (incorporated by reference to Exhibit 10.29 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.26 - Form of Executive Severance Plan for Senior Management Positions between AMRE and certain executives of AMRE, including Keith Abrams, Curtis Everett, and Daniel Grandon, which agreements are identical except for names and dates (incorporated by reference to Exhibit 10.30 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.27 - Merchant Agreement, dated as of July 27, 1993, between AMRE and Household Bank (Illinois), N.A. (incorporated by reference to
            Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1993).

10.28  -    Merchant Agreement between AMRE and American General Financial
            Center, effective July 1, 1993, as amended January 25, 1994,
            (incorporated by reference to Exhibit 10.38 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.29  -    License Agreement, dated October 17, 1995, among TM Acquisition
            Corp. and Century 21 Real Estate Corporation and ARI (incorporated by reference to Exhibit 7.1 to AMRE's Current Report on Form 8-K dated October 17, 1995.

10.30  -    Preferred Stock Purchase Agreement, dated October 17, 1995, between
            AMRE and HFS (incorporated by reference to Exhibit 7.2 to AMRE's
            Current Report on Form 8-K dated October 17, 1995).

10.31  -    Credit Agreement, dated October 17, 1995, between AMRE and HFS
            (incorporated by reference to Exhibit 7.3 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.32  -    Letter Agreement, dated October 17, 1995, between AMRE and David
            Moore (incorporated by reference to Exhibit 7.4 to AMRE's Current
            Report on Form 8-K dated October 17, 1995).

10.33  -    $5.00 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.5 to AMRE's
            Current Report on Form 8-K dated October 17, 1995).

10.34  -    $5.50 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.6 to AMRE's
            Current Report on Form 8-K dated October 17, 1995).

10.35  -    Stock Purchase Agreement between David Moore or his designees and
            AMRE (incorporated by reference to Exhibit 7.7 to AMRE's Current
            Report on Form 8-K dated October 17, 1995).

10.36  -    Amendment No. 1 to the AMRE, Inc. Savings Investment Trust
            (incorporated by reference to Exhibit 10.1 to AMRE's Quarterly
            Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.37  -    Amended and Restated Merchant Agreement between Household Bank
            (Illinois), N.A. and AMRE dated April 24, 1995 (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.38  -    Separation Agreement dated December 1, 1995 between AMRE and Ronald
            Wagner.  (incorporated by reference to Exhibit 10.38 to AMRE's
            Annual Report on Form 10-K for the fiscal year ended December 31,
            1995).

10.39  -    Amendment No. 1 to Stockholder Agreement between AMRE and the shareholders of Facelifters signatory thereto (incorporated by reference to Exhibit 10.39 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).


10.40**- Form of Amendment No. 2 to Stockholder Agreement between AMRE and the shareholders of Facelifters signatory thereto.


10.41  -    Employment Agreement, dated as of June 1, 1995, by and between AMRE and Robert M. Swartz (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 19, 1995).

10.42 - Stock Option Agreement, dated as of June 1, 1995, between AMRE and Robert M. Swartz (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 19, 1995).


10.43** -   Lease Agreement, dated as of December 31, 1995, by and between
            Ronald I. Wagner and ARI.


11    -     Statement regarding computation of per share earnings (incorporated by reference to Exhibit 11 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).


23.1** -    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
            Exhibit 5).



23.2** -    Consent of Arthur Andersen LLP



23.3** -    Consent of Deloitte & Touche LLP



23.4** -    Consent of Grant Thornton LLP



23.5** -    Consent of Ernst & Young LLP (included in Exhibit 8.1).



23.6** -    Consent of Barry Goodman Limited



24**   -    Power of Attorney (see the signature pages to this Form S-4
            Registration Statement).



27**   -    Financial Data Schedule


99.1  -     Stipulation of Settlement among plaintiffs in the Litigation and
            AMRE, Steven D. Bedowitz, Robert Levin and Dennie D. Brown
            (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed February 4, 1993).

99.2  -     Final judgment and order approving settlement of the Litigation
            (incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed February 4, 1993).


99.3** -    Form of Confidential Voting Instruction Sheet.



__________________________
 *       Filed herewith.

**       Previously filed.



ITEM 22.  UNDERTAKINGS.

    1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Information Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 herein, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 24, 1996.


                                        AMRE, INC.




                                        By:  /s/ C. Curtis Everett

                                           ------------------------------------
                                             C. Curtis Everett

                                             Vice President, Law


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                        Title                             Date
                 ---------                                        -----                             ----


    /s/ John D. Snodgrass*                            Chairman of the Board                    April 24, 1996
- ------------------------------------------            and Director
        John D. Snodgrass

    /s/ Robert M. Swartz*                             Chief Executive Officer                  April 24, 1996
- ------------------------------------------            and Director
        Robert M. Swartz

    /s/ Ronald L. Bliwas*                             Director                                 April 24, 1996
- ------------------------------------------
        Ronald L. Bliwas

    /s/ Dennis S. Bookshester*                        Director                                 April 24, 1996
- ------------------------------------------
        Dennis S. Bookshester

    /s/ Arthur P. Frigo*                              Director                                 April 24, 1996
- ------------------------------------------
        Arthur P. Frigo

    /s/ Stephen P. Holmes*                            Director                                 April 24, 1996
- ------------------------------------------
        Stephen P. Holmes

    /s/ Jack L. McDonald*                             Director                                 April 24, 1996
- ------------------------------------------
        Jack L. McDonald

                 Signature                                        Title                             Date
                 ---------                                        -----                             ----
    /s/ David L. Moore*                               Director                                 April 24, 1996
- ------------------------------------------
        David L. Moore

    /s/ Robert W. Pittman*                            Director                                 April 24, 1996
- ------------------------------------------
        Robert W. Pittman

    /s/ Sheldon I. Stein*                             Director                                 April 24, 1996
- ------------------------------------------
        Sheldon I. Stein

    /s/ John S. Vanecko*                              Principal Financial and                  April 24, 1996
- ------------------------------------------            Accounting Officer
        John S. Vanecko

*By: /s/ C. Curtis Everett                                                                     April 24, 1996
    --------------------------------------
         C. Curtis Everett
         Attorney in Fact

                                 EXHIBIT INDEX

Exhibit No.                      Description

 2.1  -     Agreement and Plan of Merger dated as of December 30, 1995, among
            AMRE, Congressional and Merger Sub (incorporated by reference to
            Exhibit 2.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).


 2.2* - Amendment No. 1, dated as of April 17, 1996 to Agreement and Plan of Merger, dated as of December 30, 1995, among AMRE, Congressional and Merger Sub.


 2.3  -     Agreement and Plan of Merger, dated as of October 31, 1995, among
            AMRE, Facelifters and Facelifters Home Systems, Inc., a New York corporation (incorporated by reference to Exhibit 7.1 to AMRE's
            Current Report on Form 8-K dated October 31, 1995).

 2.4  -     Amendment No. 1 dated December 12, 1995 to Agreement and Plan of
            Merger dated as of October 31, 1995 among AMRE, Facelifters Home
            Systems, Inc., Facelifters and Facelifters Merger Sub (incorporated by reference to Exhibit 2.3 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 2.5  -     Amendment No. 2, dated February 12, 1996 to Agreement and Plan of
            Merger, dated as of October 31, 1995, among AMRE, Facelifters Home
            Systems, Inc., Facelifters and Merger Sub, as amended (incorporated by reference to Exhibit 2.3 to AMRE's Registration Statement on Form S-4 dated March 26, 1996).

 3.1  -     Certificate of Incorporation of AMRE, as amended (incorporated by reference to Exhibit 3.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1989).

 3.2  -     Bylaws of AMRE, as amended (incorporated by reference to Exhibit
            3.2 to AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993.)

 4.1  -     Rights Agreement, dated as of November 13, 1992, by and between
            AMRE and The Bank of New York, as successor Rights Agent to The
            Frost National Bank of San Antonio (incorporated by reference to
            Exhibit 1 to AMRE's Registration Statement on Form 8-A, dated
            November 19, 1992).


 5**   -    Opinion regarding legality.



8.1**  -    Opinion of Ernst & Young LLP regarding tax matters.


10.1  -     Stock Option Plan of AMRE, as amended (incorporated by reference to
            Exhibit 10.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.2  -     AMRE Savings Investment Plan, dated September 30, 1990, restating and retitling AMRE's Profit Sharing Plan, as amended (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form
            10-Q for the quarterly period ended October 31, 1990).

10.3  -     Amendment No. 1 to AMRE Savings Investment Plan, effective as of
            October 1, 1990 (incorporated by reference to Exhibit 10.3 to
            AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).

10.4  -     Amendment No. 2 to AMRE Savings Investment Plan, effective as of
            January 1, 1993 (incorporated by reference to Exhibit 10.5 to
            AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).

Exhibit No.                      Description

10.5  -     Amendment No. 3 to AMRE Savings Investment Plan, effective as of
            January 1, 1994 (incorporated by reference to Exhibit 10.5 to
            AMRE's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1994).

10.6  -     Amendment No. 4 to AMRE Savings Investment Plan, effective as of
            January 1, 1994, (incorporated by reference to Exhibit 10.1 to
            AMRE's Quarterly Report on Form 10-Q for the quarterly period ended
            September 25, 1994).


10.7  -     AMRE Savings Investment Trust Agreement, dated September 30, 1990
            (incorporated by reference to Exhibit 10.18 to AMRE's Quarterly
            Report on Form 10-Q for the quarterly period ended October 31,
            1990).

10.8  -     Welfare Benefits Plan for Employees of AMRE, dated April 24, 1990, as amended (incorporated by reference to Exhibit 10.15 to AMRE's
            Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.9  -     Amendment No. 1 to Welfare Benefits Plan for Employees of AMRE
            (incorporated by reference to Exhibit 10.16 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.10 - Amendment No. 2 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.19 to AMRE's Transition Report on Form 10-K for the transition period ended December 31,
            1991).

10.11 - Amendment No. 3 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.9 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.12 - Amendment No. 4 to Welfare Benefits Plan for Employees of AMRE (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.13 - Welfare Benefits Trust for Employees of AMRE, dated April 24, 1990 as amended (incorporated by reference to Exhibit 10.24 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30,
            1990).

10.14 - Amendment No. 1 to Welfare Benefits Trust for Employees of AMRE (incorporated by reference to Exhibit 10.17 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.15 - AMRE Flexible Benefits Plan, as restated effective January 1, 1993 (incorporated by reference to Exhibit 10.12 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.16 - Stock Option Agreement, dated as of May 11, 1994, between AMRE and Ronald I. Wagner (incorporated by reference to Exhibit 10.3 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.17 - Form of Stock Option Agreements, dated as of May 11, 1994, between AMRE and each of the outside directors of AMRE, which are identical except for the names of the directors (incorporated by reference to Exhibit 10.4 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

Exhibit No.                      Description

10.18 - Form of Stock Option Agreements, dated as of May 11, 1994, between AMRE and the outside Directors of AMRE, which are identical except for names, the dates of respective grants of options surrendered, the number of shares subject to the surrendered options and the number of shares subject to the respective options being granted (which information and exhibit are incorporated by reference to Exhibit 10.5 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1994).

10.19 - License Agreement, dated as of January 1, 1995, between AMRE and Sears for the sale and installation of siding, overhang and trim kitchen cabinet refacing, exterior coating and replacement windows (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.20 - Form of Indemnification Agreements between AMRE and the Directors of AMRE, which are identical except for names and dates (incorporated by reference to Exhibit 10.27 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1990).

10.21 -     Management Incentive Plan for AMRE (incorporated by reference to
            Exhibit 10.19 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.22 - Lease, dated October 11, 1988, between Cabinet Magic, Inc. and Ronald I. Wagner (incorporated by reference to Exhibit 10.21 to AMRE's Annual Report on Form 10-K for the fiscal year ended April 30, 1991).

10.23 - Lease, dated November 12, 1991, between AMRE, as Tenant, and Twin Towers Investment Partnership, as Landlord, with respect to AMRE's corporate headquarters in Dallas, Texas (incorporated by reference to Exhibit 10.18 to AMRE's Transition Report on Form 10-K for the transition period ended December 31, 1991).

10.24 - Promissory Note of Keith L. Abrams, dated as of April 30, 1994, in the principal amount of $468,499.35, together with related Stock Pledge Agreement dated January 31, 1995 (incorporated by reference to Exhibit 10.37 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

10.25 - Description of options granted outside of the AMRE Stock Option Plan (incorporated by reference to Exhibit 10.29 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.26 - Form of Executive Severance Plan for Senior Management Positions between AMRE and certain executives of AMRE, including Keith Abrams, Curtis Everett, and Daniel Grandon, which agreements are identical except for names and dates (incorporated by reference to Exhibit 10.30 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

10.27 - Merchant Agreement, dated as of July 27, 1993, between AMRE and Household Bank (Illinois), N.A. (incorporated by reference to
            Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 1993).

10.28 - Merchant Agreement between AMRE and American General Financial Center, effective July 1, 1993, as amended January 25, 1994, (incorporated by reference to Exhibit 10.38 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

10.29 - License Agreement, dated October 17, 1995, among TM Acquisition Corp. and Century 21 Real Estate Corporation and ARI (incorporated by reference to Exhibit 7.1 to AMRE's Current Report on Form 8-K dated October 17, 1995.

Exhibit No.                      Description

10.30 - Preferred Stock Purchase Agreement, dated October 17, 1995, between AMRE and HFS (incorporated by reference to Exhibit 7.2 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.31 - Credit Agreement, dated October 17, 1995, between AMRE and HFS (incorporated by reference to Exhibit 7.3 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.32 - Letter Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.4 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.33 - $5.00 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.5 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.34 - $5.50 Stock Option Agreement, dated October 17, 1995, between AMRE and David Moore (incorporated by reference to Exhibit 7.6 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.35 - Stock Purchase Agreement between David Moore or his designees and AMRE (incorporated by reference to Exhibit 7.7 to AMRE's Current Report on Form 8-K dated October 17, 1995).

10.36 - Amendment No. 1 to the AMRE, Inc. Savings Investment Trust (incorporated by reference to Exhibit 10.1 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.37 - Amended and Restated Merchant Agreement between Household Bank (Illinois), N.A. and AMRE dated April 24, 1995 (incorporated by reference to Exhibit 10.2 to AMRE's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 1995).

10.38 - Separation Agreement dated December 1, 1995 between AMRE and Ronald Wagner. (incorporated by reference to Exhibit 10.38 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31,
            1995).

10.39 - Amendment No. 1 to Stockholder Agreement between AMRE and the shareholders of Facelifters signatory thereto (incorporated by reference to Exhibit 10.39 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).


10.40**- Form of Amendment No. 2 to Stockholder Agreement between AMRE and the shareholders of Facelifters signatory thereto.


10.41 - Employment Agreement, dated as of June 1, 1995, by and between AMRE and Robert M. Swartz (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 19, 1995).

10.42 - Stock Option Agreement, dated as of June 1, 1995, between AMRE and Robert M. Swartz (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 19, 1995).


10.43**- Lease Agreement, dated as of December 31, 1995, by and between Ronald I. Wagner and ARI.


11    -     Statement regarding computation of per share earnings (incorporated by reference to Exhibit 11 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

Exhibit No.                      Description


23.1** - Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the Exhibit 5 opinion filed herewith).



23.2** -    Consent of Arthur Andersen LLP



23.3** -    Consent of Deloitte & Touche LLP



23.4** -    Consent of Grant Thornton LLP



23.5** -    Consent of Ernst & Young LLP (included in the Exhibit 8.1 opinion filed herewith).



23.6** -    Consent of Barry Goodman Limited



24**   -    Power of Attorney (see the signature pages to this Form S-4
            Registration Statement).



27**   -    Financial Data Schedule


99.1  -     Stipulation of Settlement among plaintiffs in the Litigation and
            AMRE, Steven D. Bedowitz, Robert Levin and Dennie D. Brown
            (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed February 4, 1993).

99.2  -     Final judgment and order approving settlement of the Litigation
            (incorporated by reference to Exhibit 2 to the Current Report on Form 8-K filed February 4, 1993).


99.3** -    Form of Confidential Voting Instruction Sheet.


__________________________
 *       Filed herewith.

**       Previously filed.